   As filed with the Securities and Exchange Commission on December 13, 2000

                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          PECO Energy Transition Trust
                        (Issuer of the Transition Bonds)

                               PECO Energy Company
              (Grantor of Issuer and Servicer of Transition Bonds)

            Delaware                                   51-0382130
--------------------------------        ---------------------------------------
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
 incorporation or organization)

               c/o First Union Trust Company, National Association
                       One Rodney Square, 920 King Street
                              Wilmington, DE 19801
                                 (302) 888-7532
         -------------------------------------------------------------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Thomas R. Miller
                               Beneficiary Trustee
                        P.O. Box 8699, 2301 Market Street
                             Philadelphia, PA 19101
                                 (215) 841-4000
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

           ROBERT C. GERLACH, ESQ.                   RANDALL E. MEHRBERG                   GREGORY M. SHAW, ESQ.
             LISA M. SLOAN, ESQ.                     PECO Energy Company                  Cravath, Swaine & Moore
   Ballard Spahr Andrews & Ingersoll, LLP           Senior Vice President                     Worldwide Plaza
       1735 Market Street, 51st Floor                  General Counsel                       825 Eighth Avenue
         Philadelphia, PA  19103-7599                   P.O. Box 8699                       New York, NY  10019
                                                     2301 Market Street
                                                   Philadelphia, PA  19101

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         CALCULATION OF REGISTRATION FEE

                                                              Proposed maximum       Proposed maximum
        Title of securities              Amount to be        aggregate offering     aggregate offering         Amount of
         Being registered                 registered           price per unit*            price*           registration fee
                                          ----------           ---------------            ------           ----------------
Transition Bonds................          $725,000,000               100%              $725,000,000            $191,400**


* Estimated solely for the purposes of calculating the registration fee. ** Calculated pursuant to Rule 457(o) of the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The issuer is not soliciting an offer to buy these securities in any state.



                SUBJECT TO COMPLETION DATED _______________, 2001

P R O S P E C T U S    S U P P L E M E N T
(TO PROSPECTUS DATED ____________, 2001)

                          PECO ENERGY TRANSITION TRUST
                                     ISSUER
                               PECO ENERGY COMPANY
                               SELLER AND SERVICER
                                 SERIES ________
                         $_____________ TRANSITION BONDS

                    ISSUED TO REFINANCE SERIES 1999-A BONDS
                  CLASS A-3 AND CLASS A-5 [IN WHOLE] [IN PART]

THE ISSUER WILL ISSUE:


                                                      Class A-1           Class A-2
Principal Amount............................         $__________          $________
Price.......................................         $__________          $________
                                                     (________%)          (______%)
Underwriter's Discounts and Commissions.....         $_____               $____
                                                     (___%)               (____%)
Proceeds to the Issuer......................         $___________         $___________
Bond Rate...................................         _____%               _____%
Interest Paid...............................         Semi-Annual          Semi-Annual
Optional Redemption*........................         No                   No
First Payment Date..........................         September 1, 2001
Special Payment Date........................         December 10, 2010
Expected Final Payment Date.................
Class Termination Date......................

* All Series ______ Bonds are subject to optional redemption in whole once the outstanding principal balance has been reduced to less than or equal to 5% of the initial principal balance.

BEFORE YOU PURCHASE THESE SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 18 IN THE ACCOMPANYING PROSPECTUS.

o THESE SECURITIES ARE OBLIGATIONS OF PECO ENERGY TRANSITION TRUST ONLY AND ARE SECURED ONLY BY THE ASSETS OF PECO ENERGY TRANSITION TRUST.

o   PECO ENERGY TRANSITION TRUST IS A SPECIAL PURPOSE ENTITY.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

There currently is no secondary market for the Series ______ Bonds, and there is no assurance that one will develop.


                                 [UNDERWRITERS]


The date of this prospectus supplement is ________, 2001.

                                TABLE OF CONTENTS

WHERE TO FIND INFORMATION IN THESE DOCUMENTS.......................................................................   S-1
SUMMARY OF TERMS...................................................................................................   S-2
   Securities Offered..............................................................................................   S-3
   Introduction....................................................................................................   S-5
   The Collateral..................................................................................................   S-6
   Interest........................................................................................................   S-6
   Principal.......................................................................................................   S-6
   Collection Account and Subaccounts..............................................................................   S-7
   Credit Enhancement..............................................................................................   S-7
   Optional Redemption.............................................................................................   S-7
   Mandatory Redemption............................................................................................   S-7
   Intangible Transition Charge Adjustment Process.................................................................   S-8
   Tax Status......................................................................................................   S-8
   ERISA Considerations............................................................................................   S-9
   Issuer's and Servicer's Address and Telephone Number of Principal Executive Office..............................   S-9
RISK FACTORS.......................................................................................................   S-10
THE SERIES ________ BONDS..........................................................................................   S-10
   General.........................................................................................................   S-10
   Distributions to the Series ________ Subaccount.................................................................   S-10
   Distributions from the Series ________ Subaccount...............................................................   S-10
   Interest........................................................................................................   S-11
   Principal.......................................................................................................   S-13
   Optional Redemption.............................................................................................   S-16
   Mandatory Redemption............................................................................................   S-17
   Overcollateralization...........................................................................................   S-17
   Other Credit Enhancement........................................................................................   S-20
   Reports to Holders of Series ________ Bonds.....................................................................   S-21
DESCRIPTION OF INTANGIBLE TRANSITION PROPERTY......................................................................   S-22
   The Intangible Transition Charges...............................................................................   S-22
   Rate Class Descriptions.........................................................................................   S-23
   Adjustments to the Intangible Transition Charges................................................................   S-24
DESCRIPTION OF PECO ENERGY'S BUSINESS..............................................................................   S-26
SERVICING..........................................................................................................   S-26
   Monthly Servicing Fee...........................................................................................   S-26
   Servicer Advances...............................................................................................   S-26
REFINANCING OF THE SERIES 1999-A CLASS A-3 AND CLASS A-5 TRANSITION BONDS..........................................   S-26
UNDERWRITING THE SERIES _______ BONDS..............................................................................   S-27
RATINGS............................................................................................................   S-28
GLOSSARY OF DEFINED TERMS..........................................................................................   S-29

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

         We provide information to you about the transition bonds in two separate documents that progressively provide more detail:

                  (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of transition bonds, and

                  (b) this prospectus supplement, which describes the specific terms of your series of transition bonds.

         This prospectus supplement and the accompanying prospectus together contain complete information about the offering of your series of transition bonds. You are urged to read both documents. In particular, you should read the information under the heading "Risk Factors" beginning on page 18 of the accompanying prospectus.

         This supplement begins with several sections describing these securities:

         o Summary of Terms provides important amounts, dates and other terms of your series of transition bonds,

         o The Series _______ Bonds describes the key structural features of your series of transition bonds, and

         o Description of Intangible Transition Property describes the intangible transition charges that provide the source for payment for all series of transition bonds and refers you to the sections in the accompanying prospectus where you can find further information about the intangible transition charges and other collateral for the transition bonds.

         As you read through these sections, cross-references will direct you to more information in the accompanying prospectus. You can also directly reference key topics by looking at the table of contents in this prospectus supplement and the accompanying prospectus.

         This prospectus supplement and the accompanying prospectus may be used by the underwriters in connection with offers and sales related to market-making transactions in your series of transition bonds. The underwriters may act as principal or agent in those transactions. Those sales will be made at prices related to prevailing market prices at the time of sale.

         You should rely only on the information in this prospectus supplement and the accompanying prospectus. The issuer has not authorized anyone to provide you with information that is different.

--------------------------------------------------------------------------------
TO UNDERSTAND THE STRUCTURE AND PAYMENT TERMS OF THESE SECURITIES, YOU MUST CAREFULLY READ THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.
--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

         The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the transition bonds, carefully read this entire document and the accompanying prospectus.

Securities Offered

                         Series________ Transition Bonds
                                 $______________


                    Issued to Refinance Series 1999-A Bonds
                  Class A-3 and Class A-5 [in Whole] [in Part]



   ---------------------------------------------------------------------
   Issuer:                              PECO Energy Transition Trust
   Seller and Servicer:                 PECO Energy Company
   Bond Trustee:                        The Bank of New York
   Pricing Date:                        __________________
   Series Issuance Date                 __________________
   Clearance and Settlement:            DTC/Clearstream/Euroclear
   ---------------------------------------------------------------------

                                         Initial Class Principal Balance       Bond Rate   % of Total Series Principal
                                         -------------------------------       ---------   ---------------------------
             Class A-1                             $___________                _____%                 _____%
             Class A-2                             $___________                _____%                 _____%

Monthly Servicing Fee:     Either 1/12 of 0.25% of the outstanding principal
                           balance of the Series _________ Bonds as long as intangible transition charges are included in electric bills sent to customers by the servicer or 1/12 of 1.50% of the outstanding principal balance of the Series ______ Bonds if intangible transition charges are not included in such electric bills.

Anticipated Ratings:       S&P/Fitch, Inc.       AAA
                           Moody's               Aaa

Credit Enhancement:        o   Intangible transition charge adjustments,

                           o   Overcollateralization for all series of
                               transition bonds, funded over the life of the Series _____ Bonds and all other transition bonds issued by the issuer and expected to reach 2% of the initial principal balance of the Series 1999-A Bonds and the Series 2000-A Bonds by the expected final payment date of the Class A-2 Bonds, and

                           o Capital of the issuer of approximately $25
                             million available to all series of transition bonds.

Payment Dates:             If not a special payment date, March 1 and September
                           1 of each year or, if not a business day, the next business day.

First Payment Date:        September 1, 2001

Special Payment Date:      December 31, 2010

                                       Class A-1               Class A-2
                                       ---------               ---------
Expected Final
Payment Date:*

Termination Date:          December 31, 2010

Optional Redemption:       All Series _____ Bonds are subject to optional
                           redemption in whole once the outstanding principal balance of the Series _____ Bonds has been reduced to less than or equal to 5% of the initial principal balance.


Mandatory Redemption:      All Series _____ Bonds are subject to mandatory
                           redemption in whole if the seller is obligated to pay liquidated damages for the breach of specified representations and warranties under the sale agreement.

Record Date:               Close of business on the day prior to any payment
                           date.

                                       Class A-1               Class A-2
                                       ---------               ---------

CUSIP Numbers:


* The expected final payment date is the date upon which the issuer expects to make the final payment on your Series ______ Bond. However, the final payment on your Series _____ Bond may be made after that date. Your Series ______ Bond will not be in default unless it is not paid in full by its termination date set forth above.

Introduction

         The Pennsylvania Electricity Generation Customer Choice and Competition Act was enacted in 1996, and provides for the restructuring of the electric industry in Pennsylvania, including retail competition for generation services. Prior to enactment of the Pennsylvania Competition Act, electric utilities, such as PECO Energy Company (referred to as PECO Energy throughout this prospectus supplement and the accompanying prospectus), invested in various generation-related assets, such as electric generating facilities--including nuclear power plants--and power purchase contracts with third-party generators of electricity, to help meet their duties to serve the public as regulated utilities. The electric utilities recovered these investments by charging their customers the regulated rates approved by the Pennsylvania Public Utility Commission.

         One of the effects of the deregulation of electricity generation is that rates are determined by market forces. These market rates may not be high enough to allow the utilities to recover their investments in generation-related assets. Accordingly, the utilities may incur a loss in value of their generation-related assets as a result of the transition from a regulated environment to competition for electric generation services.

         The Pennsylvania Competition Act provides for utilities to recover the anticipated loss in value of their generation-related assets, known as stranded costs, by including a new type of charge in their customers' bills. These new charges are known as competitive transition charges. Utilities are authorized to securitize the right to recover all or a portion of these charges through the issuance of transition bonds, such as the securities described in this prospectus supplement. This right is known as intangible transition property. Once intangible transition property is securitized, the utility's right to recover its stranded costs through the competitive transition charges is replaced by the intangible transition property holder's right to recover the costs associated with the issuance, credit enhancing and servicing of the transition bonds through intangible transition charges included in customers' electric bills. Intangible transition charges reduce the amount of competitive transition charges and, if necessary, PECO Energy's variable distribution rates, in order that all charges to customers do not exceed rate caps agreed to by PECO Energy, which extend to December 31, 2006.

         Intangible transition property was created by the Pennsylvania Competition Act and qualified rate orders issued by the Pennsylvania Public Utility Commission on May 14, 1998 and March 16, 2000. The first order, referred to in this prospectus supplement and the accompanying prospectus as the First QRO, authorized $4 billion of intangible transition property which PECO Energy sold to PECO Energy Transition Trust in connection with the issuance of the Series 1999-A Bonds on March 25, 1999. The second order, referred to in this prospectus supplement and the accompanying prospectus as the 2000 QRO, authorized an additional $1 billion of intangible transition property, which PECO Energy sold to PECO Energy Transition Trust in connection with the issuance of the Series 2000-A Bonds on May 2, 2000. There will be no sale of intangible transition property in connection with the issuance of the Series ___ Bonds. All of the intangible transition property held by PECO Energy Transition Trust, together with other assets, will serve as collateral for all transition bonds issued under the indenture, including the Series _____ Bonds, the Series 2000-A Bonds and the Series 1999-A Bonds. The First QRO authorized the refinancing of transition bonds issued in accordance with that order. The proceeds of the issuance of the Series ____ Bonds are being used to refinance [$_____ of] the Series 1999-A Class A-3 Bonds and [$________ of] the Series 1999-A Class A-5 Bonds that were issued on March 25, 1999.

         Intangible transition property represents the irrevocable right to collect intangible transition charges from customers to recover:

         o  a portion of PECO Energy's stranded costs, and

         o an amount sufficient to provide for any credit enhancement, to fund any reserves, and to pay interest, premiums, if any, costs of defeasance, servicing fees and other fees, costs and charges relating to transition bonds.

Intangible transition charges are nonbypassable. Customers cannot avoid paying them even if they purchase electricity generation services from a supplier other than PECO Energy. PECO Energy Transition Trust's other property that makes up the collateral for these securities is described under the subcaption "The Collateral."

         For more information on the Pennsylvania Competition Act, intangible transition property and intangible transition charges, you should review the material under the captions entitled "Risk Factors," "The Pennsylvania Competition Act," "PECO Energy's Electric Restructuring Plan" and "The Qualified Rate Orders and the Intangible Transition Charges" in the accompanying prospectus.


The Collateral

The Series ______ Bonds as well as all other transition bonds issued under the indenture will be secured by the collateral, primarily consisting of:

     o all the issuer's right, title and interest in and to the intangible transition property authorized by the qualified rate orders and sold by PECO Energy to the issuer under the intangible transition property sale agreement,

     o collections of intangible transition charges arising from the intangible transition property authorized by the qualified rate orders that are remitted to the issuer under the master servicing agreement among the issuer, the servicer and any other issuers of transition bonds that meet specified criteria,

     o the issuer's rights under the intangible transition property sale agreement, except for specified provisions for indemnification of the issuer,

     o the issuer's rights under the master servicing agreement, except for specified provisions for indemnification of the issuer, and

     o specified bank accounts of the issuer and all amounts or investment property in these accounts, other than cash amounts payable to the issuer or the servicer described in the accompanying prospectus.

The intangible transition charges collected by the servicer will be allocated among all series of transition bonds issued by PECO Energy Transition Trust (which includes the Series ____ Bonds, the Series 2000-A Bonds and the Series 1999-A Bonds) and any other issuer on a Pro Rata basis, as described under the caption "The Series ______ Bonds--General."

For a more detailed description of the collateral securing the transition bonds, you should review the material under the captions "The Qualified Rate Orders and the Intangible Transition Charges" and "The Indenture--Security" in the accompanying prospectus. For a summary of the terms of the intangible transition property sale agreement, see "The Sale Agreement" in the accompanying prospectus. For a summary of the terms of the master servicing agreement, see "The Master Servicing Agreement" in the accompanying prospectus. For a more detailed description of the allocation of intangible transition charges among series of transition bonds, see "The Series ______ Bonds--General" in this prospectus supplement.

Interest

Holders of each class of this series are expected to receive interest at the bond rate for that class as set forth on the cover of this prospectus supplement.

Interest on the Series ______ Bonds will be calculated on the basis of a 360-day year of twelve 30-day months. For the first payment date, interest will accrue from the issuance date.

You should also review the material under the caption "The Series ______ Bonds--Interest" in this prospectus supplement.

Principal

On each payment date, to the extent of available funds, the bond trustee will make principal payments in accordance with the expected amortization schedule set forth under the caption "The Series ______ Bonds--Principal" in this prospectus supplement. The actual amount of principal paid on any payment date on your Series ______ Bond may be less than the amount set forth in the expected amortization schedule for that payment date.

Other than in the event of a redemption or acceleration upon an event of default, in no event will the principal paid to any class on any payment date be greater than the amount necessary to reduce the principal balance of that class to the amount specified in the expected amortization schedule for that class and that payment date.

Collection Account and Subaccounts

PECO Energy Transition Trust has established a collection account in the bond trustee's name to hold amounts remitted by the servicer of the collateral securing all series of transition bonds, including the Series ____ Bonds, the Series 2000-A Bonds and the Series 1999-A Bonds. The collection account is comprised of the following subaccounts:

      o  a general subaccount,

      o  an overcollateralization subaccount,

      o  a reserve subaccount,

      o  a capital subaccount, and

      o  a series subaccount for each series of transition bonds.

In addition, there will be one or more defeasance subaccounts if required by the indenture, and subaccounts for the deposit of certain loss amounts and interest may also be established, if necessary. Amounts in any defeasance account, will be held for the benefit of the related transition bonds.

Withdrawals from and deposits to these subaccounts will be made as described under "The Indenture--Allocations and Payments" in the accompanying prospectus.

Credit Enhancement

Overcollateralization. Overcollateralization is the pledge by the issuer of collateral, in this case intangible transition property, in excess of what is expected to be needed to cover the repayment of all series of transition bonds. The overcollateralization for all series of transition bonds will be funded over the life of the Series ______ Bonds and all other transition bonds issued by the issuer and is expected to reach 2% of the initial principal balance of the Series 1999-A Bonds and the Series 2000-A Bonds by the expected final payment date of the Class A-2 Bonds.

Additional Credit Enhancement. In addition, capital of the issuer of approximately $25,000,000 is available to make payments on any series of transition bonds as described in the accompanying prospectus.

Furthermore, intangible transition charges will be subject to periodic review and adjustment, as described below under "Adjustments to the Intangible Transition Charges."

You should also review the material under the captions "The Transition Bonds--Credit Enhancement" and "The Indenture--Allocations and Payments" in the accompanying prospectus.

Optional Redemption

The Series ______ Bonds may be redeemed in whole once the outstanding principal balance of the Series ______ Bonds has been reduced to less than or equal to 5% of the initial principal balance.

You should also review the material under the caption "The Series ______ Bonds--Optional Redemption" in this prospectus supplement.

Mandatory Redemption

Except as provided below, if the seller is obligated to pay liquidated damages under the sale agreement, the Series ______ Bonds will be subject to mandatory redemption in whole at a redemption price equal to the principal balance of the Series ______ Bonds plus interest at the applicable bond rate accrued to the redemption date.

If the seller is obligated to pay liquidated damages for a breach of a representation and warranty which relates to one or more of the qualified rate orders, but not all of the qualified rate orders, then:

      o the amount of liquidated damages will include the then outstanding principal amount of only the series of transition bonds issued in connection with the affected qualified rate order or orders as of the redemption date, plus accrued interest to the redemption date, and

      o only the series of transition bonds issued in connection with the affected qualified rate order or orders will be subject to mandatory redemption.

For more information about mandatory redemption, liquidated damages and indemnification payments by the seller, you should refer to the material under the caption "The Sale Agreement--Representations and Warranties of the Seller" in the accompanying prospectus.

Intangible Transition Charge Adjustment Process

PECO Energy, as servicer of the intangible transition property on behalf of the issuer, will make adjustments to the intangible transition charges it bills to customers, upon approval by the Pennsylvania Public Utility Commission, if PECO
Energy:

   (1) collects insufficient intangible transition charges, or

   (2) collects excess amounts of intangible transition charges,

in order:

   (1) to make timely payments on all series of transition bonds,

   (2) to pay fees, costs and charges associated with the transition bonds, and

   (3) to fund the overcollateralization subaccount to its required level.

The following table summarizes the adjustment frequency of the intangible transition charges:

Adjustment Date

Annual Adjustments........................5/14/01 - 5/14/09

Monthly Adjustments of
Series ______ Bonds.................1/1/10 - Termination Date

The annual adjustments through May 14, 2009 are expected to be implemented on or prior to August 12 of the same year. The monthly adjustments are expected to be implemented 30 days after a request for the adjustments is filed with the Pennsylvania Public Utility Commission. See Table 7 in this prospectus supplement for information regarding the adjustments to intangible transition changes that have been implemented since the first adjustment date for the Series 1999-A Bonds on May 14, 1999.

For a more detailed description of the intangible transition charge adjustment process, you should review the material under the caption "Description of Intangible Transition Property--Adjustments to the Intangible Transition Charges" in this prospectus supplement and the material under the caption "The Qualified Rate Orders and the Intangible Transition Charges--The Intangible Transition Charges--The Intangible Transition Charge Adjustment Process" in the accompanying prospectus.

Tax Status

In the opinion of Ballard Spahr Andrews & Ingersoll, LLP, special tax counsel to PECO Energy and the issuer:

     o Interest received by a holder of these transition bonds who is a United States taxpayer will be subject to federal income tax.

     o [In the event that the Series _____ Bonds are issued at a price lower than the stated principal amount thereof by more than a de minimis amount, the excess of the stated principal amount over the issue price will constitute "original issue discount" referred to herein as "OID". A holder of the Series _____ Bonds that is a United States taxpayer will be required to pay tax on the OID income as it accrues, before it is received by the holder. Consequently, the amount of interest income that a holder of the Series _____ Bonds will be required to include as income may exceed the amount of interest income actually received during the taxable year.]

     o A holder of the Series _____ Bonds will realize a gain from the sale of the Series _____ Bonds to the extent that the proceeds of the sale exceed the holder's tax basis in these transition bonds. If the holder is a United States taxpayer, then:

         (1) the gain will be fully taxable, and

         (2) the gain may qualify as long-term capital gain if such holder held the securities for more than one year.

     o If the holder of the Series _____ Bonds is not a United States taxpayer, interest income and any gain realized by such holder, generally, will be exempt from United States federal income and withholding tax.

The issuer recommends that all prospective investors consult their tax advisors regarding the federal income tax consequences of the ownership and disposition of the Series _____ Bonds in light of their particular circumstances, as well as the effect of any foreign, state, local or other laws.

For further information regarding the application of U.S. federal and state income tax laws, you should see the sections captioned "United States Taxation" and "Material Commonwealth of Pennsylvania Tax Matters" in the accompanying prospectus.

ERISA Considerations

Employee benefit plans are permitted to purchase transition bonds.

You should also review the material under the caption "ERISA Considerations" in the accompanying prospectus.

Issuer's and Servicer's Mailing Address and Telephone Number of Principal Executive Office

The mailing address of the issuer is c/o First Union Trust Company, National Association, One Rodney Square, 920 King Street, Wilmington, Delaware 19801, and its telephone number is (302) 888-7532. The mailing address of PECO Energy is P.O. Box 8699, Philadelphia, Pennsylvania 19101, and its telephone number is
(215) 841-4000.

                                  RISK FACTORS

         For a discussion of the material risks associated with an investment in the Series _____ Bonds, you should review the discussion under "Risk Factors," which begins on page 18 of the accompanying prospectus.

                             THE SERIES _____ BONDS

General

         The Series ______ Bonds are being issued to refinance all or a part of the Series 1999-A Bonds Class A-3 and Class A-5, and will be issued and secured under a base indenture dated as of March 1, 1999 between the issuer and The Bank of New York, as bond trustee, as supplemented by the Series ______ supplemental indenture to that base indenture.

         Some terms used in this prospectus supplement are defined in the glossary of defined terms located on page S-29 of this prospectus supplement or in the glossary of defined terms located on page 116 of the accompanying prospectus.

         The Series ______ Bonds will be issued on the series issuance date in denominations of $1,000 and integral multiples of $1,000, and will be comprised of the classes listed above under "Summary of Terms --Securities Offered."

         Interest and principal relating to the Series ______ Bonds will be paid through The Depository Trust Company or, if the Series ______ Bonds are no longer in book-entry form, will be payable at the offices of The Bank of New York at 101 Barclay Street, New York, New York 10286. For Series ______ Bonds registered on a record date in the name of the nominee of Cede & Co., payments will be made by wire transfer in immediately available funds to the account designated by that nominee. Generally, payment will be made by check mailed first-class, postage prepaid to a holder's address as it appears on the transition bond register on each record date if the Series ___ Bonds are no longer in book-entry form. The final installment of principal and premium, if any, payable with respect to any Series ______ Bond will be payable, after prior notice to the holder, only upon presentation and surrender of the Series ______ Bond at a place specified in that notice.

Distributions to the Series ______ Subaccount

         The issuer has already issued two series of transition bonds, the Series 1999-A Bonds and the Series 2000-A Bonds, and may issue additional series in the future, as discussed under "The Transition Bonds" in the accompanying prospectus.

         On each date the servicer is required to remit collections of intangible transition charges, it will allocate those collections between the issuer and any other issuer that issues transition bonds secured by intangible transition property sold by the seller in accordance with their respective Percentages. On each monthly allocation date for each series of transition bonds issued under the indenture, after the payment of specified fees and expenses, the bond trustee will allocate amounts on deposit in the general subaccount of the collection account Pro Rata based on each series' proportion of the total allocated principal and interest of all series to each series subaccount for the payment of interest on and principal of each series of transition bonds issued under the indenture. Monthly allocation dates fall on the 6th day of each calendar month, or if that day is not a business day, the following business day.

         For a more detailed description of the allocation of intangible transition charges among series of transition bonds issued under the indenture, see "The Indenture--Allocations and Payments" in the accompanying prospectus.

Distributions From the Series ______ Subaccount

         Amounts distributed from the series subaccount as described in "The Indenture--Allocations and Payments" in the accompanying prospectus will be applied among the classes of the Series ______ Bonds on each payment date as follows:

             (1) interest, to each class on a pro rata basis based on the amount of interest payable to that class as described under "--Interest" in this section, and

             (2) principal, to each class as described under "--Principal" in this section.

Interest

         Interest on each class of the Series _____ Bonds will accrue from the series issuance date at the respective bond rates indicated in the section at the beginning of this prospectus supplement entitled "Summary of Terms--Securities Offered." The interest will be payable on each payment date, commencing September 1, 2001, to the persons in whose names the Series ______ Bonds of each class are registered at the close of business on the applicable record date.

         Interest on the Series _____ Bonds will be calculated on the basis of a 360-day year of twelve 30-day months.

         The interest accrual period for any payment date shall be the period from and including the preceding payment date--or, in the case of the first payment date, from and including the series issuance date--to and excluding that payment date.

         The record date for any payment date shall be the close of business on the business day prior to that payment date.

         The allocated interest balance on the series issuance date and on each monthly allocation date for the Series 1999-A Bonds, the Series 2000-A Bonds and the Series _____ Bonds is shown below. These balances are used for the allocation of funds from the general subaccount to the series subaccounts on each monthly allocation date. There are no consequences if the full amount of these allocations is not made on any monthly allocation date. In addition, these balances may change from time to time with the issuance of each new series, the redemption or refunding of a class or series and each periodic adjustment to the intangible transition charges.

                                     TABLE 1

                       Monthly Allocated Interest Balance

                                           Series 1999-A             Series 2000-A                  Series _____
                                         Monthly Allocated         Monthly Allocated              Monthly Allocated
Monthly Allocation Date                   Interest Balance          Interest Balance              Interest Balance
-----------------------                  -----------------         -----------------              -----------------
April 1, 2001........................
May 1, 2001..........................
June 1, 2001.........................
July 1, 2001.........................
August 1, 2001.......................
September 1, 2001....................
October 1, 2001......................
November 1, 2001.....................
December 1, 2001.....................
January 1, 2002......................
February 1, 2002.....................
March 1, 2002........................
April 1, 2002........................
May 1, 2002..........................
June 1, 2002.........................
July 1, 2002.........................
August 1, 2002.......................
September 1, 2002....................
October 1, 2002......................
November 1, 2002.....................
December 1, 2002.....................
January 1, 2003......................
February 1, 2003.....................
March 1, 2003........................
April 1, 2003........................


                       Monthly Allocated Interest Balance

                                           Series 1999-A             Series 2000-A                  Series _____
                                         Monthly Allocated         Monthly Allocated              Monthly Allocated
Monthly Allocation Date                   Interest Balance          Interest Balance              Interest Balance
-----------------------                  -----------------         -----------------              -----------------
May 1, 2003..........................
June 1, 2003.........................
July 1, 2003.........................
August 1, 2003.......................
September 1, 2003....................
October 1, 2003......................
November 1, 2003.....................
December 1, 2003.....................
January 1, 2004......................
February 1, 2004.....................
March 1, 2004........................
April 1, 2004........................
May 1, 2004.........................
June 1, 2004........................
July 1, 2004........................
August 1, 2004......................
September 1, 2004...................
October 1, 2004.....................
November 1, 2004....................
December 1, 2004....................
January 1, 2005.....................
February 1, 2005....................
March 1, 2005.......................
April 1, 2005.......................
May 1, 2005.........................
June 1, 2005........................
July 1, 2005........................
August 1, 2005......................
September 1, 2005...................
October 1, 2005.....................
November 1, 2005....................
December 1, 2005....................
January 1, 2006.....................
February 1, 2006....................
March 1, 2006.......................
April 1, 2006.......................
May 1, 2006.........................
June 1, 2006........................
July 1, 2006........................
August 1, 2006......................
September 1, 2006...................
October 1, 2006.....................
November 1, 2006....................
December 1, 2006....................
January 1, 2007.....................
February 1, 2007....................
March 1, 2007.......................
April 1, 2007.......................
May 1, 2007.........................
June 1, 2007........................
July 1, 2007........................
August 1, 2007......................
September 1, 2007...................
October 1, 2007.....................
November 1, 2007....................
December 1, 2007....................
January 1, 2008.....................
February 1, 2008....................
March 1, 2008.......................
April 1, 2008.......................
May 1, 2008.........................
June 1, 2008........................
July 1, 2008........................
August 1, 2008......................
September 1, 2008...................

                       Monthly Allocated Interest Balance

                                           Series 1999-A             Series 2000-A                  Series _____
                                         Monthly Allocated         Monthly Allocated              Monthly Allocated
Monthly Allocation Date                   Interest Balance          Interest Balance              Interest Balance
-----------------------                  -----------------         -----------------              -----------------

October 1, 2008.....................
November 1, 2008....................
December 1, 2008....................
January 1, 2009.....................
February 1, 2009....................
March 1, 2009.......................
April 1, 2009.......................
May 1, 2009.........................
June 1, 2009........................
July 1, 2009........................
August 1, 2009......................
September 1, 2009...................
October 1, 2009.....................
November 1, 2009....................
December 1, 2009....................
January 1, 2010.....................
February 1, 2010....................
March 1, 2010.......................
April 1, 2010.......................
May 1, 2010.........................
June 1, 2010........................
July 1, 2010........................
August 1, 2010......................
September 1, 2010...................


Principal

         On each payment date, the bond trustee shall, as of the related record date and subject to the availability of funds in the Series ______ subaccount, make principal payments on each class of Series ______ Bonds in accordance with the expected amortization schedule.

         Available funds in the Series ______ subaccount will be allocated in a sequential manner, to the extent funds are available, as follows:

             (1) To the holders of the Series _____ Bonds, Class A-1, until this class is retired in full, and

             (2) To the holders of the Series _____ Bonds, Class A-2, until this class is retired in full.

         The principal payment on any class on a payment date will not be greater than the amount necessary to reduce the class principal balance of that class to the amount specified in the expected amortization schedule for that class and payment date unless an acceleration of payments following an event of default or a redemption occurs.

         Class principal balance means the initial principal balance of a class, reduced by principal previously distributed to that class in accordance with the terms of the indenture.

         The entire unpaid principal amount for any class of the Series _____ Bonds will be due and payable on the applicable class termination date.

         Upon acceleration of payments following a default under the indenture, principal payments on each class of each series of transition bonds will be made on a pro rata basis based on the respective outstanding principal balance for each class and each series of transition bonds as of the prior payment date.

                                     TABLE 2

                         Expected Amortization Schedule
                      Outstanding Class Principal Balances


Issuance or Payment Date                 Class A-1          Class A-2            Series _____
------------------------                 ---------          ---------            ------------

Series Issuance Date.............
September 1, 2001................
March 1, 2002....................
September 1, 2002................
March 1, 2003....................
September 1, 2003................
March 1, 2004....................
September 1, 2004................
March 1, 2005....................
September 1, 2005................
March 1, 2006....................
September 1, 2006................
March 1, 2007....................
September 1, 2007................
March 1, 2008....................
September 1, 2008................
March 1, 2009....................
September 1, 2009................
March 1, 2010....................
September 1, 2010................


         For various reasons, the actual class principal balance of any class of the Series _____ Bonds may not be reduced to the amounts indicated in the foregoing table on any payment date. Accordingly, the actual reductions in class principal balances may be delayed from those indicated in the table. See "Risk Factors" in the accompanying prospectus for various factors which may, individually or in the aggregate, affect the rates of reduction of the class principal balances of any class of the Series _____ Bonds.

         The allocated principal balance as of the series issuance date and on each monthly allocation date for the Series 1999-A Bonds, the Series 2000-A Bonds and the Series _____ Bonds is shown below. These balances are used for the allocation of funds from the general subaccount to the series subaccounts on each monthly allocation date. There are no consequences if the full amount of the allocations is not made on any monthly allocation date. In addition, these balances may change from time to time with the issuance of each new series, the redemption or refunding of a class or series and each adjustment to the intangible transition charges.

                                     TABLE 3

                       Monthly Allocated Principal Balance

                                                        Series 1999-A            Series 2000-A            Series _____
                                                      Monthly Allocated        Monthly Allocated       Monthly Allocated
                Monthly Allocation Date               Principal Balance        Principal Balance       Principal Balance
                -----------------------               -----------------        -----------------       -----------------
      April 1, 2001.......................
      May 1, 2001.........................
      June 1, 2001........................
      July 1, 2001........................
      August 1, 2001......................
      September 1, 2001...................
      October 1, 2001.....................
      November 1, 2001....................
      December 1, 2001....................
      January 1, 2002.....................
      February 1, 2002....................
      March 1, 2002.......................
      April 1, 2002.......................
      May 1, 2002.........................
      June 1, 2002........................
      July 1, 2002........................
      August 1, 2002......................
      September 1, 2002...................
      October 1, 2002.....................
      November 1, 2002....................
      December 1, 2002....................
      January 1, 2003.....................
      February 1, 2003....................
      March 1, 2003.......................
      April 1, 2003.......................
      May 1, 2003.........................
      June 1, 2003........................
      July 1, 2003........................
      August 1, 2003......................
      September 1, 2003...................
      October 1, 2003.....................
      November 1, 2003....................
      December 1, 2003....................
      January 1, 2004.....................
      February 1, 2004....................
      March 1, 2004.......................
      April 1, 2004.......................
      May 1, 2004.........................
      June 1, 2004........................
      July 1, 2004........................
      August 1, 2004......................
      September 1, 2004...................
      October 1, 2004.....................
      November 1, 2004....................
      December 1, 2004....................
      January 1, 2005.....................
      February 1, 2005....................
      March 1, 2005.......................
      April 1, 2005.......................
      May 1, 2005........................
      June 1, 2005.......................
      July 1, 2005.......................
      August 1, 2005.....................
      September 1, 2005..................
      October 1, 2005....................
      November 1, 2005...................


                                                        Series 1999-A            Series 2000-A            Series _____
                                                      Monthly Allocated        Monthly Allocated       Monthly Allocated
                Monthly Allocation Date               Principal Balance        Principal Balance       Principal Balance
                -----------------------               -----------------        -----------------       -----------------

      December 1, 2005...................
      January 1, 2006....................
      February 1, 2006...................
      March 1, 2006......................
      April 1, 2006......................
      May 1, 2006........................
      June 1, 2006.......................
      July 1, 2006.......................
      August 1, 2006.....................
      September 1, 2006..................
      October 1, 2006....................
      November 1, 2006...................
      December 1, 2006...................
      January 1, 2007....................
      February 1, 2007...................
      March 1, 2007......................
      April 1, 2007......................
      May 1, 2007........................
      June 1, 2007.......................
      July 1, 2007.......................
      August 1, 2007.....................
      September 1, 2007..................
      October 1, 2007....................
      November 1, 2007...................
      December 1, 2007...................
      January 1, 2008....................
      February 1, 2008...................
      March 1, 2008......................
      April 1, 2008......................
      May 1, 2008........................
      June 1, 2008.......................
      July 1, 2008.......................
      August 1, 2008.....................
      September 1, 2008..................
      October 1, 2008....................
      November 1, 2008...................
      December 1, 2008...................
      January 1, 2009....................
      February 1, 2009...................
      March 1, 2009......................
      April 1, 2009......................
      May 1, 2009........................
      June 1, 2009.......................
      July 1, 2009.......................
      August 1, 2009.....................
      September 1, 2009..................
      October 1, 2009....................
      November 1, 2009...................
      December 1, 2009...................
      January 1, 2010....................
      February 1, 2010...................
      March 1, 2010......................
      April 1, 2010......................
      May 1, 2010........................
      June 1, 2010.......................
      July 1, 2010.......................
      August 1, 2010.....................
      September 1, 2010..................


Optional Redemption

         The Series ______ Bonds may be redeemed in whole on any payment date commencing with the payment date on which the outstanding principal balance of the Series _____ Bonds, after giving effect to payments that would otherwise be made on that date, has been reduced to less than or equal to 5% of the initial principal balance of the Series _____ Bonds. Notice of redemption will be given by the issuer to the bond trustee and Standard & Poor's Rating Services, Moody's Investors Service Inc. and Fitch, Inc. On or prior to the date notice of redemption is given, the issuer will deposit with the bond trustee the redemption price, plus accrued interest to the redemption date, for the Series _____ Bonds.

Mandatory Redemption

         Except as provided below, if the seller, PECO Energy, is obligated to pay liquidated damages under the sale agreement, the Series _____ Bonds will be subject to mandatory redemption in whole. The redemption price will equal the principal balance thereof plus interest at the applicable bond rate, accrued to the redemption date.

         If the seller is obligated to pay liquidated damages for a breach of a representation and warranty which relates to one or more of the qualified rate orders, but not all of the qualified rate orders, then:

      o the amount of liquidated damages will include the then outstanding principal amount of only the series of transition bonds issued in connection with the affected qualified rate order or orders as of the redemption date, plus accrued interest to the redemption date, and

      o only the series of transition bonds issued in connection with the affected qualified rate order or orders will be subject to mandatory redemption.

      o The seller will be obligated to pay liquidated damages as described in "The Sale Agreement--Representations and Warranties of the Seller" in the accompanying prospectus.

Overcollateralization

         The amount of overcollateralization for all series of transition bonds will be funded over the life of the Series _____ Bonds and all other transition bonds issued by the issuer and is expected to reach 2% of the initial principal balance of the Series 1999-A Bonds and the Series 2000-A Bonds by the expected final payment date of the Class A-2 Bonds. The intangible transition charges will be calculated at, and periodically adjusted to, a level that is designed to collect the overcollateralization amount ratably over the expected life of each series of transition bonds. Amounts of intangible transition charges collected in any period in order to fund overcollateralization amounts will be available for all series of transition bonds on a pro rata basis without any preference.

         The calculated overcollateralization level for each payment date related to the Series 1999-A Bonds, the Series 2000-A Bonds and the Series _____ Bonds and the monthly allocated overcollateralization balance for each monthly allocation date, in each case as of the date of this prospectus supplement, are set forth below. The balances in Table 4A below are for the allocation of funds from the general subaccount on each monthly allocation date. There are no consequences if the full amount of these allocations is not made on any monthly allocation date. In addition, these balances may change from time to time with the issuance of each new series, the redemption or refunding of a class or series and each periodic adjustment to the intangible transition charges. If amounts on deposit in the general subaccount, the interest deposit subaccount (for the payment of Interest), the loss subaccount and the reserve subaccount are insufficient to make scheduled distributions to the series subaccounts and to pay expenses of the issuer, the bond trustee and the servicer and other related fees and expenses, the bond trustee will draw on amounts in the overcollateralization subaccount on each monthly allocation date.

         For a more detailed description of overcollateralization, see the material under the captions "The Transition Bonds--Credit Enhancement" and "The Indenture--Allocations and Payments" in the accompanying prospectus.

                                     TABLE 4

                     Calculated Overcollateralization Level

                                                                                         Series 1999-A,
                                                                                       Series 2000-A and
                                                                                    Series _____ Calculated
                       Issuance Or Payment Date                                   Overcollateralization Level
                       ------------------------                                   ---------------------------
      Series Issuance Date.................................
      September 1, 2001....................................
      March 1, 2002........................................
      September 1, 2002....................................
      March 1, 2003........................................
      September 1, 2003....................................
      March 1, 2004........................................
      September 1, 2004....................................
      March 1, 2005........................................
      September 1, 2005....................................
      March 1, 2006........................................
      September 1, 2006....................................
      March 1, 2007........................................
      September 1, 2007....................................
      March 1, 2008........................................
      September 1, 2008....................................
      March 1, 2009........................................
      September 1, 2009....................................
      March 1, 2010........................................
      September 1, 2010....................................


                                    TABLE 4A

                 Monthly Allocated Overcollateralization Balance

                                                                                              Series 1999-A,
                                                                                              Series 2000-A
                                                                                             and Series _____
                                                                                            Monthly Allocated
                                Monthly Allocation Date                               Overcollateralization Balance
                                -----------------------                               -----------------------------
             April 1, 2001........................................
             May 1, 2001..........................................
             June 1, 2001.........................................
             July 1, 2001.........................................
             August 1, 2001.......................................
             September 1, 2001....................................
             October 1, 2001......................................
             November 1, 2001.....................................
             December 1, 2001.....................................
             January 1, 2002......................................
             February 1, 2002.....................................
             March 1, 2002........................................
             April 1, 2002........................................
             May 1, 2002..........................................
             June 1, 2002.........................................
             July 1, 2002.........................................
             August 1, 2002.......................................
             September 1, 2002....................................
             October 1, 2002......................................
             November 1, 2002.....................................
             December 1, 2002.....................................
             January 1, 2003......................................
             February 1, 2003.....................................
             March 1, 2003........................................
             April 1, 2003........................................


                                                                                              Series 1999-A,
                                                                                              Series 2000-A
                                                                                             and Series _____
                                                                                            Monthly Allocated
                                Monthly Allocation Date                               Overcollateralization Balance
                                -----------------------                               ------------------------------
             May 1, 2003...........................................
             June 1, 2003.........................................
             July 1, 2003.........................................
             August 1, 2003.......................................
             September 1, 2003....................................
             October 1, 2003......................................
             November 1, 2003.....................................
             December 1, 2003.....................................
             January 1, 2004......................................
             February 1, 2004.....................................
             March 1, 2004........................................
             April 1, 2004........................................
             May 1, 2004..........................................
             June 1, 2004.........................................
             July 1, 2004.........................................
             August 1, 2004.......................................
             September 1, 2004....................................
             October 1, 2004......................................
             November 1, 2004.....................................
             December 1, 2004.....................................
             January 1, 2005......................................
             February 1, 2005.....................................
             March 1, 2005........................................
             April 1, 2005........................................
             May 1, 2005..........................................
             June 1, 2005.........................................
             July 1, 2005.........................................
             August 1, 2005.......................................
             September 1, 2005....................................
             October 1, 2005......................................
             November 1, 2005.....................................
             December 1, 2005.....................................
             January 1, 2006......................................
             February 1, 2006.....................................
             March 1, 2006........................................
             April 1, 2006........................................
             May 1, 2006..........................................
             June 1, 2006.........................................
             July 1, 2006.........................................
             August 1, 2006.......................................
             September 1, 2006....................................
             October 1, 2006......................................
             November 1, 2006.....................................
             December 1, 2006.....................................
             January 1, 2007......................................
             February 1, 2007.....................................
             March 1, 2007........................................
             April 1, 2007........................................
             May 1, 2007..........................................
             June 1, 2007.........................................
             July 1, 2007.........................................
             August 1, 2007.......................................
             September 1, 2007....................................
             October 1, 2007......................................
             November 1, 2007.....................................
             December 1, 2007.....................................
             January 1, 2008......................................
             February 1, 2008.....................................
             March 1, 2008........................................
             April 1, 2008........................................
             May 1, 2008..........................................
             June 1, 2008.........................................



                                                                                              Series 1999-A,
                                                                                              Series 2000-A
                                                                                             and Series _____
                                                                                            Monthly Allocated
                                Monthly Allocation Date                               Overcollateralization Balance
                                -----------------------                               ------------------------------
             July 1, 2008.........................................
             November 1, 2008.....................................
             December 1, 2008.....................................
             January 1, 2009......................................
             February 1, 2009.....................................
             March 1, 2009........................................
             April 1, 2009........................................
             May 1, 2009..........................................
             June 1, 2009.........................................
             July 1, 2009.........................................
             August 1, 2009.......................................
             September 1, 2009....................................
             October 1, 2009......................................
             November 1, 2009.....................................
             December 1, 2009.....................................
             January 1, 2010......................................
             February 1, 2010.....................................
             March 1, 2010........................................
             April 1, 2010........................................
             May 1, 2010..........................................
             June 1, 2010.........................................
             July 1, 2010.........................................
             August 1, 2010.......................................
             September 1, 2010....................................



Other Credit Enhancement

         Reserve Subaccount. Collections of intangible transition charges available on any payment date above that amount necessary to pay the:

         (1) amounts payable for expenses of the bond trustee, the issuer trustee and the servicer and other fees and expenses,

         (2) amounts distributable to the transition bondholders of all series for principal and interest on the next payment date, and

         (3) amounts allocable to the overcollateralization subaccount will be allocated to the reserve subaccount. As of September 30, 2000, the balance in the reserve subaccount was $15,210,321.

         On each monthly allocation date, the bond trustee is required to draw on amounts in the reserve subaccount, if any, to the extent amounts available in the general subaccount, the interest deposit account (for the payment of Interest) and the loss subaccount are insufficient to make scheduled payments to the transition bondholders of all series, meet credit enhancement funding requirements and pay expenses of the issuer, the bond trustee, the issuer trustee, the servicer and other specified fees and expenses. See "The Indenture--Allocations and Payments" in the accompanying prospectus.

         Capital Subaccount. As of September 30, 2000, the balance in the capital subaccount was $25,000,000. On each monthly allocation date, the bond trustee is required to draw on amounts in the capital subaccount, if any, to the extent amounts available in the general subaccount, the interest deposit subaccount (for the payment of Interest), the loss subaccount, the reserve subaccount and the overcollateralization subaccount are insufficient to make scheduled payments to the transition bondholders of all series of transition bonds, meet credit enhancement funding requirements and pay expenses of the issuer, the bond trustee, the issuer trustee and the servicer and other specified fees and expenses.

Reports to Holders of Series _____ Bonds

         On or prior to each payment date, the bond trustee is required to prepare and provide statements to the holders of record of the Series _____ Bonds. These statements will be available to the beneficial owners of the Series _____ Bonds upon request to the bond trustee or the servicer. The financial information provided will not be examined or reported upon by any independent public accountant and no independent public accountant will give an opinion on this financial information.

         For a more detailed description of the statements provided to the holders of record of the Series _____ Bonds, you should review the material under the caption "The Indenture--Reports to Transition Bondholders" in the accompanying prospectus.

                  DESCRIPTION OF INTANGIBLE TRANSITION PROPERTY

The Intangible Transition Charges

         PECO Energy's customers currently belong to one of two customer categories for purposes of adjusting intangible transition charges. These categories are (a) residential and (b) commercial and industrial. Each customer category is further divided into rate classes. The qualified transition expenses authorized in PECO Energy's two qualified rate orders issued by the Pennsylvania Public Utility Commission are to be recovered from customers in each of PECO Energy's separate rate classes. The intangible transition charges are calculated by determining the total amount of intangible transition charges required to be billed to each customer rate class, based on current estimates of usage and payment patterns, in order to generate collections of intangible transition charges sufficient to ensure timely recovery of qualified transition expenses in accordance with the expected amortization schedules. This amount is then expressed as a percentage of total projected revenue per rate class. This percentage is applied to each customer's total bill within the applicable rate class. The resulting dollar amount on a customer's bill after the application of such percentage is the intangible transition charge payable by that customer.

         The intangible transition charges, as periodically adjusted first reduces competitive transition charges, then to the extent intangible transition charges exceed those amounts, reduces variable distribution charges. To the extent that total revenues are affected by changes in usage, number of customers, the rate of delinquencies and write-offs or other factors, collections of intangible transition charges vary. Variations in collections of intangible transition charges are addressed by recalculating the percentages applied to customers' bills on each calculation date. See Tables 5 and 6 and "--Adjustments to Intangible Transition Changes" in this section and "The Qualified Rate Orders and the Intangible Transition Charges--The Intangible Transition Charges--The Intangible Transition Charge Adjustment Process" in the accompanying prospectus.

         The unbundled customer bills that were sent out with billing cycles beginning January 1, 1999 separately identified charges for generation, transmission and distribution and other services. When intangible transition charges are billed to customers, those charges are applied to total projected revenue per rate class, exclusive of transmission, energy, capacity and fixed distribution charges. This is reflected in the calculation of intangible transition charges. The cash flow from intangible transition charges are allocated among the transferred intangible transition property held by the issuer and intangible transition property held by other issuers of transition bonds to which intangible transition property is sold, based on their respective Percentages at the time these intangible transition charges are billed.

         See "The Qualified Rate Orders and the Intangible Transition Charges--The Intangible Transition Charges--The Intangible Transition Charge Adjustment Process" in the accompanying prospectus.

         The following table sets forth the average monthly bill, including gross receipts tax, and the average monthly intangible transition charges, including gross receipts tax, billed for the nine month period ended September 30, 2000 and upon issuance of the Series _____ Bonds for each rate category.

                                     TABLE 5

                      Average Intangible Transition Charges

                                                                     Nine Month Period Ended        Projected Monthly Intangible
                                   Nine Month Period Ended             September 30, 2000            Transition Charges Billed
                                      September 30, 2000                 Average Monthly             After Initial Issuance of
        Customer Category            Average Monthly Bill         Intangible Transition Charges       Series __________ Bonds
        -----------------            --------------------         -----------------------------       -----------------------
Residential.
Commercial and Industrial.

         The following are estimates of projected average intangible transition charges--expressed as a percentage of variable distribution charges and competitive transition charges applicable to each rate class--that will be imposed on customers in each customer category beginning with the bill rendered approximately ten days after the series issuance date of the Series _____ Bonds. These percentages, as well as the dollar amounts in the prior sentences, include the intangible transition charges imposed in connection with the Series 1999-A Bonds and the Series 2000-A Bonds.


                                     TABLE 6

                 Projected Average Intangible Transition Charges
                for the Period March __, 2001 to August 14, 2001
                              Residential Customers

                                                                         ITC
                          Rate Class                                  Percentage
                          ----------                                  ----------

Rate R...............................................                   _____%
Rate R-H.............................................                   _____%
Rate OP..............................................                   _____%


                       Commercial and Industrial Customers

                                                                         ITC
                         Rate Class                                   Percentage
                         ----------                                   ----------
Rate GS..............................................                   _____%
Rate POL.............................................                   _____%
Rate SL-P............................................                   _____%
Rate SL-S............................................                   _____%
Rate SL-E............................................                   _____%
Rate TL..............................................                   _____%
Rate BLI(1)..........................................                   _____%
Rate PD..............................................                   _____%
Rate HT..............................................                   _____%
Rate EP..............................................                   _____%
--------------------

(1) No intangible transition charges are or will be imposed on Rate BLI customers.

Rate Class Descriptions

         PECO Energy's customer base is currently divided into two categories for purposes of adjusting intangible transition charges (a) residential and (b) commercial and industrial. Rate categories and classes within those categories are approved by the Pennsylvania Public Utility Commission and are subject to change. These changes will be reflected in any adjustment request filed with the Pennsylvania Public Utility Commission by the servicer. Although in the settlement of merger between PECO Energy and Unicom Corporation, PECO Energy agreed to reduce its customer categories from three to two (see "PECO Energy's Electric Restructuring Plan -Subsequent Events" in the accompanying prospectus), the current rate classes (indicated above) have remained unchanged since April 20, 1990. These rate classes are:

Residential Rate Classes:

         Rate R--Residential Service: Residential service is available in the entire territory of PECO Energy to single private family dwellings for the domestic requirements of family members, which service is supplied through one meter. This rate class (and Rate R-H) also includes payment-troubled low income customers receiving discounted rates under the Customer Assistance Program, Rate CAP.

         Rate R-H--Residential Heating Service: Residential heating service is available to single private family dwellings (or to a multiple dwelling unit building consisting of two to five dwelling units, whether occupied or not) for domestic requirements when such service is supplied through one meter and where the dwelling is heated by specified types of electric space heating systems.

         Rate OP--Off-Peak Service: Available in conjunction with other residential service rates, Rates R and R-H and, in specified cases, Rate GS, for a customer receiving delivery at certain voltage levels during off-peak periods.

Commercial and Industrial Rate Classes:

         Rate GS--General Service: Electric delivery service available through a single metering installation for offices, professional, commercial or industrial establishments, governmental agencies, and other applications outside the scope of the residential service rate schedules.

         Rate POL--Private Outdoor Lighting: Available in conjunction with Rate GS for the outdoor lighting of sidewalks, driveways, yards, lots and similar places, outside the scope of service under Rate SL-P, SL-S and SL-E.

         Rate SL-P--Street Lighting in the City of Philadelphia: Available only to a governmental agency, municipal, state or federal, for outside lighting of streets, highways, bridges, parks or similar places, including directional highway signs at locations where other outdoor lighting service is established hereunder, for the safety and convenience of the public within the City of Philadelphia. Accounts in this rate class will be transferred to Rate SL-E on July 1, 2001, under the terms of the settlement order concerning the merger of PECO Energy and Unicom Corporation and PECO Energy's proposed corporate restructuring. See "The Seller and Servicer PECO Energy Company -PECO Energy's Corporate Restructuring Plan" in the accompanying prospectus.

         Rate SL-S--Street Lighting--Suburban Divisions: Available for the outdoor lighting of streets, highways, bridges, parks and similar places for the safety and convenience of the public in Suburban Divisions.

         Rate SL-E--Street Lighting Customer-Owned Facilities: Available to any governmental agency outside of the City of Philadelphia for outdoor lighting of streets, highways, bridges, parks or similar places, including directional highway signs at locations where outdoor lighting service is established for the safety and convenience of the public where all of the utilization facilities are installed, owned and maintained by a governmental agency.

         Rate TL--Traffic Lighting: Available to any municipality using PECO Energy's standard delivery service for electric traffic signal lights installed, owned and maintained by the municipality.

         Rate BLI--Borderline Interchange: Available under reciprocal agreements to neighboring electric utilities for resale in their adjacent territory. No intangible transition charges will be imposed on Rate BLI customers.

         Rate PD--Primary-Distribution Power: Untransformed electric delivery service available from the primary supply lines of PECO Energy's distribution system where the customer installs, owns and maintains any transforming, switching and other receiving equipment required.

         Rate HT--High-Tension Power: Untransformed electric delivery service from PECO Energy's standard high-tension lines, where the customer installs, owns and maintains, any transforming, switching and other receiving equipment required. Excludes certain special contracts.

         Rate EP--Electric Propulsion: This rate is available only to the National Rail Passenger Corporation and to the Southeastern Pennsylvania Transportation Authority for untransformed electric delivery service from PECO Energy's standard high-tension lines, where the customer installs, owns and maintains any transforming, switching and other receiving equipment required and where the service is supplied for the operation of electrified transit and railroad systems and appurtenances.

Adjustments To The Intangible Transition Charges

         The actual collections of intangible transition charges are intended to be neither more nor less than the amount necessary to pay the principal of the transition bonds of each series in accordance with the expected amortization schedule, to pay interest on each series and to fund the related expenses and reserves. In order to enhance the likelihood that the appropriate amount of intangible transition charges will be collected, the master servicing agreement requires the servicer to seek, and the Pennsylvania Competition Act and PECO Energy's two qualified rate orders require the Pennsylvania Public Utility Commission to approve, annual adjustments to the intangible transition charges within 90 days of the request and does not set forth any procedure for approval in a shorter time period. There can be no assurance that the Pennsylvania Public Utility Commission will approve adjustments any more frequently.

         These adjustments will be based on actual collections of intangible transition charges and updated assumptions by the servicer as to projected future usage of electricity by customers, expected delinquencies and write-offs and future expenses relating to all series of transition bonds. In addition, PECO Energy's qualified rate orders provide that, commencing in the final calendar year of collections of intangible transition charges for any series of transition bonds, adjustments may be made quarterly or, if necessary, monthly. See "The Master Servicing Agreement--Servicing Procedures--Intangible Transition Charge Adjustment Process" in the accompanying prospectus.

         The following table reflects information regarding the adjustments to the intangible transition charges assessed on each rate class within the customer categories that have been implemented since the first adjustment date for the Series 1999-A Bonds on May 14, 1999:

                                     TABLE 7

                  ADJUSTMENTS TO INTANGIBLE TRANSITION CHARGES

                          Intangible Transition Charges

                                                                                                          May 15, 2000
                                                                       May 14, 1999                       (Second       Series ____
                                                                                                          --------
                                                     Series 1999-A     (First Adjustment    Series        Adjustment    Issuance
                                                                       ------------------   2000-A        -----------   --------
                                                     Issuance Date     Date)              Issuance Date   Date)         Date
                                                     -------------     -----              -------------   -----         ----



                              Residential Customers

Rate Class

Rate R......................................         26.52%            19.06%               19.81%
Rate R-H....................................         27.94%            20.03%               25.24%
Rate OP.....................................         0.00%             0.00%                0.00%

                       Commercial and Industrial Customers
Rate Class

Rate GS.....................................         51.93%            36.30%               45.31%
Rate POL....................................         0.00%             0.00%                0.00%
Rate SL-P...................................         0.00%             0.00%                0.00%
Rate SL-S...................................         0.00%             0.00%                0.00%
Rate SL-E...................................         0.00%             0.00%                0.00%
Rate TL.....................................         46.37%            33.08%               43.29%
Rate BLI(1).................................         0.00%             0.00%                0.00%
Rate PD.....................................         53.68%            37.94%               48.61%
Rate HT.....................................         61.95%            43.38%               59.22%
Rate EP.....................................         51.17%            36.88%               47.90%

---------------
(1) No intangible transition charges are or will be imposed on Rate BLI customers.

                      DESCRIPTION OF PECO ENERGY'S BUSINESS

         For a discussion of PECO Energy, you should review the material under the caption "The Seller and Servicer PECO Energy Company" in the accompanying prospectus.

                                    SERVICING
Monthly Servicing Fee

         On each monthly allocation date, the servicer is entitled to receive the monthly servicing fee in an amount equal to:

         o one-twelfth of 0.25% of the outstanding principal balance of all series of transition bonds for so long as intangible transition charges are included in electric bills sent to customers by the servicer, and

         o one-twelfth of 1.50% of the outstanding principal balance of all series of transition bonds if intangible transition charges are not included in such electric bills.

         The monthly servicing fee, together with any portion of the monthly servicing fee that remains unpaid from prior monthly allocation dates, is paid solely to the extent funds are available for this purpose as described under "The Indenture--Allocations and Payments" in the accompanying prospectus. The monthly servicing fee is paid prior to the distribution of any amounts of interest on and principal of any series of transition bonds. The servicer is entitled to retain as additional compensation net investment income on intangible transition charges received by the servicer prior to remittance of the intangible transition charges to the collection account and the portion of late fees, if any, paid by customers relating to the intangible transition charges.

Servicer Advances

         The servicer will not make any advances of interest or principal on the Series ______ Bonds.

                        REFINANCING OF THE SERIES 1999-A
                             CLASS A-3 AND CLASS A-5
                                TRANSITION BONDS

         The issuer will refinance $______ principal amount of the Series 1999-A Class A-3 Bonds and $______ principal amount of the Series 1999-A Class A-5 Bonds in accordance with their terms. The remaining $______ principal amount of the Series 1999-A Class A-3 Bonds and $______ principal amount of the Series 1999-A Class A-5 Bonds will remain outstanding. The collateral, described above under "Summary of Terms--The Collateral", secures all transition bonds issued under the indenture, including the Series 1999-A Bonds remaining outstanding, the Series 2000-A Bonds and the Series ____ Bonds. No additional intangible transition property will be purchased in connection with the issuance of the Series ____ Bonds, rather the proceeds of the issuance of the Series ____ Bonds will be deposited with the trustee in accordance with the terms of the indenture and used to effect the refinancings described above. Amounts on deposit with the trustee for this purpose will not be pledged as collateral for the Series ____ Bonds and will not be available for the purpose of paying principal or interest on the Series ____ Bonds.

                   UNDERWRITING THE SERIES ____________ BONDS

         Subject to the terms and conditions set forth in the underwriting agreement among PECO Energy, the issuer and the underwriters named below, for whom ________________________, is acting as the representative, the issuer has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amounts of the Series ________ Bonds set forth opposite each underwriter's name below:

Name                                        Class A-1         Class A-2
----                                        ---------         ---------






Total...................


         Under the terms and conditions of the underwriting agreement, the underwriters are committed to take and to pay for all of the Series ______ Bonds offered hereby, if any are taken.

         The Underwriters' Sales Price for the Series ______ Bonds. The underwriters propose to offer the Series ______ Bonds in part directly to retail purchasers at the initial public offering prices set forth on the cover page of this prospectus supplement, and in part to some securities dealers at a price less a concession not in excess of: [to be provided at issuance]



         The underwriters may allow and the dealers may reallow a concession to some brokers and dealers not in excess of:

         [to be provided at issuance]


         After the Series ____________ Bonds are released for sale to the public, the offering price and other selling terms may from time to time be varied by the underwriters.

         No Assurance as to Resale Price or Resale Liquidity for the Series ______ Bonds. The Series ______ Bonds are a new issue of securities with no established trading market. No series of transition bonds is currently listed on a securities exchange, and the Series ______ Bonds also will not be listed on any securities exchange. The issuer has been advised by the underwriters that they intend to make a market in the Series ______ Bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series ______ Bonds.

         Various Types of Underwriter Transactions Which May Affect the Price of the Series ______ Bonds. The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Series ______ Bonds in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Overallotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Series ______ Bonds so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Series ______ Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Series ______ Bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Series ______ Bonds to be higher than they would otherwise be in the absence of these transactions. None of PECO Energy, the issuer, the issuer trustee or the bond trustee or any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

         In the ordinary course of business, each underwriter and its affiliates have engaged and may engage in investment banking and commercial banking transactions with the issuer and its affiliates, including PECO Energy. In addition, each underwriter may from time to time take positions in the Series ______ Bonds.

         The issuer and PECO Energy have agreed to indemnify the several underwriters against some liabilities, including liabilities under the Securities Act of 1933, as amended.

                                     RATINGS

         It is a condition of any underwriter's obligation to purchase that the Series ______ Bonds be rated "AAA" by Standard & Poor's, "AAA" by Fitch, Inc. and "Aaa" by Moody's, which, in each case, is in one of the four highest rating categories of that rating agency.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the ratings on any of the Series ______ Bonds, and, accordingly, there can be no assurance that the ratings assigned to any class of the Series ______ Bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any class of the Series _________ Bonds is revised or withdrawn, the liquidity of that class of the Series ______ Bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the Series ______ Bonds other than payment in full of each class of the Series ______ Bonds by the applicable class termination date and the ability to make timely interest payments.

                            GLOSSARY OF DEFINED TERMS

         Set forth below is a glossary of defined terms used in this prospectus supplement.

         "2000 QRO" means the qualified rate order issued by the Pennsylvania Public Utility Commission to PECO Energy on March 16, 2000.

         "First QRO" means the qualified rate order issued by the Pennsylvania Public Utility Commission to PECO Energy on May 14, 1998.

         "Interest" means, for any monthly allocation date for any series of transition bonds, the sum of, without duplication:

         o in the case of any series or class not described in the next subparagraph, an amount that would cause the amount on deposit for interest in the series subaccount, without regard to investment income, for that series to equal the monthly allocated interest balance for that series and that monthly allocation date,

         o in the case of any series or class subject to a swap agreement pursuant to which the issuer is receiving payments due thereunder from the applicable counterparty, the regular fixed payment to a related counterparty without netting, but not payment in respect of breakage or termination of the related swap agreement,

         o if the transition bonds have been declared due and payable, all accrued and unpaid interest,

         o for a series to be redeemed prior to the next monthly allocation date, the amount of interest that will be payable as interest on that series on the redemption date, and

         o any interest due on that series on a payment date or other date for the payment of interest and not paid and, to the extent permitted by law, interest on that amount.

         "Percentage" means, for the issuer or any other issuer of transition bonds, the percentage equivalent of a fraction:

         o the numerator of which is the aggregate intangible transition charges (as adjusted from time to time) applicable to all series of transition bonds issued by the issuer or any other issuer, as applicable, and

         o the denominator of which is the aggregate intangible transition charges (as adjusted from time to time) applicable to all series of transition bonds issued by the issuer and all other issuers.

         "Principal" means, for any monthly allocation date and any series of transition bonds, an amount that:

         o would cause the amount on deposit for principal in the series subaccount, without regard to investment income, for that series to equal the monthly allocated principal balance for that series and that monthly allocation date,

         o if the transition bonds have been declared due and payable, the principal amount of that series,

         o for a series to be redeemed prior to the next monthly allocation date, the amount that will be payable as principal of that series on the redemption date, or

         o any principal due on that series on a payment date or other date for the payment of principal and not paid.

         "Pro Rata" means, for any series of transition bonds, a ratio,

         o in the case of the amount of Interest allocated to the series subaccounts, the numerator of which is the monthly allocated interest balance for that series for that monthly allocation date and the denominator of which is the sum of monthly interest balances for all series for that monthly allocation date,

         o in the case of the amount of Principal allocated to the series subaccounts as a result of an acceleration or redemption, the numerator of which is the amount allocable for that series as a result of that event and the denominator of which is the amount allocable to all series as a result of acceleration or redemption, and

         o in the case of the amount of Principal otherwise allocated to the series subaccounts, the numerator of which is the monthly allocated principal balance for that series for that monthly allocation date and the denominator of which is the sum of monthly allocated principal balances for all series for that monthly allocation date.

         "qualified rate orders" means the qualified rate order issued by the Pennsylvania Public Utility Commission to PECO Energy on May 14, 1998, the qualified rate order issued by the Pennsylvania Public Utility Commission to PECO Energy on March 16, 2000 and any subsequent order of the Pennsylvania Public Utility Commission, adopted in accordance with the Pennsylvania Competition Act, which creates intangible transition property and authorizes the imposition and collection of intangible transition charges by PECO Energy or its assignee. This term also includes any order that is supplemental to any of the foregoing.

         "qualified transition expenses," as set forth in PECO Energy's qualified rate orders, means, collectively, the aggregate principal amount of the transition bonds and an amount sufficient to provide for any credit enhancement, to fund any reserves, and to pay interest, premiums, if any, costs of defeasance, servicing fees and other fees, costs and charges relating to all series of transition bonds.

         "series of transition bonds" means any of the Series ______ Bonds, the Series 2000-A Bonds, the Series 1999-A Bonds and any other series of transition bonds which are issued under and are subject to the terms of the indenture.

                                   Prospectus

                          PECO Energy Transition Trust
                                     Issuer

                               PECO Energy Company
                               Seller And Servicer

            UP TO $___________ OF TRANSITION BONDS ISSUABLE IN SERIES

The Issuer                          o   has issued transition bonds--the Series
                                        1999-A Bonds and the Series 2000-A
                                        Bonds--and may periodically issue
                                        additional transition bonds in one or
                                        more series with one or more classes,

                                    o   owns:
                                        o   intangible transition property,
                                            which is the right, created by
                                            Pennsylvania's Competition Act and
                                            the qualified rate orders issued by
                                            the Pennsylvania Public Utility
                                            Commission for the Series 1999-A
                                            Bonds and the Series 2000-A Bonds,
                                            respectively, to collect intangible
                                            transition charges in amounts
                                            designed to be sufficient to repay
                                            the related series of transition
                                            bonds, to pay other expenses
                                            specified in the indenture and to
                                            fund the trust accounts,

                                        o   collections of intangible transition
                                            charges,

                                        o   its rights under the sale agreement
                                            and master servicing agreement,

                                        o   trust accounts held by the bond
                                            trustee, and

                                        o   if so stated in the applicable
                                            prospectus supplement, other credit
                                            enhancement.
The Transition
Bonds Offered by
This Prospectus                     o   will be issued to refinance Series
                                        1999-A Bonds Class A-3 and Class A-5,
                                        in whole or in part,

                                    o   will be payable only from assets of the
                                        issuer,

                                    o will be supported by trust accounts held by the trustee as security for the transition bonds, and, if so stated in the applicable prospectus supplement, other credit enhancement,

                                    o   will be secured equally with all other
                                        transition bonds issued under the
                                        indenture, and

                                    o   will be issued in series, each of which
                                        the issuer may issue without the consent of existing transition bondholders.

         This prospectus applies only to transition bonds offered by this prospectus.

         Consider carefully the risk factors beginning on page 18 of this prospectus.

         This prospectus may be used to offer and sell a series of transition bonds only if accompanied by the prospectus supplement for that series

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is ________, 2001.

                                TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----
PROSPECTUS SUMMARY.........................................................................................2

RISK FACTORS..............................................................................................18
   Unusual Nature Of Intangible Transition Property.......................................................18
   Servicing..............................................................................................24
   Bankruptcy; Creditors' Rights..........................................................................27
   The Transition Bonds...................................................................................31

GLOSSARY OF DEFINED TERMS.................................................................................34

AVAILABLE INFORMATION.....................................................................................34

INCORPORATION OF DOCUMENTS BY REFERENCE...................................................................34

THE PENNSYLVANIA COMPETITION ACT..........................................................................35
   The Pennsylvania Competition Act's General Effect on the Electric Utility Industry in Pennsylvania.....35
   Recovery of Stranded Costs.............................................................................35
   Securitization of Stranded Costs.......................................................................35
   Jurisdiction Over Disputes; Standing...................................................................37
   Possible Federal Preemption of the Pennsylvania Competition Act........................................37
   Possible Commonwealth Amendment or Repeal of the Pennsylvania Competition Act..........................38

PECO ENERGY'S ELECTRIC RESTRUCTURING PLAN.................................................................39
   General................................................................................................39
   Subsequent Events .....................................................................................42
   Prior Litigation.......................................................................................44

THE QUALIFIED RATE ORDERS AND THE INTANGIBLE TRANSITION CHARGES...........................................45
   The Intangible Transition Charges......................................................................48
   Competitive Billing....................................................................................49

THE SELLER AND SERVICER PECO ENERGY COMPANY...............................................................52
   Retail Electric Service Territory......................................................................52
   PECO Energy's Corporate Restructuring Plan.............................................................52
   Customers and Operating Revenues.......................................................................53
   Forecasting Customers and Usage........................................................................59
   Billing Process........................................................................................62
   Limited Information on Customers' Creditworthiness.....................................................63
   Electric Generation Suppliers and Other Third Party Billers............................................66

THE ISSUER................................................................................................66

USE OF PROCEEDS...........................................................................................68

THE TRANSITION BONDS......................................................................................68
   General................................................................................................68
   Interest and Principal.................................................................................70
   Floating Rate Transition Bonds.........................................................................70
   Redemption.............................................................................................70
   Credit Enhancement.....................................................................................71
   Book-Entry Registration................................................................................72

   Definitive Transition Bonds............................................................................75

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS............................................................76

THE SALE AGREEMENT........................................................................................77
   Sale and Assignment of Intangible Transition Property..................................................77
   Representations and Warranties of the Seller...........................................................78
   Matters Regarding the Seller...........................................................................84
   Governing Law..........................................................................................85

THE MASTER SERVICING AGREEMENT............................................................................85
   Servicing Procedures...................................................................................85
   Servicer Advances......................................................................................87
   Servicing Compensation; Releases.......................................................................87
   Servicer Duties........................................................................................87
   Servicer Representations and Warranties................................................................88
   Servicer Indemnification...............................................................................89
   Statements to Issuer and Bond Trustee..................................................................89
   Evidence as to Compliance..............................................................................90
   Matters Regarding the Servicer.........................................................................90
   Servicer Defaults......................................................................................91
   Rights Upon Servicer Default...........................................................................91
   Successor Servicer.....................................................................................92
   Addition of Other Issuers..............................................................................92
   Governing Law..........................................................................................92

THE INDENTURE.............................................................................................92
   Security...............................................................................................92
   Issuance in Series or Classes..........................................................................93
   Collection Account.....................................................................................94
   Allocations and Payments...............................................................................97
   Liquidated Damages....................................................................................100
   Reports to Transition Bondholders.....................................................................100
   Modification of Indenture.............................................................................101
   Enforcement of the Sale Agreement and the Master Servicing Agreement..................................103
   Modifications to the Sale Agreement and the Master Servicing Agreement................................103
   Events of Default; Rights Upon Event of Default.......................................................104
   Covenants.............................................................................................106
   List of Transition Bondholders........................................................................107
   Annual Compliance Statement...........................................................................108
   Bond Trustee's Annual Report..........................................................................108
   Satisfaction and Discharge of Indenture...............................................................108
   Legal Defeasance and Covenant Defeasance..............................................................108
   The Bond Trustee......................................................................................110
   Governing Law.........................................................................................110

UNITED STATES TAXATION...................................................................................110
   General...............................................................................................110
   Taxation of the Issuer and of the Transition Bonds....................................................110
   Tax Consequences to U.S. Holders......................................................................111
   Tax Consequences to Non-U.S.  Holders.................................................................112

MATERIAL COMMONWEALTH OF PENNSYLVANIA TAX MATTERS........................................................114

ERISA CONSIDERATIONS.....................................................................................114

PLAN OF DISTRIBUTION.....................................................................................114

RATINGS..................................................................................................115

LEGAL MATTERS............................................................................................115

EXPERTS..................................................................................................115

GLOSSARY OF DEFINED TERMS................................................................................116

INDEX TO FINANCIAL STATEMENTS............................................................................F-1

ANNEX A..................................................................................................A-1

                                IMPORTANT NOTICE
                      ABOUT INFORMATION IN THIS PROSPECTUS

         You should rely only on information about the transition bonds provided in this prospectus and in the related prospectus supplement. The issuer has not authorized anyone to provide you with different information.

         This prospectus and the related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction where it is not lawful to do so.

         References to the "issuer" refer to PECO Energy Transition Trust unless the context indicates otherwise.

         References to the "seller" refer to PECO Energy Company and any successor seller under the sale agreement described in this prospectus.

         References to the "servicer" refer to PECO Energy Company and any successor servicer under the master servicing agreement described in this prospectus.

         We include cross-references to sections where you can find additional information. Check the table of contents to locate these sections.

                               PROSPECTUS SUMMARY

         This summary contains a brief description of the transition bonds that applies to all series of transition bonds offered by this prospectus. Information that relates to a specific series of transition bonds can be found in the prospectus supplement related to that series. Consider carefully the risk factors beginning on page 18 of this prospectus.

Transaction Overview:               The  Pennsylvania  Electricity  Generation
                                    Customer Choice and Competition Act was
                                    enacted in 1996 and provides for the
                                    restructuring of the electric industry in Pennsylvania, including retail competition for generation services. Prior to enactment of the Pennsylvania Competition Act, electric utilities, such as PECO Energy
                                    Company, invested in various
                                    generation-related assets, such as electric generating facilities--including nuclear power plants--and power purchase contracts with third-party generators of electricity, to help meet their duties to serve the public as regulated utilities. The electric utilities recovered these investments by charging their customers the regulated rates approved by the Pennsylvania Public Utility
                                    Commission.

                                    One of the effects of the deregulation of electricity generation is that prices are determined by market forces, not through rate regulation by the Pennsylvania Public Utility Commission. These market prices may not be high enough to allow the utilities to recover their investments in generation-related assets. Accordingly, the utilities may incur a loss in value of these generation-related assets as a result of the transition from a regulated environment to competition for electric generation services.

                                    The Pennsylvania Competition Act provides for utilities to recover the anticipated loss in value of their generation-related assets, known as stranded costs, by including a charge in their customers' bills known as competitive transition charges. Utilities are authorized to securitize the right to recover all or a portion of these charges through the issuance of transition bonds, such as the securities described in this prospectus and any related prospectus supplement. This right is known as intangible transition property. Once intangible transition property is securitized, the utility's right to recover its stranded costs through the competitive transition charges is replaced by the intangible transition property holder's right to recover the costs associated with the issuance, credit enhancing and servicing of the transition bonds through intangible transition charges included in customers' electric bills. Intangible transition charges reduce the amount of competitive transition charges and, if necessary, will reduce PECO Energy's variable distribution rates in order that all charges to customers fit within the rate caps of the Pennsylvania Competition Act.

                                    Intangible transition property was created by the Pennsylvania Competition Act and two qualified rate orders issued by the Pennsylvania Public Utility Commission to PECO Energy Company on May 14, 1998 and on March 16, 2000. Intangible transition property represents the irrevocable right to collect intangible transition charges from customers to recover:

                                    o   a portion of PECO Energy Company's
                                        stranded costs, and

                                    o   an amount sufficient to provide for any
                                        credit enhancement, to fund any
                                        reserves, and to pay interest, premiums, if any, costs of defeasance, servicing fees and other fees, costs and charges relating to transition bonds.

                                    Intangible transition charges are
                                    nonbypassable. Customers cannot avoid paying them even if they purchase electricity from a supplier other than PECO Energy Company.

                                    On March 25, 1999, PECO Energy Company sold intangible transition property created by its first qualified rate order, which is referred to in this prospectus as the First QRO, to the issuer and the issuer issued $4 billion of Series 1999-A Bonds in accordance with that order. On March 16, 2000, the Pennsylvania Public Utility Commission issued a second qualified rate order, which is referred to in this prospectus as the 2000 QRO. On May 2, 2000, PECO Energy Company sold intangible transition property created by the 2000 QRO to the issuer and the issuer issued $1 billion of Series 2000-A Bonds in accordance with the 2000 QRO. The First QRO authorized the refinancing of the bonds covered by it. The bonds described in this prospectus and the related prospectus supplement will be used to refinance the Series 1999-A Bonds Class A-3 and Class A-5 in whole or in part.

                                    The issuer has pledged substantially all of its property to the bond trustee as collateral for all the transition bonds issued under the indenture, including the Series 1999-A Bonds, the Series 2000-A Bonds and the bonds described in this prospectus and the related prospectus supplement. This property includes:

                                    o   intangible transition property created
                                        by the qualified rate orders,

                                    o   its rights under the sale agreement and
                                        the master servicing agreement, and

                                    o   the collection account and the amounts
                                        contained in that account

                                    and will serve as collateral for all series of transition bonds issued under the indenture.

                                    The portion of the collection account
                                    related to principal of and interest on your series of transition bonds will be segregated in a separate series subaccount as discussed under the caption "The Indenture--Collection Account" and
                                    "--Allocations and Payments" in this
                                    prospectus.

                                    For a diagram depicting the parties to this transaction, refer to page 17 of this prospectus.

                                    For more information on the Pennsylvania
                                    Competition Act, intangible transition
                                    property and intangible transition charges, you should review the material under the captions entitled "Risk Factors," "The Pennsylvania Competition Act," "PECO Energy's Electric Restructuring Plan" and "The Qualified Rate Orders and the Intangible Transition Charges" in this prospectus.

Issuer: PECO Energy Transition Trust, a Delaware statutory business trust and a wholly-owned subsidiary of PECO Energy Company.

                                    The issuer was formed on June 23, 1998 for the purpose of purchasing and owning transferred intangible transition property, issuing transition bonds from time to time and pledging its interest in the collateral to the bond trustee under the indenture to secure the transition bonds. The issuer is a special purpose entity whose only assets are the collateral for all series of transition bonds issued by it and whose only revenues are collections of the intangible transition charges. The collateral is the sole source of payment for all series of transition bonds. On March 25, 1999, the issuer issued $4 billion of Series 1999-A Bonds, and on May 2, 2000, the issuer issued $1 billion of Series 2000-A Bonds. The bonds described in this prospectus and the related prospectus supplement are being issued to refinance all or a part of the Series 1999-A Bonds Class A-3 and Class A-5. See "The Issuer" in this prospectus.

Issuer's Address:                   c/o First Union Trust Company, National
                                    Association, One Rodney Square, 920 King
                                    Street, Wilmington, Delaware 19801.

Issuer's Telephone
Number:                             (302) 888-7532

Issuer Trustee:                     First Union Trust Company, National
                                    Association. Two additional trustees were appointed by PECO Energy Company. See
                                    "The Issuer" in this prospectus.

Issuer Trustee's Address:           One Rodney Square, 920 King Street,
                                    Wilmington, Delaware 19801.

Issuer Trustee's Telephone
Number:                             (302) 888-7532

Bond Trustee:                       The Bank of New York.

Bond Trustee's Address:             101 Barclay Street, Floor 12 East, New York,
                                    New York 10286.

Bond Trustee's Telephone
Number:                             (800) 524-4458

Seller and Servicer of the
Transferred Intangible
Transition Property:                PECO Energy Company.

                                    PECO Energy Company is referred to as PECO
                                    Energy throughout this prospectus.

                                    The intangible transition property was
                                    authorized by the qualified rate orders
                                    issued by the Pennsylvania Public Utility
                                    Commission to PECO Energy on May 14, 1998 and March 16, 2000. The first order, the First QRO, authorized intangible transition property of $4 billion, which was sold to the issuer concurrently with the issuance of the Series 1999-A Bonds. A summary of the terms of the Series 1999-A Bonds can be found in Annex A to this prospectus. The second order, the 2000 QRO, authorized intangible transition property of $1 billion which was sold to the issuer concurrently with the issuance of the Series 2000-A Bonds. A summary of the terms of the Series 2000-A Bonds can be found in Annex A to this prospectus. There will be no sale of intangible transition property in connection with the issuance of the transition bonds described in this prospectus and the related prospectus supplement.

                                    PECO Energy services the transferred
                                    intangible transition property under the master servicing agreement between PECO Energy, as servicer, and the issuer.

                                    Incorporated in Pennsylvania in 1929, PECO
                                    Energy, a wholly owned subsidiary of Exelon
                                    Corporation, is engaged principally in the production, purchase, transmission, distribution and sale of electricity to residential, commercial, industrial and wholesale customers in its franchised service territory in southeastern Pennsylvania. Since 1999, the Commonwealth of Pennsylvania has required the unbundling of retail electric services in Pennsylvania into separate generation, transmission and distribution services with open retail competition for generation services. With the commencement of deregulation, PECO Energy serves as the local distribution company providing electric distribution services in southeastern Pennsylvania and bundled electric service to customers who cannot or do not choose an alternate electric generation supplier. Through its Exelon Energy division, PECO Energy is a competitive generation supplier offering competitive energy supply to customers throughout Pennsylvania. At September 30, 2000, approximately 17% of PECO Energy's residential load, 46% of its commercial load and 41% of its industrial load were purchasing generation service from an alternative electric generation supplier.

                                    PECO Energy's Exelon Infrastructure Services subsidiary provides utility infrastructure services to customers in several regions of the United States. PECO Energy has also formed AmerGen Energy Company, a joint venture with British Energy plc, to acquire and operate nuclear generating facilities. PECO Energy also engages in the wholesale marketing of electricity on a national basis. PECO Energy also participates in joint ventures which provide telecommunication services in the Philadelphia metropolitan region.

                                    PECO Energy, as servicer of the transferred intangible transition property, collects the intangible transition charges from customers within its service territory on behalf of the issuer for a fee specified in any related prospectus supplement. Due to provisions of the Pennsylvania Competition Act and the settlement of restructuring issues, as of September 1, 2000 PECO Energy customers have the opportunity to choose from several billing source options. As of the date of this prospectus, only one electric generation supplier is providing billing for its own services.

                                    One of these options is consolidated billing from third parties providing billing or metering services, including electric generation suppliers. Any third party that provides consolidated billing is required to pay the servicer amounts billed by the third party on behalf of the servicer, including the intangible transition charges, regardless of the third party's ability to collect those amounts from its customers. The third party biller effectively replaces the customer as the obligor on those intangible transition charges. The servicer will have no right to collect those intangible transition charges from the customers, except following payment defaults by a third party biller and the expiration of the applicable grace period. See "The Qualified Rate Orders and the Intangible Transition Charges--Competitive Billing" and "Risk Factors--Servicing--It May Be More Difficult to Collect Intangible Transition Charges Due to Billing by Third Parties" in this prospectus.

The Assets of the Issuer:           The issuer owns:

                                    o   the intangible transition property
                                        transferred by PECO Energy to the
                                        issuer, which secures all the transition bonds outstanding under the indenture,

                                    o   related collections of intangible
                                        transition charges,

                                    o   its rights under the sale agreement and
                                        the master servicing agreement,

                                    o trust accounts held by the bond trustee, and

                                    o   other credit enhancement acquired or
                                        held to ensure payment of a particular
                                        series of transition bonds as specified
                                        in the related prospectus supplement.

                                    The intangible transition property is
                                    described in more detail under "The Sale
                                    Agreement--Sale and Assignment of Intangible
                                    Transition Property" in this prospectus. The trust accounts are described in more detail under "The Indenture--Collection Account" in this prospectus.

Customers:                          PECO Energy's customers are divided into two
                                    customer categories for purposes of
                                    adjusting intangible transition charges.
                                    These categories are (a) residential and
                                    (b) commercial and industrial. Each customer category is further divided into rate classes. The customer categories and rate classes are described in greater detail in "The Seller and Servicer PECO Energy
                                    Company--Customers and Operating Revenues" in this prospectus.

Payment Sources:                    On each payment date as specified in the
                                    related prospectus supplement, the bond
                                    trustee is required to pay amounts owed on all outstanding series of transition bonds from:

                                    o   amounts collected by the servicer--or
                                        any third party electric generation
                                        suppliers or other third parties
                                        providing billing or metering
                                        services--for the issuer with respect to intangible transition charges and remitted to the bond trustee after the payment of specific fees and expenses, and

                                    o   any other amounts available for
                                        withdrawal from trust accounts held by
                                        the bond trustee, including specified
                                        investment earnings on amounts in the
                                        trust accounts, or paid under contracts, such as the sale agreement, the bills of sale or the master servicing agreement, pledged to secure one or more series of transition bonds. All accounts referred to in this prospectus are held by the bond trustee in trust, and are described in greater detail under "The
                                        Indenture--Collection Account" in this
                                        prospectus.

State Pledge:                       The Commonwealth of Pennsylvania  has
                                    pledged in the Pennsylvania Competition Act that it will not limit, alter, impair or reduce the value of intangible transition property or the intangible transition charges which are approved by an order of the Pennsylvania Public Utility Commission until the transition bonds are fully repaid or discharged. The Commonwealth of
                                    Pennsylvania may, however, limit or alter the value of intangible transition charges or intangible transition property if adequate compensation is made for the full protection of the beneficial owners of the transition bonds. The Pennsylvania
                                    Competition Act does not define adequate compensation. Thus, the amount of this compensation may not be sufficient to pay the full amount of outstanding principal of and interest on the transition bonds or compensate transition bondholders for any reinvestment risk.

Priority of Distributions:          On each monthly allocation date (which is
                                    the 6th day of each calendar month or if such day is not a business day, the next business day), the bond trustee applies all amounts on deposit in the general subaccount of the collection account and any investment earnings on these amounts in the following priority:

                                    (1)     payment of the bond trustee's fee,
                                            expenses and indemnities, if any,

                                    (2)     payment of the issuer trustee's fee,
                                            expenses and indemnities, if any,

                                    (3)     payment of the monthly servicing fee
                                            and all unpaid monthly servicing
                                            fees from prior monthly allocation
                                            dates,

                                    (4)     so long as no event of default under
                                            the indenture has occurred and is
                                            continuing or would be caused by
                                            that payment, payment of all
                                            operating expenses other than those
                                            referred to in the first, second and
                                            third items above--up to an
                                            aggregate for all series of
                                            transition bonds of $12,500 on any
                                            monthly allocation date,

                                    (5)     Interest on each series of
                                            transition bonds for that monthly
                                            allocation date will be transferred
                                            to the series subaccounts for each
                                            series Pro Rata, which is defined in
                                            the glossary to this prospectus,

                                    (6)     any Principal then payable on the
                                            transition bonds:

                                            (a)   as a result of acceleration
                                                  triggered by an event of
                                                  default,

                                            (b)   on a series termination date
                                                  or class termination date, as
                                                  applicable, or

                                            (c)   on a redemption date, that
                                                  will occur prior to the
                                                  next monthly allocation
                                                  date will be transferred
                                                  Pro Rata to the series
                                                  subaccount for that series,

                                    (7)     the Principal not accounted for in
                                            (6) will be transferred Pro Rata to
                                            the series subaccounts,

                                    (8)     payment of any remaining unpaid
                                            operating expenses, indemnity
                                            amounts and loss amounts
                                            then owed by the issuer,

                                    (9)     allocation of any required amount to
                                            the overcollateralization
                                            subaccount, which account is
                                            described in detail under
                                            "--Accounts" in this prospectus
                                            summary and "The
                                            Indenture--Collection Account" in
                                            this prospectus,

                                   (10)     payment of any termination or
                                            breakage amounts owed to any
                                            counterparty to a hedge or swap
                                            transaction,

                                   (11)     so long as no event of default has
                                            occurred and is continuing, payment
                                            of net investment earnings on
                                            amounts in the general subaccount of
                                            the collection account since the
                                            previous monthly allocation date to
                                            the issuer, free from the lien of
                                            the indenture,

                                   (12) allocation of the remainder, if any, to the reserve subaccount, which account is described in detail under "--Accounts" in this prospectus summary and "The
                                            Indenture--Collection Account" in
                                            this prospectus, and

                                   (13)     following repayment of all
                                            outstanding series of transition
                                            bonds, the balance will be released
                                            to the issuer, free from the lien of
                                            the indenture.

                                    The payment of the bond trustee's and issuer trustee's indemnities specified in items (1) and (2) above will be made only if:

                                    o   those indemnity payments would not
                                        result in an event of default under the
                                        indenture and

                                    o the issuer provides notice to the rating agencies of the indemnity amount and, if reasonably required by the rating agencies, an officer's certificate and other documentation that certifies that those payments are not reasonably expected to result in an event of default.

                                    The following diagram generally depicts the basic flow of the collection of intangible transition charges from customers or electric generation suppliers or other third parties to the servicer and, subsequently, to the various accounts listed above.

                       BASIC ALLOCATIONS AND DISTRIBUTIONS



   --------------
      CUSTOMERS
         AND
        EGSs*
   --------------

                Monthly payment of
                intangible transition
                charges to servicer

   --------------

    PECO ENERGY
    (SERVICER)

   --------------

               Monthly remittance of
               collections of intangible
               transition charges
               allocated to the issuer

   --------------

     COLLECTION
      ACCOUNT

   --------------

               Application of amounts
               in collection account
               (including net earnings),
               as follows

-----------------------------------------------------------------------------------------------------------------------------------
    o           o            o                   o                    o                 o                   o              o
----------  ---------  -------------  -------------------------  -----------  ---------------------    ------------  ---------------
  Bond      Servicer:     Issuer:      Series Subaccounts:         Issuer:    Overcollateralization        Issuer        Reserve
Trustee/     Monthly     Operating     o Interest for             All unpaid       Subaccount:          Net earnings    Subaccount
 Issuer     servicing    expenses        applicable monthly        operating   Overcollateralization     on amounts         All
Trustee:      fee       (up to an        allocation date           expenses,  ----------------------      in general      remaining
Fees and    ---------    aggregate     o Principal payable         indemnity                             subaccount       amounts
expenses                 $12,500         as a result of             amounts                                of the     -------------
(including               for all         acceleration or            and loss                              collection
indemnity               series for       payable on a series        amounts                                 account
 amounts                  each           or class                   owned to                            -------------
and loss                 monthly         termination date or       the issuer
 amounts                allocation       payable on a             ------------
owned to                  date)          redemption date
  the                 -------------    o Principal for that
trustees)                                monthly allocation
---------                                date not provided
                                         for above
                                      ------------------------

* electric generation suppliers or other third parties providing billing and metering services.

                                    If on any monthly allocation date, available collections of intangible transition charges, together with amounts available in the subaccounts, are insufficient to make the allocations contemplated by the first through the ninth items above, the bond trustee will draw from amounts on deposit in the following subaccounts up to the amount of such shortfall, in order to make those payments and transfers:

                                    (1)  from the interest deposit subaccount,
                                         for the payments or transfers
                                         contemplated by the fifth item above
                                         only,

                                    (2)  then from the loss subaccount, for the
                                         payments or transfers contemplated by
                                         the first through the eighth items
                                         above only, and

                                    (3)  thereafter, from the reserve
                                         subaccount, then from the
                                         overcollateralization subaccount and
                                         finally from the capital subaccount.

                                    See "The Indenture--Allocations and
                                    Payments" in this prospectus.

                                    On each payment date for any series, the amounts on deposit in the applicable series subaccount (other than net income or other gain, which, so long as no event of default has occurred and is continuing, are released to the issuer free of the lien of the indenture) are applied to pay the following (in the priority indicated):

                                    (1)  interest due and payable on the
                                         transition bonds of that series,
                                         together with any overdue interest
                                         and, to the extent permitted by law,
                                         interest on that amount, are paid to
                                         the transition bondholders of that
                                         series (in the case of classes with
                                         swap or hedge transactions, that
                                         interest is payable to the
                                         applicable counterparty to those
                                         transactions),

                                    (2)  the balance, if any, up to the
                                         principal amount of the transition
                                         bonds of that series that is scheduled
                                         to be paid by that payment date in
                                         accordance with the expected
                                         amortization schedule for that series
                                         or, for any series of transition bonds
                                         payable as a result of acceleration
                                         under the indenture or to be redeemed
                                         under the indenture, the outstanding
                                         principal amount of that series and
                                         premium, if any, is paid to the
                                         transition bondholders of that series
                                         for principal and premium, if any, on
                                         the transition bonds of that series,
                                         and

                                    (3)  the balance, if any, is transferred
                                         to the general subaccount for
                                         allocation on the next monthly
                                         allocation date. See "The
                                         Indenture--Allocations and Payments"
                                         in this prospectus.

Credit Enhancement:                 Credit enhancement for the transition bonds
                                    is as follows:

                                    o   The servicer of the intangible
                                        transition property on behalf of the
                                        issuer makes periodic adjustments to the intangible transition charges it bills to customers, once the Pennsylvania Public Utility Commission approves these adjustments. PECO Energy will make these adjustments if it determines that collections of intangible transition charges are either greater or lesser than the amount necessary to make timely payments on all series of transition bonds, to fund subaccounts to required levels and to pay applicable fees and expenses. The servicer can make these changes, with the approval of the Pennsylvania Public Utility Commission, once a year.

                                        In addition, during the final calendar
                                        year of collections of intangible
                                        transition charges for any series of
                                        transition bonds, the servicer can make
                                        these adjustments as frequently as
                                        monthly. See "The Qualified Rate Orders
                                        and the Intangible Transition
                                        Charges--The Intangible Transition
                                        Charges--The Intangible Transition
                                        Charge Adjustment Process."

                                    o   The amounts in the reserve subaccount,
                                        the overcollateralization subaccount and the capital subaccount also provide credit enhancement for all series of transition bonds.

                                    o   Additional credit enhancement for any
                                        series may include surety bonds, letters of credit, maturity guarantees, a financial guaranty insurance policy, a credit or liquidity facility, a repurchase obligation, a third party payment or cash deposit, each as specified in the related prospectus supplement.

                                    The credit enhancement for the transition bonds is intended to protect you against losses or delays in scheduled payments on your transition bonds.

Accounts:                           The bond trustee holds the following trust
                                    accounts:

                                    o Collection Account--Under the indenture, the issuer established a single collection account for all series of transition bonds which is held by the bond trustee. The collection account has been divided into subaccounts which allocate the funds deposited in the collection account to specific uses.

                                    o   General Subaccount--Funds received from
                                        collections of the intangible transition charges are initially allocated to the general subaccount of the collection account.

                                    o   Series Subaccount--Under the indenture,
                                        the issuer has established series
                                        subaccounts for the Series 1999-A Bonds
                                        and the Series 2000-A Bonds and will
                                        establish a series subaccount for each
                                        series of transition bonds offered by
                                        this prospectus. On each monthly
                                        allocation date, the bond trustee is
                                        required to transfer to this account
                                        amounts accruing for principal and
                                        interest for each series on a Pro Rata
                                        basis. On each payment date, the bond
                                        trustee withdraws funds from these
                                        subaccounts to make payments on the
                                        related series.

                                    o   Class Subaccounts--These subaccounts
                                        have been and will be established for
                                        any class of transition bonds that bears a floating rate of interest.

                                    o   Overcollateralization Subaccount--Each
                                        prospectus supplement will set a funding level for the overcollateralization subaccount that takes into account the issuance of any previous series of transition bonds. The overcollateralization amount required to be funded for each series of transition bonds will be equal to the percentage of the initial principal amount of that series stated in the related prospectus supplement. The overcollateralization amount will be funded over the expected term of that series of transition bonds through the imposition of intangible transition charges.

                                    o   Capital Subaccount--Capital of the
                                        issuer of approximately $25 million
                                        available to all series of transition
                                        bonds will be held in the capital
                                        subaccount.

                                    o Reserve Subaccount--If the issuer collects
                                      intangible transition charges in excess
                                      of:

                                            (1)   amounts payable for expenses
                                                  of the bond trustee, the
                                                  issuer trustee and the
                                                  servicer and other fees and
                                                  expenses,

                                            (2)   amounts allocable to the
                                                  applicable series and class
                                                  subaccounts for Principal
                                                  and Interest on the next
                                                  payment date, and

                                            (3)   amounts allocable to the
                                                  overcollateralization
                                                  subaccount, the excess is
                                                  held in the reserve
                                                  subaccount.

                                        As of September 30, 2000, the balance in the reserve subaccount was $15,210,321.

                                    o Other Accounts--If funds are remitted to the bond trustee in connection with a legal defeasance or covenant defeasance under the indenture, a defeasance subaccount will be established and such funds will be held for the benefit of the related transition bondholders.
                                        If the seller is required to remit loss
                                        amounts under the terms of the sale
                                        agreement, a loss subaccount will be
                                        established. Additionally, if the seller is required to remit interest payments under the sale agreement, an interest deposit subaccount will be established.

                                    Each of the overcollateralization
                                    subaccount, the capital subaccount, the
                                    reserve subaccount and, if established, one or more defeasance subaccounts, the loss subaccount and interest deposit subaccount will be available to make payments on the transition bonds on each payment date as described in "The Indenture--Allocations and Payments" in this prospectus.

Interest and Principal:             Interest will accrue on the outstanding
                                    principal balance of transition bonds of a series or class offered by this prospectus at the applicable rate of interest specified in or determined in the manner specified in the applicable prospectus supplement.

                                    On any payment date for any series offered by this prospectus, unless principal is payable:

                                    o as a result of acceleration triggered by an event of default,

                                    o   on a series termination date or class
                                        termination date, as applicable, or

                                    o   on a redemption date,

                                    the issuer will make principal payments on that series in the amount necessary to reduce the outstanding principal balance of that series to the amount specified for that payment date in the expected amortization schedule set forth in the prospectus supplement for that series, and only to the extent funds are available for that payment as described in this prospectus. Principal of that series or class of transition bonds may be paid later than reflected in the expected amortization schedule for that series or class.

                                    See "Risk Factors--The Transition
                                    Bonds--Transition Bondholders May Receive
                                    Principal Payments Later than Expected" and
                                    "--Transition Bondholders May Have to
                                    Reinvest the Principal of Their Investments at a Lower Rate of Return Because of Optional and Mandatory Redemption of

                                    Transition Bonds" and "Weighted Average Life and Yield Considerations" in this prospectus.

                                    The entire unpaid principal amount of all of the transition bonds outstanding under the indenture will be due and payable if an event of default under the indenture occurs and is continuing and the bond trustee or the holders of a majority in principal amount of the transition bonds of all series then outstanding have declared the transition bonds to be immediately due and payable. See "The Indenture--Events of Default; Rights Upon Event of Default" in this prospectus.

Optional Redemption:                Provisions for redemption of a series of
                                    transition bonds offered by this prospectus at the option of the issuer will be specified in the related prospectus supplement.

Mandatory Redemption:               Except as described in the third paragraph
                                    of this section, each series of transition bonds offered by this prospectus will be subject to mandatory redemption in whole at a redemption price equal to the principal amount of the bonds, plus interest accrued to the redemption date, if the seller is obligated to pay liquidated damages under the sale agreement. PECO Energy will be required to pay liquidated damages and certain amounts due to the bond trustee, the issuer trustee and the issuer as a result of a breach by PECO Energy of specified representations relating to intangible transition property under the sale agreement if that breach continues beyond a 90-day grace period, assuming the seller meets specified rating criteria or makes an escrow deposit, and has a material adverse effect on the transition bondholders. If the specified rating criteria are not met or the requisite escrow deposit is not made, the seller must pay liquidated damages within 2 days of the breach. The bond trustee, which may consult with the servicer and other third parties, will have sole responsibility to determine whether a breach by PECO Energy of any of these specified representations has a material adverse effect on the transition bondholders.

                                    If the full amount of indemnification
                                    payments resulting from PECO Energy's breach of its representations relating to:

                                    o   the Commonwealth's and the Pennsylvania
                                        Public Utility Commission's ability to
                                        adversely affect intangible transition
                                        property or transition bondholders,

                                    o   governmental approvals,

                                    o   pending or threatened litigation,

                                    o   PECO Energy's due incorporation and
                                        corporate authority to fulfill its
                                        obligations under the sale agreement,

                                    o the enforceability of the sale agreement against PECO Energy and the absence of any breach of its charter documents, or

                                    o   creation of a lien or violation of
                                        applicable law in connection with the
                                        sale agreement

                                    is reasonably expected to be incurred beyond a 90-day period immediately following the breach of the representation giving rise to the damages, the seller shall, except as provided below, pay liquidated damages to the bond trustee, as assignee of the issuer, on the first monthly allocation date following the expiration of such 90-day period.

                                    If PECO Energy is obligated to pay
                                    liquidated damages for a breach of a
                                    representation and warranty which relates to one or more of the qualified rate orders, but not all of the qualified rate orders, then:

                                    o   the amount of liquidated damages will
                                        include the then outstanding principal
                                        amount of only the series of transition
                                        bonds issued in connection with the
                                        affected qualified rate order or orders
                                        as of the redemption date, plus accrued
                                        interest to the redemption date, and

                                    o   only the series of transition bonds
                                        issued in connection with the affected
                                        qualified rate order or orders will be
                                        subject to mandatory redemption.

                                    If the losses incurred as a result of a
                                    breach of one of the foregoing
                                    representations is reasonably expected not to exceed a de minimis loss amount, on the monthly allocation date immediately following the initial loss allocation date, the seller may deposit in the loss subaccount the aggregate expected amount of losses, in lieu of paying indemnification or liquidated damages. In this case, the seller may be required to make additional deposits to the loss subaccount from time to time if actual losses exceed the amount already deposited.

                                    Additional redemption provisions, if any, for each series of transition bonds offered by this prospectus will be specified in the related prospectus supplement. See "The Transition Bonds--Redemption" and "The Sale Agreement--Representations and Warranties of the Seller" in this prospectus.

Payment and Record Dates:           The payment  dates and record  dates for
                                    each series of transition bonds will be
                                    specified in the related prospectus
                                    supplement.

Expected Final Payment
    Dates, Series Termination
    Dates and Class
    Termination Dates:              The expected final payment date for each
                                    series or class of transition bonds offered by this prospectus will be the date when all interest on and principal of that series or class is expected to be paid in full. The series termination date for a series or, if applicable, the class termination date for a class of transition bonds will be a date after the expected final payment date.
                                    Failure to pay the entire outstanding amount of any class or series by the expected final payment date will not result in an event of default under the indenture. Failure to pay the entire outstanding amount of any class or series on the series termination date or class termination date for the class or series will result in an event of default under the indenture. The expected final payment date and the series termination date or class termination date of each series and class of transition bonds will be specified in the corresponding prospectus supplement.

Risk Factors:                       Prospective investors should consider the
                                    risks associated with an investment in the transition bonds offered by this prospectus.
                                    These risks may cause transition bondholders to suffer a loss of their investment in transition bonds or may adversely affect the timing of payments to transition bondholders. For a detailed discussion of the material risks associated with an investment in transition bonds, prospective investors should review the discussion under "Risk Factors" which begins on page 18 of this prospectus.

The Transition Bonds;
     Issuance of New Series:        The issuer may issue transition bonds
                                    offered by this prospectus in one or more series, each comprised of one or more classes. Each series of transition bonds will be issued under the indenture. As mentioned previously under "--Issuer" in this prospectus summary, the issuer issued the Series 1999-A Bonds on March 25, 1999.
                                    The Series 1999-A Bonds, totaling $4 billion in principal amount, were issued in seven classes as described in the related prospectus supplement dated March 18, 1999 and summarized in Annex A to this prospectus. Two of the classes of the Series
                                    1999-A Bonds have floating interest rates.
                                    Also mentioned previously under "--Issuer" in this prospectus summary, on May 2, 2000 the issuer issued the Series 2000-A Bonds, totaling $1 billion in principal amount, in five classes as described in the related prospectus supplement dated April 27, 2000 and summarized in Annex A to this Prospectus. See also "The Indenture" in this prospectus.

                                    Any series of transition bonds may include one or more classes which differ as to the bond rate and amortization of principal. The terms of all transition bonds of the same series will be identical, unless that series is comprised of more than one class, in which case the terms of all transition bonds of the same class will be identical. The particular terms of the transition bonds of any series and, if applicable, classes of that series, will be described in the related prospectus supplement.

                                    The terms of any series and any classes of that series will not be subject to prior review by, or consent of, the transition bondholders of any previously issued series. A new series may be issued under the indenture only upon satisfaction of the conditions described in this prospectus under "The Indenture--Issuance in Series or Classes." See "Risk Factors--The Transition Bonds--Issuance of Additional Series May Adversely Affect Outstanding Transition Bonds" and "The Transition Bonds" in this prospectus. For instance, one of the conditions to the issuance of additional transition bonds under the indenture is that each rating agency must confirm to the seller, the servicer, the bond trustee and the issuer that the issuance of those additional transition bonds will not result in a reduction or a withdrawal of the current rating by that rating agency of any outstanding series or class of transition bonds.

Denominations:                      Each class of transition  bonds offered by
                                    this prospectus will initially be issued in the minimum denominations set forth in the related prospectus supplement.

Form of the Transition Bonds:       Each series and class of transition bonds
                                    offered by this prospectus will initially be issued either only in book-entry form through The Depository Trust Company or in another form as specified in the applicable prospectus supplement. See "The Transition
                                    Bonds--Book-Entry Registration" in this
                                    prospectus.

Tax Status:                         In connection  with the sale of intangible
                                    transition property for the Series 1999-A
                                    Bonds, PECO Energy received a ruling from the Internal Revenue Service that the transition bonds will be classified as obligations of PECO Energy. In connection with the issuance of the Series __ Bonds, PECO Energy has filed a request for a new ruling from the Internal Revenue Service that the Series __ Bonds will be obligations of PECO Energy. In the opinion of Ballard
                                    Spahr Andrews & Ingersoll, LLP, special tax counsel to the issuer and PECO Energy, for U.S. federal income tax purposes:

                                    o   the transition bonds offered by this
                                        prospectus will be treated as debt of
                                        PECO Energy secured by a pledge of the
                                        collateral, and

                                    o the issuer will be treated as a division of PECO Energy and will not be treated as a separate taxable entity.

                                    Transition bondholders who are not United
                                    States taxpayers generally will not be
                                    subject to United States federal income or withholding taxes on interest received on the transition bonds.

                                    See "United States Taxation" in this
                                    prospectus.

                                    In addition, in the opinion of Ballard Spahr
                                    Andrews & Ingersoll, LLP, interest from the transition bonds offered by this prospectus received by a person who is not otherwise subject to corporate or personal income tax in Pennsylvania will not be subject to these taxes. Transition bonds held by deceased Pennsylvania residents may be subject to inheritance and estate taxes. Neither residents nor nonresidents of Pennsylvania will be subject at the present time to an intangible personal property tax with respect to the transition bonds. See "Material Commonwealth of Pennsylvania Tax Matters" in this prospectus.

ERISA Considerations:               Employee benefit plans are permitted to
                                    purchase transition bonds. A fiduciary of any employee benefit plan or other plan or arrangement that is subject to the Employee
                                    Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal
                                    Revenue Code of 1986, as amended, should carefully review with its legal advisers whether the purchase or holding of the transition bonds of any class or series could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Internal Revenue Code. See "ERISA
                                    Considerations" in this prospectus.

Ratings: It is a condition of any underwriter's obligation to purchase each series or class of transition bonds offered by this prospectus that, at the time of issuance, that series or class receive the rating indicated in the related prospectus supplement, which will be in one of the four highest categories, from one or more rating agencies which have rated the transition bonds specified in that prospectus supplement.

                                    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any transition bond and, accordingly, there can be no assurance that the ratings assigned to any series or class of transition bonds upon initial issuance of that series or class will not be revised or withdrawn by a rating agency at any time thereafter without prior notification.

                                    If a rating of any series or class of
                                    transition bonds is revised downward or
                                    withdrawn, the liquidity and the price of that series or class of transition bonds may be adversely affected. In general, the ratings address credit risk, the ability of the issuer to make timely interest payments, and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each series or class of transition bonds by the applicable series termination date or class termination date.

                                    See "Risk Factors--The Transition
                                    Bonds--Transition Bondholders May Receive
                                    Principal Payments Later than Expected" and
                                    "Ratings" in this prospectus.

                 PARTIES TO THE TRANSACTION

                                ------------------   Applies, as servicer, for       -------------------------
                                  PECO ENERGY        intangible transition charge      Pennsylvania Public
                                (seller, servicer,   adjustments                       Utility Commission*
                                grantor and owner)   ---------------------------->     (State agency; not
                                ------------------   <----------------------------    affiliated with issuer
                                        |                                                 or PECO Energy)
                                        |                                            -------------------------
                                        |
                                        |            Issued the two qualified rate
                                        |            orders and approves
                                        |            adjustments to intangible
                                        |            transition charges
Sold intangible transition              |
property for cash pursuant to           |
sale agreement in connection with       |            Services intangible transition
the issuance of the Series 1999-A       |            property of the issuer and
Bonds and the Series 2000-A Bonds       |            receives monthly servicing
                                        |            fee pursuant to master
                                        |            servicing agreement
                                        |
--------------------------              \/                                           --------------------------
     ISSUER TRUSTEE             ------------------                                          PROVIDER OF
(with beneficiary trustee            ISSUER                                                    CREDIT
 manages issuer pursuant  ---->   (PECO Energy     <-------------------------------         ENHANCEMENT
   to trust agreement)          Transition Trust)                                            OR HEDGE
--------------------------      ------------------                                          TRANSACTION
                                        |                                              (to be named, if any)
                                        |                                            --------------------------
                                        |                                                        |
Sale of refinancing transition bonds    |                                                        \/
for cash, pursuant to underwriting      |                                            --------------------------
agreement                               \/                                                  BOND TRUSTEE
                                ------------------                                   (acts for and on behalf of
                                  UNDERWRITERS                                         transition bondholders
                                ------------------                                      pursuant to indenture)
                                     |                                            --------------------------
                                        |       Sale of refinancing                               /\        |
                                        |       transition bonds                                  |         |     Redemption
                                        |                                                         |         |     price
                                        \/                            Proceeds of refinancing     |         \/
                                ------------------                    transition bond sale        |       -----------------------
                                   TRANSITION                                                     |           SERIES 1999-A
                                   BONDHOLDERS     ------------------------------------------------       TRANSITION BONDHOLDERS
                                ------------------                                                        (subject to redemption)
                                                                                                          -----------------------

-------------
* The Pennsylvania Public Utility Commission also supervises the implementation of the Pennsylvania Competition Act and is authorized to issue regulations under the Pennsylvania Competition Act.

                                  RISK FACTORS
         You should consider the following risk factors in deciding to purchase transition bonds offered by this prospectus:

                Unusual Nature of Intangible Transition Property

Legal Challenges Could Adversely
Affect Transition Bondholders               Intangible transition property and its adequacy to pay principal of and interest on the series of transition bonds offered by this prospectus depends on the Pennsylvania
                                            Competition Act and the qualified rate orders. If the Pennsylvania Competition Act or any of the qualified rate orders were challenged in a lawsuit and a court decided that the Pennsylvania Competition Act or any of the qualified rate orders, or all of them, were invalid or unenforceable, PECO Energy will have breached a representation in the sale agreement. In that case, PECO Energy may have to pay liquidated damages to the issuer and the bond trustee for the losses resulting from that breach.

                                            If PECO Energy is obligated to pay liquidated damages for a breach of a representation and warranty which relates to one or more of the qualified rate orders, but not all qualified rate orders, then:

                                            o   the amount of liquidated damages will include the then outstanding principal amount of only the series of transition bonds authorized by the affected qualified rate order or orders as of the redemption date, plus accrued interest to the redemption date, and

                                            o   only the series of transition bonds authorized by the affected qualified rate order or orders will be subject to mandatory redemption.

                                            See "The Sale Agreement--Representations and Warranties of the Seller" in this prospectus.

                                            PECO Energy may not be able to meet its obligations to pay liquidated damages. As a result, if the Pennsylvania Competition Act or any of the qualified rate orders were overturned, transition bondholders could suffer a loss of their investment. Also, the time and expense of enforcing rights against PECO Energy could result in a loss to transition bondholders or delay expected payments on the transition bonds offered by this prospectus.

Lack of Continued Operation of Existing
Generation Facilities May Result in
Losses to Transition Bondholders            Under the Pennsylvania Competition Act, recovery of stranded costs associated with existing generating facilities depends on continued operation of these facilities.
                                            There is an exception if that operation is uneconomic because of the transition to a competitive market. Following the restructuring of PECO Energy and the transfer of its generation assets to a new subsidiary, there may be no way for PECO Energy to ensure the continued operation of all of those generation assets. Although the parts of the
                                            First QRO and the 2000 QRO providing for the collection of intangible transition charges are stated in the Pennsylvania Competition Act and those qualified rate orders themselves to be irrevocable, the collection of intangible transition charges could be challenged if some of PECO Energy's generating facilities ceased to operate at reasonable levels. If the challenge were successful, PECO Energy would not be required to pay liquidated damages and the issuer may not have funds to make payments on the transition bonds. As a result, transition bondholders could suffer a loss of their investment.

Changes in Law May Result in Losses
to Transition Bondholders                   A change in law by legislative enactment or constitutional amendment, including an enactment or amendment that breaches the Commonwealth of Pennsylvania's pledge not to limit, alter or impair intangible transition property or intangible transition charges, will not be a breach by PECO Energy of its representations under the sale agreement and will not require PECO Energy to pay liquidated damages. Examples of a change in law are a repeal of the Pennsylvania Competition Act, an amendment to it voiding the existence of intangible transition property or the adoption of a federal statute prohibiting the recovery of stranded costs.

                                            Under the Pennsylvania Competition Act, the Commonwealth of Pennsylvania may limit or alter the value of intangible transition property or intangible transition charges if
                                            "adequate compensation is made by law" for the protection of the intangible transition charges and of transition bondholders. It is unclear if "adequate compensation . . .
                                            by law" would be sufficient to pay the full amount of the outstanding principal of and interest on the transition bonds or would compensate transition bondholders for any reinvestment risk.

                                            Under the United States and Pennsylvania Constitutions, the Commonwealth of
                                            Pennsylvania could not repeal or amend the Pennsylvania Competition Act--by way of legislative process--or take any action that violates its pledge and agreement described in the first paragraph of this subheading without paying just compensation to the transition bondholders if doing so would:

                                            o   constitute a permanent taking of the property interest of transition bondholders in the intangible transition property, and

                                            o   deprive the transition bondholders of their reasonable expectations arising from their investments in the transition bonds.

                                            Just compensation awarded by a court, however, may not be sufficient to pay the full amount of principal of and interest on the transition bonds or compensate transition bondholders for any reinvestment risk.

                                            Also, if there were a change in law, there might be costly and time-consuming litigation. There is no judicial precedent directly on point, and the security for the transition bondholders is a new type of asset. As a result, the outcome of any of this litigation cannot be predicted with certainty.
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Federal Legislation May Result in
Losses to Transition Bondholders            On February 24, 2000, S. 2098 (Electric Power Market Competition and Reliability Act)
                                            was introduced in the U.S. Senate and referred to the Senate Energy and Natural
                                            Resources Committee. Several other bills dealing in varying detail with retail competition, stranded cost recovery, electricity reliability standards and consumer protections were introduced in 1999 and 2000 and referred to various Congressional committees. While S. 2098 contains provisions allowing recovery of retail stranded costs and deferring to the states on certain key issues such as public benefit, the issuer cannot predict if any future bills that prohibit the recovery of stranded costs will become law or, if they become law, what their final form or effect will be.
                                            Further, no prediction can be made as to whether any future bills that prohibit the recovery of stranded costs will become law or, if they become law, what their final form or effect will be. If the Pennsylvania Competition Act or the qualified rate orders were preempted by federal law, a court may decide that it is not a taking for which the government would have to pay the estimated market value of the transferred intangible transition property. Even if any federal preemption were considered a taking, for which the government had to pay this value, that compensation may not be sufficient to pay the full amount of principal of and interest on the transition bonds. In that case, transition bondholders could suffer a loss of their investment.
                                            In that event, PECO Energy would not be required to pay liquidated damages. See
                                            "--Changes in Law May Result in Losses to Transition Bondholders" above.

The Pennsylvania Public Utility
Commission May Take Actions that
Adversely Affect Transition
Bondholders                                 The Pennsylvania Public Utility Commission continues to regulate some aspects of the electric industry in Pennsylvania and may take actions that adversely affect transition bondholders. For example, the Pennsylvania Public Utility Commission:

                                            o   regulates electric distribution companies,

                                            o   sets financial and other requirements for electric generation suppliers and other third parties, and

                                            o   sets customer billing guidelines and collection, metering and disclosure requirements for electric generation suppliers and other third parties.

                                            Furthermore, when PECO Energy entered into a settlement with certain parties to its restructuring plan submitted in compliance with the Pennsylvania Competition Act, these parties agreed to "review and, as appropriate, to recommend changes to regulations and procedures in order to facilitate the efficient and full recovery of revenues from customers, while at the same time protecting customers." The issuer cannot predict what effect that review and recommendations will have.

                                            Also, subject to the Commonwealth of Pennsylvania's pledge not to limit or alter the value of intangible transition charges or intangible transition property unless adequate compensation is made for the full protection of the transition bondholders, the Pennsylvania Public Utility Commission could revise or rescind any of its regulations. PECO Energy cannot predict whether the Pennsylvania Public Utility
                                            Commission will make new regulations or the timing or content of any new Pennsylvania
                                            Public Utility Commission regulations.
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                                            PECO Energy agrees to take legal or administrative actions, including bringing lawsuits, as may be reasonably necessary to block or overturn:

                                            o   any government attempt to repeal or change the Pennsylvania Competition Act, the qualified rate orders, or the intangible transition property in a way that is materially adverse to the holders of transition bonds, or

                                            o   lawsuits by third parties which, if successful, would result in a breach by PECO
                                                Energy of its representations in the sale agreement concerning the intangible transition property, the qualified rate orders, or the Pennsylvania Competition
                                                Act.

                                            PECO Energy, however, may not be able to take those actions and any action PECO Energy is able to take may not be successful.

                                            Future Pennsylvania Public Utility Commission regulations may affect the ratings of the transition bonds or their price. Those actions may also affect the rate of collections of intangible transition charges and, as a result, the amortization of transition bonds and their weighted average lives. As a result, transition bondholders could suffer a loss of their investment.

Judicial Decisions or Legal Actions in
Other Jurisdictions Could Adversely
Affect Transition Bondholders               A court decision based on the U.S. Constitution or other federal law overturning a state statute like the Pennsylvania Competition Act adopted by another state could give rise to a challenge to the Pennsylvania Competition Act. That decision would not automatically invalidate the Pennsylvania Competition Act. It could, however, set a legal precedent for a successful challenge to the Pennsylvania Competition Act that could adversely affect transition bondholders. As a result, the market value of the transition bonds could be reduced.

                                            Also, legal actions in other states challenging stranded cost recovery or securitization of stranded cost recovery could adversely affect the market for transition bonds. Legal challenges brought in jurisdictions other than Pennsylvania based on state laws other than Pennsylvania would not, however, directly affect the
                                            Pennsylvania Competition Act or the interests of the transition bondholders. These actions, however, could increase awareness of the political and other risks associated with these types of securities and limit the liquidity of the transition bonds and impair their value.

Failure to Make Adequate Adjustments
to the Intangible Transition Charges
May Result in Losses to Transition
Bondholders                                 The actual rate of collections of intangible transition charges have in the past, and may continue, to vary from projections used to set the intangible transition charges due to a number of factors. These factors include variations in electricity usage by customers from projected electricity usage and variations in delinquencies and write-offs. The servicer must seek an adjustment to the intangible transition charges from the Pennsylvania Public Utility Commission on each calculation date to reflect shortfalls in or excesses of collections of intangible transition charges for prior periods, including shortfalls or excesses resulting from inaccurate servicer forecasts. The adjustments are intended to take into account any projected trends in customers or usage impacting billed revenue from which intangible transition charges are allocated to prevent shortfalls or excesses of collections of intangible transition charges in future periods.
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                                            If those forecasts or projections are not accurate, adjustments to the intangible transition charges may result in the issuer collecting insufficient funds to pay interest on the transition bonds when due and principal of the transition bonds in accordance with the expected amortization schedule.

                                            The Pennsylvania Competition Act, the First QRO and the 2000 QRO require the
                                            Pennsylvania Public Utility Commission to approve annual adjustment requests within 90 days of the applicable date on which the servicer calculates the required adjustment and files that adjustment request with the Pennsylvania Public Utility Commission.
                                            Also, the First QRO and the 2000 QRO provide that, during the final calendar year of collections of intangible transition charges for any series of transition bonds, monthly or quarterly adjustments may be made. If the Pennsylvania Public Utility
                                            Commission fails to approve these adjustments on a timely basis or there is any litigation challenging the approval of these adjustments or methodology in calculating these adjustments, the price and liquidity of the transition bonds could be adversely affected.

                                            Any of these factors could result in a delay in payment of principal from the expected amortization schedule of the transition bonds offered by this prospectus. As a result, the weighted average lives of the transition bonds could be adversely affected or transition bondholders could suffer a loss of their investment.

Limited Time Period for Imposition or
Adjustment of Intangible Transition
Charges May Result in Losses to
Transition Bondholders                      The intangible transition charges may not be imposed for service periods after
                                            December 31, 2010. Also, after the final adjustment date specified for each series, the intangible transition charges may no longer be adjusted for that series. After that date, any shortfalls in collections of intangible transition charges available to make payments on the series are expected to be covered through amounts, if any, on deposit in the reserve subaccount, the overcollateralization subaccount or the capital subaccount. If those amounts are not enough to cover the shortfalls, the transition bonds may not be paid in full by the applicable expected final payment date or class or series termination date, and transition bondholders would suffer a loss of their investments.
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Lack of Historical Information About,
and Limited Experience Administering,
Intangible Transition Property May
Result in Losses to Transition
Bondholders                                 The servicer has only limited historical information for intangible transition property for the period beginning after the issuance of the Series 1999-A Bonds.
                                            Further, because retail electric competition has only recently been introduced in
                                            Pennsylvania, the servicer's customer and energy usage records may not accurately reflect customers' long-term payment patterns or energy usage. This historical information also does not reflect consolidated billing by electric generation suppliers or other third parties. As a result, these records may not be useful in predicting payments of intangible transition charges.

                                            The servicer has limited experience administering this type of asset.

                                            In the event of a foreclosure, there is likely to be a limited market, if any, for the transferred intangible transition property. Therefore, foreclosure may not be a realistic or practical remedy. See "--Bankruptcy; Creditors' Rights" below.

                                            These factors may result in delays or shortfalls in scheduled payments on the transition bonds.

Adjustments to Intangible Transition
Charges by Rate Classes May Result in
Insufficient Collections                    The customers responsible for paying intangible transition charges are currently divided into 12 rate classes. In the settlement concerning PECO Energy's merger with
                                            Unicom Corporation, PECO Energy agreed to reconcile all competitive transition charges and intangible transition charge revenues on an annual basis in two categories:
                                            (a) residential and (b) commercial and industrial (encompassing all commercial and industrial accounts). Intangible transition charges are assessed by rate class within each customer category. Adjustments to the intangible transition charges will also be made to each rate class within each customer category. A shortfall in collection in one rate class must be made up by adjustments to that rate class as well as the other rate classes within that customer category. The
                                            Pennsylvania Competition Act and the First QRO and the 2000 QRO provide, however, that, shortfalls in a customer category may not be corrected by making adjustments to rate classes in any other customer category.

                                            Some rate classes in a particular category have a significantly smaller number of customers than other rate classes in that customer category. If customers in a rate class fail to pay intangible transition charges, the servicer may have to substantially increase the intangible transition charges for the remaining customers in that rate class and to a lesser extent the other rate classes in that customer category. The servicer may also have to take this action if consumers representing a significant percentage of a rate class cease to be customers. These increases could lead to further failures by the remaining customers in that customer category to pay intangible transition charges, thereby increasing the risk of a shortfall in funds to pay the transition bonds. See also "--The Transition Bonds-- Issuance of Additional
                                            Series of Transition Bonds May Increase Delinquencies of Intangible Transition
                                            Charges" below.
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Risks Associated with the Use of Credit
Enhancements May Result in Losses to
Transition Bondholders                      Some forms of credit enhancement, such as interest rate swaps entered into by the issuer for a series or class of floating rate transition bonds, entail credit risks--the risk associated with the credit of any party providing the credit enhancement. The applicable prospectus supplement will contain the risk factors, if any, associated with any applicable credit enhancement.

                                                            Servicing

PECO Energy Ceasing to Act as
Servicer May Result in Losses to
Transition Bondholders                      The servicer is responsible for calculating adjustments to the intangible transition charges, submitting adjustment requests to the Pennsylvania Public Utility Commission and billing and collecting the intangible transition charges. PECO Energy may resign as servicer only in specified limited circumstances. If, however, PECO Energy ceased servicing intangible transition property, it may be hard to obtain a successor servicer. Also, a transfer of servicing functions will require cooperation by the
                                            Pennsylvania Public Utility Commission. A successor servicer may have difficulties in collecting intangible transition charges and determining appropriate adjustments to intangible transition charges. Also, under current law, a successor servicer may not be able to shut off service to a customer that fails to pay intangible transition charges.

                                            If PECO Energy were replaced as servicer, any of those factors and others could delay the timing of payments on the intangible transition property. As a result, transition bondholders could incur a loss of their investment. See "The Master Servicing
                                            Agreement" in this prospectus.

Inaccurate Projections by Servicer May
Result in Losses to Transition
Bondholders                                 If the servicer incorrectly forecasts the billed revenue from which intangible transition charges are allocated and the delinquency and write-off experience relating to intangible transition charges proves to be unreliable, the timely receipt of collections of intangible transition charges could be adversely affected. A variety of risks and uncertainties could cause actual results to differ materially from those projected. They include changes in political, social and economic conditions, weather, unexpected demographic trends, catastrophes, regulatory initiatives, compliance with governmental regulations and litigation. All of these events and circumstances are beyond the control of the servicer. Adjustments to the intangible transition charges are required to be made under the Pennsylvania Competition Act if actual results differ from projections. However, until the adjustments are made and result in sufficient collections of intangible transition charges, payments on the transition bonds could be delayed, and the market value of the transition bonds could be reduced.
                                            There can be no assurance that, when made, adjustments will be sufficient.
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Delays in Payments on Transition Bonds
May Be Caused by Changes in Payment
Terms                                       The servicer is permitted to alter the terms of billing and collection arrangements and modify amounts due from customers. The servicer cannot change the amount of a customer's individual intangible transition charges, but it can take actions that it believes will increase collections from a customer. These actions might include, for example, agreeing to an extended payment schedule or agreeing to write-off the remaining portion of an outstanding bill. The servicer can also write-off outstanding bills that it deems uncollectible in accordance with its usual billing and collection practices. Additionally, PECO Energy or a successor to PECO Energy as servicer may change its billing and collection practices, or the Pennsylvania Public Utility
                                            Commission may require changes to these practices.

                                            These changes could delay or reduce collections of intangible transition charges and, as a result, adversely affect the payment of interest on the transition bonds on a timely basis or the payment of principal of the transition bonds in accordance with the expected amortization schedule. See "The Seller and Servicer PECO Energy
                                            Company--Customers and Operating Revenues," "--Billing Process" and "--Limited
                                            Information on Customers' Creditworthiness" in this prospectus.

PECO Energy's Limited Information on
Customers' Creditworthiness May
Result in Increased Delinquencies and
Write-Offs                                  The servicer's ability to collect intangible transition charges depends in part on the creditworthiness of its customers. Under Pennsylvania law, PECO Energy generally must provide service to new customers in its service area. Credit investigations of new customers by PECO Energy have been limited. PECO Energy's information regarding the creditworthiness of new customers is limited to information regarding prior service, if any, by PECO Energy provided by its customer information system audits. If the servicer incorrectly determines the creditworthiness of a large number of its customers, there may be significant increases in delinquencies and write-offs. This could result in delays in payments to transition bondholders. See "--It May Be More
                                            Difficult to Collect Intangible Transition Charges Due To Billing by Third Parties"
                                            below.

It May Be More Difficult to Collect
Intangible Transition Charges Due
to Billing by Third Parties                 Under the Pennsylvania Competition Act, after July 15, 2000, intangible transition charges may be collected by third parties providing billing or metering services, including electric generation suppliers. Any third party that provides consolidated billing must pay the servicer amounts billed by the servicer to the third party, including the intangible transition charges. Third party billing parties are required to make these payments even if the third party fails to collect amounts due from customers.

                                            Billing by third parties could adversely affect the timely payment of interest on the transition bonds or the payment of principal of the transition bonds in accordance with the expected amortization schedule because:

                                            o   any third party that collects intangible transition charges may not use the same customer credit standards as the servicer,
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                                            o   problems may arise from new and untested systems or any lack of experience on the part of third parties with customer billing and collections,

                                            o   the servicer may not be able to reduce credit risks relating to third parties in the same manner in, or to the same extent to which, it reduces those risks relating to its customers,

                                            o   the servicer generally will not have the right to pursue customers of a third party which provides consolidated billing who defaults in the payment of intangible transition charges,

                                            o   to the extent that customers choose consolidated billing by electric generation suppliers or other third parties, the issuer may be relying on a small number of electric generation suppliers and other third parties rather than a large number of individual customers, to pay collections of intangible transition charges. As a result, a default in the payment of intangible transition charges by a single third party that provides billing service to a large number of customers may adversely affect the timing of payments on the transition bonds or could result in a loss of their investment, and

                                            o   a new billing system could cause customer confusion.

                                            Neither PECO Energy nor any successor servicer will pay any shortfalls resulting from the failure of any third party to forward collections of intangible transition charges to the servicer. The adjustment mechanism for the intangible transition charges, as well as the amounts on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount are intended to address delays in the timing of collections and payments. However, delays in payments to transition bondholders might occur as a result of delays in obtaining adjustments, limitations on rate adjustments or insufficient funds in the reserve subaccount, the overcollateralization subaccount and the capital subaccount after the final adjustment date.

Customers Within PECO Energy's
Service Area May Stop or Delay Making
Intangible Transition Charge Payments       Customers within PECO Energy's service area may stop or delay paying intangible transition charges because:

                                            o   they may misdirect their payments as they may owe amounts to several different parties which may include both PECO Energy and an electric generation supplier or other third party,

                                            o   if a large number of customers self-generate electricity, move out of PECO
                                                Energy's service territory, significantly reduce their electricity consumption or cease consuming electricity altogether, the intangible transition charges, as periodically adjusted, required to be paid by remaining customers may become burdensome. Greater delinquencies and write-offs or petitions to the Pennsylvania
                                                Public Utility Commission to reduce intangible transition charges might result,
                                                and
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                                            o   the servicer may not be able to collect intangible transition charges from customers who partially self-generate electricity because the servicer may not know which consumers are self-generating electricity and will not be able to exercise full shut-off rights against a self-generator.

                                            Any of these factors could result in delays or shortfalls in scheduled payments on the transition bonds.

The Commingling of Collections of
Intangible Transition Charges with
Servicer's Other Funds May Result in
Payment Delays                              Until collections of intangible transition charges are deposited with the bond trustee, the servicer will not segregate them from its general funds. If the servicer does not or cannot remit the full amount of the collections of intangible transition charges there may be delays or reductions in payments to transition bondholders. The adjustments to the intangible transition charges and amounts, if any, on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount are designed to reduce this risk. However, there may be delays in payments to transition bondholders if there are delays in implementation of the adjustment mechanism or a lack of funds in the reserve subaccount, the overcollateralization subaccount and the capital subaccount after the final adjustment date.

                                          Bankruptcy; Creditors' Rights

Bankruptcy of PECO Energy May
Result in Losses to Transition
Bondholders                                 General. The bankruptcy of PECO Energy could have several adverse consequences for transition bondholders, the most important of which are briefly described below.

                                            Sale of Intangible Transition Property May Be Recharacterized as a Financing Rather
                                            than a True Sale. The Pennsylvania Competition Act provides that a transfer of intangible transition property by an electric utility to an assignee that is expressly stated to be a sale or other absolute transfer in a transaction approved in a qualified rate order will be treated as a sale, rather than a pledge or other financing, of the intangible transition property. PECO Energy has represented in the sale agreement that the sales of the intangible transition property in connection with the issuance of the Series 1999-A Bonds and the Series 2000-A Bonds were sales.

                                            PECO Energy has also represented that it took the appropriate actions under the
                                            Pennsylvania Competition Act, including filing an intangible transition property notice, to perfect the sale.

                                            However, if PECO Energy became a debtor in a bankruptcy case, the bankruptcy trustee,
                                            PECO Energy or another party could take the position that the sale of the transferred intangible transition property to the issuer was a financing transaction and not a sale. If a court agreed with this position, delays or reductions in payments on the transition bonds could result. Regardless of a court's final decision on the character of the transaction, the bankruptcy of PECO Energy could result in delays in payments on the transition bonds. A bankruptcy also could have an adverse effect on the secondary market for the transition bonds, including the liquidity and market value of the transition bonds.
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                                            To reduce the impact of the possible recharacterization of a sale or other absolute transfer of intangible transition property as a financing transaction, the
                                            Pennsylvania Competition Act and related regulations provide that if an intangible transition property notice is filed and the transfer is later held to be a financing transaction, that notice will be deemed to constitute a filing with respect to a security interest. The Pennsylvania Competition Act also provides that any such filing in respect of transition bonds takes precedence over any other filings.

                                            As a result of these filings, the issuer would be a secured creditor of PECO Energy, entitled to recover against the collateral. If, however, intangible transition property notices were not or are not filed for any reason, the issuer failed or fails to otherwise perfect its interest in the transferred intangible transition property and the transfer is thereafter deemed not to constitute a true sale or other absolute transfer, the issuer would be an unsecured creditor of PECO Energy.

                                            Court May Order Consolidation of the Issuer and PECO Energy. If PECO Energy became a debtor in a bankruptcy case, the bankruptcy trustee, PECO Energy or another party may attempt to substantively consolidate the assets of the issuer and PECO Energy. PECO
                                            Energy and the issuer have taken steps to attempt to reduce this risk. If, however, a court ordered that the assets and liabilities of the issuer be consolidated with those of PECO Energy, delays or reductions in payments on the transition bonds would result.

                                            Court May Make Low Estimation of Contingent Claims; Enforceability of Remedy
                                            Provisions May Be Challenged. If PECO Energy became a debtor in a bankruptcy case, claims, including claims for liquidated damages, by the issuer against PECO Energy under the sale agreement and the related documents would be unsecured claims and could be discharged. Also, the bankruptcy trustee, PECO Energy or another party may request that the bankruptcy court estimate any contingent claims, including for PECO Energy's liquidated damages, of the issuer against PECO Energy and take the position that the claims should be estimated at zero or at a low amount because the contingency giving rise to the claims is unlikely to occur.

                                            If PECO Energy became a debtor in a bankruptcy case and PECO Energy were obligated under the sale agreement to pay liquidated damages, the bankruptcy trustee, PECO
                                            Energy or another party might challenge the enforceability of the liquidated damages provisions. If a court decided that the liquidated damages provisions were unenforceable, the issuer should have a claim against PECO Energy for actual damages based on breach of contract principles. The amount of those actual damages would be subject to estimation or calculation by the court.

                                            As a result of any of the above-described actions or claims, transition bondholders could suffer delays in payment, reduction in the investment value of their transition bonds or a loss of their investment.
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                                            Intangible Transition Property May Not Be Held To Be Current Property, Resulting in
                                            Unsecured Debt. The Pennsylvania Competition Act provides that the transferred intangible transition property constitutes a current property right on and after the date that a qualified rate order becomes effective. PECO Energy has also made a representation to that effect. However, if PECO Energy became a debtor in a bankruptcy case, the bankruptcy trustee, PECO Energy or another party could argue that, because the payments based on the transferred intangible transition property are indirectly usage-based charges, the transferred intangible transition property comes into existence only as customers use electricity.

                                            If a court adopted this position, a security interest in favor of the transition bondholders may not attach to intangible transition charges in respect of electricity used after the beginning of a bankruptcy case for PECO Energy. If a court took this position and also determined that the transferred intangible transition property has not been sold or transferred absolutely to PECO Energy or the issuer, the issuer would be an unsecured creditor of PECO Energy and delays or reductions in payments on the transition bonds could result.

                                            Also, a court could rule that any intangible transition charges relating to electricity consumed after the bankruptcy of PECO Energy cannot be transferred to the issuer or the bond trustee. This could result in delays or reductions of payments of the transition bonds.

                                            Payments based on the intangible transition charges are indirectly usage-based charges. Therefore, if PECO Energy became a debtor in a bankruptcy case, the bankruptcy trustee, PECO Energy or another party could argue that the issuer should pay a portion of the costs of PECO Energy associated with generating, transmitting or distributing the electricity which gave rise to the collections of intangible transition charges related to the transition bonds. If a court adopted this position, there could be delays or reductions in payments to the transition bondholders.

                                            Whether or not PECO Energy is the debtor in a bankruptcy case, if a court decided that the transferred intangible transition property comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of
                                            PECO Energy arising before the transferred intangible transition property came into existence could have priority over the issuer's interest in the transferred intangible transition property. This could result in a reduction of amounts paid to the transition bondholders. Adjustments to the intangible transition charges may be available to reduce this risk, although delays in implementation or challenges to those adjustments may cause a delay in receipt of payments.

                                            Automatic Stay May Prevent or Delay Enforcement of Rights by Bond Trustee. If there is an event of default under the indenture, the Pennsylvania Competition Act permits the
                                            Pennsylvania Public Utility Commission to order the segregation and payment of all intangible transition charges to transition bondholders. The Pennsylvania Competition
                                            Act provides that the order will be effective notwithstanding bankruptcy or other insolvency proceedings with respect to the utility or its assignee. The Pennsylvania
                                            Public Utility Commission, however, may not be able to issue this order because of the automatic stay provisions of the Bankruptcy Code. Also, a bankruptcy court may not lift the stay to permit this action by the Pennsylvania Public Utility Commission. In that event, the bond trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to the Pennsylvania Public Utility
                                            Commission action and an order requiring segregation of the revenues arising from the transferred intangible transition property. However, a court may not grant either order.
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
Bankruptcy of Servicer May Result in
Losses to Transition Bondholders            The servicer can commingle collections of intangible transition charges with its own funds until they are deposited with the bond trustee. The Pennsylvania Competition Act provides that the priority of a lien created under the Pennsylvania Competition Act is not adversely affected by the commingling of funds arising with respect to intangible transition property with funds of the electric utility. However, in the event of a bankruptcy of the servicer, the bankruptcy trustee, the servicer or another party might argue that collections of intangible transition charges held by the servicer were property of the servicer included in its bankruptcy estate. If a court adopted this position, there may be delays in payments due on the transition bonds.

                                            If the servicer became a debtor in a bankruptcy case, the automatic stay may prevent the issuer from effecting a transfer of servicing, even though the master servicing agreement provides that the bond trustee appoint, or petition the Pennsylvania Public
                                            Utility Commission or a court to appoint, a successor servicer.

                                            Even if a successor servicer may be appointed, it may be difficult to find an entity willing to act as a successor servicer.

                                       30

                              The Transition Bonds

Absence of Secondary Market for
Transition Bonds Could Limit Ability
to Resell Transition Bonds                  The underwriters for the various series of transition bonds may assist in resales of the transition bonds offered by this prospectus, but they are not required to do so.
                                            Although secondary markets for the Series 1999-A Bonds and the Series 2000-A Bonds
                                            have developed, a secondary market for the transition bonds offered by this prospectus may not develop. If a secondary market for those transition bonds does develop, it may not continue or it may not be sufficiently liquid to allow holders to resell any of the transition bonds. See "Plan of Distribution" in this prospectus.

Limited Sources of Payments for the
Transition Bonds May Result in Losses
to Transition Bondholders                   The transition bonds are obligations only of the issuer, a special purpose entity. The transition bonds will not represent an interest in or obligation of PECO Energy, the issuer trustee, the bond trustee or any entity other than the issuer. The issuer has no property other than the collateral and its organizational documents restrict its rights to acquire assets not related to the transactions described in this prospectus.
                                            The collateral is the sole source of payment on the transition bonds. None of the transition bonds will be guaranteed or insured by PECO Energy, the issuer trustee, the bond trustee or any affiliates of those entities, other than the issuer, or any other entity.

Issuance of Additional Series May
Adversely Affect Outstanding
Transition Bonds                            The issuer may from time to time issue additional series of transition bonds without the prior review by or consent of the transition bondholders of any previously issued series. Additional series of transition bonds may not be issued if it would result in the credit ratings on any outstanding series of transition bonds being reduced or withdrawn, but the issuance of any other series of transition bonds might have an impact on the timing or amount of payments received by transition bondholders. See
                                            "The Transition Bonds" and "The Indenture--Issuance in Series or Classes" in this prospectus.

                                            In addition, various matters relating to the transition bonds require a vote of all transition bondholders of all series, even though there may be differences in the interests or positions among those series or classes of those series. This could result in voting outcomes adverse to your interests.

Issuance of Transition Bonds by
Another Issuer May Adversely Affect
Outstanding Transition Bonds                The seller may sell intangible transition property to one or more parties other than the issuer to securitize stranded costs without the prior review by or consent of the transition bondholders of any previously issued series. In the event of such sale, collections of intangible transition property will be pro rated among the issuer and such other parties based on their respective Percentages. Intangible transition property may not be sold to another issuer if it would result in the credit ratings of any outstanding series of transition bonds being reduced or withdrawn. The sale of intangible transition property to another issuer may have an impact on the timing or amount of payments received by transition bondholders. In addition, various matters relating to the transition bonds under the master servicing agreement are subject to a vote of the bond trustee and any bond trustees of other issuers, based on the directions of the holders, even though there may be differences in the interests or positions among the transition bonds issued by these other issuers and the transition bonds issued by the issuer which could result in voting outcomes adverse to your interests.

Issuance of Additional Series of
Transition Bonds May Increase
Delinquencies of Intangible Transition
Charges                                     With the issuance of each additional series of transition bonds, the intangible transition charges will change and may increase. Although this should not affect the overall rates paid by customers because of adjustments of other rates at the time of issuance, future adjustments may cause intangible transition charges to increase for certain customers. These increases may lead to increased failures to pay intangible transition charges, and may reduce collections of intangible transition charges. See also "Unusual Nature of Intangible Transition Property--Adjustments to Intangible
                                            Transition Charges by Rate Classes May Result in Insufficient Collections" above.

Securities Ratings Are Limited and Do
Not Assess Timing of Principal
Payments                                    The transition bonds offered by this prospectus will be rated by one or more established rating agencies. The ratings merely analyze the probability that the issuer will repay the total principal amount of the transition bonds at final maturity--the series or class termination date, as applicable--and will make timely interest payments. The ratings do not assess whether the issuer will repay the principal of the transition bonds in accordance with the expected amortization schedule. As a result, any series or class of transition bonds might be paid later than expected, resulting in a weighted average life of those transition bonds which is longer than expected.

                                            A security rating is not a recommendation to buy, sell or hold securities. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if, in its judgment, circumstances so warrant.

Transition Bondholders May Receive
Principal Payments Later Than
Expected                                    The actual dates on which principal is paid on each class of transition bonds might be affected by the amount and timing of receipt of collections of intangible transition charges. Since the amount of intangible transition charges collected from each customer will depend upon the customer's usage of electricity, the aggregate amount and timing of collections of intangible transition charges--and the resulting amount and timing of principal payments on the transition bonds--will depend, in part, on actual usage of electricity and the rate of delinquencies and write-offs. See
                                            "--Servicing--Inaccurate Projections by Servicer May Result in Losses to Transition
                                            Bondholders" above.

                                            Although the intangible transition charges will be adjusted from time to time based in part on the actual rate of collections of intangible transition charges during prior billing periods, the servicer may not be able to forecast accurately actual customer energy usage and the rate of delinquencies and write-offs or implement adjustments to the intangible transition charges. If collections of intangible transition charges are received at a slower rate than expected, payments on the transition bonds may be made later than expected, resulting in a longer weighted average life. Because principal will generally be paid at a rate not to exceed that reflected in the expected amortization schedule, the transition bonds are not expected to be retired earlier than scheduled other than in the event of a redemption or acceleration.

Transition Bondholders May Have To
Reinvest the Principal of Their
Investment at a Lower Rate of Return
Because of Optional and Mandatory
Redemption of the Transition Bonds          If so provided in a prospectus supplement, there may be optional redemption of the transition bonds. There will be mandatory redemptions if PECO Energy must pay liquidated damages. Future market conditions may require transition bondholders to reinvest the proceeds of a redemption at a rate lower than the rate received on the transition bonds. The issuer cannot predict whether it will redeem any series of transition bonds. See "Weighted Average Life and Yield Considerations" and "The
                                            Transition Bonds--Credit Enhancement" in this prospectus.

PECO Energy's Obligation to Pay
Liquidated Damages for a Breach of a
Representation or Warranty May Not Be
Sufficient to Protect Your Investment       The obligations of PECO Energy under the sale agreement have been assigned to the bond trustee under the indenture as security for all of the transition bonds issued under the indenture. If PECO Energy breaches specified representations or warranties in the sale agreement, PECO Energy may be obligated to pay the bond trustee, as assignee of the issuer, liquidated damages if that breach continues beyond a 90-day grace period and has a material adverse effect on transition bondholders or if the losses attributable to that breach continue beyond a 90-day grace period and the full amount of these losses are expected to exceed the de minimis loss amount. The amount of any liquidated damages paid by PECO Energy, however, may not be sufficient for you to recover your transition bond investment. If PECO Energy becomes obligated to pay liquidated damages, the ratings on the transition bonds will likely be downgraded since the bond trustee, on behalf of the transition bondholders, will be an unsecured creditor of PECO Energy with respect to any of these amounts. See "The Sale
                                            Agreement--Representations and Warranties of the Seller" in this prospectus.

                            GLOSSARY OF DEFINED TERMS

         You can find a glossary of defined terms used in this prospectus beginning on page 116 in this prospectus.

                              AVAILABLE INFORMATION

         The issuer has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the transition bonds. This prospectus, which forms a part of the registration statement, and any prospectus supplement describe the material terms of some of the documents filed as exhibits to the registration statement; however, this prospectus and any prospectus supplement do not contain all of the information contained in the registration statement and its exhibits. Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of the document so filed. For further information, reference is made to the registration statement and the exhibits to the registration statement, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the registration statement and exhibits to the registration statement may be obtained at the above locations at prescribed rates. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov.

         The issuer has filed and will continue to file with the SEC the periodic reports as are required by the Exchange Act and the rules, regulations or orders of the SEC under the Exchange Act. The issuer may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the transition bonds of any series if there are fewer than 300 holders of the transition bonds.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         All reports and other documents filed by the issuer under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the transition bonds will be deemed to be incorporated by reference into this prospectus and to be a part of this registration statement. Any statement contained in this prospectus, in a prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, in a prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any of these statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or any prospectus supplement.

         The issuer will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to those documents--unless those exhibits are specifically incorporated by reference in those documents. Written requests for those copies should be directed to the issuer, c/o First Union Trust Company, National Association, One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801. Telephone requests for those copies should be directed to the issuer at 302-888-7532.

                        THE PENNSYLVANIA COMPETITION ACT

The Pennsylvania Competition Act's General Effect on the Electric Utility Industry in Pennsylvania

         The Pennsylvania Electricity Generation Customer Choice and Competition Act was enacted in December 1996 and provides for the restructuring of the electric utility industry in Pennsylvania. The Pennsylvania Competition Act requires the unbundling of electric services into separate generation, transmission and distribution services with open retail competition for generation services. Generation services may be provided by electric generation suppliers licensed by the Pennsylvania Public Utility Commission. Under the Pennsylvania Competition Act, electric generation suppliers are subject to certain limited financial and disclosure requirements but are otherwise unregulated by the Pennsylvania Public Utility Commission. Electric distribution and transmission services remain regulated by the Pennsylvania Public Utility Commission.

         The Pennsylvania Competition Act requires utilities to submit restructuring plans, including their stranded costs resulting from retail competition for generation services. Stranded costs include regulatory assets and long-term purchase power commitments for which full recovery is allowed and other costs, including investment in generating plants, retirement costs and reorganization costs, for which an opportunity for recovery is allowed in an amount determined by the Pennsylvania Public Utility Commission as just and reasonable. Under the Pennsylvania Competition Act, utilities are subject to a generation rate cap through the later of December 31, 2005 or until stranded cost recovery ends. This rate cap provides that total generation charges to customers cannot exceed rates in place at December 31, 1996, subject to certain exceptions. The Pennsylvania Competition Act also caps transmission and distribution rates from December 31, 1996 through June 30, 2005, subject to specified exceptions. The period was subsequently extended to December 31, 2006. See "PECO Energy's Electric Restructuring Plan--Subsequent Events."

Recovery of Stranded Costs

         As a mechanism for utilities, including PECO Energy, to recover their allowed stranded costs, the Pennsylvania Competition Act provides for the imposition and collection of nonbypassable charges on customers' bills called competitive transition charges. Competitive transition charges are assessed to and collected from all retail customers who have been assigned stranded cost responsibility and access the utilities' transmission and distribution systems and may be collected over a maximum period of ten years, except as that period may be extended by the Pennsylvania Public Utility Commission for good cause shown. As the competitive transition charges are based on access to the utility's transmission and distribution system, they are assessed regardless of whether that customer purchases electricity from the utility or an independent electric generation supplier. The Pennsylvania Competition Act provides, however, that the utility's right to collect competitive transition charges is contingent on the continued operation at reasonable availability levels of the assets for which the stranded costs were awarded, except where continued operation is no longer cost efficient because of the transition to a competitive market. See "Risk Factors--Unusual Nature of Intangible Transition Property--Legal Challenges Could Adversely Affect Transition Bondholders" and "Risk Factors--Unusual Nature of Intangible Transition Property--Lack of Continued Operation of Existing Generation Facilities May Result in Losses to Transition Bondholders" in this prospectus.

Securitization of Stranded Costs

         The Pennsylvania Competition Act authorizes the Pennsylvania Public Utility Commission to issue qualified rate orders approving the issuance of transition bonds to facilitate the recovery or financing of qualified transition expenses of an electric utility or its assignee. Transition bonds may be issued by a utility, a finance subsidiary of a utility or a third-party assignee of a utility. Under the Pennsylvania Competition Act, proceeds of transition bonds are required to be used principally to reduce qualified transition expenses, including stranded costs, and the related capitalization costs of the utility. The transition bonds are secured by intangible transition property and payable from the intangible transition charges and may have a maximum maturity of ten years. Intangible transition charges can be imposed only when and to the extent that transition bonds are issued.

         The Pennsylvania Competition Act contains a number of provisions designed to facilitate the securitization of stranded costs.

         Irrevocability of Intangible Transition Property. Under the Pennsylvania Competition Act, intangible transition property is created by the issuance by the Pennsylvania Public Utility Commission of a qualified rate order and the declaration by the Pennsylvania Public Utility Commission that the relevant paragraphs of a qualified rate order are irrevocable. The Pennsylvania Public Utility Commission is granted the power under the Pennsylvania Competition Act to specify that all or a portion of that qualified rate order will be irrevocable. The Pennsylvania Competition Act provides that to the extent that the Pennsylvania Public Utility Commission declares all or a portion of a qualified rate order irrevocable, the Pennsylvania Public Utility Commission may not, by any subsequent action, reduce, postpone, impair or terminate either the order or the intangible transition charge authorized in that order. In addition, under the Pennsylvania Competition Act, the Commonwealth of Pennsylvania pledges and agrees with the holders of the transition bonds, and with any assignee or finance party, not to limit or alter or in any way impair or reduce the value of intangible transition property or the intangible transition charges until the related transition bonds are fully discharged. The Pennsylvania Competition Act provides, however, that nothing precludes the Commonwealth of Pennsylvania from limiting or altering intangible transition property or the qualified rate order, provided that adequate compensation is made by law for the full protection of the intangible transition charges collected under the qualified rate order and of the holders of the transition bonds and any assignee or finance party. See "Risk Factors--Unusual Nature of Intangible Transition Property" in this prospectus.

         Adjustments of the Intangible Transition Charges. The Pennsylvania Competition Act requires the Pennsylvania Public Utility Commission to provide in all qualified rate orders a procedure for expeditiously approving periodic adjustments to the intangible transition charges. The Pennsylvania Competition Act requires that these adjustments be made on at least an annual basis on each anniversary of the issuance of the qualified rate order or at additional intervals as specified in that order. The Pennsylvania Public Utility Commission must approve these annual adjustments within 90 days of each request for adjustment.

         Nonbypassability. The Pennsylvania Competition Act provides that the competitive transition charges and the intangible transition charges will be imposed on customers accessing the utility's transmission and distribution system even if those customers elect to purchase electricity from another supplier or if the customer chooses to operate self-generation equipment in tandem with accessing the utility's transmission and distribution system. The Pennsylvania Competition Act further provides that to the extent that the utility, or any assignee of intangible transition property, assigns, sells, transfers or pledges any interest in intangible transition property, the Pennsylvania Public Utility Commission authorizes the utility to contract with that assignee for the utility:

            (1) to continue to operate the system to provide electric services to the utility's customers,

            (2) to impose and collect the applicable intangible transition charges for the benefit and account of the assignee,

            (3) to make periodic adjustments of the intangible transition charges, and

            (4) to account for and remit the applicable intangible transition charges to or for the account of the assignee free of any charge, deduction or surcharge of any kind.

         In addition, to the extent specified in the qualified rate order, the obligations of the utility under any of these contracts:

            (1) will be binding upon the utility, its successors and assigns,
                and

            (2) will be required by the Pennsylvania Public Utility Commission to be undertaken and performed by the utility and any other entity which provides electric service to a person that is a customer of the utility located within the utility's retail electric service territory, as a condition to providing service to that customer or the municipal entity providing those services in place of the utility.

         Creation of a Statutory Lien on Intangible Transition Property. The Pennsylvania Competition Act provides that a valid and enforceable security interest in intangible transition property automatically attaches from the time the related transition bonds are issued and is enforceable against all third parties, including judicial lien creditors, if:

            (1) value is given by purchasers of the transition bonds, and

            (2) a filing is made with the Pennsylvania Public Utility Commission to perfect the security interest within 10 days from issuance of the transition bonds.

         The Pennsylvania Competition Act also provides that security interests in the intangible transition property are created and perfected only by means of a separate filing with the Pennsylvania Public Utility Commission in accordance with the provisions of the Pennsylvania Competition Act. Upon perfection, the statutorily created lien attaches both to intangible transition property and to all revenues and proceeds of intangible transition property, whether or not accrued. The Pennsylvania Competition Act provides that this filing will take precedence over any other filing and will be enforceable against the assignee and all third parties, including judicial lien creditors, subject only to rights of any third parties holding security interests in intangible transition property previously perfected in accordance with the Pennsylvania Competition Act. The Pennsylvania Competition Act provides that priority of security interests in intangible transition property will not be defeated or adversely affected by:

            (1) commingling of revenues with other funds of the utility, or

            (2) changes to the qualified rate order or the intangible transition charges.

         Characterization of Transfer of Transferred Intangible Transition Property as True Sale. The Pennsylvania Competition Act provides that a transfer by the utility or an assignee of intangible transition property will be treated as a true sale of the transferor's right, title and interest and not as a pledge or other financing, other than for federal and state income and franchise tax purposes, if:

            (1) the parties expressly state in governing documents that a transfer is to be a sale or other absolute transfer, and

            (2) the transaction is approved in a qualified rate order.

         See "Risk Factors--Bankruptcy; Creditors' Rights" in this prospectus.

Jurisdiction Over Disputes; Standing

         Actions against customers for nonpayment of the intangible transition charges may only be brought by the utility, its successor or any other entity providing electric service to the customers. In addition, the Pennsylvania Competition Act grants to the Pennsylvania Public Utility Commission exclusive jurisdiction over all disputes arising out of the obligations to impose and collect the intangible transition charges by a utility, its successor or any other entity which provides electric service to a customer.

Possible Federal Preemption of the Pennsylvania Competition Act

On February 24, 2000, S. 2098 (Electric Power Market Competition and Reliability
Act) was introduced in the U.S. Senate and referred to the Senate Energy and Natural Resources Committee. Several other bills dealing in varying detail with retail competition, stranded cost recovery, electricity reliability standards and consumer protections were introduced in 1999 and 2000 and referred to various Congressional committees. While S. 2098 contains provisions allowing recovery of retail stranded costs and deferring to the states on certain key issues such as public benefit, the issuer cannot predict what final form this bill or any of the other bills will take or whether these bills, or any future bills will become law or, if they become law, what their final form or effect will be. Further, no prediction can be made as to whether any future bills that prohibit the recovery of stranded costs will become law or, if they become law, what their final form or effect will be. There is no assurance that the courts would consider a federal preemption a taking. Moreover, even if a preemption of the Pennsylvania Competition Act or any qualified rate order by the federal government were considered a taking, for which the government had to pay the estimated market value of the transferred intangible transition property at the time of the taking, there is no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the transition bonds, and transition bondholders could suffer a loss of their investment. See "Risk Factors--Unusual Nature of Intangible Transition Property--Federal Legislation May Result in Losses to Transition Bondholders" in this prospectus and "--Possible Commonwealth Amendment or Repeal of the Pennsylvania Competition Act" below.

Possible Commonwealth Amendment or Repeal of the Pennsylvania Competition Act

         Under the Pennsylvania Competition Act, the Commonwealth of Pennsylvania has pledged to and agreed with transition bondholders that it will not limit or alter or in any way impair or reduce the value of intangible transition property or intangible transition charges approved by a qualified rate order, until the transition bonds and interest thereon are fully paid and discharged. The Pennsylvania Competition Act also provides, however, that subject to the requirements of law, nothing contained in the Pennsylvania Competition Act precludes this limitation or alteration by the Commonwealth if "adequate compensation is made by law" for the full protection of the intangible transition charges collected under a qualified rate order and of transition bondholders. It is unclear what "adequate compensation . . . by law" would be afforded to transition bondholders by the Commonwealth of Pennsylvania if it attempts to limit or alter intangible transition property or intangible transition charges. Accordingly, no assurance can be given that this provision would fully compensate transition bondholders for their investment and would not adversely affect the price of the transition bonds or the timing of payments with respect to the transition bonds. See "Risk Factors--Unusual Nature of Intangible Transition Property--Changes in Law May Result in Losses to Transition Bondholders" in this prospectus.

         In the opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to PECO Energy, under the Contract Clause of the United States Constitution, the Commonwealth of Pennsylvania could not repeal or amend the Pennsylvania Competition Act--by way of legislative process--or take any other action that substantially impairs the rights of the transition bondholders, unless that action is a reasonable exercise of the Commonwealth's sovereign powers and of a character appropriate to the public purpose justifying that action. To date, no cases addressing these issues in the context of transition bonds have been decided. There have been cases in which courts have applied the Contract Clause of the United States Constitution and parallel state constitutional provisions to strike down legislation, reducing or eliminating taxes or public charges which supported bonds issued by public instrumentalities, or otherwise reducing or eliminating the security for those bonds. Based upon this case law, in the opinion of Ballard Spahr Andrews & Ingersoll, LLP, it would appear unlikely that the Commonwealth of Pennsylvania could reduce, modify, alter or take any other action with respect to intangible transition property which would substantially impair the rights of transition bondholders, unless the action is reasonable and appropriate to further a legitimate public purpose.

         Moreover, under the Taking Clause of the United States Constitution, the Commonwealth of Pennsylvania could not repeal or amend the Pennsylvania Competition Act--by way of legislative process--or take any action that violates its pledge and agreement described in the first paragraph of this subheading without paying just compensation to the transition bondholders if doing so would constitute a permanent appropriation of the property interest of transition bondholders in the intangible transition property and deprive the transition bondholders of their reasonable expectations arising from their investments in the transition bonds. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal of and interest on the transition bonds.

         In addition, there can be no assurance that a repeal of or amendment to the Pennsylvania Competition Act will not be sought or adopted or that any action by the Commonwealth of Pennsylvania may not occur, any of which might constitute a violation of the Commonwealth's pledge and agreement with the transition bondholders. If this occurs, costly and time-consuming litigation might ensue. That litigation might adversely affect the price and liquidity of the transition bonds and the dates of payments of principal of the transition bonds and, accordingly, the weighted average lives of the transition bonds. Moreover, given the lack of judicial precedent directly on point, and the novelty of the security for the transition bondholders, the outcome of that litigation cannot be predicted with certainty, and accordingly, transition bondholders could incur a loss of their investment.

                    PECO ENERGY'S ELECTRIC RESTRUCTURING PLAN

General

         In accordance with the provisions of the Pennsylvania Competition Act, in April 1997, PECO Energy filed with the Pennsylvania Public Utility Commission a comprehensive electric restructuring plan detailing its proposal to implement full customer choice of electric generation suppliers. PECO Energy's electric restructuring plan identified $7.5 billion of retail electric generation-related stranded costs. In August 1997, PECO Energy and various intervenors in PECO Energy's electric restructuring proceeding filed with the Pennsylvania Public Utility Commission a Joint Petition for Partial Settlement. In December 1997, the Pennsylvania Public Utility Commission rejected the Joint Petition for Partial Settlement and entered an Opinion and Order, revised in January and February 1998, the Restructuring Order, which deregulated PECO Energy's electric generation operations. The Restructuring Order authorized PECO Energy to recover stranded costs of $4.9 billion on a discounted basis, or $5.3 billion on a book value basis, over 8 1/2 years beginning in 1999.

         On January 21, 1998, PECO Energy filed a complaint in the U.S. District Court for the Eastern District of Pennsylvania seeking injunctive and monetary relief on the grounds that the provisions of the Restructuring Order relating to transmission rates were preempted by the Federal Power Act and that implementation of the Pennsylvania Competition Act by the Pennsylvania Public Utility Commission in the Restructuring Order violated several provisions of the U.S. Constitution. On January 22, 1998, PECO Energy also filed two Petitions for Review in the Commonwealth Court of Pennsylvania appealing the Restructuring Order based upon errors of law, an arbitrary and capricious abuse of administrative discretion and the deprivation of the due process of law. In addition to PECO Energy's appeals, numerous other parties, including various intervenors, filed appeals and cross-appeals of the Restructuring Order. See "--Prior Litigation" in this section of this prospectus.

         On April 29, 1998, PECO Energy and all but one of the 25 parties who challenged PECO Energy's electric restructuring plan filed a settlement with the Pennsylvania Public Utility Commission. That settlement--referred to as the electric restructuring plan settlement--was approved by the Pennsylvania Public Utility Commission in the Final Order. The Final Order was subsequently appealed by IP&L. Under the terms of the electric restructuring plan settlement and a stipulation between certain of the parties to the litigation, all of the appeals and cross- appeals of the Restructuring Order, as well as the IP&L appeal of the Final Order, were resolved when the U.S. Supreme Court denied certiorari of a separate suit in which IP&L claimed that the provisions of the Pennsylvania Competition Act that allow recovery of stranded costs violate the Commerce Clause of the United States Constitution. See "--Prior Litigation" in this section of this prospectus.

         The electric restructuring plan settlement authorized PECO Energy to recover $5.26 billion of stranded costs, together with a return of 10.75% on these stranded costs. For good cause shown, the Pennsylvania Public Utility Commission authorized the recovery of stranded costs over a 12-year transition period beginning January 1, 1999 and ending December 31, 2010. Recovery of stranded costs and the allowed return are through competitive transition charges and, at PECO Energy's election to issue or cause the issuance of transition bonds, intangible transition charges, designed to recover the $5.26 billion of stranded costs. The competitive transition charges were established assuming annual growth in sales of 0.8% and are reconciled annually to actual sales.

         All terms of the electric restructuring plan settlement described in this prospectus were specifically made to apply to the issuance of the Series 2000-A Bonds, including the termination of intangible transition charges no later than December 31, 2010, generation rate caps and rate cap extensions.

         The following table shows the estimated average levels of competitive transition charges and/or intangible transition charges for the years 2001 through 2010, based on estimated 0.8% annual sales growth assumed in the restructuring settlement. For the nine month period ended September 30, 2000, annual retail electric revenues were $1,996,194,000, including combined competitive transition charges and intangible transition charges of approximately $479,000,000.

         The projected amounts included within the Annual Stranded Cost Amortization and Return disclosure in this "PECO Energy's Electric Restructuring Plan" section were not prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections or generally accepted accounting principles. Additionally, PricewaterhouseCoopers LLP, as described in the "Experts" section, has neither examined nor compiled these projected amounts.

                                     TABLE 1

                              Annual Stranded Cost
                             Amortization And Return

                                                                                      Revenue Excluding
                                                                                    Gross Receipts Tax(3)
                                                                  --------------------------------------------------------

                                 Annual              CTC                                Return @
            Year                 Sales(1)       And/or ITC(2)           Total            10.75%           Amortization
            ----                 -----          -------------           -----            ------           ------------
                                  MWh               $/kWh                ($000)            ($000)            ($000)

            2001               34,108,616          0.0231(4)           753,241(4)        482,561(4)          270,680
            2002               34,381,485          0.0251              825,004           516,869             308,135
            2003               34,656,537          0.0247              818,352           482,401             335,951
            2004               34,933,789          0.0243              811,540           444,798             366,742
            2005               35,213,260          0.0240              807,933           403,555             404,378
            2006               35,494,966          0.0266              902,623           353,070             549,553
            2007               35,778,925          0.0266              909,844           290,627             619,217
            2008               36,065,157          0.0266              917,123           220,312             696,811
            2009               36,353,678          0.0266              924,459           141,229             783,231
            2010               36,644,507          0.0266              931,855            52,381             879,474

----------------------
(1) Subject to reconciliation of actual sales and collections. Under the restructuring plan settlement, sales are estimated to increase 0.8 percent per year.
(2) Figures result in the recovery of $5.26 billion of stranded costs plus the allowed return from the estimated number of customers and at projected usage levels in the period during which the competitive transition charges and/or intangible transition charges will be collected, taking into account the discounts from the current total bundled bill of customers, based on the discounts to be provided in accordance with the terms of the restructuring plan. Both the competitive transition charges and the intangible transition charges are subject to adjustment.
(3) The utilities gross receipts tax is imposed on public utilities (including electric utilities) organized under the laws of, or doing business in, the Commonwealth and is currently reflected in PECO Energy's revenue at the rate of 4.4% on each dollar of the utility's gross receipts arising from certain sales of energy.
(4) Reflects the rate reductions required by the 2000 QRO and the merger settlement described under "Subsequent Events" in this section.

         Authorization to Securitize. Under the electric restructuring plan settlement, PECO Energy securitized $4 billion of its $5.26 billion of stranded cost recovery through the issuance of transition bonds, the Series 1999-A Bonds. The intangible transition charges associated with the issuance of all transition bonds must terminate no later than December 31, 2010. The rate reductions and rate caps described in Table 2 included as part of the electric restructuring plan settlement and the settlement of the 2000 QRO anticipate the benefits of the securitization. Under the electric restructuring plan settlement, after the issuance of any transition bonds, competitive transition charges (or PECO Energy's distribution rates) are reduced by the amount of intangible transition charges imposed to pay the applicable qualified transition expenses. As part of its approval of the 200 QRO, the Pennsylvania Public Utility Commission authorized the securitization of up to an additional $1 billion of stranded costs.

         The First QRO also authorized PECO Energy and any assignee, namely the issuer, to refinance, in reliance on that First QRO, one or more series of transition bonds, each series in one or more classes secured by intangible transition property created by that order, provided that the final maturity of any series not exceed 10 years from the date of issuance and in no event have a final maturity after December 31, 2010. PECO Energy and the issuer may only refinance transition bonds in a face amount not to exceed the unamortized principal of the outstanding transition bonds being refinanced.

         Unbundling of Rates and Rate Reductions and Rate Caps. The electric restructuring plan settlement required PECO Energy to unbundle its retail electric rates for billing cycles beginning on January 1, 1999 into the following components:

            (1) distribution and transmission charges,

            (2) if applicable, intangible transition charges and competitive transition charges, and

            (3) a shopping credit for generation.

The sum of the competitive transition charges and the shopping credit equals the maximum amount PECO Energy can charge customers who do not or cannot choose to purchase electricity from alternate electric generation suppliers (referred to as serving as the "provider of last resort").

         The electric restructuring plan settlement required PECO Energy to reduce rates during 1999 and 2000 by 8% and 6%, respectively, from rates in existence on December 31, 1996. Further, the electric restructuring plan settlement provided for one-time additional discounts in 2000 since there was an overcollection of intangible transition charges and competitive transition charges in 1999, resulting in the rates for (a) residential and (b) commercial and industrial rate categories being reduced by 8.3% and 7%, respectively, for 2000.

         The electric restructuring plan settlement also extended the rate caps on generation rates at higher levels than required by the Pennsylvania Competition Act, until December 1, 2010, and extended rate caps on transmission and distribution rates until June 30, 2005. The transmission and distribution rate cap period was subsequently extended to December 31, 2006.

         The Pennsylvania Competition Act authorizes electric distribution companies to recover increases in state taxes resulting from the introduction of competition through adjustments in the rates charged to customers. In circumstances set forth in the regulations adopted by the Pennsylvania Public Utility Commission, adjustments to rates for increases in state taxes may result in rates exceeding the applicable rate cap. PECO Energy applied to the Pennsylvania Public Utility Commission for, and was granted, the right to defer state tax liabilities for future recovery if rates increase or as offsets for future state tax decreases.

         Competitive Metering and Billing. On January 1, 1999, PECO Energy unbundled its retail electric rates for metering, meter reading, and billing and collection services to provide credits for those customers that have elected to have alternate suppliers perform these services. Pennsylvania Public Utility Commission-licensed entities, including electric generation suppliers, may act as agents to provide a single bill and provide associated billing and collection services to retail customers located in PECO Energy's retail electric service territory. The Pennsylvania Public Utility Commission-licensed entities, including electric generation suppliers, may also finance, install, own, maintain, calibrate and remotely read advanced meters for service to retail customers located in PECO Energy's service territory. An electric generation supplier or other third party that bills on behalf of PECO Energy must comply with all applicable billing and disclosure requirements absent waiver by the Pennsylvania Public Utility Commission, including the unbundling of transmission and distribution rates. Only PECO Energy can physically disconnect or reconnect a customer's distribution service. Physical termination of the service may only be permitted for failure to pay for transmission and distribution service--including transition charges--or provider of last resort service. See also "The Qualified Rate Orders and the Intangible Transition Charges--The Intangible Transition Charges" in this prospectus.

         Provider of Last Resort. Under PECO Energy's electric restructuring plan, PECO Energy acts as a provider of last resort for all retail electric customers in its retail electric service territory who do not choose or cannot choose to purchase power from alternative suppliers through December 31, 2010, subject to specified terms, conditions and qualifications.

         Customer Choice, Market Share Thresholds, and Competitive Default Service. Under the electric restructuring plan settlement, customer choice of electric generation suppliers was phased in between January 1, 1999 and January 2, 2000. In the electric restructuring plan settlement, PECO Energy agreed to two market share threshold tests to measure and adjust the amount of customer migration that occurs under customer choice. On January 1, 2001, if 35% of PECO Energy's residential and commercial customers are not obtaining generation service from alternative electric generation suppliers (measured by number of customers for the residential class, and by percentage of load for the commercial class), then non-shopping customers will be assigned to alternative generation suppliers until that level is reached. The second market share threshold is on January 1, 2003. If, on that date, 50% of PECO Energy's residential and commercial customers are not obtaining generation services from alternative electric generation suppliers, then non-shopping customers will be assigned to alternative generation suppliers to reach that level. The procedures for accomplishing this have not yet been developed, and will be subject to Pennsylvania Public Utility Commission approval.

         To satisfy the requirements that 35% of PECO Energy's residential and commercial customers obtain generation service from an alternate electric generation supplier, on November 29, 2000, the Pennsylvania Public Utility Commission approved PECO Energy's bilateral contract with New Power Company to move 22% of PECO Energy's non-shopping residential customers to New Power for generation service. This arrangement implements the competitive default service provisions of the electric restructuring plan settlement. Under this contract, New Power has agreed that, for the three-year term of the contract, it will provide generation services, at specified discounted rates, to nearly 300,000 residential customers of PECO Energy who are currently taking their generation service from PECO Energy. Throughout the three-year term, those customers will continue to have the right to switch to an alternative generation supplier other than New Power, as well as the right to return as customers of PECO Energy, without penalty or charge. At the end of 2002, if the number of competitive default service customers then served by New Power has dropped below 20% of PECO Energy's residential customer base, there will be an additional allocation of residential customers to New Power to bring its competitive default service levels back up to 20% of the residential customer base. No additional assignment is anticipated as of January 1, 2001.

         By order entered April 30, 1999, the Pennsylvania Public Utility Commission adopted procedures for qualifying to provide competitive default service. The procedures require an electric generation supplier to provide:

         o proof that it has received the requisite licenses from the state and federal governments

         o   proof that it meets certain creditworthiness standards, and

         o assurances that it can acquire additional surety bonds as necessary.

         New Power was required to meet these standards before it was allowed to contract to provide competitive default service to PECO Energy's customers. In addition, New Power contractually agreed to provide additional credit assurances that will provide liquidated damages to PECO Energy in the event that New Power materially defaults on its obligations under the contract.

         The April 30, 1999 order also provided that the supplier of competitive default service will be required to provide billing, including payment of intangible transition charges and other revenues, to PECO Energy on the terms and conditions set forth in PECO Energy's tariff. Under New Power's contract with PECO Energy, however, PECO Energy will continue to provide billing services for the New Power Competitive Default Service customers. Billing for those customers will therefore be conducted using PECO Energy's normal practices and terms.

         Other Provisions. The electric restructuring plan settlement also provided for flexible generation service pricing for residential customers served by competitive default service, authorization of PECO Energy to transfer its generation assets to a separate subsidiary, inclusion under the capped transmission and distribution rates of .01 cent per kilowatt-hour for a sustainable energy and economic development fund and expansion of PECO Energy's program for low-income customers.

Subsequent Events

         On February 7, 2000, the Mid-Atlantic Power Supply Association filed an intervention to the Pennsylvania Pubic Utility Commission's proceedings on PECO Energy's application for the 2000 QRO to ensure that the then-proposed securitization would not have an adverse effect on competition in the retail electrical services market in Pennsylvania. Specifically, that association expressed concern that the 2000 QRO would cause a reduction in the shopping credit established in the First QRO and would enable PECO Energy to use the proposed rate reduction in 2001 to promote its provider of last resort service.

         The Mid-Atlantic Power Supply Association subsequently agreed to join with several of the parties who participated in PECO Energy's electric restructuring proceedings in a settlement, which was filed with the Pennsylvania Public Utility Commission on March 8, 2000. The settlement stated that, beginning January 1, 2001, PECO Energy will provide its retail customers with additional rate reductions in the total amount of $60 million.

         PECO Energy also agreed in the settlement of the 2000 QRO that it would not use the related securitization savings or the 2001 rate reductions to promote its provider of last resort service. Consequently, unless required by law, PECO Energy may not refer to savings from securitization or rate reductions in any public advertising, promotion or communication without following procedures to review the content with the Mid-Atlantic Power Supply Association. PECO Energy's unbundled rates, rate reductions (from the electric restructuring plan settlement and the settlement of the 2000 QRO) and rate caps are reflected in the schedule of system-wide average rates included in the electric restructuring plan settlement, the settlement of the 2000 QRO and the merger settlement (described below) and are shown in Table 2 below. See also "The Qualified Rate Orders and The Intangible Transition Charges" and "The Seller and Servicer PECO Energy Company."

         On November 22, 1999, PECO Energy filed an application for approval of its merger with Unicom Corporation (whereby PECO Energy became a wholly owned subsidiary of Exelon Corporation) with the Pennsylvania Public Utility Commission. Twenty-five parties filed protests or petitions to intervene in the application. On March 23, 2000, PECO Energy filed a joint petition for settlement of the issues raised in the application for the merger. The Pennsylvania Public Utility Commission approved the settlement on June 22, 2000 without modification. On October 20, 2000, PECO Energy merged with Unicom Corporation creating a new holding company, Exelon Corporation. PECO Energy and Commonwealth Edison (formerly a subsidiary of Unicom Corporation and a regulated utility in Illinois) continue as subsidiaries of Exelon Corporation.

         Under the merger settlement, PECO Energy agreed to $200 million in rate reductions for all customers over the period January 1, 2002 through 2005 and extended rate caps on PECO Energy's retail electric distribution charges (in addition to the rate reduction implemented in connection with the settlement of the 2000 QRO) through December 31, 2006. The merger settlement agreement also provided for electric reliability and customer service standards, mechanisms to enhance competition and customers choice, expanded assistance to low-income customers, extensive funding for wind and solar energy and community education, nuclear safety research funds, customer protection against nuclear costs outside of Pennsylvania and maintenance of charitable and civic contributions and employment for PECO Energy's headquarters in Philadelphia. The merger settlement also requires PECO Energy to provide certain benefits after completion of the merger with Unicom Corporation including a requirement that, effective January 1, 2002, PECO Energy reduce its retail electric rates by $60 million annually until January 1, 2004, and then by $40 million through December 31, 2005. The merger settlement extends the retail distribution and transmission rate cap provision of the electric restructuring settlement from June 30, 2005 to December 31, 2006. PECO Energy also agreed not to seek recovery, through Pennsylvania electric distribution rates, of the costs associated with the ownership and operation of any nuclear generating plants PECO Energy did not own on December 31, 1999.

         The merger settlement provides options for AMTRAK, to whom PECO Energy provides service in rate class EP, to prepay its transition charge responsibility to PECO Energy in fixed amounts ranging from $46,561,000 to $41,619,000 on certain dates from October 1, 2000 to July 1, 2002. AMTRAK is under no obligation to exercise any of the options. AMTRAK did not exercise its option on October 1, 2000. If and when AMTRAK decides to exercise its option, the PECO Energy generation rate applicable for AMTRAK service under Rate EP will be the fixed shopping credit set forth in the restructuring plan settlement, which will no longer be subject to yearly adjustment through the adjustments of competitive transition charges and intangible transition charges.

         PECO Energy also agreed in the merger settlement to reconcile all competitive transition changes and intangible transition charge revenues on an annual basis in two categories: (a) residential; and (b) commercial and industrial (encompassing all commercial and industrial accounts), effective for rate-setting cases for the year 2001. The parties to the merger settlement anticipate that this modification of the reconciliation process will minimize changes to the shopping credits on commercial and industrial rate classes by expanding the customer base on which the charges are reconciled. PECO Energy will notify customers by bill insert of any changes to the shopping credits that result from the annual reconciliation process, whenever possible in advance of any change becoming effective.

                                     TABLE 2

      Schedule of System-Wide Average Rates (per kilowatt-hour ("kWh"))(1)

                                                                                       CTC
                                                                       T&D            and/or        Shopping      Generation
           Effective Date        Transmission(2)    Distribution    Rate Cap(3)       ITC(4)         Credit        Rate Cap
           --------------        ---------------    ------------    -----------       ------         ------        --------
                                      (1)             (2)          (3)=(1)+(2)         (4)           ((1)5)       (6)=(4)+(5)
                                     $/kWh           $/kWh            $/kWh           $/kWh          $/kWh           $/kWh

      January 1, 2001                 0.0045          0.0253           0.0298          0.0231(5)      0.0450         0.0681
      January 1, 2002                 0.0045          0.0235           0.0280          0.0251         0.0447         0.0698
      January 1, 2003                 0.0045          0.0235           0.0280          0.0247         0.0451         0.0698
      January 1, 2004                 0.0045          0.0241           0.0286          0.0243         0.0455         0.0698
      January 1, 2005                 0.0045          0.0241           0.0286          0.0240         0.0458         0.0698
      January 1, 2006                 0.0045          0.0241           0.0286          0.0266         0.0485         0.0751
      January 1, 2007                   N/A             N/A               N/A          0.0266         0.0535         0.0801
      January 1, 2008                   N/A             N/A               N/A          0.0266.        0.0535         0.0801
      January 1, 2009                   N/A             N/A               N/A          0.0266         0.0535         0.0801
      January 1, 2010                   N/A             N/A               N/A          0.0266         0.0535         0.0801

----------------------
(1) All prices reflect average retail billing for all rate classes (including gross receipts tax). The average prices as presented in this table reflect the profile of service contained in PECO Energy's proof of revenue set forth in PECO Energy's electric restructuring plan.
(2) The transmission prices listed are for unbundled rates only. The Pennsylvania Public Utility Commission does not regulate the rates for transmission service.
(3) The T&D (Transmission & Distribution) Rate Cap under Section 2804(4) of the Pennsylvania Competition Act was extended until June 30, 2005, and subsequently extended to December 31, 2006 by the merger settlement.
(4) Figures result in the recovery of $5.26 billion of stranded costs plus the allowed return on these costs from the estimated number of customers and at projected usage levels in the period during which the competitive transition charges and/or intangible transition charges will be collected, taking into account the discounts from the current total bundled bill of customers, based on the discounts to be provided in accordance with the terms of PECO Energy's electric restructuring plan and the settlement of the 2000 QRO. Both the competitive transition charges and the intangible transition charges are subject to adjustment.
(5) Reflects the rate reductions required by the 2000 QRO and the merger settlement.



Prior Litigation

         In May, 1997, IP&L appealed the First QRO by filing an action in the Commonwealth Court of Pennsylvania challenging the Pennsylvania Competition Act, alleging that the Pennsylvania Competition Act's provision allowing PECO Energy to recover stranded costs discriminates against interstate commerce in violation of the Commerce Clause of the United States Constitution. In an opinion dated May 7, 1998, the Commonwealth Court dismissed IP&L's action, holding, as a matter of law, that the Pennsylvania Competition Act does not violate the Commerce Clause. Following that dismissal, IP&L petitioned the Pennsylvania Supreme Court for allowance of appeal. In the petition, IP&L claimed that the payment of stranded costs to PECO Energy discriminates against interstate commerce by favoring in-state electricity producers over out-of-state electricity producers. On September 29, 1998, the Pennsylvania Supreme Court denied IP&L's petition for allowance of appeal. On December 28, 1998, IP&L filed a petition for a writ of certiorari with the United States Supreme Court to appeal the Commonwealth Court's decision on the claim described above. On March 8, 1999, the United States Supreme Court denied the petition.

         During the period from January 1998 through March 1998, appeals and cross-appeals were filed at the Commonwealth Court against the Restructuring Order by PECO Energy, IP&L and numerous other parties. On April 29, 1998, PECO Energy and all of the parties who had filed appeals and cross-appeals, with the exception of IP&L, filed the restructuring plan settlement with the Pennsylvania Public Utility Commission. The restructuring plan settlement was approved by the Pennsylvania Public Utility Commission through the Final Order. Under the terms of the restructuring plan settlement, PECO Energy and all signatories to the restructuring plan settlement requested, and were granted, a general continuance of their appeals and cross-appeals of the Restructuring Order until the time as the Final Order was no longer subject to administrative or judicial challenge. In June, 1998, IP&L withdrew its appeal to the Restructuring Order and filed an appeal at the Commonwealth Court challenging the Final Order. The IP&L appeal of the Final Order was identical in scope to its Commerce Clause arguments described above. The IP&L appeal constituted a judicial challenge to the Final Order and, under the terms of the restructuring plan settlement, the appeals of PECO Energy and the other signatories to the restructuring plan settlement remained pending, but inactive, until resolution of the IP&L appeal. PECO Energy and IP&L entered into a stipulation that the final outcome of the IP&L Commerce Clause case would be controlling for the IP&L appeal of the Final Order. With the denial of the IP&L petition for certiorari by the United States Supreme Court, all appeals and cross-appeals of the Final Order were withdrawn with prejudice from the Commonwealth Court and from the United States District Court in accordance with the terms of the restructuring plan settlement and the stipulation with IP&L.

         Two additional actions, one filed by the Utility Workers Union of America and one filed by a group of plaintiffs including State Senator Vincent
J. Fumo alleged that the adoption of the Pennsylvania Competition Act violated certain provisions of the Pennsylvania Constitution governing legislative procedure. The Pennsylvania Public Utility Commission filed preliminary objections seeking dismissal of these actions at the pleading stage, on the ground that enactment of the Pennsylvania Competition Act did not violate those Pennsylvania constitutional provisions as a matter of law. The Commonwealth Court of Pennsylvania upheld the Pennsylvania Public Utility Commission's preliminary objections and dismissed both actions with prejudice. The appeal period expired without appeals being filed and the dismissal of these actions is final and non-appealable.

         THE QUALIFIED RATE ORDERS AND THE INTANGIBLE TRANSITION CHARGES

         As part of its approval of the restructuring plan settlement, the Pennsylvania Public Utility Commission issued the First QRO on May 14, 1998. In this order, the Pennsylvania Public Utility Commission determined that PECO Energy's recovery of stranded costs as set forth in the restructuring plan settlement was just and reasonable and in the public interest and that securitization of up to $4 billion of its $5.26 billion of stranded costs as set forth in the restructuring plan settlement was just and reasonable and in the public interest. On March 16, 2000, the Pennsylvania Public Utility Commission issued the 2000 QRO, authorizing the securitization of up to $1 billion of the remaining stranded costs.

         The qualified rate orders provide that, to the extent that PECO Energy, or any assignee, assigns, sells, transfers, or pledges any interest in intangible transition property created by those qualified rate orders, the Pennsylvania Public Utility Commission authorizes PECO Energy to contract, for a specified fee, with any assignee for PECO Energy:

         o to continue to operate the system to provide electric services to PECO Energy's customers,

         o to impose and collect the applicable intangible transition charges for the benefit and account of the assignee,

         o to make periodic adjustments of intangible transition charges contemplated under the qualified rate orders, and

         o to account for and remit the applicable intangible transition charges to or for the account of the assignee free of any charge, deduction or surcharge of any kind (other than the specified contractual fee referred to above).

         The First QRO and the 2000 QRO also authorize PECO Energy to contract with the issuers of transition bonds and an alternative party, which may be a trustee, that the alternative party will replace PECO Energy under its contract with the issuers and perform the obligations of PECO Energy contemplated in those qualified rate orders. The obligations of PECO Energy:

         o   are binding upon PECO Energy, its successors and assigns, and

         o are required by the Pennsylvania Public Utility Commission to be undertaken and performed by PECO Energy and any other entity which provides transmission and distribution services to a person who was a customer of PECO Energy located within PECO Energy's certificated territory on January 1, 1997, or who became a customer of electric services within such territory after January 1, 1997, and is still located within such territory, as a condition to providing service to that customer or municipal entity providing these services in place of PECO Energy by PECO Energy or other entity.

         The rate reductions in the total amount of $60 million required by the 2000 QRO were passed on to customers over a one-year period commencing with billing cycles beginning after December 31, 2000.

         Authorization of Issuance and Refinancing of Transition Bonds. In the First QRO, the Pennsylvania Public Utility Commission authorized the issuance of transition bonds in an aggregate principal amount not to exceed a combined total of $4 billion. In the 2000 QRO, the Pennsylvania Public Utility Commission authorized an additional $1 billion of transition bonds. PECO Energy, or any assignee of PECO Energy to whom intangible transition property is sold, may issue and sell, in reliance on the First QRO and the 2000 QRO, one or more series of transition bonds, each series in one or more classes, secured by intangible transition property, provided that the final maturity of any series of transition bonds may not be later than ten years from the date of issuance and in no event after December 31, 2010. PECO Energy, or its assignee, is also authorized to refinance transition bonds in a face amount not to exceed the unamortized principal of the transition bonds being refinanced.

         The First QRO and the 2000 QRO provide that PECO Energy retains the sole discretion whether to issue or cause the issuance of transition bonds. Within 120 days after each issuance of transition bonds, PECO Energy is required to file with the Pennsylvania Public Utility Commission a description of the financing structure of the transition bonds, including the principal amount, the price at which each series or class of transition bonds was sold, payment schedules, interest rate and other financing costs and the final plans for PECO Energy's use of the proceeds of any offering. Notwithstanding this filing, the final structure of each issuance of transition bonds is not subject to change or revision by the Pennsylvania Public Utility Commission after the date of that issuance.

         Authorization to Impose Intangible Transition Charges. In the First QRO and the 2000 QRO, the Pennsylvania Public Utility Commission determined that it was just and reasonable and in the public interest for PECO Energy to recover from its customers, through intangible transition charges, $4 billion and $1 billion, respectively, of its $5.26 billion of stranded costs. The Pennsylvania Public Utility Commission authorized PECO Energy to impose on and collect from customers, either directly or through bills rendered by electric generation suppliers, intangible transition charges in an amount sufficient to recover qualified transition expenses in connection with the permitted securitization of PECO Energy's stranded costs. In accordance with the Pennsylvania Competition Act, the Pennsylvania Public Utility Commission found that good cause had been shown to extend the payment period for imposing intangible transition charges beyond the ten-year period specified in the Pennsylvania Competition Act to December 31, 2010.

         In the First QRO and the 2000 QRO, the Pennsylvania Public Utility Commission approved the allocation and methodology for imposing competitive transition charges and intangible transition charges on customers. The First QRO and the 2000 QRO also authorize PECO Energy to make annual adjustments to intangible transition charges if collections of intangible transition charges fall below or exceed the amount necessary to ensure the receipt by the transition bond trustee of revenues sufficient to fully recover the qualified transition expenses, provided, however, that adjustments during the final calendar year during which any series of bonds are outstanding may be quarterly or monthly if necessary to ensure full recovery of intangible transition charges. The First QRO and the 2000 QRO state that the revenues received by the transition bond trustee through intangible transition charges shall be determined to be sufficient only if the collections of intangible transition charges so received are sufficient to amortize the transition bonds, fund any reserves and to pay premiums, if any, on the transition bonds (after payment of accrued interest, redemption premiums, if any, related credit enhancement, servicing fees and other related costs and expenses) in accordance with the terms of the transition bonds. For each annual adjustment, the First QRO and the 2000 QRO direct PECO Energy to file with the Pennsylvania Public Utility
Commission:

         o an accounting of intangible transition charges received by the transition bond trustee for the previous annual period,

         o   a statement of any over-or-under receipts,

         o the charge or credit to be added to intangible transition charges to ensure that the intangible transition charges received by the transition bond trustee will be sufficient to amortize the qualified transition expenses in accordance with the amortization schedule for the transition bonds, and

         o the corresponding reduction or increase in competitive transition charges or PECO Energy's distribution rates, as the case may be.

         The First QRO and the 2000 QRO provide that, in accordance with the Pennsylvania Competition Act, the Pennsylvania Public Utility Commission shall approve all annual adjustments within 90 days of PECO Energy's annual adjustment filing.

         Authorization to Sell Intangible Transition Property. Under the First QRO and the 2000 QRO, the Pennsylvania Public Utility Commission concluded that it is in the public interest, and authorized PECO Energy and any assignee of PECO Energy, to assign, sell, transfer or pledge intangible transition property in an amount sufficient to recover all of PECO Energy's qualified transition expenses in connection with the securitization of its stranded costs and all revenues, collections, claims, payments or money or proceeds arising from intangible transition charges. The Pennsylvania Public Utility Commission directed PECO Energy to use the proceeds from the sale of intangible transition property to reduce stranded costs and related capitalization.

         To the extent PECO Energy or its assignee assigns, sells, transfers or pledges an interest in the intangible transition property, the Pennsylvania Public Utility Commission authorized PECO Energy to contract, for a specified fee, with that assignee for PECO Energy to:

         o   continue to operate its transmission and distribution system,

         o   provide electric service to customers,

         o impose and collect intangible transition charges for the benefit and account of the assignee,

         o   make periodic adjustments of intangible transition charges, and

         o account for and remit the intangible transition charges to or for the account of the assignee free of any charge, deduction or surcharge or any kind (other than the specified contractual fee referred to above).

         The First QRO and the 2000 QRO also authorize the assignee to contract with an alternate party to replace PECO Energy as servicer of the intangible transition property. The First QRO and the 2000 QRO provide that the obligations of PECO Energy in servicing the intangible transition property shall be required by the Pennsylvania Public Utility Commission to be undertaken and performed by PECO Energy and any other entity which provides transmission or distribution services to customers.

         Irrevocability of the Qualified Rate Orders. The First QRO and the 2000 QRO declare that the respective paragraphs concerning the recovery of PECO Energy's stranded costs through the issuance of transition bonds, the imposition of intangible transition charges on customers in an amount sufficient to recover qualified transition expenses in connection with the securitization of stranded costs, the methodology and allocation and timing of adjustments to the intangible transition charges and the sale of intangible transition property are irrevocable for purposes of the Pennsylvania Competition Act, and the Pennsylvania Public Utility Commission accordingly agrees that it will not, directly or indirectly, by any subsequent action, reduce, postpone, impair or terminate those qualified rate orders or the related intangible transition charges. In the First QRO and the 2000 QRO, the Pennsylvania Public Utility Commission further declared that the right, title and interest of PECO Energy and any assignee in those qualified rate orders and the intangible transition charges, the rates and other charges authorized by those qualified rate orders, and all revenues, collections, claims, payments, money or proceeds of or arising from the same constitute intangible transition property.

The Intangible Transition Charges

         Calculation of the Intangible Transition Charges. The qualified transition expenses authorized in the First QRO and the 2000 QRO are recovered from customers in each of PECO Energy's separate rate classes based on the allocation of stranded cost recovery borne by each rate class through current electric rates approved by the Pennsylvania Public Utility Commission. The intangible transition charges are calculated by determining the total amount of intangible transition charges required to be billed to each rate class in order to generate collections of intangible transition charges sufficient to ensure timely recovery of qualified transition expenses related to each series of transition bonds among affected rate classes. The intangible transition charge percentage is applied to total projected revenue per rate class, exclusive of transmission, energy and capacity and fixed distribution charges. The resulting dollar amount on a customer's bill after the application of that percentage is the intangible transition charge payable by that customer. To the extent that total revenues are affected by changes in usage, number of customers, rate of delinquencies and write-offs or other factors, collections of intangible transition charges will vary. Variations in collections of intangible transition charges will be addressed by recalculating the percentages applied to customers' bills on each calculation date. See "--The Intangible Transition Charge Adjustment Process" below.

         Initial Billing and Termination of Intangible Transition Charge Collections. Intangible transition charges for each series of transition bonds are or will be assessed on all customer bills rendered on or after the effective date of the rates for intangible transition charges associated with the relevant series issuance date. Upon each adjustment of intangible transition charges or issuance of additional series of transition bonds, the adjusted intangible transition charges will be assessed in the same manner. The imposition of intangible transition charges as a result of the issuance of transition bonds will result in a reduction in any competitive transition charges then in effect in an amount equal to those intangible transition charges, so that the total amount billed to customers will remain unchanged.

         The servicer (or electric generation supplier or other third party biller) will continue to bill the intangible transition charges, and the servicer will continue to make collections of intangible transition charges from customers and electric generation suppliers and other third parties with respect to each outstanding series of transition bonds until the series termination date or class termination date, if applicable, for each series or class, as applicable, but in no event later than December 31, 2010. Upon the series termination date or class termination date relating to the series or class of transition bonds having the latest series termination date or class termination date, the servicer will cease assessing the intangible transition charges. However, the servicer (or electric generation supplier or other third party biller) will continue to collect the intangible transition charges previously billed to customers. To the extent that collections of intangible transition charges exceed the amount necessary to amortize fully all transition bonds and pay interest on these bonds and specified fees and expenses, those excesses will be retained by the issuer.

         The Intangible Transition Charge Adjustment Process. The master servicing agreement, the Pennsylvania Competition Act, the First QRO and the 2000 QRO require the servicer to seek and the Pennsylvania Public Utility Commission to approve annual adjustments to the intangible transition charges. The annual adjustments are required to enhance the likelihood that the actual collections of intangible transition charges allocated to the issuer under the master servicing agreement are neither more nor less than the amount necessary to amortize the transition bonds of each series in accordance with the expected amortization schedule for that series and to fund the overcollateralization subaccount to the calculated overcollateralization level. The annual adjustments are based on actual collections of intangible transition charges allocated to the issuer and updated assumptions by the servicer as to projected future usage of electricity by customers, expected delinquencies and write-offs, and future expenses relating to intangible transition property and the transition bonds. Adjustments will be made to the intangible transition charges imposed upon customers to reflect shortfalls in or excesses of collections of intangible transition charges for the period since the last adjustment, including shortfalls or excesses resulting from inaccurate forecasts by the servicer. For example, if actual electricity consumption is less than the servicer forecasted because of an unusually mild summer, and this resulted in a shortfall in collections of intangible transition charges, the servicer would be required to seek an adjustment from the Pennsylvania Public Utility Commission to the intangible transition charges imposed after that to compensate for that shortfall. In addition, the adjustments will take into account any projected trends in customers or usage in order to prevent shortfalls or excesses of collections of intangible transition charges from arising in future periods so that if, for example, usage is declining at an accelerating pace, this trend will be taken in account in the calculation of the current adjustment.

         The First QRO and the 2000 QRO also provide that adjustments during the final calendar year of collections of intangible transition charges for any series of transition bonds may be made quarterly or monthly. If at the time of issuance of a series, the servicer determines additional adjustments are required, the dates for these adjustments will be specified in the prospectus supplement for that series. Adjustments will cease for a series on the final adjustment date specified in the related prospectus supplement for that series.

         In the merger settlement filed with the Pennsylvania Public Utility Commission on March 23, 2000 settling issues concerning the merger of PECO Energy with Unicom, PECO Energy agreed to reconcile all competitive transition charges and intangible transition charge revenues on an annual basis in two categories: (a) residential; and (b) commercial and industrial (encompassing all commercial and industrial accounts), effective for rate-setting cases for the year 2001 and thereafter. The parties to the merger settlement anticipate that any modification of the reconciliation process will minimize changes to the shopping credits on commercial and industrial rate classes by expanding the customer base on which the charges are reconciled. PECO Energy will notify customers by bill insert of any changes to the shopping credits that result from the annual reconciliation process whenever possible in advance of any change becoming effective.

         The servicer will file an adjustment request on each calculation date, requesting modifications to the intangible transition charges which are designed to result in the outstanding principal balance of each series equaling the amount provided for in its expected amortization schedule. Each adjustment request is also designed to result in the amount on deposit in the overcollateralization subaccount equaling the calculated overcollateralization level. The equalizing of these amounts is designed to be achieved by the payment date closest to the next adjustment date or the expected final payment date, as applicable, for each series, taking into account any amounts on deposit in the reserve subaccount other than certain customer prepayments of intangible transition charges, if any, not allocable to the period covered by the applicable adjustment request. As provided for in the First QRO and the 2000 QRO, any adjustment request filed with the Pennsylvania Public Utility Commission will include any proposal by PECO Energy to modify the recalculation methodology. For a discussion of customer prepayments, see "The Seller and Servicer PECO Energy Company--Limited Information on Customers' Creditworthiness--Application of Customer Payments" in this prospectus. The Pennsylvania Competition Act and the First QRO and the 2000 QRO require the Pennsylvania Public Utility Commission to approve annual adjustments within 90 days of the calculation date. The adjustments to the intangible transition charges are expected to be implemented on each adjustment date.

Competitive Billing

         PECO Energy's restructuring plan and subsequent orders of the Pennsylvania Public Utility Commission give customers who purchase electric generation from electric generation suppliers the opportunity to choose from the following billing source options:

         o   consolidated billing from the utility,

         o   consolidated billing from the electric generation supplier,

         o separate billing from the utility and from the electric generation supplier providing billing services, or

         o   third party billing services.

         Any electric generation supplier or other third party that provides consolidated billing is required to pay the utility amounts billed by the utility to the electric generation supplier or other third party, including the intangible transition charges, regardless of the electric generation supplier's or other third party's ability to collect these amounts from its customers. In that case, the electric generation supplier or other third party will replace the customer as the obligor on these intangible transition charges, and the servicer, on behalf of the issuer, will generally have no right to collect these intangible transition charges from the customer. The servicer will have the right to bill and collect intangible transition charges and other amounts payable to the servicer directly from all of the electric generation supplier's or other third party's consolidated billing customers following specified payment defaults by an electric generation supplier or other third party and the expiration of the applicable grace period. As of the date of this prospectus, there are no third parties providing billing of PECO Energy charges to its customers. See "Risk Factors--Servicing--It May Be More Difficult to Collect Intangible Transition Charges Due to Billing by Third Parties" in this prospectus.

         PECO Energy's restructuring plan sets forth and future orders of the Pennsylvania Public Utility Commission will set forth guidelines governing metering, billing and other activities by electric generation suppliers and other third parties. The Pennsylvania Public Utility Commission has determined that if an electric generation supplier or other third party provides consolidated billing, the electric generation supplier or other third party must first establish its creditworthiness by either:

         o demonstrating that it has an investment grade rating for its own long-term debt, or

         o depositing with the Pennsylvania Public Utility Commission a letter of credit or other mechanism sufficient to cover 30 days of its expected collections from intangible transition charges.

         While the restructuring plan and Pennsylvania Public Utility Commission orders provide that an electric generation supplier or other third party that bills customers must comply with all billing, financial and disclosure requirements applicable to electric generation suppliers, the Pennsylvania Public Utility Commission may waive any of those requirements at any time in the future. Further, the parties to the restructuring plan settlement agreed to review and, as appropriate, to recommend changes to Pennsylvania Public Utility Commission regulations and procedures in order to facilitate the efficient and full recovery of revenues from customers, while at the same time protecting customers. See also "Risk Factors--Unusual Nature of Intangible Transition Property--The Pennsylvania Public Utility Commission May Take Actions That Adversely Affect Transition Bondholders" in this prospectus.

         Discounts, Special Charges, Termination Fees. Under its restructuring plan, PECO Energy provides discounts to specified classes of customers, for instance commercial and industrial customers who have demonstrated competitive alternatives (such as self-generation) and customers in specified low-income assistance programs, among others. These discounts in the competitive transition charges, including the intangible transition charges, are accounted for in the average rates to be charged to all other customers. In addition, the restructuring plan requires PECO Energy to allow specified customers to pay competitive transition charges, including intangible transition charges, in a lump sum, based on a calculation that takes into account each of these customer's last 12 months of demand and PECO Energy's after-tax weighted average cost of capital. For the nine month period ended September 30, 2000, revenue from residential customers participating in the low income assistance program and commercial special contracts were 1.9% and 9.6% of retail revenue respectively. As of the date of this prospectus, one customer, representing 2.5% of total sales revenue for the nine month period ended September 30, 2000, has elected to exercise this option.

         The recovery of both competitive transition charges and intangible transition charges from industrial and commercial customers that significantly reduce their purchases of electricity generation from PECO Energy through the installation of on-site generation equipment is governed by special rules set forth in the restructuring plan. These special arrangements were designed so that customers who operate generation equipment in parallel with PECO Energy's transmission and distribution system pay their fully allocated share of stranded costs through competitive transition charges and intangible transition charges. For each self-generating customer, the servicer determines annually, after the end of each calendar year in which competitive transition charges or intangible transition charges are assessed, whether that customer purchased at least 10% fewer kilowatt-hours of electricity through the transmission and distribution system than the customer purchased in the applicable base year. For customers who began self-generation on or after January 1, 1997, the base year is the immediately preceding calendar year. For all others, the base year is 1996.

         If the ratio between

         o   the amount of usage difference caused by the on-site generation and

         o   the base year usage

is 10% or more, the servicer bills the customer separately an amount equal to the difference between

         o the total competitive transition charges and intangible transition charges that the customer would have paid using usage and demand data for the base year (as adjusted for any portion not related to self- generation) and

         o the total competitive transition charges and intangible transition charges that the customer did pay in the preceding calendar year.

         There are other special rules for customers whose peak load during 1996 was at least 4 megawatts and who can prove that they were actively self-generating or planning to self-generate as of December 31, 1996 or earlier.

         PECO Energy does not expect the number of customers who self-generate or the kilowatt-hours produced by self-generation to be significant. The calculation of the intangible transition charges and any adjusted intangible transition charges will reflect actual self-generation at the time of that calculation and the servicer's projection with respect to future self-generation.

         As of September 30, 2000, 264,608 customers (approximately 17.59% of PECO Energy's transmission and distribution business) had chosen alternate suppliers of generation. See "The Seller and Servicer PECO Energy
Company--Customers and Operating Revenues" below.

                             THE SELLER AND SERVICER
                               PECO ENERGY COMPANY

Retail Electric Service Territory

         Incorporated in Pennsylvania in 1929, PECO Energy Company, a wholly owned subsidiary of Exelon Corporation, is engaged principally in the production, purchase, transmission, distribution and sale of electricity to residential, commercial, industrial and wholesale customers in its franchised service territory in southeastern Pennsylvania. Since 1999, the Commonwealth of Pennsylvania has required the unbundling of retail electric services in Pennsylvania into separate generation, transmission and distribution services with open retail competition for generation services. With the commencement of deregulation, PECO Energy serves as the local distribution company providing electric distribution services in southeastern Pennsylvania and bundled electric service to customers who cannot or do not choose an alternate electric generation supplier. Through its Exelon Energy division, PECO Energy is a competitive generation supplier offering competitive energy supply to customers throughout Pennsylvania. At September 30, 2000, approximately 17% of PECO Energy's residential load, 46% of its commercial load and 41% of its industrial load were purchasing generation service from an alternative electric generation supplier. As of that date, Exelon Energy was providing electric generation service to approximately 99,000 business and residential customers located throughout Pennsylvania. PECO Energy's Exelon Infrastructure Services subsidiary provides utility infrastructure services to customers in several regions of the United States. PECO Energy has also formed AmerGen Energy Company, a joint venture with British Energy plc, to acquire and operate nuclear generating facilities. PECO Energy also engages in the wholesale marketing of electricity on a national basis. PECO Energy also participates in joint ventures which provide telecommunication services in the Philadelphia metropolitan region. In connection with the merger of PECO Energy and Unicom Corporation, Exelon Corporation plans to reorganize so that PECO Energy will provide transmission and distribution services and will purchase generation from affiliates for its provider of last resort services.

         PECO Energy's retail electric service territory covers 1,972 square miles with a population of approximately 3.6 million, including approximately
1.6 million in the City of Philadelphia. Approximately 94% of the retail service area and 64% of retail kilowatt-hour electricity sales are in the suburbs around Philadelphia, and 6% of the retail service area and 36% of those sales are in the City of Philadelphia. This retail electric service territory includes all of the City of Philadelphia and Delaware County, substantially all of Chester and Montgomery Counties and the southern portion of Bucks County. This territory is primarily urban and suburban, with a service-based economy.

         PECO Energy files periodic reports with the SEC as required by the Exchange Act. Reports filed with the SEC are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of periodic reports and exhibits to these reports may be obtained at the above locations at prescribed rates. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov.

PECO Energy Corporate Restructuring Plan

         Exelon Corporation intends to restructure in order to disaggregate its corporate organization, including PECO Energy's business. This disaggregation will involve the formation of additional subsidiaries and the transfer of PECO Energy's generation assets and liabilities, and those of its affiliate corporation, Commonwealth Edison, to one or more of those subsidiaries. PECO Energy will remain a transmission and distribution company and a utility regulated by the Pennsylvania Public Utility Commission. There is currently no plan to merge the customer billing or collection systems of PECO Energy and Commonwealth Edison.

         The board of directors of Exelon Corporation may determine, in its discretion, how PECO Energy's business will be restructured and the timing of the restructuring.

Customers and Operating Revenues

         PECO Energy's customer base is currently divided into two categories for purposes of adjusting intangible transition charges (a) residential and (b) commercial and industrial. Rate categories and classes within those categories are approved by the Pennsylvania Public Utility Commission and are subject to change. Those changes will be reflected in any adjustment request filed with the Pennsylvania Public Utility Commission by the servicer. Although in the settlement of the merger between PECO Energy and Unicom Corporation, PECO Energy agreed to reduce its customer categories from three to two (see "PECO Energy's Electric Restructuring Plan--Subsequent Events" in this prospectus), the current rate classes have remained unchanged since April 20, 1990. The current rate classes are:

Residential Rate Classes:

     Rate R--Residential Service: Residential Service is available in the entire territory of PECO Energy to single private family dwellings for the domestic requirements of family members, which service is supplied through one meter. This rate class (and Rate R-H) also includes payment-troubled low income customers receiving discounted rates under PECO Energy's low-income Customer Assistance Program, Rate CAP.

     Rate R-H--Residential Heating Service: Residential Heating Service is available to single private family dwellings (or to a multiple dwelling unit building consisting of two to five dwelling units, whether occupied or not) for domestic requirements when such service is supplied through one meter and where the dwelling is heated by specified types of electric space heating systems.

     Rate OP--Off-Peak Service: Available in conjunction with other residential service rates, Rates R and R-H and, in specified cases, Rate GS, for a customer receiving delivery at certain voltage levels during off-peak periods.

Commercial and Industrial Rate Classes:

     Rate GS--General Service: Electric delivery service available through a single metering installation for offices, professional, commercial or industrial establishments, governmental agencies, and other applications outside the scope of the Residential Service rate schedules.

     Rate POL--Private Outdoor Lighting: Available in conjunction with Rate GS for the outdoor lighting of sidewalks, driveways, yards, lots and similar places, outside the scope of service under Rate SL-P, SL-S and SL-E.

     Rate SL-P--Street Lighting in the City of Philadelphia: Available only to a governmental agency, municipal, state or federal, for outside lighting of streets, highways, bridges, parks or similar places, including directional highway signs at locations where other outdoor lighting service is established hereunder, for the safety and convenience of the public within the City of Philadelphia. Accounts in this rate class will be transferred to Rate SL-E on July 1, 2001, under the terms of the settlement order concerning the merger of PECO Energy and Unicom Corporation and PECO Energy's proposed corporate restructuring.

     Rate SL-S--Street Lighting--Suburban Divisions: Available for the outdoor lighting of streets, highways, bridges, parks and similar places for the safety and convenience of the public in Suburban Divisions.

     Rate SL-E--Street Lighting Customer-Owned Facilities: Available to any governmental agency outside of the City of Philadelphia for outdoor lighting of streets, highways, bridges, parks or similar places, including directional highway signs at locations where outdoor lighting service is established hereunder for the safety and convenience of the public where all of the utilization facilities are installed, owned and maintained by a governmental agency.

     Rate TL--Traffic Lighting: Available to any municipality using PECO Energy's standard delivery service for electric traffic signal lights installed, owned and maintained by the municipality.

     Rate BLI--Borderline Interchange: Available under reciprocal agreements to neighboring electric utilities for resale in their adjacent territory. No intangible transition charges are or will be imposed on Rate BLI customers.

     Rate PD--Primary-Distribution Power: Untransformed electric delivery service available from the primary supply lines of PECO Energy's distribution system where the customer installs, owns and maintains any transforming, switching and other receiving equipment required.

     Rate HT--High-Tension Power: Untransformed electric delivery service from PECO Energy's standard high-tension lines, where the customer installs, owns and maintains, any transforming, switching and other receiving equipment required. Excludes certain special contracts.

     Rate EP--Electric Propulsion: This rate is available only to the National Rail Passenger Corporation and to the Southeastern Pennsylvania Transportation Authority for untransformed electric delivery service from PECO Energy's standard high-tension lines, where the customer installs, owns and maintains any transforming, switching and other receiving equipment required and where the service is supplied for the operation of electrified transit and railroad systems and appurtenances.

         Total Customers. The following tables show for the last five years the number of retail electric customers and the percentage of all retail electric customers in all rate classes (Table 3), retail electric usage by rate class (Table 4) and retail electric revenues by rate class (Table 5). Not all customers in all rate classes are billed intangible transition charges. For the pro forma intangible transition charges assessed to individual rate classes as of any series issuance date and any adjustment thereto, in each case giving effect to the issuance of transition bonds on that date, see the related prospectus supplement. There can be no assurance that total customers, the composition of total customers by customer category and rate class or usage levels or revenues for each customer category and rate class will remain at or near the levels reflected in the following tables. As of September 30, 2000, 214,418 customers in the residential customer category (representing 15.74% of the total number of customers) and 50,190 customers in the commercial and industrial customer category (representing 32.82% of the total number of customers) have chosen to purchase their generation from electric generation suppliers other than PECO Energy.

                                     TABLE 3

                          Retail Electric Customers(1)


                            ------------------------------------------------------------------------------------------------------
                                                                                                                  For the Nine
                            For the Year Ended   For the Year Ended   For the Year Ended    For the Year Ended    Month Period
                                12/31/96             12/31/97             12/31/98              12/31/99          Ended 9/30/00
                            ------------------------------------------------------------------------------------------------------

                            Number of      % of      Number of    % of    Number of   % of    Number of   % of   Number of   % of
                            Customers      Total     Customers    Total   Customers   Total   Customers   Total  Customers   Total
                            ---------      -----     ---------   -----   ---------   -----   ---------   -----  ---------   -----
Residential
R(2) and OP(3) ...........  1,169,654      79.51%     1,177,996   79.47%  1,186,864   79.49%   1,194,370  79.47%  1,204,021   79.48%
R-H ......................    154,794      10.52        155,865   10.52     156,927   10.51      157,489  10.48     157,901   10.42
Total ....................  1,324,448      90.03      1,333,861   89.99   1,343,791   90.00    1,351,859  89.95   1,361,922   89.91

Commercial and
Industrial
GS and POL(4) ............    142,431       9.68%       144,142    9.72%    145,055    9.71%     146,771   9.77%    148,733    9.82%
SL-P, SL-S, SL-E and TL ..        987       0.07            985    0.07       1,050    0.07        1,076   0.07         969     .06
PD and HT ................      3,299       0.22          3,308    0.22       3,248    0.22        3,245   0.22       3,216     .21
EP .......................          3       0.00              3    0.00           3    0.00            3   0.00           3    0.00
Total ....................    146,720       9.97        148,438   10.01     149,356   10.00      151,095  10.05     152,921   10.09

Total ....................  1,471,168     100.00%     1,482,299  100.00%  1,493,147  100.00%   1,502,954 100.00%  1,514,843  100.00%
                            =========     =======     =========  =======  =========  =======   ========= =======  =========  =======

-----------------
(1) Represents transmission and distribution customers who purchase their generation from electric generation suppliers other than PECO Energy, but including its affiliate that supplies electric generation.
(2) For a description of the meanings of rate class abbreviations, see "The Seller and Servicer PECO Energy Company--Customers and Operating Revenues" in this prospectus.
(3) Rate OP is available in conjunction with residential rate classes R and R-H and with commercial and industrial rate class GS for those customers in rate class GS who use residence electric delivery service.
(4) Rate POL is available in conjunction with commercial and industrial rate class GS.

                                     TABLE 4

           Actual Retail Electric Usage (per megawatt-hour ("MWh"))(1)

                            --------------------------------------------------------------------------------------------------------
                                                                                                                        For the
                                                                                                                       Nine Month
                             For the Year Ended    For the Year Ended    For the Year Ended    For the Year Ended        Period
                                  12/31/96              12/31/97              12/31/98              12/31/99          Ended 9/30/00
                            --------------------------------------------------------------------------------------------------------

                                        % of                  % of                  % of                 % of                % of
                            MWh         Total     MWh         Total     MWh         Total     MWh        Total     MWh       Total
                            ---         -----     ---         -----     ---         -----     ---        -----     ---       -----
Residential
R(2) and OP(3)............  7,906,048   23.81%    7,858,466   23.89%    8,214,347   24.21%   8,571,927  24.82%   6,702,634    24.72%
R-H.......................  2,765,279    8.33     2,548,231    7.75     2,408,645    7.10    2,560,223   7.41    2,025,465     7.47
Total..................... 10,671,327   32.14    10,406,697   31.63    10,622,992   31.31   11,132,150  32.24    8,728,099    32.19

Commercial and
Industrial
GS and POL(4).............  6,490,621   19.55%    6,684,791   20.32%    6,887,794   20.30%   7,153,896  20.72%   5,701,734    21.03%
SL-P, SL-S, SL-E and TL ..    192,425    0.58       181,002    0.55       190,251    0.56      188,463   0.55      138,941      .51
PD and HT................. 15,208,015   45.81%   15,034,087   45.70%   15,678,316   46.21%  15,476,999  44.82%  12,089,613    44.59
EP........................    638,800    1.92       594,319    1.81       549,539    1.62      579,069   1.68      452,461     1.67
Total..................... 22,529,861   67.86    22,494,199   68.37    23,305,900   68.69   23,398,427  67.76   18,382,749    67.81

Total..................... 33,201,188  100.00%   32,900,896  100.00%   33,928,892  100.00%  34,530,577 100.00%  27,110,848   100.00%
                           ==========  =======   ==========  =======   ==========  =======  ========== =======  ==========   =======

-----------------
(1) Represents usage of transmission and distribution customers who purchase their generation from electric generation suppliers other than PECO Energy, but including usage of customers who purchase generation from PECO Energy's affiliate that supplies electric generation.
(2) For a description of the meanings of rate class abbreviations, see "The Seller and Servicer PECO Energy Company--Customers and Operating Revenues" in this prospectus.
(3) Rate OP is available in conjunction with residential rate classes R and R-H and with commercial and industrial rate class GS for those customers in rate class GS who use residential electric delivery service.
(4) Rate POL is available in conjunction with commercial and industrial rate class GS.

                                     TABLE 5

                 Retail Electric Revenues (dollars in thousands)

                          ----------------------------------------------------------------------------------------------------------
                           For the Year Ended    For the Year Ended    For the Year Ended   For the Year Ended   For the Nine Month
                                12/31/96              12/31/97              12/31/98             12/31/99       Period Ended 9/30/00
                          ----------------------------------------------------------------------------------------------------------

                                       % of                    % of                  % of                % of                  % of
                          $(000s)      Total     $(000s)       Total    $(000s)      Total    $(000s)    Total     $(000s)    Total
                          -------      -----     -------       -----    -------      -----    -------    -----     -------    -----
Residential
R(1) and OP(2)........    1,092,398    33.13%   1,091,669      33.17%  1,121,346     33.93%  1,012,285   39.09%     789,021   39.51%
R-H...................      277,760     8.43      265,781       8.08     255,891      7.74     236,020    9.11      185,990    9.31
Total.................    1,370,158    41.56    1,357,450      41.25   1,377,237     41.68   1,248,305   48.21      975,011   48.83

Commercial and
Industrial
GS and POL(3).........      748,561    22.71%     778,743      23.66%    783,682     23.72%    609,566   23.54%     449,783   22.52%
SL-P, SL-S, SL-E and
TL ...................       32,815     1.00       30,305       0.92      31,636      0.96      28,480    1.10       20,650    1.03
PD and HT.............    1,098,307    33.31    1,077,375      32.74   1,066,868     32.28     665,456   25.70      530,909   26.59
EP....................       46,979     1.42       46,994       1.43      45,118      1.37      37,731    1.46       20,561    1.03
Total.................    1,926,662    58.44    1,933,417      58.75   1,927,304     58.32   1,341,233   51.79    1,021,903   51.17

Total.................    3,296,820   100.00%   3,290,867     100.00%  3,304,541    100.00%  2,589,538  100.00%   1,996,914  100.00%
                          =========   =======   =========     =======  =========    =======  =========  =======   =========  =======

---------------
(1) For a description of the meanings of rate class abbreviations, see "The Seller and Servicer PECO Energy Company--Customers and Operating Revenues" in this prospectus.

(2) Rate OP is available in conjunction with residential rate classes R and R-H and with commercial and industrial rate class GS for those customers in rate class GS who use residential electric delivery service.

(3) Rate POL is available in conjunction with commercial and industrial rate class GS.


         For 97.8% of customers who were enrolled in customer choice as of September 30, 2000, PECO Energy provides a single or consolidated bill for both PECO Energy's distribution charges and the generation charges of the electric generation suppliers servicing those customers. The remaining customers who are not using PECO Energy's own generation supplier subsidiary have chosen to receive dual bills: one bill encompasses PECO Energy's charges for transmission and distribution and a separate bill contains the generation charges. For customers choosing the consolidated bill option from PECO Energy, PECO Energy pays the relevant electric generation supplier in full for generation charges and is responsible for collecting those amounts from the customer. As of September 30, 2000, PECO Energy billed $349 million on behalf of electric generation suppliers. The electric generation suppliers who provide customers with separate bills for generation are not required to provide revenue information to PECO Energy.

         Concentrations. For the nine month period ended September 30, 2000, the largest 10 customers represented approximately 9.5% of PECO Energy's retail electric revenues, and the largest 10 customers represented approximately 13.3% of PECO Energy's retail electric sales. There can be no assurance that current customers will remain customers or that the levels of customer concentration in the future will be similar to those set forth above. See "Risk Factors--Servicing-- Inaccurate Projections by Servicer May Result in Losses to Transition Bondholders" in this prospectus.

         Delinquency and Write-Off Experience. The following tables set forth the delinquency and write-off experience with respect to payments to PECO Energy by customer category for each of the periods indicated below. The delinquency and net write-off experience with respect to payments to PECO Energy by electric generation suppliers is included in the information provided on the tables below. There can be no assurance that the future delinquency and write-off experience for PECO Energy or for the intangible transition charges will be similar to the historical experience set forth below:

                                     TABLE 6

        Delinquencies as a Percentage of Billed Retail Electric Revenues

                                             ---------------------------------------------------------------------------
                                             For the Year   For the Year   For the Year    For the Year   For the Nine
                                             Ended          Ended          Ended           Ended          Month Period
                                             12/31/96       12/31/97       12/31/98        12/31/99       Ended 9/30/00
                                             ---------------------------------------------------------------------------
Residential
   30+ days.........................            9.37%          9.51%          9.64%           9.51%           11.30%
   60+ days.........................            8.09           8.21           8.51            8.49            10.02
   90+ days.........................            7.08           7.18           7.67            7.77             9.13

Commercial and Industrial
   30+ days.........................            0.55%          0.64%          0.61%           0.98%            1.35%
   60+ days.........................            0.37           0.43           0.45            0.68             0.95
   90+ days.........................            0.29           0.32           0.36            0.52             0.74


                                     TABLE 7

        Net Write-Offs as a Percentage of Billed Retail Electric Revenues

                                             ---------------------------------------------------------------------------
                                             For the Year   For the Year   For the Year    For the Year   For the Nine
                                             Ended          Ended          Ended           Ended          Month Period
                                             12/31/96       12/31/97       12/31/98        12/31/99       Ended 9/30/00
                                             ---------------------------------------------------------------------------
Residential.............................        4.56%          4.79%          4.66%           4.68%            3.07%
Commercial and Industrial...............        0.35           0.36           0.57            0.41             0.39
Total (Weighted by Customer Category)....       2.09           2.18           2.27            2.47             1.69

         Through 1998, the residential customer category experienced increases in delinquencies which were reduced during 1999. In addition, through 1997, the residential customer category experienced an increase in net write-offs, which has subsequently been reduced during 1998, 1999 and the nine month period ended September 30, 2000. These reductions in delinquencies and net write-offs are due to the implementation of credit and collection programs intended to reduce overall delinquencies that resulted in reductions to residential past due account balances of high-risk customers. As of September 30, 2000 delinquencies were temporarily elevated because of seasonal fluctuations in customer payment rates. See "--Limited Information on Customers Creditworthiness."

         During the past five years, delinquencies for commercial and industrial customers have increased. The variance in delinquencies for the most recent year was primarily due to the volume of receivables associated with customer choice as well as problems terminating the electric service of delinquent customers. Net write-offs for that customer category over the last five years have not shown any discernible trend. Net write-offs in 1999 for commercial and industrial customers remained above 1996 and 1997 totals, primarily due to problems experienced with the collection agent responsible for terminating electric service for these customers. New collection policies implemented during 2000 assisted in reducing commercial and industrial write-off totals.


         PECO Energy does not expect the delinquency or write-off experience with respect to collections of intangible transition charges to differ substantially from the experience that it will have with its other receivables.

Forecasting Customers and Usage

         Accurate projections of the number of customers, usage and retail electric revenue are important in setting and maintaining the intangible transition charges or any adjusted intangible transition charges. See "The Qualified Rate Orders and the Intangible Transition Charges--The Intangible Transition Charges" and "Risk Factors--Servicing--Inaccurate Projections by Servicer May Result in Losses to Transition Bondholders" in this prospectus.

         PECO Energy's forecasts are produced by employees of PECO Energy and are reviewed internally by senior management executives.

         Customer projections are determined by PECO Energy based on demographic and economic information obtained from various sources. There are different methodologies used for various customer categories. The residential customer forecasting process begins with a review of regional household growth, population and residential construction trends within PECO Energy's retail electric service territory and the surrounding counties. PECO Energy uses this data to develop internal household forecasts for the counties in which it operates. PECO Energy then employs its own historical data regarding the number of households served by PECO Energy and their historical usage, as well as other factors as PECO Energy deems relevant, to develop a projection of customers in the residential customer category within its service area.

         The forecasting process for smaller customers in the commercial and industrial customer category begins with a review of economic trends and an overview of economic prospects in the Philadelphia metropolitan area. These external data are obtained from independent sources and local businesses. PECO Energy uses these sources to develop internal business forecasts. PECO Energy then considers its historical data regarding the businesses served by PECO Energy, as well as such other factors as PECO Energy deems relevant, to develop a projection of usage by these customers within its service area.

         PECO Energy does not forecast customer usage or retail electric revenues for Rate Class BLI. Customers subject to Rate BLI are located outside PECO Energy's retail electric service territory yet receive electricity from PECO Energy through a reciprocal agreement with the customer's utility. PECO Energy is reimbursed for any service provided to customers subject to Rate BLI by the utility in whose retail electric service territory such customer belongs. At September 30, 2000, there were 12 customers subject to Rate BLI. These customers are not being, and will not be, charged intangible transition charges.

         The usage of large customers in the commercial and industrial customer category is estimated in two stages. Usage for these customers with the highest energy usage is projected separately. This is added to estimates of other large customers in the commercial and industrial customer category to obtain the aggregate forecast. The usage of the largest customers is derived with input from the appropriate account executives for these customers. The account executives provide data on these customers' plans regarding increase/decrease in output, hours worked, space and potential cogeneration. The data is converted into kilowatt-hours, and the net increment is added to the previous year's data to derive the forecast. For other customers in this category, usage forecast is derived through statistical analyses using historical data corrected for unusual weather and billing-corrected usage patterns.

         Actual sales can deviate from forecasted sales for many reasons, including:

         o the general economic climate in PECO Energy's retail electric service territory as it impacts net migration of customers,

         o    weather as it impacts air conditioning and heating usage,

         o    levels of business activity, and

         o the availability of more energy efficient appliances and new energy conservation technologies.

         For the nine months ended September 30, 2000, PECO Energy underestimated the number of customers by 0.41%. For the nine months ended September 30, 2000, actual usage exceeded forecasted usage by 3.7% because of the weather and economic conditions in the PECO Energy service area. Summaries of the total annual forecasted and actual number of PECO Energy's customers and their usage (by customer category) since 1996 are shown below. During the last five years, no discernible trend is apparent with respect to the historical forecast of customers. There can be no assurance that the future variance between actual and projected customers in the aggregate or by customer category or their usage will be similar to the historical experience set forth below.

         Assumptions about the retention of customers can bear a major impact on revenue forecasts. The choice by a customer to have an alternative supplier means that generation revenue may not be paid to PECO Energy. In order to develop the retention estimates, PECO Energy factors in historical trends, program impacts and the restructuring plan settlement. The appropriate changes to revenues are then reflected in the forecast.

                                     TABLE 8

                     Forecasted Number Of Customers Variance

                                      --------------------------------------------------------------------------------------
                                                                                                               For the Nine
                                      For the Year      For the Year       For the Year       For the Year     Month Period
                                      Ended 12/31/96    Ended 12/31/97     Ended 12/31/98     Ended 12/31/99   Ended 9/30/00
                                      --------------------------------------------------------------------------------------
Residential

  R and OP
     Forecasted ....................    1,174,208            1,174,037         1,185,818         1,190,500      1,198,700
     Actual ........................    1,169,654            1,177,996         1,186,864         1,194,370      1,204,021
     Variance ......................        (0.39%)               0.34%             0.09%             0.33%          0.44%

  R-H
     Forecasted ....................      157,336              157,045           156,739           157,700        158,500
     Actual ........................      154,794              155,865           156,927           157,489        157,901
     Variance ......................        (1.62%)              (0.75%)            0.12%            (0.13%)        (0.38%)

Commercial and Industrial

  GS and POL
     Forecasted ....................      142,441              143,445           145,019           146,914        147,000
     Actual ........................      142,431              144,142           145,055           146,771        148,733
     Variance ......................        (0.01%)               0.49%             0.02%            (0.10%)         1.18%

  SL-P, SL-S, SL-E and TL
     Forecasted ....................          940                  987               987             1,054          1,076
     Actual ........................          987                  985             1,050             1,076            969
     Variance ......................        (5.00%)              (0.20%)            6.38%             2.09%         (9.94%)

  PD and HT
     Forecasted ....................        3,363                3,264             3,241             3,250          3,250
     Actual ........................        3,299                3,308             3,248             3,245          3,216
     Variance ......................        (1.90%)               1.35%             0.22%            (0.15%)        (1.05%)

  EP
     Forecasted ....................            3                    3                 3                 3              3
     Actual ........................            3                    3                 3                 3              3
     Variance ......................         0.00%                0.00%             0.00%             0.00%          0.00%



                                     TABLE 9

                   Forecasted Customer Usage (In MWh) Variance

                                        -------------------------------------------------------------------------------------------
                                                                                                                For the Nine Month
                                        For the Year      For the Year     For the Year       For the Year      Period Ended
                                        Ended 12/31/96    Ended 12/31/97   Ended 12/31/98     Ended 12/31/99    9/30/00
                                        -------------------------------------------------------------------------------------------
Residential

  R and OP
     Forecasted.....................      7,852,000             7,867,001    8,111,000         8,122,193        6,381,919
     Actual.........................      7,906,048             7,858,466    8,214,347         8,571,927        6,702,634
     Variance.......................           0.69%                (0.11%)       1.27%             5.54%            5.03%

  R-H
     Forecasted.....................      2,724,000             2,722,000    2,703,352         2,760,846        2,146,925
     Actual.........................      2,765,279             2,548,231    2,408,645         2,560,223        2,025,465
     Variance........................          1.52%                (6.38%)     (10.90%)           (7.27%)          (5.66%)

Commercial and Industrial

  GS and POL
     Forecasted.....................      6,377,000             6,775,999    6,954,617         6,861,596        5,289,773
     Actual.........................      6,490,621             6,684,791    6,887,497         7,153,896        5,701,734
     Variance.......................           1.78%                (1.35%)      (0.97%)            4.26%            7.79%

  SL-P, SL-S, SL-E and TL
     Forecasted.....................        197,000               198,003      192,469           192,753          146,948
     Actual.........................        192,425               181,002      190,251           188,463          138,941
     Variance.......................          (2.32%)               (8.59%)      (1.15%)           (2.23%)          (5.45%)

  PD and HT
     Forecasted......................    15,804,000            15,597,482   14,980,154        14,891,098       11,666,939
     Actual.........................     15,208,015            15,034,087   15,678,316        15,476,999       12,089,613
     Variance.......................          (3.77%)               (3.61%)       4.66%             3.93%            3.62%

  EP
     Forecasted.....................        658,000               668,000      626,291           618,447          488,535
     Actual.........................        638,800               594,319      549,539           579,069          452,461
     Variance........................         (2.92%)              (11.03%)     (12.26%)           (6.37%)          (7.38%)



Billing Process

         PECO Energy operates on a continuous billing cycle, with an approximately equal number of bills being distributed each business day. For the nine month period ended September 30, 2000, PECO Energy mailed out an average of 75,000 bills daily. PECO Energy bills the majority of its customers monthly. Accounts with potential billing errors are held by the computer system for review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors, safety problems as identified by the meter-reading staff and possible meter malfunctions. Subject to statutory and legal requirements, PECO Energy may change its billing policies and procedures from time to time. It is expected that any changes would be designed to enhance PECO Energy's ability to make timely recovery of amounts billed to customers.

         Under the master servicing agreement, any changes instituted by PECO Energy will apply to the servicing of intangible transition property so long as PECO Energy is the servicer.

Limited Information on Customers' Creditworthiness

         Under Pennsylvania law, PECO Energy is obligated to provide service to new customers in the residential customer category. Credit bureau investigations are performed on new customers through a social security number investigation. PECO Energy is also starting to use other fraud detection measures so that actions can be taken at the earliest stages to reduce the costs associated with delinquent accounts. PECO Energy relies on the information provided by the customer and its customer information system audits to indicate whether the customer has been previously served by PECO Energy.

         PECO Energy has initiated a program to require deposits from new residential customers who pose a high degree of credit risk. PECO Energy reserves the right to transfer deposit amounts to offset delinquencies which develop and to terminate services for the failure to provide additional deposits to offset what has been transferred to reduce outstanding arrearages.

         As part of its obligation to provide universal service, PECO Energy has developed a special rate program, the Customer Assistance Program, provided to certain low income customers who are currently served under or otherwise qualify for Rate R or R-H. Customers must apply for this rate and must demonstrate annual household gross income below 150% of the federal poverty guidelines. Customers in the Customer Assistance Program qualify for certain rate adjustments and payment programs and have their pre-program arrearages in excess of $500 forgiven if they remain current on the Customer Assistance Program for six to twelve consecutive months. The development of any new arrearages during this period will delay forgiveness. PECO Energy estimates the annual costs of the Customer Assistance Program at $50 million, which it recovers through adjustments to the distribution rates applicable to all customers. Pursuant to the restructuring plan settlement, the initial maximum participation for the Customer Assistance Program is 100,000 customers, subject to review by the participants in the restructuring plan settlement, to ensure that total annual Customer Assistance Program costs do not exceed $50 million and all eligible customers are able to participate. There were more than 88,700 customers enrolled in the Customer Assistance Program accounting for approximately $38 million of billed revenues for the nine month period ended September 30, 2000. Pursuant to the provisions of the Pennsylvania Competition Act, the Pennsylvania Public Utility Commission has adopted regulations that establish reporting requirements for universal service programs, such as the Customer Assistance Program, that are applicable to all electric distribution companies including PECO Energy.

         For the nine month period September 30, 2000, approximately 86% of total bill payments were received by PECO Energy via the U.S. mail. During the same period, approximately 6% of total payments were paid in person at either PECO Energy's local business office or at approximately 330 pay stations
(which are located in unaffiliated businesses or organizations, such as supermarkets and convenience stores) throughout the service territory. A total of 30 pay stations are free of charge to the customers. Customers making payments at the remaining 300 locations may be assessed a processing fee of up to $1.00 by the payment agent. This has not had any material effect on the timing or amount of collections. Other payment methods include pay-by-phone and direct debits of customer accounts (including through the Internet) through a local bank, which accounted for approximately 8% of bill payments collected for the nine month period ended September 30, 2000.

         Collection Process for the Residential Customer Category and Small Customers in the Commercial and Industrial Category. Customer bills are due approximately 22 days after mailing. If the customer does not pay the bill by the due date, the customer will not be considered for termination until the next bill is rendered, which is approximately 30 days from the last mailing date.

         For customers in PECO Energy's residential customer category and small customers within the commercial industrial category, the collection process is based on a recovery score assigned to each delinquent account. Each delinquent customer is scored for approximate risk based on outstanding balance, payment habits, length of time as a customer, time since last payment and previous termination history. The score has been used since early 1998 to segment customers into four specific collection strategies:

         o The lowest risk customers are monitored with no collection activity, since most customers in this category usually pay but pay late and pay the associated finance charges.

         o The next segment of customers are moved into a proactive collection call program which is a collection call strategy designed to remind the customer of the delinquency.

         o Customers in the third segment are moved into a portfolio management program where each customer's account is referred to a collection agency that follows up on the account for 60 days using letters and collection calls.

         o The most chronic delinquent accounts comprise the fourth segment of customers which are moved into a service termination process that is initiated by mailing a ten-day notice.

         If no payment is made within seven days, a 72-hour notice will be given either over the telephone or at the property. If sufficient payment has not been received ten days after the original notice, the account is sent to a service termination vendor for termination. If the service termination vendor makes contact with a responsible adult, the service is terminated. If the service termination vendor does not make contact, a deferred notice is left. Two days later, the service is terminated with or without contact if sufficient payment has not been made. Power is not customarily disconnected if the delinquent customer is subject to a Pennsylvania Public Utility Commission-mandated winter moratorium that requires special approval from the Pennsylvania Public Utility Commission prior to the disconnection of electricity to residential customers from December 1 through March 31 of each year. Currently, these accounts are managed during the winter moratorium through a combination of letters and proactive phone contacts. Delinquencies that accumulate during the winter moratorium continue to contribute to the credit scoring, which can lead to termination after the winter moratorium.

         If a customer's account is closed, either because the customer has moved or the customer has failed to remedy a delinquent account, the account is sent to a collection agency. Accounts are written-off only after efforts by the collection agency are unsuccessful over 60 days. Continued efforts are made by the collection agency for written-off accounts to increase collections. During the period from January 1, 2000 to September 30, 2000, 76,176 accounts, totaling $36.2 million, were referred to the collection agency; $3.3 million was recovered by the collection agency from accounts previously referred to it. Further, $2.2 million in additional recoveries of delinquencies were received through litigation. During the period from January 1, 2000 to September 30, 2000, PECO Energy received total recoveries from all collection initiatives of $150 million which was achieved through a total of 3,820,887 customer collection contacts. Collection recovery rates are monitored monthly. Once written off, the uncollected account is monitored for six years and may be collected or sold at any point during that time.

         If a customer declares bankruptcy, a review is conducted to assess whether the account is current. Good paying accounts are kept active. The accounts of bankrupt customers having delinquencies are closed and written-off and efforts are initiated to submit claims in the bankruptcy of these customers. Deposits are required for delinquent bankrupt customers for which PECO Energy is required to continue services. Although deposits are not otherwise mandated from residential customers (except as noted above as part of the turn-on process for those identified as having a high risk of becoming delinquent), they are required as a condition of providing service to all new commercial and industrial customers. These deposits are maintained for a minimum of three years.

         Collection Process for Large Customers in the Commercial and Industrial Customer Category. For large customers within PECO Energy's commercial and industrial customer category, the collection process is based on providing special handling of accounts and attention to detail because of the importance of each customer as a source of revenue. The delinquency of individual customers may result from differing circumstances, and it is the operational policy of PECO Energy in serving these accounts to have a firm understanding of individual customers so that the collection strategy can be matched to the particular account while ensuring that regulations are followed and collection actions are performed legally. PECO Energy's goal for 2001 for the large customers in the commercial and industrial customer category is for delinquencies to be no greater than .72% of total revenue and write-offs to be no greater than from .1% to .2% of revenue. PECO Energy's collection strategies range from use of letters and phone contacts to disconnection and litigation.

         Application of Customer Payments. The Pennsylvania Competition Act provides that the Pennsylvania Public Utility Commission require the unbundling of electric utility services, tariffs and customer bills to separate the charges for generation, transmission and distribution for billing cycles beginning in January, 1999. In the event that a customer makes a partial payment toward an outstanding balance, the payment is applied first to intangible transition charges, then to the competitive transition charges, then to transmission and distribution charges and finally to electric generation charges.

         PECO Energy's electric tariff approved by the Pennsylvania Public Utility Commission in its electric restructuring plan provides that when PECO Energy is providing separate billing for its transmission and distribution charges and a customer remits a partial payment to PECO Energy, the payment is applied as follows:

             (1) To the outstanding balance before direct access to electric generation from electric generation suppliers or the installment amount for a payment agreement on this balance,

             (2)  To the balance due for state tax charges,

             (3) To the balance due or the installment amount for a payment agreement for intangible transition charges,

             (4) To the balance due or the installment amount for a payment agreement for competitive transition charges,

             (5) To the balance due or the installment amount for a payment agreement for fixed and variable utility distribution service charges,

             (6)  To the current state tax charges,

             (7)  To the current intangible transition charges,

             (8)  To the current competitive transition charges,

             (9) To the current fixed and variable utility distribution service charges,

             (10) To the balance due for prior charges for energy and capacity
                  (if PECO Energy is the provider of last resort),

             (11) To the current charges for energy and capacity charges (if
                  PECO Energy is the provider of last resort), and

             (12) To the non-basic service charges.

         In the event PECO Energy is not providing separate billing for its transmission and distribution charges, the master servicing agreement provides that partial payments received by the servicer will be applied:

         o    first to state tax charges,

         o    then to intangible transition charges,

         o then to competitive transition charges, then to transmission and distribution charges, and

         o    finally to electric generation charges.

         PECO Energy's electric restructuring plan requires PECO Energy to allow specified customers to prepay their bills, including intangible transition charges, in a lump sum, based on a calculation that takes into account that customer's last 12 months of demand and PECO Energy's weighted average cost of capital. Prepayments, if any, are deposited into the reserve subaccount and allocated pro rata among the outstanding transition bonds in accordance with the principal amount and remaining months or years to maturity, so as to apply those prepayments ratably over the remaining life of the outstanding transition bonds. Only the portion of those customer prepayments allocable to the period covered by any adjustment request is used to calculate the adjustments to the intangible transition charges for the period covered by that adjustment request.

Electric Generation Suppliers and Other Third Party Billers

         The servicer, on behalf of the issuer, pursues any electric generation supplier or other third party that fails to remit the applicable intangible transition charges in a manner similar to that by which the servicer pursues any failure by a customer to remit intangible transition charges. The servicer has the right to bill and collect intangible transition charges and other amounts payable to the issuer or the servicer directly from all customers electing consolidated billing from an electric generation supplier or other third party as follows:

         o If the servicer does not receive payment for undisputed charges within 25 calendar days for customers in the residential customer category or 20 calendar days for customers in the commercial and industrial customer category after the charges are communicated to the electric generation supplier or other third party, then the servicer may provide notice of breach to the electric generation supplier or other third party at any time thereafter, at the servicer's discretion.

         o Upon notice of a breach, the electric generation supplier or other third party has 20 calendar days to cure that breach.

         o If the electric generation supplier or other third party has not cured that breach within 20 calendar days, the servicer may terminate consolidated billing by the electric generation supplier or other third party and take over billing functions for the customer.

         o In no event will these procedures result in a customer being sent two bills covering the same service.

         o Neither the seller nor the servicer will pay any shortfalls resulting from the failure of any electric generation suppliers or other third parties to forward collections of intangible transition charges to the servicer. See "Risk
              Factors--Servicing--It May Be More Difficult to Collect Intangible Transition Charges Due to Billing by Third Parties" in this prospectus.

         To date no electric generation supplier has chosen to provide billing and collection services to PECO Energy's customers.

                                   THE ISSUER

         PECO Energy Transition Trust, a statutory business trust established under the laws of the State of Delaware, was formed on June 23, 1998 pursuant to a trust agreement, amended and restated on May 2, 2000, between PECO Energy, as grantor and sole owner of all beneficial interests in the issuer, the issuer trustee and the other parties to the trust agreement. The amended and restated trust agreement is referred to in this prospectus as the trust agreement. The assets of the issuer consist of all transferred intangible transition property, the other collateral and any money distributed to the issuer from the collection account in accordance with the indenture. On March 25, 1999, the issuer issued $4 billion of Series 1999-A Bonds pursuant to the First QRO and on May 2, 2000, the issuer $1 billion of Series 2000-A Bonds pursuant to the 2000 QRO. Both audited and non-audited financial statements of the issuer are included in this prospectus.

         The issuer has been created for the purpose of:

         o purchasing and owning the transferred intangible transition property,

         o    issuing transition bonds from time to time,

         o pledging its interest in the transferred intangible transition property and other collateral to the bond trustee under the indenture in order to secure the transition bonds, and

         o performing activities that are necessary, suitable or convenient to accomplish these purposes, including but not limited to activities relating to any necessary hedge or swap transaction or credit enhancement.

         The issuer's business may be managed by no fewer than one and no more than five trustees appointed from time to time by PECO Energy or, in the event PECO Energy transfers its interest in PECO Energy Transition Trust, by the new owner or owners. The issuer will at all times have at least one trustee, which, in the case of a natural person, will be a person who is a resident of the State of Delaware, or in all other cases, has its principal place of business in the State of Delaware. In addition, the issuer will always have at least one trustee, the independent trustee, that is not and has not been for at least three years from the date of his or her or its appointment:

         o a direct or indirect legal or beneficial owner of the issuer or PECO Energy or any of their respective affiliates,

         o a relative, supplier, employee, officer, director, manager, contractor or material creditor of the issuer or PECO Energy or any of their respective affiliates, or

         o    a person who controls PECO Energy or its affiliates.

         The Delaware trustee and the independent trustee may be the same person or entity and is referred to in this prospectus as the "issuer trustee." First Union Trust Company, National Association of Wilmington, Delaware currently serves as the issuer trustee, the Delaware trustee and the independent trustee. Currently there are two other trustees who are representatives of PECO Energy and are referred to as the "beneficiary trustees." The issuer trustee and the beneficiary trustees are collectively referred to in this prospectus as the "trustees."

         The issuer trustee and one of the beneficiary trustees has served since the establishment of the issuer. The trustees devote such time as is necessary to the affairs of the issuer. The following two people are beneficiary trustees as of the date of this prospectus:

              Name                                                    Age                  Title
              ----                                                    ---                  -----
George R.  Shicora............................................        54            Beneficiary Trustee
                                                                                    (principal executive officer)
Thomas R.  Miller.............................................        40            Beneficiary Trustee
                                                                                    (principal financial and
                                                                                    accounting officer)

         George R. Shicora is the Manager of Investment at Exelon Corporation and has been an Assistant Treasurer at Exelon Corporation since the merger of PECO Energy with Unicom Corp. Mr. Shicora has been a beneficiary trustee of the issuer since its establishment. Mr. Shicora has served as Assistant Treasurer of PECO Energy from 1995 to the present and has held various positions at PECO Energy since 1968.

         Mr. Miller has served as Director of Finance of Exelon Corporation since the merger of PECO Energy with Unicom Corporation. He held a similar position at PECO Energy from 1999 until the merger. From 1987 to 1999, he held a variety of financial positions with Conoco, Inc., most recently as Director, Financial Strategy. Conoco, Inc. is involved in exploring for and developing, producing and selling crude oil, natural gas and other related products. Conoco, Inc. is also engaged in developing and operating power facilities.

         The beneficiary trustees are not compensated by the issuer for their services on behalf of the issuer. The issuer trustee is paid an annual retainer from the assets of the issuer and is reimbursed for its reasonable expenses, including, without limitation, the reasonable compensation, expenses and disbursements of any agents, representatives, experts and counsel the issuer trustee may employ in connection with the exercise and performance of its rights and duties under the trust agreement, the indenture, the sale agreement and the master servicing agreement. As of the date of this prospectus, the issuer has paid the issuer trustee approximately $17,500.

         The trust agreement provides that the trustees shall not be personally liable under any circumstances except for:

         o liabilities arising from their own willful misconduct or gross negligence,

         o liabilities arising from the failure by any of the trustees to perform obligations expressly undertaken in the trust agreement or

         o taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by the trustees in connection with the transactions described in this prospectus.

         The trust agreement further provides that, to the fullest extent permitted by law, the trust will indemnify the trustees against any liability incurred in connection with their services as trustees for the issuer, unless that liability is based on or arises in connection with the circumstances described above.

         The trust agreement provides that the trust created under the trust agreement shall dissolve and, after satisfaction of the creditors of the issuer as required by applicable law, property held by the issuer will be distributed to PECO Energy, or in the event of a transfer to any other owner, that other owner, thirty years from the date of its creation or sooner, at the option and expense, and upon written instruction, of PECO Energy, but in no event before payment in full of all series of transition bonds.

         The issuer has no intent to file, and PECO Energy has advised the issuer that it has no intent to cause the filing of, a voluntary petition for relief under the Bankruptcy Code with respect to the issuer so long as the issuer is solvent and does not reasonably foresee becoming insolvent.

         The trust agreement requires the issuer to take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that it is an entity with assets and liabilities distinct from those of PECO Energy, other affiliates of PECO Energy, the trustees or any other person, and that, except for federal income tax purposes, it is not a division of PECO Energy or any of its affiliated entities or any other person.

         The principal place of business of the issuer is c/o First Union Trust Company, National Association, One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801 and its telephone number is 302-888-7532.


                                 USE OF PROCEEDS

         The issuer will use the proceeds of the issuance of the transition bonds offered by this prospectus to redeem the principal amount of Series 1999-A Class A-3 and Class A-5 Bonds described in the affiliated prospectus supplement.

                              THE TRANSITION BONDS

         The transition bonds offered by this prospectus will be issued as additional bonds under and secured by a base indenture between the issuer and the bond trustee dated as of March 1, 1999 which is filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of each series of transition bonds offered by this prospectus will be provided in a separate supplement to the base indenture. The following summary describes the material terms and provisions of the transition bonds being offered by this prospectus. The particular terms of the transition bonds of any series offered by any prospectus supplement will be described in that prospectus supplement. Please see the forms of indenture and transition bonds and the related prospectus supplement for a complete description of all terms and provisions of the transition bonds being offered by this prospectus, portions of which are summarized in this section.

General

         The transition bonds may be issued in one or more series, each comprised of one or more classes. The terms of all transition bonds of the same series will be identical in all respects, unless the series is comprised of more than one class, in which case the terms of all transition bonds of the same class will be identical in all respects.

         The supplemental indenture will specify the following terms of the related series of transition bonds and, if applicable, the classes of that series:

             (1) the designation of the series and, if applicable, the classes of that series,

             (2) the aggregate principal amount of the transition bonds of the series and, if applicable, each class of that series,

             (3) the bond rate of the series and, if applicable, each class of that series or the formula, if any, used to calculate the applicable bond rate or bond rates,

             (4)  the payment dates for the series,

             (5)  the monthly allocated interest balances for the series,

             (6)  the monthly allocated principal balances for the series,

             (7) the expected final payment date of the series and, if applicable, each class of that series,

             (8) the series termination date for the series and, if applicable, the class termination dates for each class of that series,

             (9)  the series issuance date for the series,

             (10) the place or places for payments with respect to the series,

             (11) the authorized initial denominations for the series,

             (12) the provisions, if any, for redemption of the series by the issuer,

             (13) the expected amortization schedule for the series,

             (14) the overcollateralization amount with respect to the series, the pro forma calculated overcollateralization level for each payment date and the monthly allocated overcollateralization balance for each monthly allocation date,

             (15) the calculation dates and adjustment dates for the series or class,

             (16) the terms of any credit enhancement applicable to the series or class,

             (17) the terms of any hedge or swap transaction applicable to the series or class, and

             (18) any other terms of the series or class that are not
                  inconsistent with the provisions of the indenture.

         The applicable prospectus supplement will set forth the procedure for the manner of the issuance of the transition bonds of each series offered by this prospectus. Generally, each series of transition bonds will initially be represented by one or more transition bonds registered in the name of Cede & Co., as the nominee of The Depository Trust Company. The transition bonds will be available for purchase in initial denominations specified in the applicable prospectus supplement (which denominations will be not less than $1,000). Unless and until definitive transition bonds are issued under the limited circumstances described in this prospectus, no transition bondholder will be entitled to receive a physical bond representing a transition bond. All references in this prospectus to actions by transition bondholders will refer to actions taken by The Depository Trust Company upon instructions from the participants and all references in this prospectus to payments, notices, reports and statements to transition bondholders will refer to payments, notices, reports and statements to The Depository Trust Company or Cede & Co., as the registered holder of each series of transition bonds, for distribution to transition bondholders in accordance with The Depository Trust Company's procedures with respect to these payments, notices, reports and statements. See "--Book-Entry Registration" and "--Definitive Transition Bonds" below.

Interest and Principal

         Interest will accrue on the principal balance of transition bonds of a series or class offered by this prospectus at the bond rate specified in or determined in the manner specified in the applicable prospectus supplement and will be payable to the transition bondholders of that series or class on each payment date, commencing on the payment date specified in the related prospectus supplement.

         On any payment date with respect to any series, the issuer will make principal payments on that series only until the outstanding principal balance of that series has been reduced to the principal balance specified for that payment date in the expected amortization schedule for that series on that payment date and only to the extent funds are available for the payment as described in this prospectus. Accordingly, principal of that series or class of transition bonds may be paid later than reflected in the expected amortization schedule for that series. See "Risk Factors--Unusual Nature of Intangible Transition Property" and "Weighted Average Life and Yield Considerations" in this prospectus.

         The failure to make a scheduled payment of principal on the transition bonds, other than upon redemption or on the series termination date or, if applicable, class termination date, does not constitute an event of default under the indenture. The entire unpaid principal amount of the transition bonds will be due and payable if an event of default under the indenture occurs and is continuing and the bond trustee or the holders of a majority in principal amount of the transition bonds of all series then outstanding have declared the transition bonds to be immediately due and payable. See "The Indenture--Events of Default; Rights Upon Event of Default" and "Weighted Average Life and Yield Considerations" in this prospectus.

Floating Rate Transition Bonds

         In connection with the issuance of a class or classes of floating rate transition bonds, the issuer may arrange for one or more hedge or swap transactions. If the issuer enters into or arranges for any hedge or swap transaction, the applicable prospectus supplement will include a description of:

             (1)  the material terms of that transaction,

             (2)  the identity of the counterparty or counterparties,

             (3) any payments under that hedge or swap transaction to be made by or to the issuer or the bond trustee, as assignee of the issuer,

             (4) deposits in and withdrawals from any subaccount of the collection account with respect to that class or classes of floating rate transition bonds and that transaction,

             (5) the formula for calculating the floating rate of interest of that class or classes prior to termination of that transaction, and

             (6) the rights of transition bondholders with respect to the termination of or specified other events related to that transaction.

Redemption

         Redemption provisions, if any, for any series of transition bonds offered by this prospectus will be specified in the related prospectus supplement, including the premiums, if any, payable upon redemption. The redemption price in any event will not be less than the principal balance of that series, plus interest at the applicable bond rate accrued to the redemption date. Unless the context requires otherwise, all references in this prospectus to principal of the transition bonds of a series being redeemed includes any resulting premium that might be payable on those transition bonds, as described in the applicable prospectus supplement.

         Except as described below, each series of transition bonds offered by this prospectus will be subject to mandatory redemption in whole at a redemption price equal to the principal amount thereof, plus interest accrued to the redemption date, if PECO Energy is obligated to pay liquidated damages. PECO Energy will be required to pay liquidated damages as a result of a breach by PECO Energy of specified representations relating to intangible transition property under the sale agreement if that breach continues beyond a 90-day grace period and has a material adverse effect on the transition bondholders or if the payment of certain indemnification amounts by the seller related to a breach of specified other representations is reasonably expected to be incurred beyond the 90-day period immediately following the breach and these amounts are reasonably expected to exceed the de minimis loss amount. However, if PECO Energy is obligated to pay liquidated damages for a breach of a representation and warranty which relates to one or more of the qualified rate orders, but not all of the qualified rate orders, then:

         o the amount of liquidated damages will include the then outstanding principal amount of only the series of transition bonds issued in connection with the affected qualified rate order or orders as of the redemption date, plus accrued interest to the redemption date, and

         o only the series of transition bonds issued in connection with the affected qualified rate order or orders will be subject to mandatory redemption.

         The bond trustee, who may consult with the servicer and other third parties, will have sole responsibility to determine whether a breach by PECO Energy of any of these representations has a material adverse effect on the transition bondholders. See "The Sale Agreement--Representations and Warranties of the Seller" in this prospectus.

         Notice of redemption of any series of transition bonds will be given by the bond trustee to each registered holder of a transition bond to be redeemed by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the date of redemption or in any other manner or at any other time as may be specified in the related prospectus supplement. Notice of optional redemption may be conditioned upon the deposit of moneys with the bond trustee before the redemption date and that notice shall be of no effect unless those moneys are so deposited.

         All transition bonds called for redemption will cease to bear interest on the specified redemption date, provided funds for their redemption are on deposit with the bond trustee at that time, and shall no longer be considered "outstanding" under the indenture. The transition bondholders of those transition bonds will have no further rights with respect to those transition bonds, except to receive payment of the redemption price of those transition bonds and unpaid interest accrued to the date fixed for redemption, from the bond trustee.

Credit Enhancement

         Credit enhancement with respect to all series of transition bonds is provided by adjustments to the intangible transition charges and amounts on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount. In addition, for any series of transition bonds or one or more classes of that series, additional credit enhancement may be provided. The amounts and types of credit enhancement, and the provider of credit enhancement, if any, for each series of transition bonds offered by this prospectus or one or more classes of that series will be described in the applicable prospectus supplement. Credit enhancement may be in the form of an additional reserve account, additional overcollateralization, a financial guaranty insurance policy, letter of credit, credit or liquidity facility, maturity guaranty, repurchase obligation, third-party payment or cash deposit, or any combination of the foregoing, as may be set forth in the applicable prospectus supplement. If specified in the applicable prospectus supplement, credit enhancement for a series of transition bonds may cover one or more other series of transition bonds.

         If any additional credit enhancement is provided, the applicable prospectus supplement will include a description of:

             (1)  the amount payable under that credit enhancement,

             (2) any conditions to payment under that credit enhancement not therwise described in this prospectus,

             (3) the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced, and

             (4) any material provisions of any applicable agreement relating to that credit enhancement.

         Additionally, the applicable prospectus supplement may describe material information with respect to the provider of any third-party credit enhancement, including:

             (1)  a brief description of its principal business activities,

             (2) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

             (3) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and

             (4) its total assets and stockholders' equity or policyholders' surplus, if applicable, as of a date specified in the applicable prospectus supplement.

Book-Entry Registration

         All classes of transition bonds offered by this prospectus will be book-entry transition bonds, which are initially represented by one or more bonds registered in the name of Cede & Co. (referred to as Cede throughout this prospectus), as nominee of The Depository Trust Company (referred to as DTC throughout this prospectus), or another securities depository and are available only in the form of book-entries; provided, however, the applicable prospectus supplement relating to a series of transition bonds may provide that the transition bonds of that series or a class of that series will be issued as definitive transition bonds. Transition bondholders may also hold transition bonds of a class through Clearstream, Luxembourg or Euroclear (in Europe), if they are participants in those systems or indirectly through organizations that are participants in those systems.

         Cede, as nominee for DTC, will hold the global bond or bonds representing the transition bonds. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold those positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear. In these capacities, Citibank, N.A. and Morgan Guaranty Trust Company of New York are referred to as the depositories.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations, including the underwriters. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving transition bonds in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositories.

         Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in those transition bonds settled during that processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of transition bonds by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

         Transition bondholders that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, transition bonds may do so only through direct or indirect Participants. In addition, transition bondholders will receive all payments of principal and interest on the transition bonds, through the participants who in turn will receive them from DTC. Under a book-entry format, transition bondholders will receive payments after the related payment date, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each of those dates, DTC will forward such payments to its participants, which thereafter will be required to forward them to indirect participants or holders of beneficial interests in the transition bonds. The issuer and the bond trustee, and any paying agent, transfer agent or registrar may treat the registered holder in whose name any transition bond is registered--expected to be Cede--as the absolute owner of that transition bond, whether or not that transition bond is overdue and notwithstanding any notice of ownership or writing on that transition bond or any notice to the contrary, for the purpose of making payments and for all other purposes.

         Unless and until definitive transition bonds are issued, it is anticipated that the only "holder" of transition bonds of any series will be Cede, as nominee of DTC. Transition bondholders will only be permitted to exercise their rights as transition bondholders indirectly through participants and DTC. All references in this prospectus to actions by transition bondholders thus refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus to payments, notices, reports and statements to transition bondholders refer to payments, notices, reports and statements to Cede, as the registered holder of the transition bonds, for payments to the beneficial owners of the transition bonds in accordance with DTC procedures.

         While any book-entry transition bonds of a series are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry transition bonds and is required to receive and transmit payments of principal of, and interest on, the book-entry transition bonds. Participants with whom transition bondholders have accounts with respect to book-entry transition bonds are similarly required to make book-entry transfers and receive and transmit those payments on behalf of their respective transition bondholders. Accordingly, although transition bondholders will not possess physical bonds, the governing rules of DTC provide a mechanism by which transition bondholders will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and specified banks, the ability of holders of beneficial interests in the transition bonds to pledge transition bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those transition bonds, may be limited due to the lack of definitive transition bonds.

         DTC has advised the bond trustee that it will take any action permitted to be taken by a transition bondholder under the indenture only at the direction of one or more participants to whose account with DTC the transition bonds are credited.

         Clearstream, Luxembourg (formerly known as Cedelbank) holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in their accounts thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission De Surveillance Du Secteur Financier, `CSSF', which supervises Luxembourg Banks.

         Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between their respective participants. Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York also deal with domestic securities markets in several countries through established depository and custodial relationships.

         Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

         Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States Dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for crossmarket transfers with DTC described in the fifth paragraph of this subheading. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, out of its Brussels, Belgium office, under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation. All operations are conducted by Morgan Guaranty Trust Company of New York, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan Guaranty Trust Company of New York, not Euroclear Clearance System S.C. Euroclear Clearance System S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks--including central banks--securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The operator of the Euroclear System is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the operator of the Euroclear System are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law. These governing terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The operator of the Euroclear System acts under these governing terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Payments with respect to transition bonds held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant systems' rules and procedures, to the extent received by its Depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "United States Taxation" in this prospectus.

         Clearstream, Luxembourg or Morgan Guaranty Trust Company of New York, as the case may be, will take any other action permitted to be taken by a transition bondholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of transition bonds among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Transition Bonds

         Each series or class of transition bonds offered by this prospectus will be issued in fully registered, certificated form to transition bondholders or their nominees, rather than to DTC or its nominee, only if:

             (1) the issuer advises the bond trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series or class of transition bonds and the issuer is unable to locate a qualified successor,

             (2) the issuer, at its option, elects to terminate the book-entry system through DTC, or

             (3) after the occurrence of an event of default under the indenture, transition bondholders representing at least a majority of the outstanding principal amount of the transition bonds of all series advise the bond trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the transition bondholders' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all affected transition bondholders through participants of the availability of definitive transition bonds. Upon surrender by DTC of the definitive bonds representing the applicable transition bonds and receipt of instructions for re-registration, the bond trustee will authenticate and deliver definitive transition bonds, and thereafter the bond trustee will recognize the holders of these definitive transition bonds as transition bondholders under the indenture.

         Payments of principal of, and interest on, the applicable transition bonds will thereafter be made by the bond trustee, as paying agent, in accordance with the procedures set forth in the indenture directly to holders of definitive transition bonds in whose names the definitive transition bonds were registered at the close of business on the related record date. These payments will be made by check mailed to the address of that holder as it appears on the register maintained by the bond trustee. The final payment on any transition bond, however, will be made only upon presentation and surrender of that transition bond at the office or agency specified in the notice of final payment to transition bondholders.

         Definitive transition bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the bond trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with that registration of transfer or exchange.

                 WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS

         The rate of principal payments on each series or class of transition bonds offered by this prospectus, the aggregate amount of each interest payment on each series or class of transition bonds and the actual final payment date of each series or class of transition bonds will be dependent on the rate and timing of receipt of collections of intangible transition charges. Accelerated receipts of collections of intangible transition charges will generally not, however, result in payment of principal on the transition bonds earlier than the related expected final payment dates since receipts in excess of the amounts necessary to amortize the transition bonds in accordance with the applicable expected amortization schedule will be deposited in the overcollateralization subaccount or reserve subaccount. However, delayed receipts of collections of intangible transition charges may result in principal payments on the transition bonds occurring more slowly than as reflected in the expected amortization schedule or later than the related expected final payment dates. Redemption or acceleration of any class or series of transition bonds in accordance with the terms of that series or class will result in payment of principal earlier than the related expected final payment dates.

         The actual payments on each payment date for each series or class of transition bonds and the weighted average life of that series or class will be affected primarily by the rate of collections of intangible transition charges and the timing of receipt of collections of intangible transition charges, as well as amounts available in the reserve subaccount, the overcollateralization subaccount and the capital subaccount. Because the intangible transition charges will be calculated based on estimates of usage and revenue, the aggregate amount of collections of intangible transition charges and the rate of principal amortization on the transition bonds will depend, in part, on actual energy usage by customers and the rate of delinquencies and write-offs.

         Although the intangible transition charges will be adjusted from time to time based in part on the actual rate of collections of intangible transition charges, no assurances are given that the servicer will be able to forecast accurately actual electricity usage impacting billed revenue from which intangible transition charges are allocated and the rate of delinquencies and write-offs or implement adjustments to the intangible transition charges that will cause collections of intangible transition charges to be received at any particular rate. See "Risk Factors--Unusual Nature of Intangible Transition Property" and "The Qualified Rate Orders and the Intangible Transition Charges--The Intangible Transition Charges--The Intangible Transition Charge Adjustment Process" in this prospectus.

         If collections of intangible transition charges are received at a slower rate than expected, transition bonds may be retired later than expected. Because principal will only be paid at a rate not faster than that contemplated in the expected amortization schedule for each series or class, except in the event of a redemption or the acceleration of the final payment date of the transition bonds after an event of default as specified in the indenture, the transition bonds are not expected to be paid earlier than scheduled. A payment on a date that is earlier than forecasted will result in a shorter weighted average life, and a payment on a date that is later than forecasted will result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the transition bonds is received in later years, this will result in a longer weighted average life of the transition bonds.

                               THE SALE AGREEMENT

         The following summary describes all material terms and provisions of the amended and restated sale agreement. The amended and restated sale agreement, is referred to in this prospectus and all related prospectus supplements as the sale agreement. The indenture provides that the sale agreement may be amended with the consent of the bond trustee but without the consent of the transition bondholders or the counterparty to any hedge or swap transaction, subject to the conditions described under the caption "The Indenture--Modifications to the Sale Agreement and the Master Servicing Agreement" below.

         The form of the sale agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Please see that form of sale agreement for a complete description of all its terms and provisions.

Sale and Assignment of Intangible Transition Property

         The seller may sell intangible transition property retained by the seller to one or more entities other than the issuer to finance stranded costs other than through the issuer. Neither these sales nor the terms of any transition bonds issued to finance these sales will be subject to the prior review by or consent of the bondholders of transition bonds issued under the indenture. All collections of intangible transition charges received by the servicer will be allocated among the issuer and any other issuers based on their respective Percentages. Intangible transition property may not be sold to another issuer if the sale would result in the credit rating of any outstanding series of transition bonds being reduced or withdrawn. In addition, the purchaser of that intangible transition property must become a party to the master servicing agreement. See "The Master Servicing Agreement--Addition of Other Issuers" in this prospectus.

         The sale agreement and a related bill of sale were executed by the seller and the issuer when the Series 1999-A Bonds were issued. At that time, the seller sold and assigned to the issuer, without recourse, except as provided in the sale agreement, the intangible transition property authorized by the First QRO representing the irrevocable right to receive through intangible transition charges amounts sufficient to recover qualified transition expenses related to the Series 1999-A Bonds. The date that this intangible transition property, referred to in this prospectus as the initial intangible transition property, was sold by the seller is referred to in this prospectus as the initial transfer date.

         Under the sale agreement, the seller may sell additional intangible transition property to the issuer, subject to the satisfaction of several conditions including the execution of a subsequent bill of sale and the delivery of notice of the transfer to the rating agencies and the issuer. The sale of the intangible transition property authorized by the 2000 QRO was a sale of additional intangible transition property and is referred to in this prospectus as a sale of subsequent intangible transition property. The sale of subsequent intangible transition property was effective on a date, to be referred to as a subsequent transfer date, specified in the written notice provided by the seller to the rating agencies and the issuer. On the series issuance date for the first series of transition bonds authorized under the 2000 QRO, the seller sold to the issuer, without recourse, except as provided in the sale agreement, the subsequent intangible transition property authorized by the 2000 QRO which represented the irrevocable right to receive through intangible transition charges amounts sufficient to recover qualified transition expenses with respect to the related transition bonds.

         In accordance with the Pennsylvania Competition Act, upon the execution and delivery of the original sale agreement and the related bill of sale, the sale of the initial intangible transition property was perfected as against all third persons, including judicial lien creditors, and upon the execution of the amended and restated sale agreement and a subsequent bill of sale and the delivery of written notice to the rating agencies and the issuer, the sale of subsequent intangible transition property described in that notice and bill of sale was also perfected against all third persons, including judicial lien creditors. No sale of intangible transition property will be made in connection with the issuance of the transition bonds offered pursuant to this prospectus because such issuances are to be refunding issuances. Rather, all the existing collateral will secure all of the transition bonds outstanding, including the remaining Series 1999-A Bonds, the Series 2000-A Bonds and any transition bonds offered pursuant to this prospectus.

         The seller's accounting records and computer systems reflect the sales of intangible transition property to the issuer. The seller treats the Series 1999-A Bonds and the Series 2000-A Bonds and will treat all transition bonds as its debt for federal income tax purposes as long as the transition bonds are outstanding.

         Each sale of intangible transition property under the sale agreement is subject to the satisfaction or waiver of each of the following conditions:

             (1) on or prior to each transfer date, the seller shall have delivered to the issuer a duly executed bill of sale identifying the intangible transition property to be conveyed on that date, in the form required by the sale agreement,

             (2) as of the transfer date, the seller was not insolvent and will not have been made insolvent by that sale, and the seller is not aware of any pending insolvency with respect to itself,

             (3) as of the transfer date, no breach by the seller of its representations, warranties or covenants in the sale agreement shall exist, and no servicer default under the master servicing agreement shall have occurred and be continuing,

             (4) as of the transfer date, the issuer shall have sufficient funds available to pay the purchase price for the transferred intangible transition property to be conveyed on that date under the sale agreement, and all conditions to the issuance of one or more series of transition bonds intended to provide those funds set forth in the indenture shall have been satisfied or waived,

             (5) on or prior to the transfer date, the seller shall have taken all action required to transfer to the issuer ownership of the transferred intangible transition property to be conveyed on that date, free and clear of all liens other than liens created by the issuer under the indenture, and the issuer shall have taken, or the servicer shall have taken on behalf of the issuer, any action required for the issuer to grant the bond trustee a first priority perfected security interest in the collateral and maintain that security interest as of that date,

             (6) in the case of a sale of subsequent intangible transition property only, the seller shall have provided the issuer and the rating agencies with a timely written notice specifying the subsequent transfer date for that subsequent intangible transition property, on or prior to that subsequent transfer date,

             (7) the seller shall have delivered to the rating agencies and the issuer the opinion of counsel specified in the sale agreement and other opinions of counsel to the issuer trustee and the bond trustee, and

             (8) the seller shall have delivered to the bond trustee and the issuer an officers' certificate confirming the satisfaction of each condition precedent specified above.

Representations and Warranties of the Seller

         In the sale agreement, the seller makes representations and warranties to the issuer and the bond trustee, as collateral assignee of the issuer, as of each transfer date with respect to the intangible transition property being sold on that date and as of each date on which the issuer issues any series of transition bonds to the effect, that:

             (1) all information provided by the seller to the issuer with respect to the transferred intangible transition property is correct in all material respects,

             (2) the transfers and assignments contemplated by the sale agreement, when completed, constitute outright sales of the intangible transition property from the seller to the issuer, and the beneficial interest in and title to the transferred intangible transition property would not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the seller under any bankruptcy law,

             (3) the seller is the sole owner of the intangible transition property being sold to the issuer on the relevant transfer date, the transferred intangible transition property has been validly transferred and sold to the issuer free and clear of all liens other than liens created by the issuer under the indenture and all filings, including filings with the Pennsylvania Public Utility Commission under the Pennsylvania Competition Act, necessary in any jurisdiction to give the issuer a valid ownership interest in transferred intangible transition property free and clear of all liens of the seller or anyone claiming through the seller and to give the issuer a first priority perfected security interest in transferred intangible transition property have been made, other than any of those filings--except for filings with the Pennsylvania Public Utility Commission under the Pennsylvania Competition Act and filings under the Uniform Commercial Code with the Secretary of State of the State of Delaware--the absence of which would not have an adverse impact on:

                  (x) the ability of the servicer to collect intangible
                      transition charges with respect to the transferred intangible transition property, or

                  (y) the rights of the issuer with respect to the transferred intangible transition property,

             (4) each of the qualified rate orders has been issued by the Pennsylvania Public Utility Commission in accordance with the Pennsylvania Competition Act, each of the qualified rate orders and the process by which each was issued comply with all applicable laws, rules and regulations and the qualified rate orders are in full force and effect,

             (5) as of the date of issuance of any series of transition bonds issued under this prospectus, those transition bonds are entitled to the protections provided by the Pennsylvania Competition Act and, accordingly, the provisions of each of the qualified rate orders relating to the intangible transition property and intangible transition charges are not revocable by the Pennsylvania Public Utility Commission,

             (6) (x) under the Pennsylvania Competition Act, neither the Commonwealth of Pennsylvania nor the Pennsylvania Public Utility Commission may limit, alter or in any way impair or reduce the value of intangible transition property or intangible transition charges approved by the qualified rate orders or any rights under the qualified rate orders, except such a limitation or alteration may be made by the Commonwealth of Pennsylvania or the Pennsylvania Public Utility Commission if adequate compensation is made by law for the full protection of the intangible transition charges and of transition bondholders,

                         (y) under the Contract Clauses of the Constitutions of the Commonwealth of Pennsylvania and the United States, neither the Commonwealth of Pennsylvania nor the Pennsylvania Public Utility Commission can take any action that substantially impairs the rights of the transition bondholders unless that action is a reasonable exercise of the Commonwealth of Pennsylvania's sovereign powers and appropriate to further a legitimate public purpose, and

                         (z) under the Takings Clauses of the Constitutions of the Commonwealth of Pennsylvania and the United States, if that action constitutes a permanent appropriation of the property interest of transition bondholders in the intangible transition property and deprives the transition bondholders of their reasonable expectations arising from their investments in transition bonds, just compensation, as determined by a court of competent jurisdiction, must be provided to transition bondholders,

             (7) there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Pennsylvania Competition Act, the First QRO, the 2000 QRO, the intangible transition property or the intangible transition charges or any rights arising under any of them or which seeks to enjoin the performance of any obligations under the First QRO or the 2000 QRO,

             (8) no other approval, authorization, consent, order or other action of, or filing with any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation of intangible transition property, except those that have been obtained or made,

             (9) except as disclosed by the seller to the issuer, there are no proceedings or investigations pending or, to the best of the seller's knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the seller or its properties challenging the First QRO, the 2000 QRO or the Pennsylvania Competition Act,

             (10) no failure on any subsequent transfer date or any time after those dates to satisfy any condition imposed by the Pennsylvania Competition Act with respect to the recovery of stranded costs will adversely affect the creation or sale under the sale agreement of the intangible transition property or the right to collect intangible transition charges,

             (11) the assumptions used in calculating intangible transition charges are reasonable and made in good faith,

             (12) (x) intangible transition property, other than intangible transition property, if any, retained by the seller, constitutes a current property right,

                         (y) intangible transition property includes (A) the irrevocable right of the issuer and any other issuers, to receive through intangible transition charges an amount sufficient to recover all of the seller's qualified transition expenses described in the qualified rate orders in an amount equal to the aggregate principal amount of transition bonds plus an amount sufficient to provide for any credit enhancement, including the overcollateralization amount relating to each series of transition bonds, to fund any reserves and to pay interest, premium, if any, servicing fees and other expenses relating to the transition bonds, and (B) all right, title and interest of the seller or its assignee applicable to the transition bonds in the qualified rate orders and in all revenues, collections, claims, payments, money, or proceeds of or arising from the intangible transition charges applicable to the transition bonds set forth in the qualified rate orders to the extent that in accordance with the Pennsylvania Competition Act, the qualified rate orders and the rates and charges authorized under the qualified rate orders are declared to be irrevocable, and

                         (z) designated parts of the qualified rate orders, including those covering the right to collect intangible transition charges, have been declared to be irrevocable by the Pennsylvania Public Utility Commission,

             (13) the seller is a corporation duly organized and in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as currently owned or conducted,

             (14) the seller has the corporate power and authority to execute and deliver the sale agreement and to carry out its terms; the seller has full corporate power and authority to own the intangible transition property and sell the subsequent intangible transition property, on the applicable subsequent transfer date; the seller has duly authorized that transfer to the issuer by all necessary corporate action; and the execution, delivery and performance of the sale agreement have been duly authorized by the seller by all necessary corporate action,

             (15) the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against the seller in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles,

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


             (16) the consummation of the transactions contemplated by the sale agreement and the fulfillment of the terms of that agreement do not conflict with, result in any breach of any of the terms and provisions of, nor constitute, with or without notice or lapse of time, a default under, the articles of incorporation or by-laws of the seller, or any indenture, agreement or other instrument to which the seller is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties--other than the lien of seller's mortgage on seller's monthly servicing fee under the master servicing agreement and any rights under the sale agreement--under the terms of any indenture, agreement or other instrument; nor violate any law or any order, rule or regulation applicable to the seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the seller or its properties,

             (17) except for continuation filings under the Uniform Commercial
                  Code, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the seller of the sale agreement, the performance by the seller of the transactions contemplated by the sale agreement or the fulfillment by the seller of the terms of the sale agreement, except those which have previously been obtained or made,

             (18) there are no proceedings or investigations pending or, to the seller's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the seller or its properties:

                         (x) asserting the invalidity of the sale agreement, the master servicing agreement, any bills of sale for intangible transition property, the issuer's trust agreement, or the certificate of trust filed with the State of Delaware to form the issuer, collectively referred to in this prospectus as the basic documents, or the transition bonds,

                         (y) seeking to prevent the issuance of transition bonds or the consummation of the transactions contemplated by the basic documents or the transition bonds, or

                         (z) except as disclosed by the seller to the issuer, seeking any determination or ruling that could be reasonably expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the basic documents or the transition bonds,

             (19) after giving effect to the sale of any transferred intangible transition property under the sale agreement, the seller:

                         (v) is solvent and expects to remain solvent,

                         (w) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes,

                         (x) is not engaged nor does it expect to engage in a business for which its remaining property represents unreasonably small capital,

                         (y) believes that it will be able to pay its debts as they become due and that such belief is reasonable,

                         (z) is able to pay its debts as they mature and does not intend to incur, or believe that it will incur, indebtedness that it will not be able to repay at its maturity,

             (20) the seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require those qualifications, licenses or approvals, except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the seller's business, operations, assets, revenues, properties or prospects, and

             (21) fixed amounts payable by the issuer to any swap counterparty under any swap or hedge transaction with the issuer are properly includable in intangible transition charges.

         Subject to the conditions set forth below, the seller will be required to pay liquidated damages in the following two circumstances:

         o first, if the seller breaches any representation or warranty specified in (2), (3), (4), (5), (7) and (12) above that has a material adverse effect on the transition bondholders of any series, or

         o second, if the seller breaches any representation or warranty specified in (6), (8), (9), (13), (14), (15) and (16) above and the full amount of losses attributable to that breach are reasonably expected to be incurred beyond a 90-day period immediately following that breach.

         However, if the seller is obligated to pay liquidated damages for a breach of one of the representations and warranties specified above and that breach relates to one or more of the qualified rate orders, but not all of the qualified rate orders, then:

         o the amount of liquidated damages will include the then outstanding principal amount of only the series of transition bonds issued in connection with the affected qualified rate order or orders as of the redemption date, plus accrued interest to the redemption date, and

         o only the series of transition bonds issued in connection with the affected qualified rate order or orders will be subject to mandatory redemption.

         In both circumstances, the seller will pay the liquidated damages to the bond trustee, as assignee of the issuer, for deposit into the general subaccount of the collection account for application to the relevant series subaccounts.

         In the first circumstance (i.e., a breach of the representations or warranties in (2), (3), (4), (5), (7) or (12) above) the liquidated damages will be payable 90 days after the breach if the seller had, immediately prior to the breach, a long term debt rating of at least "A3" by Moody's and "BBB" by Standard & Poor's and the equivalent of "BBB" by any other rating agency and the seller enters into a binding agreement with the issuer to pay any amounts necessary so that all interest payments which will become due on the transition bonds during that 90-day period will be paid in full. If the seller does not have those long term debt ratings, the seller may still pay liquidated damages 90 days after that breach so long as it deposits an amount in escrow with the bond trustee sufficient, taking into account amounts on deposit in the collection account which will be available for that purpose, to pay all interest payments which will become due on the transition bonds during that 90-day period. This deposit must occur within two business days after that breach. If the seller does not have those long term debt ratings and does not make that deposit, liquidated damages will be payable two business days after the date of the breach.

         The seller will not be obligated to pay liquidated damages, however, for a breach in such first circumstance if:

              (i) within 90 days after the date of the occurrence of the breach, that breach is cured or the seller takes remedial action such that there is not and will not be a material adverse effect on the transition bondholders as a result of that breach, and

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              (ii) either:

                         (x) if the seller had, immediately prior to the breach, the long term debt ratings specified in the preceding paragraph, the seller enters into the binding agreement also specified in the preceding paragraph, or

                         (y) if the seller does not have those long term debt ratings, the seller makes the escrow deposit specified in the preceding paragraph.

         In the event that within that 90-day period, the breach is cured or the seller takes the remedial action described in subsection (i) above, any amounts paid by the seller to the bond trustee, as assignee of the issuer, which have not been distributed pursuant to the indenture will be returned to the seller at the end of that 90-day period.

         In the second circumstance (i.e., a breach of the representations or warranties in (6), (8), (9), (13), (14), (15) or (16) above), liquidated damages will be payable on the first monthly allocation date following the expiration of the 90-day period which follows that breach.

         The seller need not pay the liquidated damages in such second circumstances however, if the full amount of losses attributable to the breach is reasonably expected not to exceed the de minimis loss amount. In that case, on the monthly allocation date immediately following the initial loss calculation date, the seller shall pay to the bond trustee, as assignee of the issuer, for deposit in the loss subaccount of the collection account, the aggregate expected amount of those losses for all monthly allocation dates on which losses are expected to be incurred. Following this deposit, the seller's obligation to pay loss amounts or liquidated damages, as applicable, as a result of those losses shall be waived so long as actual losses incurred on any monthly allocation date do not exceed the de minimis loss amount. If the aggregate amount of those losses exceeds the amounts paid by the seller, on the next monthly allocation date, the seller shall pay to the bond trustee, as assignee of the issuer, the amount of that excess for that monthly allocation date and the expected amount of excess for all subsequent monthly allocation dates.

         The seller will also indemnify the issuer and the bond trustee and specified related parties, against:

             (1) all taxes, other than any taxes imposed on transition bondholders solely as a result of their ownership of transition bonds, resulting from the acquisition or holding of transferred intangible transition property by the issuer or the issuance and sale by the issuer of transition bonds, and

             (2)  losses, damages, payments or expenses which result from:

                         (x) the seller's willful misconduct, bad faith or gross negligence in the performance of its duties under the sale agreement,

                         (y) the seller's reckless disregard of its obligations and duties under the sale agreement, or

                         (z) the seller's breach of any representations or warranties in (1), (6), (8), (9), (10), (11), (13),
                         (14), (15), (16), (17), (18), (19), (20) and (21)
                         above.

         The indemnity amounts will not exceed liquidated damages.

         The obligation to pay liquidated damages and the indemnities described above will survive the termination of the sale agreement and include reasonable fees and expenses of investigation and litigation, including reasonable attorneys' fees and expenses. If the seller receives written notice of a breach described in (x), (y) or (z) above from the issuer or bond trustee, the seller will notify the servicer of the occurrence of the breach so that the servicer may calculate the amount of indemnification in accordance with the provisions of the master servicing agreement. Amounts on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount shall not be available to satisfy any indemnification amounts owed by the seller under the sale agreement.

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


         In addition, if the seller breaches its representation and warranty in
(21) above, the seller will indemnify the applicable swap counterparty in accordance with the provisions of the preceding paragraph and any indemnification payments will be paid to the applicable swap counterparty as provided in "The Indenture-- Allocations and Payments" in this prospectus.

         The seller will not indemnify the issuer or the bond trustee on behalf of the transition bondholders as a result of the Commonwealth of Pennsylvania's exercise of its power under the Pennsylvania Competition Act or a change in law by legislative enactment or constitutional amendment or the Commonwealth's limitation, alteration, impairment or reduction of the value of intangible transition property or intangible transition charges after the issuance date of any series of transition bonds in breach of the pledge of the Commonwealth under the Pennsylvania Competition Act. See "Risk Factors--Unusual Nature of Intangible Transition Property--Legal Challenges Could Adversely Affect Transition Bondholders" and "--Changes in Law May Result in Losses to Transition Bondholders" in this prospectus.

         In addition to the foregoing representations and warranties, the seller has also covenanted that it will deliver all collections of intangible transition charges it receives or the proceeds of collections of intangible transition charges, other than collections of intangible transition charges relating to intangible transition property retained by the seller, to the servicer and will promptly notify the bond trustee of any lien on any intangible transition property other than the conveyances under the sale agreement or the indenture, conveyances to other issuers, or in the case of intangible transition property retained by the seller, the lien of seller's mortgage.

         The seller is also be obligated to take those legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary:

             (1) to protect the issuer and the transition bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any of the seller's representations and warranties in the sale agreement, or

             (2) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Pennsylvania Competition Act, the qualified rate orders or the rights of holders of intangible transition property by legislative enactment or constitutional amendment that would be adverse to the holders of intangible transition property.

         In addition, the seller is required to execute and file those filings, including filings with the Pennsylvania Public Utility Commission under the Pennsylvania Competition Act, as may be required to fully preserve, maintain and protect the interests of the issuer in the transferred intangible transition property. Other than as described in the previous paragraph, the seller is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the sale agreement and that in its opinion may involve it in any expense or liability.

Matters Regarding the Seller

         The sale agreement provides that certain persons which succeed to the major part of the electric distribution business of the seller shall be the successor to the seller if those persons execute an agreement of assumption to perform every obligation of the seller under the sale agreement. The sale agreement further requires that:

             (1) immediately after giving effect to that transaction, no representation or warranty made in the sale agreement shall have been breached and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default shall have occurred and be continuing,

             (2) the rating agencies shall have received prior written notice of that transaction, and

             (3) specified officers' certificates and opinions of counsel shall have been delivered to the issuer and the bond trustee.

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


Governing Law

         The sale agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania.


                         THE MASTER SERVICING AGREEMENT

         The following summary describes all material terms and provisions of the amended and restated master servicing agreement under which the servicer services all transferred intangible transition property. The amended and restated master servicing agreement is referred to in this prospectus and all related prospectus supplements as the master servicing agreement.

         The form of the master servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Please see that form of master servicing agreement for a complete description of all its terms and provisions.

         The master servicing agreement may be amended by the parties to that agreement with the consent of the bond trustee under the indenture and all bond trustees of any other issuer, if any. The indenture provides that the master servicing agreement may be amended with the consent of the bond trustee but without the consent of the transition bondholders or the counterparty to any hedge or swap transaction, subject to the conditions described under the caption "The Indenture--Modification to the Sale Agreement and the Master Servicing Agreement" below.

         Because the master servicing agreement relates to all serviced intangible transition property (as opposed to just the serviced intangible transition property owned by the issuer), the rights and obligations set forth in that agreement will involve other bond trustees to the extent that the purchasers of intangible transition property from the seller (other than the issuer) do not select the same bond trustee as the issuer.

Servicing Procedures

         General. The servicer manages, services and administers, and makes collections in respect of, the serviced intangible transition property. The servicer's duties include:

             (1) calculating and billing the intangible transition charges and collecting, from customers, electric generation suppliers and other third parties, as applicable, all collections of intangible transition charges,

             (2) responding to inquiries by customers, electric generation suppliers and other third parties, the Pennsylvania Public Utility Commission, or any federal, local or other state governmental authority with respect to the serviced intangible transition property and intangible transition charges,

             (3) accounting for collections of intangible transition charges, investigating delinquencies, processing and depositing collections and making periodic remittances, furnishing periodic reports to the issuer, the bond trustee and the rating agencies,

             (4) selling, as agent for the issuer and any other issuers, defaulted or written-off accounts in accordance with the servicer's usual and customary practices, and

             (5) taking action in connection with adjustments to the intangible transition charges as described below under "--Intangible Transition Charge Adjustment Process."

See also "The Qualified Rate Orders and the Intangible Transition
Charges--Competitive Billing" in this prospectus.

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


         The servicer will notify the issuer, the bond trustees and the rating agencies in writing of any laws or Pennsylvania Public Utility Commission regulations promulgated after the execution of the master servicing agreement that have a material adverse effect on the servicer's ability to perform its duties.

         Any collections of intangible transition charges received by the servicer are allocated between the issuer and any other issuers based on their respective Percentages during the calendar month the charges are expected to be collected.

         The servicer will institute any action or proceeding necessary to compel performance by the Pennsylvania Public Utility Commission or the Commonwealth of Pennsylvania of any of their obligations or duties under the Pennsylvania Competition Act or any of the qualified rate orders. The cost of this kind of action reasonably allocated by the servicer to the serviced intangible transition property, based on the ratio that property bears to all intangible transition property, will be payable from collections of intangible transition charges as an operating expense at the time those costs are incurred.

         Intangible Transition Charge Adjustment Process. The master servicing agreement requires the servicer to seek, and the Pennsylvania Competition Act and the First QRO and the 2000 QRO require the Pennsylvania Public Utility Commission to approve, adjustments to the intangible transition charges charged to each rate class within any customer category based on actual collections of intangible transition charges and updated assumptions by the servicer as to projected future sales from which intangible transition charges are allocated, expected delinquencies and write-offs and future payments and expenses relating to the intangible transition property and the transition bonds. The servicer is required to file requests with the Pennsylvania Public Utility Commission for those adjustments on May 14th of each year and on the additional date or dates specified in the prospectus supplement for any series of transition bonds. In accordance with the Pennsylvania Competition Act and the First QRO and the 2000 QRO, the Pennsylvania Public Utility Commission has 90 days to approve annual adjustments. In addition, those qualified rate orders provide that adjustments during the final calendar year of collections of intangible transition charges for any series of transition bonds may be implemented quarterly or monthly.

         The servicer agrees to calculate these adjustments to result in:

             (1) the outstanding principal balance of each series equaling the amount provided for in the expected amortization schedule for that series, and

             (2) the amount on deposit in the overcollateralization subaccount equaling the calculated overcollateralization level,

by

             (1) the next adjustment date or the payment date closest to the next adjustment date, or

             (2) the expected final payment date, as applicable, for each series,

taking into account any amounts on deposit in the reserve subaccount other than specified customer prepayments.

         The annual adjustments to the intangible transition charges are expected to be implemented on or prior to August 12th of each year, and, for each series of transition bonds, during the period commencing 12 months prior to the last scheduled payment date for the payment of principal on the last class of each series of transition bonds on the date or dates specified in the related prospectus supplement. Those adjustments to the intangible transition charges will cease for each series on the final adjustment date specified in the prospectus supplement for that series.

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


         Intangible Transition Charge Collections. The servicer is required to remit all collections of intangible transition charges, from whatever source, and all proceeds of other collateral, if any, of the issuer received by the servicer, to the bond trustee and other issuers' bond trustees for deposit under the indenture and the indenture to which any other issuers are party on each remittance date. As long as PECO Energy or any successor to PECO Energy's electric distribution business is the servicer, the remittance date is the 3rd day of each month (or if the 3rd is not a business day, the immediately following business day) --provided that:

             (1) no servicer default has occurred and is continuing under the master servicing agreement, and

             (2) (x) PECO Energy or its successor maintains a short-term rating of at least "A-1" by Standard & Poor's, "P-1" by Moody's and, if rated by Fitch, Inc., "F-2" by Fitch, Inc.--and for five business days following a reduction in, any such rating, or

                         (y) the rating agency condition will have been satisfied for each of the rating agencies other than Moody's, to which notice will be sent, and any conditions or limitations imposed by those rating agencies in connection with that satisfaction of the rating agency condition are complied with.

         Otherwise, the remittance date is two business days after any collections of intangible transition charges or proceeds of other collateral are received by the servicer. The monthly period represented by each calendar month is referred to in this prospectus as the collection period. Until collections of intangible transition charges are remitted to the collection account, the servicer will not segregate them from its general funds. Remittances of collections of intangible transition charges will not include interest on these collections prior to the remittance date or late fees from customers, which the servicer will be entitled to retain.

Servicer Advances

         If specified in the annex to the master servicing agreement relating to any series of transition bonds, the servicer makes advances of interest or principal on that series of transition bonds in the manner and to the extent specified in that annex.

Servicing Compensation; Releases

         The issuer and each other issuer, individually and not jointly, agrees to pay the servicer the servicing fees for their respective series of transition bonds. The servicing fee for each series, together with any portion of that servicing fee that remains unpaid from prior payment dates, is paid solely to the extent funds are available for payment as described under "The Indenture--Allocations and Payments" in this prospectus. The servicing fee is paid prior to the payment of or provision for any amounts of interest on and principal of the transition bonds.

         In the master servicing agreement, the servicer releases the issuer, every other issuer, the bond trustee and all other bond trustees from any and all claims, subject to exceptions relating to the serviced intangible transition property or the servicer's servicing activities with respect to the serviced intangible transition property.

Servicer Duties

         In the master servicing agreement, the servicer has agreed that, in servicing the serviced intangible transition property:

             (1) except where the failure to comply with any of the following would not adversely affect the issuer's, any other issuer's, the bond trustee's or another issuer's bond trustee's interests in intangible transition property,

                         (w) it will manage, service, administer and make collections in respect of the serviced intangible transition property with reasonable care and in material compliance with applicable law, including all applicable Pennsylvania Public Utility Commission regulations and guidelines, using the same degree of care and diligence that the servicer exercises with respect to billing and collection activities that the servicer conducts for itself and others,

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


                         (x) it will follow standards, policies and procedures in performing its duties as servicer that are customary in the servicer's industry,

                         (y) it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain rights in respect of the serviced intangible transition property, and

                         (z) it will calculate the intangible transition charges in compliance with the Pennsylvania Competition Act, any applicable qualified rate orders and any applicable tariffs,

             (2) it will keep on file, in accordance with customary procedures, all documents related to intangible transition property and will maintain accurate and complete accounts, records and computer systems pertaining to the intangible transition property, and

             (3) it will use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of intangible transition property as they become due.

         The duties of the servicer set forth in the master servicing agreement are qualified by any Pennsylvania Public Utility Commission regulations or orders in effect at the time those duties are to be performed.

Servicer Representations and Warranties

         In the master servicing agreement, the servicer makes representations and warranties as of each date that the seller sells or otherwise transfers any intangible transition property to the issuer and any other issuer and as of each date on which the issuer or any other issuer issues any series of transition bonds to the effect that:

             (1) the servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and conduct its business as those properties are currently owned and that business is presently conducted and to execute, deliver and carry out the terms of the master servicing agreement and has the power, authority and legal right to service the serviced intangible transition property,

             (2) the servicer is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it is required to do so,

             (3) the servicer's execution, delivery and performance of the master servicing agreement have been duly authorized by the servicer by all necessary corporate action,

             (4) the master servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against the servicer in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles,

             (5) the consummation of the transactions contemplated by the master servicing agreement does not conflict with or result in any breach of the terms and provisions of or constitute a default under the servicer's articles of incorporation or by-laws or any material agreement to which the servicer is a party or bound, result in the creation or imposition of any lien upon the servicer's properties (other than the lien of seller's mortgage on its interest in the master servicing agreement) or violate any law or any order, rule or regulation applicable to the servicer or its properties,

             (6) except for filings with the Pennsylvania Public Utility Commission for revised intangible transition charges and Uniform Commercial Code continuation filings, no governmental approvals, authorizations, consents, orders, or other actions or filings are required for the servicer to execute, deliver and perform its obligations under the master servicing agreement, except those which have previously been obtained or made, and

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


             (7) no proceeding or investigation is pending or, to the servicer's best knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties:

                         (x) except as disclosed by the servicer to the issuer and any other issuers, seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the validity or enforceability against the servicer of, the master servicing agreement, or

                         (y) relating to the servicer and which might adversely affect the federal or state income tax attributes of the transition bonds.

Servicer Indemnification

         Under the master servicing agreement, the servicer agrees to indemnify the issuer, any other issuers, the bond trustee, on behalf of the transition bondholders, any bond trustees of any other issuers on behalf of any holders of transition bonds issued by other issuers, and certain other specified parties, against any costs, expenses, losses, damages, claims and liabilities that may be imposed upon, incurred by or asserted against that person as a result of:

             (1) the servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties or observance of its covenants under the master servicing agreement or the servicer's reckless disregard of its obligations and duties under the master servicing agreement, and

             (2) the servicer's breach of any of its representations or warranties under the master servicing agreement.

Statements to Issuer and Bond Trustee

         For each date on which adjustments to intangible transition charges are calculated, the servicer provides to the issuer, the bond trustee and each of the rating agencies a statement indicating, with respect to the serviced intangible transition property:

             (1) the outstanding principal balance for each series and the amount provided in the expected amortization schedule for each series as of the immediately preceding payment date,

             (2) the amount on deposit in the overcollateralization subaccount and the calculated overcollateralization level as of the immediately preceding payment date,

             (3) the sum of the amounts provided in the expected amortization schedule for each outstanding series for each payment date prior to the next adjustment date and the servicer's projection of the aggregate principal amount of all series as of each payment date prior to the next adjustment date,

             (4) the calculated overcollateralization level for each payment date prior to the next adjustment date and the servicer's projection of the amount on deposit in the overcollateralization subaccount as of each payment date prior to the next adjustment date, and

             (5) the projected collections of intangible transition charges for the payment date immediately before the next adjustment date through that adjustment date.

         On or before each remittance date, the servicer prepares and furnishes to the issuer and the bond trustee a statement setting forth the aggregate amount remitted or to be remitted by the servicer to the bond trustee for deposit on that remittance date under the indenture.

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


         Moreover, at least three business days before each monthly allocation date, the servicer prepares and furnishes to the issuer, the bond trustee, each counterparty to a hedge or swap transaction and the rating agencies a statement setting forth the transfers and payments to be made on each monthly allocation date and the relevant amounts. Further, at least three business days before each payment date for each series of transition bonds, the servicer prepares and furnishes to the issuer and the bond trustee a statement of the amounts to be paid to the holders of transition bonds of each series. On the basis of this information, the bond trustee will furnish to transition bondholders the payment date report described under "The Indenture--Reports to Transition Bondholders" in this prospectus.

Evidence as to Compliance

         The master servicing agreement provides that a firm of independent public accountants will furnish to the issuer, any other issuers, the bond trustee and any bond trustees of any other issuers and the rating agencies, on or before March 31 of each year, beginning March 31, 2001, a statement as to compliance by the servicer during the preceding calendar year, or the relevant portion of that year, with standards relating to the servicing of intangible transition property. This annual accountant's report will state that the firm has performed specified procedures in connection with the servicer's compliance with the servicing procedures of the master servicing agreement, identifying the results of those procedures and including any exceptions noted. The annual accountant's report will also indicate that the accounting firm providing that report is independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         The master servicing agreement also provides for delivery to the issuer, any other issuers, the bond trustee and any bond trustees of any other issuers and the rating agencies, on or before March 31 of each year, a certificate signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the master servicing agreement for the preceding calendar year, or the relevant portion of that year, or, if there has been a default in the fulfillment of any such obligation, describing each default. The servicer has agreed to give the issuer, any other issuers, the bond trustee and any bond trustees of any other issuers and the rating agencies notice of any servicer default under the master servicing agreement.

Matters Regarding the Servicer

         Under the First QRO and the 2000 QRO, PECO Energy may assign its obligations under the master servicing agreement to any electric distribution company, as that term is defined in the Pennsylvania Competition Act, which succeeds to the major part of PECO Energy's electric distribution business. Prior to any assignment, the servicer shall provide written notice of that assignment to each of the rating agencies. Under the master servicing agreement, a person which succeeds to the major part of the electric distribution business of the servicer, which person assumes the obligations of the servicer, will be the successor of the servicer under the master servicing agreement. The master servicing agreement further requires that:

             (1) immediately after giving effect to that transaction, no representation or warranty made by the servicer in the master servicing agreement shall have been breached and no servicer default, and no event which, after notice or lapse of time, or both, would become a servicer default shall have occurred and be continuing,

             (2) specified officers' certificates and opinions of counsel shall have been delivered to the issuer, any other issuer, the bond trustee (and any bond trustees of other issuers) and the rating agencies, and

             (3) prior written notice shall have been received by the rating agencies.

         The master servicing agreement provides that, subject to the foregoing provisions, PECO Energy shall not resign from the obligations and duties imposed on it as servicer except upon a determination, communicated to the issuer, any other issuer, the bond trustee (and any bond trustee of other issuers) and each rating agency and evidenced by an opinion of counsel, that the performance of its duties under the master servicing agreement are no longer permissible under applicable law. No such resignation shall become effective until a successor servicer has assumed the servicing obligations and duties of PECO Energy under the master servicing agreement.

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


         In addition, the First QRO and the 2000 QRO and the Pennsylvania Competition Act require that the servicer's responsibility to collect the applicable intangible transition charges and other obligations under the master servicing agreement must be undertaken and performed by any other entity that provides transmission and distribution service to the customers.

         Except as expressly provided in the master servicing agreement, the servicer will not be liable to the issuer or any other issuer for any action taken or for refraining from taking any action under the master servicing agreement or for errors in judgment, except to the extent that liability is imposed by reason of the servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the master servicing agreement.

Servicer Defaults

         Servicer defaults under the master servicing agreement include:

             (1) any failure by the servicer to deliver to the bond trustee, on behalf of the issuer, or to the bond trustee of any other issuer (on behalf of any other issuer) any required remittance that shall continue unremedied for a period of three business days after written notice of that failure is received by the servicer,

             (2) any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in the master servicing agreement or any other basic document to which it is a party, which failure materially and adversely affects intangible transition property and which continues unremedied for 30 days after notice of that failure has been given to the servicer, by the issuer, any other issuer or the bond trustee (or any bond trustee of any other issuer) or after discovery of that failure by an officer of the servicer, as the case may be,

             (3) any representation or warranty made by the servicer in the master servicing agreement shall prove to have been incorrect when made, which has a material adverse effect on any of the transition bondholders, the issuer or any other issuer and which continues unremedied for 60 days after notice of that failure has been given to the servicer by the issuer or any other issuer or the bond trustee (or any bond trustee of any other issuer), and

             (4) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of the servicer and actions by the servicer indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

         The bond trustee, together with the bond trustees of any other issuers, if any, may waive any default by the servicer, except a default in making any required remittances to the bond trustee or any bond trustee of any other issuer, if any.

Rights Upon Servicer Default

         As long as a servicer default under the master servicing agreement remains unremedied, the bond trustee, or, if transition bonds issued by other issuers are outstanding, one or more of the bond trustees of these other issuers and the bond trustee representing a majority of the outstanding principal amount of all transition bonds issued, may terminate all the rights and obligations of the servicer under the master servicing agreement, other than the servicer's indemnification obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed. After that, a successor servicer appointed by the bond trustee (or if there is more than one, the bond trustees representing a majority of all the transition bondholders of the issuer and any other issuers) will succeed to all the responsibilities, duties and liabilities of the servicer under the master servicing agreement and will be entitled to similar compensation arrangements. Upon a servicer default based upon the commencement of a case by or against the servicer under the Bankruptcy Code or similar laws, the bond trustees and the issuers may be prevented from effecting a transfer of servicing. See "Risk Factors--Bankruptcy; Creditors' Rights" in this prospectus.

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         The bond trustee and any bond trustee of any other issuer may make arrangements for compensation to be paid to any successor servicer, which in no event may be greater than the servicing compensation paid to the servicer under the master servicing agreement.

         In addition, upon a servicer default because of a failure to make required remittances, the issuer, any other issuers or their respective pledgees or transferees will have the right to apply to the Pennsylvania Public Utility Commission for sequestration and payment of revenues arising from the intangible transition property.

Successor Servicer

         In accordance with the provisions of the First QRO and the 2000 QRO and under the provisions of the master servicing agreement, if for any reason a third party assumes or succeeds to the role of the servicer under the master servicing agreement, the master servicing agreement requires the servicer to cooperate with the issuer, any other issuers, the bond trustee, any bond trustees of any other issuers and the successor servicer in terminating the servicer's rights and responsibilities under the master servicing agreement, including the transfer to the successor servicer of all documentation pertaining to intangible transition property and all cash amounts then held by the servicer for remittance or subsequently acquired by the servicer. The master servicing agreement provides that the servicer will be liable for all reasonable costs and expenses incurred in transferring servicing responsibilities to the successor servicer. A successor servicer may not resign unless it is prohibited from serving by law. The predecessor servicer is obligated, on an ongoing basis, to cooperate with the successor servicer and provide whatever information is, and take whatever actions are reasonably necessary to assist the successor servicer in performing its obligations under the master servicing agreement.

Addition of Other Issuers

         Upon the execution and delivery by the servicer and a purchaser of intangible transition property from the seller of a supplement to the master servicing agreement entered into for the purpose of adding that purchaser as a party, that purchaser will become a party to the master servicing agreement, as if originally named in it. The addition of any such purchaser will not require the consent of the issuer or any other issuer under the master servicing agreement.

Governing Law

         The master servicing agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania.

                                  THE INDENTURE

         The following summary describes all material terms and provisions of the indenture under which transition bonds offered by this prospectus will be issued.

         The indenture, including the form of the supplemental indenture under which subsequent series of transition bonds will be issued, has been filed as an exhibit to the registration statement of which this prospectus forms a part. Please see the indenture, including the form of supplemental indenture, for a complete description of all terms and provisions of the indenture and supplemental indenture, portions of which are summarized in this section.

Security

         To secure the payment of principal of and premium, if any, and interest on, and any other amounts owing in respect of, the transition bonds issued under the indenture, the issuer grants to the bond trustee for the benefit of the transition bondholders a security interest in all of the issuer's right, title and interest in and to the following collateral:

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

             (1) the serviced intangible transition property sold by the seller to the issuer from time to time under the sale agreement and all proceeds of that property,

             (2) the sale agreement (except for specific provisions related to the indemnification of the issuer),

             (3) all bills of sale delivered by the seller under the sale agreement,

             (4) the master servicing agreement (except for specific provisions related to the indemnification of the issuer),

             (5) the collection account and all amounts on deposit in that account from time to time,

             (6)    any hedge or swap agreements to which the issuer is a party,

             (7) all other property of whatever kind owned from time to time by the issuer, including all accounts, accounts receivable and chattel paper,

             (8) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

             (9) all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing, provided that cash or other property distributed to the issuer from the collection account in accordance with the provisions of the indenture will not be subject to the lien of the indenture.

See "--Allocation and Payments" below.

Issuance in Series or Classes

         Transition bonds may be issued under the indenture from time to time to finance the purchase by the issuer of intangible transition property (a "financing issuance") or to pay the cost of refunding, through redemption or payment, all or part of the transition bonds issued under the indenture (a "refunding issuance"). Any series of transition bonds may include one or more classes which differ as to interest rate and amortization of principal. The terms of all transition bonds of the same series are to be identical, unless that series is comprised of more than one class, in which case the terms of all transition bonds of the same class will be identical. The particular terms of the transition bonds of any series and, if applicable, classes of that series, will be set forth in the related prospectus supplement for that series. The terms of that series and any classes of that series are not subject to prior review by, or consent of, the transition bondholders of any previously issued series. See "Risk Factors--The Transition Bonds--Issuance of Additional Series May Adversely Affect Outstanding Transition Bonds" and "The Transition Bonds" in this prospectus. Under the indenture, the bond trustee will authenticate and deliver an additional series of transition bonds only upon receipt by the bond trustee of, among other things, a certificate of the issuer that no event of default has occurred and is continuing, an opinion of counsel to the issuer and evidence of satisfaction that the issuance of that additional series of transition bonds will not result in any rating agency reducing or withdrawing its then-current rating of any outstanding series or class of transition bonds. The notification in writing by each rating agency to PECO Energy, the servicer, the bond trustee and the issuer that any action will not result in such a reduction or withdrawal is referred to in this prospectus as the rating agency condition.

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         In addition, in connection with the issuance of each new series, the issuer will have to provide a certificate or opinion of a firm of independent certified public accountants of recognized national reputation to the effect that, based on the assumptions used in calculating the initial intangible transition charges with respect to the transferred intangible transition property or, if applicable, the most recent revised intangible transition charges with respect to the transferred intangible transition property, after giving effect to the issuance of that series and the application of the proceeds from that issuance, those intangible transition charges will be sufficient to pay all fees and expenses of servicing the transition bonds, interest on each series of transition bonds when due and principal of each series of transition bonds in accordance with the expected amortization schedule for that series and to fund the calculated overcollateralization level and to replenish the capital subaccount as of each payment date.

         If the issuance is a refunding issuance, the amount of money necessary to pay premiums, if any, and the outstanding principal balance of and interest on the transition bonds being refunded shall be deposited into a separate account with the bond trustee.

Collection Account

         Under the indenture, the issuer has established one or more segregated trust accounts in the bond trustee's name, which collectively comprise the collection account, with the bond trustee or at another eligible institution. The collection account is divided into subaccounts, which need not be separate bank accounts:

         o  the general subaccount,

         o  one or more series subaccounts,

         o  one or more class subaccounts,

         o  the overcollateralization subaccount,

         o  the capital subaccount,

         o  the reserve subaccount, and

         o if required by the indenture, one or more defeasance subaccounts, a loss subaccount and an interest deposit subaccount.

         All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus to the collection account include all of the subaccounts contained in the collection account. The indenture requires that all monies deposited from time to time in the collection account, all deposits in the collection account under the indenture and all investments made in eligible investments with those monies be held by the bond trustee in the collection account as part of the collateral.

         "Eligible institution" means:

             (1)    the corporate trust department of the bond trustee, or

             (2) a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), which

                (x) has (A) a long-term unsecured debt rating of "AAA" by Standard & Poor's and "Aa3" by Moody's and (B) a short-term rating of "A-1+" by Standard & Poor's and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and

                (y) whose deposits are insured by the Federal Deposit Insurance Corporation.

So long as no default or event of default under the indenture has occurred and is continuing, all funds in the collection account may be invested in any of the following eligible investments:

             (1) direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America,

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             (2)    demand deposits, time deposits, certificates of deposit, or bankers' acceptances of eligible institutions which are described in clause (x) of the preceding paragraph,

             (3) commercial paper, other than commercial paper issued by PECO Energy or the servicer or any of their affiliates, having, at the time of investment or contractual commitment to invest, a rating in the highest rating category from each rating agency,

             (4) money market funds which have the highest rating from each rating agency,

             (5) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or agencies or instrumentalities of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, entered into with an eligible institution, or

             (6)    any other investment permitted by each rating agency

in each case which mature no later than the business day prior to the next payment date for the applicable series or class.

         The bond trustee has access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture. Eligible investments, however, may not be sold, liquidated or disposed of at a loss prior to their respective maturities.

         On each remittance date, the servicer remits all collections of intangible transition charges, from whatever source, allocated to the issuer under the master servicing agreement and all proceeds of other collateral received by the servicer to the bond trustee under the indenture for deposit pursuant to the indenture. In addition, amounts remitted by any counterparty to any hedge or swap transaction are required to be deposited in the class subaccount for the class to which these amounts relate. Further, the bond trustee will deposit all indemnity amounts remitted to the bond trustee by the seller or servicer or otherwise received by the bond trustee and liquidated damages remitted by the seller into the general subaccount of the collection account. Loss amounts remitted by the seller to the bond trustee will be deposited in the loss subaccount, and interest deposit amounts remitted by the seller to the bond trustee shall be deposited in the interest deposit subaccount. The seller will be required in specified circumstances to pay loss amounts and interest deposit amounts in connection with certain breaches under the sale agreement. Payments of interest deposit amounts, if any, must be made under a binding agreement with the issuer entered into by the seller or an escrow agreement pursuant to the sale agreement.

         General Subaccount. Collections of intangible transition charges remitted by the servicer to the bond trustee, as well as any liquidated damages and indemnity amounts remitted by PECO Energy or the servicer or otherwise received by the bond trustee or the issuer, are deposited in the general subaccount. On each monthly allocation date, the bond trustee draws on available amounts in the general subaccount to make the allocations and payments described in "--Allocations and Payments" below.

         Reserve Subaccount. Collections of intangible transition charges available on any monthly allocation date above that necessary to pay:

             (1) amounts payable in respect of fees and expenses of the bond trustee and the servicer and other fees and expenses,

             (2) amounts distributable to series subaccounts for principal of and interest paid on the next payment date and to class subaccounts, if any, for principal of and interest paid on the day before the next payment date, and

             (3) amounts allocable to the overcollateralization subaccount are deposited in the reserve subaccount.

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


         Amounts in the reserve subaccount are invested in eligible investments, and the issuer is entitled to earnings on those amounts, subject to the limitations described under "--Allocations and Payments" below. On each monthly allocation date, the bond trustee draws on amounts in the reserve subaccount, if any, to the extent amounts available in the general subaccount, the interest deposit subaccount (with respect to the payment of Interest) and the loss subaccount (for payments contemplated by (1) through (8) in "--Allocations and Payments" below) are insufficient to:

             (1)    make scheduled distributions to the series subaccounts, and

             (2) pay expenses of the issuer, the bond trustee, the servicer and other specified fees and expenses.

See "--Allocations and Payments" below.

         Overcollateralization Subaccount. Collections of intangible transition charges to the extent available, as described under "--Allocation and Payments" below, are deposited in the overcollateralization subaccount on each monthly allocation date up to the monthly allocated overcollateralization balances for all series. Amounts in the overcollateralization subaccount are invested in eligible investments, and the issuer is entitled to earnings on those amounts, subject to the limitations described under "--Allocations and Payments" below. On each monthly allocation date, the bond trustee draws on amounts in the overcollateralization subaccount to the extent amounts on deposit in the general subaccount, the interest deposit subaccount (with respect to the payment of Interest), the loss subaccount (for payments contemplated by (1) through (8) in "--Allocations and Payments" below) and the reserve subaccount are insufficient to:

         (1)      make scheduled distributions to the series subaccounts, and

         (2) pay expenses of the issuer, the bond trustee and the servicer and other specified fees and expenses.

         If any series or class of transition bonds is redeemed or any series is fully amortized as of any monthly allocation date, the amount by which amounts on deposit in the overcollateralization subaccount exceed the monthly allocated overcollateralization balances for all series will be released to the issuer, free of the lien of the indenture.

         Capital Subaccount. In connection with the issuance of the Series 1999-A Bonds and the Series 2000-A Bonds, PECO Energy made capital contributions to the issuer, and the issuer paid such amounts to the bond trustee for deposit into the capital subaccount which is invested in eligible investments. The issuer is entitled to earnings on those amounts subject to the limitations described under "--Allocations and Payments" below. The bond trustee will draw on amounts in the capital subaccount, if any, to the extent amounts available in the general subaccount, the interest deposit subaccount (with respect to the payment of Interest), the loss subaccount (for payments contemplated by (1) through (8) in "--Allocations and Payments" below), the reserve subaccount and the overcollateralization subaccount are insufficient to:

             (1)    make scheduled distributions to the series subaccounts, and

             (2) pay expenses of the issuer, the bond trustee and the servicer and other specified fees and expenses.

         If any series or class of transition bonds is redeemed or any series is fully amortized as of any monthly allocation date, the amount by which amounts on deposit in the capital subaccount exceed the required capital amount will be released to the issuer, free of the lien of the indenture.

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         Series Subaccount. Upon the issuance of each series of transition bonds, a series subaccount must be established with respect to that series. On each monthly allocation date, deposits are made to each series subaccount as described under "--Allocations and Payments" below. On each payment date, the bond trustee withdraws funds from the series subaccount to make payments on the related series of transition bonds including any payments due to any provider of any applicable swap agreement, as specified in the related prospectus supplement. Any balance remaining in any series subaccount on any payment date after payments have been made to transition bondholders of the related series and to any applicable swap counterparty will be transferred to the general subaccount for allocation on the next monthly allocation date.

         Class Subaccount. If specified in the related prospectus supplement, a class subaccount will be established with respect to the designated class or classes. Payments to and from any counterparty to a hedge or swap transaction are made from or deposited to, as applicable, the applicable class subaccounts as described in the related prospectus supplement. On each payment date, amounts on deposit in the class subaccount are applied to make payments with respect to the related class, as specified in the related prospectus supplement. Any balance remaining in any class subaccount on any payment date after payments have been made to transition bondholders of the related class is transferred to the general subaccount for allocation on the next monthly allocation date.

         Loss Subaccount. Prior to the deposit of any loss amounts in the collection account, the issuer shall establish the loss subaccount, and any loss amounts remitted by the seller to the bond trustee shall be deposited in that subaccount. The bond trustee will draw on amounts in the loss subaccount, if any, as described under "--Allocations and Payments" below.

         Interest Deposit Subaccount. Prior to the deposit of any interest deposit amounts in the collection account, the issuer shall establish the interest deposit subaccount and any interest deposit amounts remitted by the seller to the bond trustee shall be deposited in that subaccount. The bond trustee will draw on amounts in the interest deposit subaccount, if any, as described under "--Allocations and Payments" below.

         Defeasance Subaccount. In the event funds are remitted to the bond trustee in connection with the exercise of the legal defeasance option or the covenant defeasance option, the issuer shall establish a defeasance subaccount for each series to be defeased into which those funds shall be deposited. All amounts in the defeasance subaccount will be applied by the bond trustee, in accordance with the provisions of the transition bonds and the indenture, to the payment to the holders of the particular transition bonds for the payment or redemption of which those amounts were deposited with the bond trustee, including all sums due for principal, premium, if any, and interest. The indenture requires that no funds in the defeasance subaccount for any series of transition bonds be invested in eligible investments or otherwise. U.S. government obligations deposited by the issuer with the bond trustee for a covenant or legal defeasance may, however, remain as such. See "--Legal Defeasance and Covenant Defeasance" below.

Allocations and Payments

         On each monthly allocation date, the bond trustee applies all amounts on deposit in the general subaccount of the collection account and any investment earnings on those amounts in the following priority:

             (1) all amounts owed to the bond trustee (including legal fees and expenses, indemnity amounts and loss amounts) are paid to the bond trustee,

             (2) all amounts owed to the issuer trustee (including legal fees and expenses, indemnity amounts and loss amounts) are paid to the issuer trustee,

             (3) the monthly servicing fee and all unpaid monthly servicing fees from prior monthly allocation dates are paid to the servicer,

             (4) so long as no event of default has occurred and is continuing or would be caused by that payment, all operating expenses other than those referred to in clauses (1), (2) and (3) above are paid to the persons entitled to that payment, provided that the amount paid on any monthly allocation date pursuant to this clause (4) may not exceed $12,500 in the aggregate for all series,

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

             (5) an amount equal to Interest--which means in the case of any series or class for which a hedge or swap agreement is in effect and the issuer receives payments due from the applicable swap counterparty, the regular fixed payment to the counterparty without regard to netting, but not payment for the breakage or termination of the related hedge or swap agreement--on each series of transition bonds for that monthly allocation date are transferred on a Pro Rata basis to the series subaccount for that series,

             (6) an amount equal to any Principal of any series or class of the transition bonds payable as a result of acceleration triggered by an event of default, any Principal of any series or class of transition bonds payable on a series termination date or class termination date, as applicable, that will occur prior to the next monthly allocation date and any Principal of and premium on a series or class of transition bonds payable on a redemption date that will occur prior to the next monthly allocation date are transferred on a Pro Rata basis to the series subaccount for that series, taking into account amounts on deposit in that subaccount in respect of Principal as of that monthly allocation date,

             (7) an amount equal to Principal with respect to each series of transition bonds for that monthly allocation date not provided for pursuant to clause (6) above is transferred on a Pro Rata basis to the series subaccount for that series,

             (8) all unpaid operating expenses, indemnity amounts and loss amounts are paid to the persons entitled to that payment,

             (9) overcollateralization with respect to all series of transition bonds for that monthly allocation date is transferred to the overcollateralization subaccount,

             (10) any termination or breakage amounts owed to any counterparty to a swap or hedge transaction under any hedge or swap agreement is paid to that counterparty,

             (11) provided that no event of default has occurred and is continuing, an amount up to the amount of net investment earnings on amounts in the general subaccount of the collection account since the previous monthly allocation date will be released to the issuer free from the lien of the indenture,

             (12) the balance, if any, is allocated to the reserve subaccount, and

             (13) following repayment of all outstanding series of transition bonds, the balance, if any, will be released to the issuer free from the lien of the indenture.

The payment of the bond trustee's and issuer trustee's indemnities specified in items (1) and (2) above will be made only if:

         o those indemnity payments would not result in an event of default under the indenture and

         o the issuer provides notice to the rating agencies of the indemnity amount and, if reasonably required by the rating agencies, an officer's certificate and other documentation that certifies that those payments are not reasonably expected to result in an event of default.

         If on any monthly allocation date funds on deposit in the general subaccount are insufficient to make the allocations contemplated by clauses (1) through (9) above, the bond trustee will draw from amounts on deposit in the following subaccounts up to the amount of that shortfall, in order to make those payments and transfers:

         o first, from the interest deposit subaccount, with respect to the payments or transfers contemplated by clause (5) above only,

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         o        then from the loss subaccount, with respect to the payments or transfers contemplated by clauses (1) through (8) above only, and

         o thereafter from the reserve subaccount, then from the overcollateralization subaccount and finally from the capital subaccount.

         On each payment date for any series, the amounts on deposit in the series subaccount for that series remaining after the allocations, if any, described in the next paragraph (other than net income or other gain thereon, which, so long as no event of default has occurred and is continuing, are released to the issuer free of the lien of the indenture) are applied as follows (in the priority indicated):

         o interest due and payable on the transition bonds of that series, together with any overdue interest and, to the extent permitted by law, interest thereon, are paid to the holders of transition bonds of that series (in the case of classes with hedge or swap transactions, only amounts on deposit in the applicable class subaccount will be so applied),

         o the balance, if any, up to the principal amount of the transition bonds of that series that is scheduled to be paid by that payment date in accordance with the expected amortization schedule for that series or, with respect to any series of transition bonds payable as a result of acceleration triggered by an event of default or to be redeemed pursuant to the indenture, the outstanding principal amount of that series and premium, if any, is paid to the holders of transition bonds of that series, and

         o the balance, if any, is transferred to the general subaccount for allocation on the next monthly allocation date.

         On the business day preceding each payment date, the amounts on deposit in any series subaccount for classes of that series for which one or more class subaccounts have been established (other than net income or other gain, which, so long as no event of default has occurred and is continuing, is released to the issuer free of the lien of the indenture) is allocated to the applicable class subaccount in accordance with the related prospectus supplement, up to the gross amount, if any, owed to the applicable counterparty to any hedge or swap transaction entered into by the issuer in respect of regular fixed payments in accordance with the related hedge or swap agreement but not breakage or termination of that agreement. On that day, net amounts owed to that counterparty are paid from, or net amounts paid by that counterparty are deposited into, that class subaccount. See "The Indenture--Allocations and Payments" in this prospectus.

         All payments to transition bondholders of a series pursuant to the first and second bullet points of the second preceding paragraph are made pro rata based on the respective principal amounts of transition bonds of that series held by those transition bondholders, unless, in the case of a series comprised of two or more classes, the applicable supplemental indenture for that series specifies otherwise. All payments to transition bondholders of a class pursuant to the first or second bullet points of the second preceding paragraph are made pro rata based on the respective principal amounts of transition bonds of that class held by those transition bondholders. If on any payment date a counterparty to any hedge or swap transaction entered into by the issuer has failed to fully pay amounts due to the issuer under the applicable hedge or swap agreement related to a class of transition bonds for which a class subaccount has been established, after all series subaccounts have accessed the reserve subaccount as provided for in the indenture, the bond trustee will transfer to such class subaccount amounts on deposit in the reserve subaccount up to the amount of any applicable shortfall; provided, that the bond trustee shall have received from the servicer a certificate to the effect that, based on the servicer's best assumptions and projections at the time, those amounts will not be needed to cover shortfalls on any other class or series on any monthly allocation date prior to the next adjustment date.

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

Liquidated Damages

         Liquidated damages will be deposited into the general subaccount of the collection account as provided in the sale agreement and applied on the date specified by the issuer for the redemption of the transition bonds as a result of receiving such liquidated damages (referred to in this prospectus as the liquidated damages redemption date), which date may not be more than five days after receipt of liquidated damages by the issuer, in the following amounts and priority:

             (1) all amounts owed by the issuer to the bond trustee and the issuer trustee (including legal fees and expenses) shall be paid to the bond trustee and the issuer trustee, respectively,

             (2) the monthly servicing fee or the portion of the servicing fee accrued from and including the immediately preceding monthly allocation date to but excluding the liquidated damages redemption date and all unpaid monthly servicing fees from prior monthly allocation dates shall be paid to the servicer,

             (3) all other operating expenses shall be paid to the persons entitled to that payment; provided that if PECO Energy is the servicer, all amounts owed to the servicer will be paid per clause (5) below; if PECO Energy is not the servicer, then payments to the servicer under this clause may not exceed $150,000,

             (4) the redemption price and accrued interest for each series of transition bonds shall be paid to transition bondholders of that series and any amounts due to any counterparty under a hedge or swap agreement shall be paid to that counterparty; provided, that if the issuer receives liquidated damages from the seller as a result of a breach of a representation and warranty which relates to one or more of the qualified rate orders, but not all of the qualified rate orders:

                    (x) only the series of transition bonds issued in connection with the affected qualified rate order or orders will be redeemed, and

                    (y) only the redemption price and accrued interest for the series of transition bonds being redeemed shall be paid to transition bondholders of that series and only amounts due to any counterparty under a hedge or swap agreement entered into in connection with the issuance of the affected transition bonds shall be paid to that counterparty,

             (5) any other operating expenses owed to the servicer not yet paid shall be paid to the servicer, and

             (6) the balance, if any, will be released to the issuer, free from the lien of the indenture; provided that if the issuer receives liquidated damages from the seller as a result of a breach of a representation and warranty which relates to one of the qualified rate orders, but not both qualified rate orders, then the balance, if any, will remain in the general subaccount of the collection account.

Reports to Transition Bondholders

         With respect to each series of transition bonds, on or prior to each payment date, the bond trustee delivers a statement prepared by the bond trustee to each transition bondholder of that series which includes, to the extent applicable, the following information, and any other information so specified in the applicable supplemental indenture, as to the transition bonds of that series with respect to that payment date or the period since the previous payment date, as applicable:

             (1) the amount paid to those transition bondholders in respect of principal,

             (2) the amount paid to those transition bondholders in respect of interest,

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

             (3) the outstanding principal balance and the amount provided in the expected amortization schedule, in each case for that series and as of the most recent payment date,

             (4) the amount on deposit in the overcollateralization subaccount and the calculated overcollateralization level, in each case for all series and as of the most recent payment date,

             (5) the amount on deposit in the capital subaccount as of the most recent payment date and the required capital amount, and

             (6) the amount, if any, on deposit in the reserve subaccount as of the most recent payment date.

The bond trustee's responsibility to provide this information is limited to the availability, timeliness and accuracy of the information provided to it by the servicer, as required by the master servicing agreement.

Modification of Indenture

         Without the consent of any of the holders of the outstanding transition bonds or the counterparty to any hedge or swap transaction but with prior notice to the rating agencies, the issuer and the bond trustee may execute a supplemental indenture for any of the following purposes:

             (1) to correct or amplify the description of the collateral, or to better assure, convey and confirm unto the bond trustee the collateral, or to subject to the lien of the indenture additional property,

             (2) to evidence the succession, in compliance with the applicable provisions of the indenture, of another person to the issuer, and the assumption by any such successor of the covenants of the issuer contained in the indenture and in the transition bonds,

             (3) to add to the covenants of the issuer, for the benefit of the holders of the transition bonds, or to surrender any right or power in the indenture conferred upon the issuer,

             (4) to convey, transfer, assign, mortgage or pledge any property to or with the bond trustee,

             (5) to cure any ambiguity, to correct or supplement any provision of the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture, provided, however, that:

                    (x) that action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any transition bondholder or any swap or hedge counterparty; and

                    (y) the rating agency condition (other than with respect to Moody's) will have been satisfied with respect to that action and notice of that action will have been provided to Moody's,

             (6) to evidence and provide for the acceptance of the appointment under the indenture by a successor bond trustee with respect to the transition bonds and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts under the indenture by more than one bond trustee, under requirements of the indenture,

             (7) to modify, eliminate or add to the provisions of the indenture to the extent as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute hereafter enacted and to add to the indenture the other provisions as may be expressly required by the Trust Indenture Act of 1939, as amended,

             (8) to set forth the terms of any series that has not previously been authorized by a supplemental indenture, or

             (9) to provide for any hedge or swap transactions with respect to any floating rate series or class of transition bonds or any series or class specific credit enhancement, provided, however, that:

                    (x) that action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any transition bondholder, and

                    (y) the rating agency condition (other than with respect to Moody's) will have been satisfied with respect thereto and notice of that action will have been provided to Moody's.

         Additionally, without the consent of any of the transition bondholders or the counterparty to any hedge or swap transaction, the issuer and bond trustee may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture, or to modify in any manner the rights of the transition bondholders under the indenture; provided, however:

             (1) that action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any transition bondholder, and

             (2) that the rating agency condition will have been satisfied with respect to that action.

         The issuer and the bond trustee also may, with prior notice to the rating agencies and with the consent of the holders of not less than a majority of the outstanding amount of the transition bonds of each series or class to be affected, execute a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or modifying in any manner the rights of the transition bondholders under the indenture; provided, however, that no such supplemental indenture will, without the consent of the holder of each outstanding transition bond of each series or class affected by that supplemental indenture:

             (1) change the date of payment of any installment of principal of or premium, if any, or interest on any transition bond, or reduce the principal amount of any transition bond, the interest rate specified on any transition bond or the redemption price or the premium, if any, with respect to any transition bond, change the provisions of the indenture and the related applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the transition bonds, or change any place of payment where, or the coin or currency in which, any transition bond or any interest on a transition bond is payable,

             (2) impair the right to institute suit for the enforcement of provisions of the indenture regarding payment,

             (3) reduce the percentage of the aggregate amount of the outstanding transition bonds, or of a series or class of transition bonds, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with specified provisions of the indenture or of specified defaults under the indenture and their consequences provided for in the indenture,

             (4) reduce the percentage of the outstanding amount of the transition bonds required to direct the bond trustee to direct the issuer to sell or liquidate the collateral,

             (5) modify any provision of the section of the indenture relating to the consent of transition bondholders with respect to supplemental indentures, except to increase any percentage specified in the indenture or to provide that specified additional provisions of the indenture or the basic documents cannot be modified or waived without the consent of the holder of each outstanding transition bond affected by that modification or waiver,

             (6) modify any of the provisions of the indenture in a manner as to affect the amount of any payment of interest, principal or premium, if any, payable on any transition bond on any payment date or to affect the rights of transition bondholders to the benefit of any provisions for the mandatory redemption of the transition bonds contained in the indenture or change the redemption dates, expected amortization schedule or series termination dates or class termination dates of any transition bonds,

             (7) decrease the required capital amount or the overcollateralization amount with respect to any series, or the calculated overcollateralization level with respect to any payment date,

             (8) modify or alter the provisions of the indenture regarding the voting of transition bonds held by the issuer, the seller, an affiliate of either of them or any obligor on the transition bonds,

             (9) decrease the percentage of the aggregate principal amount of the transition bonds required to amend the sections of the indenture which specify the applicable percentage of the aggregate principal amount of the transition bonds necessary to amend the indenture or related agreements, or

             (10) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the transition bonds or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject to the lien of the indenture or deprive the holder of any transition bond of the security provided by the lien of the indenture.

Enforcement of the Sale Agreement and the Master Servicing Agreement

         The indenture provides that the issuer will take all lawful actions to enforce its rights under the sale agreement and the master servicing agreement and to compel or secure the performance and observance by PECO Energy and the servicer of each of their respective obligations to the issuer under or in connection with the sale agreement and the master servicing agreement. So long as no event of default occurs and is continuing, the issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the issuer under or in connection with the sale agreement and the master servicing agreement. However, if the issuer or servicer proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting intangible transition charges, the issuer will notify the bond trustee and each counterparty to a hedge or swap transaction, the bond trustee will notify transition bondholders of that proposal and the bond trustee will consent to that amendment, modification, supplement, termination, waiver or surrender only with the consent of the holder of each outstanding transition bond of each series or class affected by that amendment, modification, supplement, termination, waiver or surrender.

         If an event of default occurs and is continuing, the bond trustee may, and, at the direction of the holders of a majority of the outstanding principal amount of the transition bonds of all series will, exercise all rights, remedies, powers, privileges and claims of the issuer against the seller or the servicer under or in connection with the sale agreement and the master servicing agreement, and any right of the issuer to take that action will be suspended.

Modifications to the Sale Agreement and the Master Servicing Agreement

         With the consent of the bond trustee, the sale agreement and the master servicing agreement may be amended at any time and from time to time, without the consent of the transition bondholders or the counterparty to any hedge or swap transaction, provided that the amendment will not, as evidenced by an officer's certificate, adversely affect the interest of any transition bondholder or the counterparty to any hedge or swap transaction (except, in the case of a swap counterparty, with the consent of that counterparty, which consent may not be unreasonably withheld) or change the adjustment process for the intangible transition charges. The bond trustee will not withhold its consent to that amendment so long as the rating agency condition is satisfied in connection with that amendment by each rating agency other than Moody's--and the issuer will have furnished Moody's with written notice of that amendment prior to the effectiveness of that amendment--and the foregoing officer's certificate is provided.

         No amendment, modification, waiver, supplement, termination or surrender of the terms of the sale agreement or master servicing agreement, or waiver of timely performance or observance by the seller or the servicer under the sale agreement or master servicing agreement, respectively, in each case in a way as would adversely affect the interests of transition bondholders or the counterparty to any hedge or swap transaction (except, in the case of a swap counterparty, with the consent of that counterparty, which consent may not be unreasonably withheld) is permitted nor will the bond trustee consent to any of these amendments, modifications, waivers, supplements, terminations or surrenders. If the issuer, the seller or the servicer otherwise proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of the terms of the sale agreement or the master servicing agreement or waive timely performance or observance by the seller or the servicer under the sale agreement or master servicing agreement, respectively, the issuer will notify the bond trustee and any applicable hedge or swap counterparty and the bond trustee will notify the transition bondholders. The bond trustee will consent to any of these amendments, modifications, waivers, supplements, terminations or surrenders only with the consent of the holders of at least a majority of the outstanding principal amount of the transition bonds of each series or class.

         The issuer will furnish to each of the rating agencies:

             (1) prior to the execution of any such amendment or consent, written notification of the substance of that amendment or consent, and

             (2) promptly after the execution of any such amendment or consent, a copy of that amendment or consent.

Events of Default; Rights Upon Event of Default

         An event of default is defined in the indenture as being:

             (1) a default for five days or more in the payment of any interest on any transition bond,

             (2) a default in the payment of the then unpaid principal of any transition bond of any series on the series termination date for that series or, if applicable, any class on the class termination date for that class,

             (3) a default in the payment of the redemption price for any transition bond on the redemption date for that transition bond,

             (4) a default in the observance or performance of any covenant or agreement of the issuer made in the indenture, other than those specifically dealt with in (1), (2) or (3) above, and the continuation of any of these defaults for a period of thirty days after notice of that default is given to the issuer by the bond trustee or to the issuer and the bond trustee by the holders of at least 25% in outstanding principal amount of the transition bonds of any series, and

             (5) events of bankruptcy, insolvency, receivership or liquidation of the issuer.

         If an event of default occurs and is continuing and is known to the bond trustee, the bond trustee is required to mail notice of the event of default to each holder of transition bonds within 90 days after the event of default occurs. The bond trustee may withhold notice of an event of default if:

             (1) the event of default does not relate to a default in payment of principal or interest on any transition bond and

             (2) a committee of responsible officers of the bond trustee determines in good faith that it is in the interest of the holders of transition bonds to withhold notice.

         If an event of default occurs and is continuing, the bond trustee or holders of a majority in principal amount of the transition bonds of all series then outstanding may declare the principal of all series of the transition bonds to be immediately due and payable. That declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of all series of the transition bonds then outstanding.

         If the transition bonds of all series have been declared to be due and payable following an event of default, the bond trustee may, in its discretion, either sell the collateral or elect to have the issuer maintain possession of the collateral and continue to apply distributions on the collateral as if there had been no declaration of acceleration. The bond trustee is prohibited from selling the collateral following an event of default other than a default in the payment of any principal, a default for five days or more in the payment of any interest on any transition bond of any series or a default on the payment of the price set for redemption in the related supplemental indenture for any transition bond on the date for redemption for that transition bond set in the related supplemental indenture unless:

             (1) the holders of 100% of the principal amount of all series of transition bonds consent to that sale,

             (2) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and premium, if any, and accrued interest on the outstanding transition bonds, or

             (3) the bond trustee determines that funds provided by the collateral would not be sufficient on an ongoing basis to make all payments on the transition bonds of all series as those payments would have become due if the transition bonds had not been declared due and payable, and the bond trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the transition bonds of each series.

         Subject to the provisions of the indenture relating to the duties of the bond trustee, in case an event of default occurs and is continuing, the bond trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of transition bonds of any series if the bond trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to those provisions for indemnification and limitations contained in the indenture, the holders of a majority in principal amount of the outstanding transition bonds of all series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the bond trustee; provided that:

             (1) that direction shall not conflict with any rule of law or with the indenture,

             (2) subject to provisions in the indenture, any direction to the bond trustee to sell or liquidate the collateral shall be by the holders of 100% of the principal amount of all series of transition bonds then outstanding, and

             (3) the bond trustee may take any other action deemed proper by the bond trustee that is not inconsistent with that direction.

         If the bond trustee elects to retain the collateral in accordance with the indenture, then any direction to the bond trustee by holders of transition bonds representing less than 100% of the outstanding amount of the transition bonds of all series to sell or liquidate the collateral will be of no force and effect.

         The holders of a majority in principal amount of the transition bonds of all series then outstanding may, in some cases, waive any default with respect to the transition bonds, except a default in the payment of principal of or premium, if any, or interest on any of the transition bonds or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding transition bonds of all series and classes affected.

         No transition bondholder of any series will have the right to institute any proceeding, judicial or otherwise, or to avail itself of the remedies provided in Section 2812(d)(3)(v) of the Pennsylvania Competition Act, with respect to the indenture, unless:

             (1) that holder previously has given to the bond trustee written notice of a continuing event of default,

             (2) the holders of not less than 25% in principal amount of the outstanding transition bonds of each series have made written request of the bond trustee to institute that proceeding in its own name as bond trustee,

             (3) that holder or holders have offered the bond trustee security or indemnity reasonably satisfactory to the bond trustee against the costs, expenses, and liabilities to be incurred in complying with that request,

             (4) the bond trustee for 60 days after its receipt of that notice, request and offer has failed to institute that proceeding, and

             (5) no direction inconsistent with that written request has been given to the bond trustee during that 60-day period by the holders of a majority in principal amount of the outstanding transition bonds of all series.

Covenants

         The issuer will keep in effect its existence, rights and franchises as a statutory business trust under Delaware law, provided that the issuer may consolidate with or merge into another entity or sell substantially all of its assets to another entity and dissolve if:

             (1) the entity formed by or surviving that consolidation or merger or to whom substantially all of those assets are sold is organized under the laws of the United States or any state of the United States and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on all transition bonds and the performance of the issuer's obligations under the indenture,

             (2) that entity expressly assumes all obligations and succeeds to all rights of the issuer under the sale agreement and the master servicing agreement under an assignment and assumption agreement executed and delivered to the bond trustee,

             (3) no default or event of default will have occurred and be continuing immediately after giving effect to that merger, consolidation or sale,

             (4) the rating agency condition will have been satisfied with respect to that consolidation or merger or sale by each rating agency, except Moody's--and the issuer shall have furnished Moody's with prior written notice of that consolidation, merger or sale,

             (5) the issuer has received an opinion of counsel to the effect that the consolidation, merger or sale of assets would have no material adverse tax consequence to the issuer or any transition bondholder, that consolidation, merger or sale complies with the indenture and all conditions precedent in the indenture relating to that transaction and will result in the bond trustee maintaining a continuing valid first priority security interest in the collateral,

             (6) none of the intangible transition property, the qualified rate orders or PECO Energy's, the seller's, the servicer's or the issuer's rights under the Pennsylvania Competition Act or the qualified rate orders are impaired by that consolidation, merger or sale, and

             (7) any action that is necessary to maintain the lien and security interest created by the indenture will have been taken.

         The issuer will from time to time execute and deliver those documents, make all filings and take any other action necessary or advisable to maintain and preserve the lien and security interest--and priority of that lien and security interest--of the indenture and will not permit the validity of the indenture to be impaired, the lien to be amended, hypothecated, subordinated or terminated or discharged, or any person to be released from any covenants or obligations except as expressly permitted by the indenture, nor will it permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part of the collateral or any interest in the collateral or the proceeds of the collateral, or permit the lien of the indenture not to constitute a continuing valid first priority security interest in the collateral.

         The issuer may not:

             (1) except as expressly permitted by the indenture, the sale agreement or the master servicing agreement sell, transfer, exchange or otherwise dispose of any of the collateral unless directed to do so by the bond trustee in accordance with the indenture, or

             (2) claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the transition bonds, other than amounts properly withheld under the Internal Revenue Code, or assert any claim against any present or former transition bondholder because of the payment of taxes levied or assessed upon the issuer.

         The issuer may not engage in any business other than purchasing and owning the transferred intangible transition property, issuing transition bonds from time to time, pledging its interest in the collateral to the bond trustee under the indenture in order to secure the transition bonds, and performing activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to the foregoing.

         The issuer may not issue, incur, assume or guarantee any indebtedness except for the transition bonds or guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire--or agree contingently to do so--any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person, except that the issuer may invest funds in eligible investments. The issuer may not, except as contemplated by the indenture, the sale agreement, the master servicing agreement and related documents, including the trust agreement, make any loan or advance or credit to any person. The issuer will not make any expenditure--by long-term or operating lease or otherwise--for capital assets--either realty or personalty--other than intangible transition property purchased from the seller under, and in accordance with, the sale agreement. The issuer may not make any payments, distributions or dividends to any holder of beneficial interests in the issuer in respect of that beneficial interest, except in accordance with the indenture.

         The issuer is also obligated to duly and punctually perform all of its obligations pursuant to any hedge or swap agreement to which it is a party. Further, the issuer may not terminate or amend any hedge or swap agreement to which it is a party while any related floating rate transition bonds of a class remain outstanding except pursuant to the terms of that hedge or swap agreement and then only with the consent of holders of two-thirds of the aggregate outstanding amount of the related class.

         The issuer will cause the servicer to deliver to the bond trustee the annual accountant's report, compliance certificates and monthly reports regarding distributions and other statements required by the master servicing agreement. See "The Master Servicing Agreement" in this prospectus.

List of Transition Bondholders

         Any transition bondholder or group of transition bondholders--each of whom has owned a transition bond for at least six months--may, by written request to the bond trustee, obtain access to the list of all transition bondholders maintained by the bond trustee for the purpose of communicating with other transition bondholders with respect to their rights under the indenture or the transition bonds. The bond trustee may elect not to afford the requesting transition bondholders access to the list of transition bondholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting transition bondholders, to all transition bondholders.

Annual Compliance Statement

         The issuer is required to file annually with the bond trustee a written statement as to the fulfillment of its obligations under the indenture. In addition, the issuer must furnish to the bond trustee an opinion of counsel concerning filings made by the issuer on an annual basis and before the effectiveness of any amendment to the sale agreement or the master servicing agreement.

Bond Trustee's Annual Report

         If required by the Trust Indenture Act of 1939, as amended, the bond trustee will be required to mail each year to all transition bondholders a brief report relating to, among other things, its eligibility and qualification to continue as the bond trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the issuer to it in the bond trustee's individual capacity, the property and funds physically held by the bond trustee as such, any additional issue of a series of transition bonds not previously reported and any action taken by it that materially affects the transition bonds of any series and that has not been previously reported.

Satisfaction and Discharge of Indenture

         The indenture will be discharged with respect to the transition bonds of any series upon the delivery to the bond trustee for cancellation of all the transition bonds of that series or upon the expected final payment date or the date of redemption for that series, provided that the issuer has deposited funds sufficient for the payment in full of all of the transition bonds of that series with the bond trustee and the issuer has delivered to the bond trustee the officer's certificate and opinion of counsel specified in the indenture. Those deposited funds will be segregated and held apart solely for paying those transition bonds, and those transition bonds shall not be entitled to any amounts on deposit in the collection account other than amounts on deposit in the defeasance subaccount for those transition bonds.

Legal Defeasance and Covenant Defeasance

         The issuer may, at any time, terminate:

             (1) all of its obligations under the indenture with respect to the transition bonds of any series ("legal defeasance option"), or

             (2) its obligations to comply with specified covenants, including some of the covenants described under "The Indenture--Covenants" (the "covenant defeasance option").

         The issuer may exercise the legal defeasance option with respect to any series of transition bonds notwithstanding its prior exercise of the covenant defeasance option with respect to that series.

         If the issuer exercises the legal defeasance option with respect to any series, that series shall be entitled to payment only from the funds or other obligations set aside under the indenture for payment of that amount on the expected final payment date or redemption date for that series as described below. That series of transition bonds shall not be subject to payment through redemption or acceleration prior to that expected final payment date or redemption date, as applicable. If the issuer exercises the covenant defeasance option with respect to any series, the transition bonds of that series may not be accelerated because of an event of default relating to a default in the observance or performance of any covenant or agreement of the issuer made in the indenture.

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

         The issuer may exercise the legal defeasance option or the covenant defeasance option with respect to any series of transition bonds only if:

             (1) the issuer irrevocably deposits or causes to be deposited in trust with the bond trustee cash or U.S. Government Obligations for the payment of principal of and premium, if any, and interest on those transition bonds to the expected final payment date or redemption date for those transition bonds, as applicable, that deposit to be made in the defeasance subaccount for that series of transition bonds,

             (2) the issuer delivers to the bond trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment will provide cash at the times and in the amounts as will be sufficient to pay in respect of the transition bonds of that series:

                  (x) principal in accordance with the expected amortization schedule for that series, or if that series is to be redeemed, the redemption price of that redemption on the redemption date for that series, and

                  (y) interest when due,

             (3) in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of bankruptcy, insolvency, receivership or liquidation of the issuer occurs and is continuing at the end of the period,

             (4) no default has occurred and is continuing on the day of that deposit and after giving effect to that deposit,

             (5) in the case of the legal defeasance option, the issuer delivers to the bond trustee an opinion of counsel stating that:

                  (x) the issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or

                  (y) since the date of execution of the indenture, there has been a change in the applicable federal income tax law,

             in either case to the effect that, and the opinion shall confirm that, the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of that legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that legal defeasance had not occurred,

             (6) in the case of the covenant defeasance option, the issuer delivers to the bond trustee an opinion of counsel to the effect that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of that covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that covenant defeasance had not occurred, and

             (7) the issuer delivers to the bond trustee a certificate of an authorized officer of the issuer and an opinion of counsel, each stating that all conditions precedent to the satisfaction and discharge of the transition bonds of that series have been complied with as required by the indenture.

         There will be no other conditions to the exercise by the issuer of its legal defeasance option or its covenant defeasance option.

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The Bond Trustee

         The Bank of New York is the bond trustee under the indenture. The bond trustee may resign at any time by so notifying the issuer. The holders of a majority in principal amount of the transition bonds of all series then outstanding may remove the bond trustee by so notifying the issuer and the bond trustee and may appoint a successor bond trustee. The issuer will remove the bond trustee if the bond trustee ceases to be eligible to continue as such under the indenture, the bond trustee becomes insolvent, a receiver or other public officer takes charge of the bond trustee or its property or the bond trustee becomes incapable of acting. If the bond trustee resigns or is removed or a vacancy exists in the office of bond trustee for any reason, the issuer will be obligated to appoint a successor bond trustee eligible under the indenture. Any resignation or removal of the bond trustee and appointment of a successor bond trustee will not become effective until acceptance of the appointment by a successor bond trustee. The issuer is required under the indenture to provide the rating agencies with written notice of any successor bond trustee.

         The bond trustee will at all times satisfy the requirements of the Trust Indenture Act of 1939, as amended, and have a combined capital and surplus of at least $50 million and a long term debt rating of "Baa3" or better by Moody's and "BBB-" by Fitch, Inc. (if currently rated by Fitch, Inc.). If the bond trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity shall without any further action be the successor bond trustee.

Governing Law

         The indenture is governed by and construed under the laws of the Commonwealth of Pennsylvania.

                             UNITED STATES TAXATION

General

         This section summarizes the material U.S. tax consequences to holders of transition bonds offered by this prospectus. However, the discussion is limited in the following ways:

         o The discussion only covers you if you buy your transition bonds in the initial offering.

         o The discussion only covers you if you hold your transition bonds as a capital asset--that is, for investment purposes--and if you do not have a special tax status.

         o The discussion does not cover tax consequences that depend upon your particular situation in addition to your ownership of transition bonds. We suggest that you consult your tax advisor about the consequences of holding transition bonds in your particular situation.

         o The discussion is based on current law. Changes in the law may change the tax treatment of the transition bonds, possibly on a retroactive basis.

         o The discussion generally does not cover state, local or foreign law.

         o The discussion does not apply to you if you are a non-U.S. holder of transition bonds and if you (a) own 10% or more of the voting stock of PECO Energy, (b) are a "controlled foreign corporation" with respect to PECO Energy, or (c) are a bank making a loan in the ordinary course of its business.

Taxation of the Issuer and of the Transition Bonds

         In connection with the issuance of the First QRO and the Series 1999-A Bonds, PECO Energy obtained a ruling from the Internal Revenue Service regarding certain aspects of those transactions. It was the opinion of our special tax counsel, Ballard Spahr Andrews & Ingersoll, LLP, at the time of the issuance of the Series 2000-A Bonds that the principles set forth in the Internal Revenue Service ruling were equally applicable to the 2000 QRO and the related series of transition bonds. A ruling is being obtained from the Internal Revenue Service regarding certain aspects of the issuance of the transition bonds offered by this prospectus. As a consequence, our special tax counsel is of the opinion that:

             (1) the issuance of the transition bonds offered by this prospectus will not result in the recognition of gross income by PECO Energy or by the issuer, and

             (2) the transition bonds offered by this prospectus will be classified as obligations of PECO Energy for U.S. federal income tax purposes.

         The issuer is a wholly-owned subsidiary of PECO Energy and has not elected to be taxed as a corporation for federal income tax purposes. Consequently, our special tax counsel is of the opinion that for U.S. federal income tax purposes:

             (1) the issuer will be treated as a division of PECO Energy and will not be treated as a separate taxable entity, and

             (2) the transition bonds offered by this prospectus will be treated as debt of PECO Energy secured by a pledge of the collateral.

         We have relied on the ruling and the opinion in preparing this section.

         IF YOU ARE CONSIDERING BUYING TRANSITION BONDS OFFERED BY THIS PROSPECTUS, WE SUGGEST THAT YOU CONSULT YOUR TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF HOLDING THE TRANSITION BONDS IN YOUR PARTICULAR SITUATION.

Tax Consequences to U.S. Holders

         This section applies to you if you are a "U.S. Holder." A "U.S. Holder" is:

         o    an individual U.S. citizen or resident alien,

         o a corporation, or entity taxable as a corporation, that was created under U.S. law (federal or state), or

         o an estate or trust whose worldwide income is subject to U.S. federal income tax.

If a partnership or other similar pass-through entity holds transition bonds, the tax treatment of a partner or other member will generally depend upon the status of the member and upon the activities of the pass-through entity. We suggest that partners of partnerships or similar entities holding transition bonds consult their tax advisors.

Interest

         o If you are a cash method taxpayer, including most individual holders, you must report interest paid on the transition bonds offered by this prospectus in your income when you receive it.

         o If you are an accrual method taxpayer, you must report interest paid on the transition bonds offered by this prospectus in your income as it accrues.

Sale or Retirement of Transition Bonds

         On a sale or retirement of a transition bond:

         o You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the transition bond. Your tax basis in the transition bond is your cost, subject to adjustments.

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


         o Your gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if you held the transition bond for more than one year. Generally, with minor exceptions, taxpayers are not permitted to offset capital losses against ordinary income.

         o If you sell the transition bond between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the transition bond but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

Information Reporting and Backup Withholding

         Under the tax rules concerning information reporting to the Internal Revenue Service:

         o Assuming you hold your transition bonds through a broker or other securities intermediary, the intermediary is required to provide information to the Internal Revenue Service concerning interest and retirement proceeds we pay on transition bonds you own, unless an exemption applies.

         o Similarly, unless an exemption applies, you must provide the intermediary with your Taxpayer Identification Number for its use in reporting information to the Internal Revenue Service. If you are an individual, this is your social security number. You are also required to comply with other Internal Revenue Service requirements concerning information reporting.

         o If you are subject to these requirements but do not comply, the intermediary is required to withhold 31% of all amounts payable to you on the transition bonds, including principal payments. If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

         o All U.S. Holders that are individuals are subject to these requirements. Some U.S. Holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Tax Consequences to Non-U.S.  Holders

         This section applies to you if you are a "Non-U.S. Holder." A "Non-U.S. Holder" is:

         o    an individual that is a nonresident alien,

         o    a corporation organized or created under non-U.S.  law, or

         o an estate or trust that is not taxable in the U.S. on its worldwide income.

Withholding Taxes

         Generally, payments of principal and interest on the transition bonds will not be subject to U.S. withholding taxes.

         However, in order for the exemption from withholding taxes to apply to you, you must meet one of the following requirements:

         o You provide your name, address, and a signed statement that you are the beneficial owner of the transition bond and are not a U.S. Holder. This statement is generally made on Form W-8BEN.

         o You hold transition bonds directly through a "qualified intermediary" and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. Holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or a part of the U.S. tax withholding rules under specified procedures.

         o You or your agent claim an exemption from withholding tax under an applicable tax treaty. This claim is generally made on Form W-8BEN.

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


         o You or your agent claim an exemption from withholding tax on the ground that the income is effectively connected with the conduct of a trade or business in the U.S. This claim is generally made on Form W-8ECI.

We suggest that you consult your tax advisor about the specific methods to satisfy these requirements. A claim for exemption will not be valid if the person receiving the claim has actual knowledge that the statements on the applicable form are false.

Sale or Retirement of Transition Bonds

         If you sell a transition bond or it is redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:

         o The gain is connected with a trade or business that you conduct in the U.S.

         o You are an individual, you are present in the U.S. for at least 183 days during the year in which you dispose of the transition bond, and other conditions are satisfied.

         o The gain represents accrued interest, in which case the rules for interest would apply.

U.S. Trade or Business

         If you hold a transition bond in connection with a trade or business that you are conducting in the U.S.:

         o Any interest on the transition bond, and any gain from disposing of the transition bond, generally will be subject to income tax as if you were a U.S. Holder.

         o If you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the transition bond. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Estate Taxes

         If you are an individual, the transition bonds will not be subject to U.S. estate tax when you die. However, this rule only applies if, at the time of your death, payments on the transition bond would not have been connected to a trade or business that you were conducting in the U.S.

Information Reporting and Backup Withholding

         U.S. rules concerning information reporting and backup withholding are described above under "Tax Consequences to U.S. Holders--Information Reporting and Backup Withholding." Under these rules:

         o Principal and interest payments received by you will be automatically exempt from the usual rules if you provide the tax certifications needed to avoid withholding tax on interest, as described above under "--Tax Consequences to Non-U.S. Holders--Withholding Taxes." The exemption does not apply if the recipient of the applicable form knows or has reason to know that the form is false. However, interest payments made to you will be reported to the Internal Revenue Service on Form 1042-S.

         o Sale proceeds you receive on a sale of your transition bonds through a broker may be subject to information reporting or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup reporting may apply if you use the U.S. office of a broker, and information reporting--but not backup withholding--may apply if you use the foreign office of a broker if the broker has specified connections to the U.S. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

                MATERIAL COMMONWEALTH OF PENNSYLVANIA TAX MATTERS

         In the opinion of Ballard Spahr Andrews & Ingersoll, LLP, interest from the transition bonds received by a person who is not otherwise subject to corporate or personal income tax in Pennsylvania will not be subject to these taxes. Transition bonds held by deceased Pennsylvania residents may be subject to Pennsylvania inheritance and estate taxes.

         Due to the litigation involving the constitutionality of personal property taxes heretofore in effect, none are currently imposed in Pennsylvania. In the event enforcement of the personal property tax is resumed, residents of Pennsylvania, other than corporations and specified other exempt persons holding transition bonds, would be subject to these taxes. Nonresidents would be exempt. The taxes referred to include the County Personal Property Tax and the additional property taxes formerly imposed on Pittsburgh residents by the School District of Pittsburgh and the City of Pittsburgh.

                              ERISA CONSIDERATIONS

         Employee benefit plans are permitted to purchase transition bonds offered by this prospectus.

         ERISA and Section 4975 of the Internal Revenue Code impose specified requirements on employee benefit plans and some other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some collective investment funds or insurance company general or separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans. ERISA imposes on Plan fiduciaries certain general fiduciary requirements including the obligation to discharge their duties solely in the interest of, and for the exclusive purpose of providing benefits to, a Plan's participants and beneficiaries and with the skill and diligence of a prudent person acting in a like capacity. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of "prohibited transactions" involving assets of a Plan ("Plan Assets") and persons who have certain specified relationships to the Plan ("parties in interest" under ERISA and "disqualified persons" under the Internal Revenue Code), unless a statutory or administrative exemption is available.

         There is a greater likelihood that prohibited transactions may arise if the assets of the issuer were considered to be Plan Assets with respect to any Plan that acquired transition bonds. Under certain circumstances currently effective Department of Labor regulations apply a "look through" rule under which the assets of any entity in which a Plan makes an equity investment may constitute Plan Assets. However, the transition bonds are debt for state law purposes and should not be considered to have "substantial equity features." As a result, a Plan's acquisition of transition bonds should not cause assets of the issuer to be considered to be Plan Assets.

         If you are considering whether to purchase transition bonds with Plan Assets, we suggest that you consult with your legal advisor and refer to the related prospectus supplement for further guidance.

                              PLAN OF DISTRIBUTION

         The transition bonds of each series offered by this prospectus may be sold to or through underwriters named in the related prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriters or any other underwriting arrangement as may be specified in the related prospectus supplement or may be offered or placed either directly or through agents. The issuer intends that transition bonds will be offered through various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of transition bonds may be made through a combination of these methods.

         The distribution of transition bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

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


         The transition bonds may be offered through one or more different methods, including offerings through underwriters. It is not anticipated that any of the transition bonds will be listed on any securities exchange.

         In connection with the sale of the transition bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell transition bonds to particular dealers at prices less a concession. Underwriters may allow, and these dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the transition bonds of a series may be deemed to be underwriters, and any discounts or commissions received by them from the issuer and any profit on the resale of the transition bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. These underwriters or agents will be identified, and any compensation received from the issuer will be described, in the related prospectus supplement.

         Under agreements which may be entered into by PECO Energy, the issuer, underwriters and agents who participate in the distribution of the transition bonds may be entitled to indemnification by PECO Energy and the issuer against liabilities specified in those agreements, including under the Securities Act of 1933, as amended.

         The underwriters may, from time to time, buy and sell transition bonds, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

                                     RATINGS

         It is a condition of any underwriter's obligation to purchase the transition bonds that each class receive the rating indicated in the related prospectus supplement, which will be in one of the four highest categories, from at least one rating agency.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any transition bonds, and, accordingly, there can be no assurance that the ratings assigned to any class of transition bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time after that initial issuance. If a rating of any class of transition bonds is revised or withdrawn, the liquidity of that class of transition bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each series or class of transition bonds by the applicable series termination date or class termination date.

                                  LEGAL MATTERS

         Some legal matters relating to the issuance of the transition bonds will be passed upon for the issuer by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania, and for the underwriters by Cravath, Swaine & Moore, New York, New York. Some legal matters relating to the issuer and issuance of the transition bonds under the laws of the State of Delaware will be passed upon for the issuer by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                                     EXPERTS

         The financial statements as of December 31, 1999 and 1998 and for the year ended December 31, 1999 and the period from June 23, 1998 (date of inception) to December 31, 1998, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The projected amounts included within the Annual Stranded Cost Amortization and Return disclosure in the "PECO Energy's Electric Restructuring Plan" section were not prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections, or generally accepted accounting principles. These projected amounts included in this prospectus have been prepared by, and are the responsibility of, the issuer's management. PricewaterhouseCoopers LLP, the issuer's accountants, has neither examined nor compiled these projections and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report included in this prospectus relates to the issuer's historical financial information. It does not extend to the projections and should not be read to do so.


                                      115
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                            GLOSSARY OF DEFINED TERMS

         Set forth below is a glossary of defined terms used in this prospectus.

         "2000 QRO" means the qualified rate order issued by the Pennsylvania Public Utility Commission to PECO Energy on March 16, 2000.


         "adjustment request" means each request filed by the servicer with the Pennsylvania Public Utility Commission for adjustments to the intangible transition charges assessed to each rate class within any customer category based on actual collections of intangible transition charges and updated assumptions by the servicer as to the projected future usage of electricity by customers on which intangible transition charges are assessed, expected delinquencies and write-offs and future payments and expenses relating to the intangible transition property and the transition bonds.

         "Bankruptcy Code" means Title 11 of the United States Code, as the same may be amended, modified or supplemented from time to time.

         "basic documents" means, collectively, the sale agreement, the master servicing agreement, any bills of sale for intangible transition property, the indenture, the trust agreement, and the certificate of trust filed with the State of Delaware to form the issuer.

         "business day" means any day other than a Saturday, Sunday or a day on which banking institutions in the City of Philadelphia, the City of New York or the State of Delaware are required by law or executive order to remain closed.

         "calculated overcollateralization level" means the amount anticipated to be on deposit in the overcollateralization subaccount for all series of transition bonds as of each payment date, as specified in each prospectus supplement.

         "calculation date" means, with respect to any series of transition bonds, each date on which the servicer is required to file an adjustment request, as specified in the related prospectus supplement.

         "capital subaccount" means a subaccount of the collection account in which the amount of capital required to be held by the issuer for a series of transition bonds will be deposited by the issuer on the date of issuance of that series.

         "Clearstream, Luxembourg" means Clearstream Bank Societe Anonyme, Luxembourg.

         "collection account" means the single collection account for all series of transition bonds established by the issuer and held by the bond trustee under the indenture.

         "covenant defeasance option" means the right of the issuer to, at any time, terminate its obligations to comply with specified covenants as described in "The Indenture--Legal Defeasance and Covenant Defeasance."

         "de minimis loss amount" means 1/12 of 1% of the annual outstanding balance of the transition bonds per monthly allocation date.

         "DTC" means The Depository Trust Company.

         "Euroclear" means the Euroclear System.

         "event of default" means an event specified as an event of default under the indenture for the transition bonds described in this prospectus and the related prospectus supplements.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "expected amortization schedule" means, with respect to any series or class of transition bonds, the expected amortization schedule for the principal balance of that series or class, as set forth in the related prospectus supplement.

         "Final Order" means the Pennsylvania Public Utility Commission's order dated May 14, 1998, of which the First QRO is a part, approving the restructuring plan settlement.

         "First QRO" means the qualified rate order dated May 14, 1998 issued by the Pennsylvania Public Utility Commission to PECO Energy.

         "Fitch, Inc." means Fitch, Inc., or its successor.

         "general subaccount" means a subaccount of the collection account into which funds received from collections of intangible transition charges, indemnity amounts and investment earnings will initially be allocated.

         "indemnity amounts" means any amounts paid by the seller or servicer to the bond trustee, for itself or on behalf of all transition bondholders, related to specified indemnification obligations under the sale agreement and the master servicing agreement described in this prospectus and the related prospectus supplement.

         "initial loss calculation date" means the monthly allocation date immediately following the day which is 90 days after the seller receives a notice from the issuer or the bond trustee, that the seller is required to indemnify the bond trustee under the sale agreement.

         "Interest" means, for any monthly allocation date for any series of transition bonds, the sum of, without duplication:

         o in the case of any series or class not described in the next subparagraph, an amount that would cause the amount on deposit for interest in the series subaccount, without regard to investment income for that series, to equal the monthly allocated interest balance for that series and that monthly allocation date,

         o in the case of any series or class subject to a swap agreement pursuant to which the issuer is receiving payments due thereunder from the applicable counterparty, the regular fixed payment to a related counterparty without netting, but not payment in respect of breakage or termination of the related swap agreement,

         o if the transition bonds have been declared due and payable, all accrued and unpaid interest,

         o for a series to be redeemed prior to the next monthly allocation date, the amount of interest that will be payable as interest on that series on the redemption date, and

         o any interest due on that series on a payment date or other date for the payment of interest and not paid and, to the extent permitted by law, interest on that amount.

         "interest deposit subaccount" means a subaccount of the collection account into which designated interest payments remitted by seller to the bond trustee will be deposited.

         "IP&L" stands for Indianapolis Power & Light Company.

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


         "legal defeasance option" means the right of the issuer to, at any time, terminate all of its obligations under the indenture with respect to the transition bonds of any series as described in "The Indenture--Legal Defeasance and Covenant Defeasance."

         "liquidated damages" means an amount sufficient to pay all expenses and indemnity payments due to the bond trustee, the issuer trustee or the issuer and the principal of all outstanding transition bonds adversely affected by the breach of specified representations and warranties, plus accrued interest to the date of redemption and breakage costs or termination fees, if any, due to any counterparty to any hedge or swap transaction applicable to the applicable transition bonds entered into by the issuer payable by PECO Energy for the breach of designated representations concerning intangible transition property under the sale agreement as described in this prospectus and the related prospectus supplement.

         "loss amounts" means any amounts remitted by the seller to the bond trustee pursuant to the sale agreement in respect of losses as a result of willful misconduct, bad faith, gross negligence or reckless disregard of its obligations under the sale agreement or the breach of designated representations and warranties in the sale agreement by the seller as described in this prospectus and the related prospectus supplement.

         "loss subaccount" means a subaccount of the collection account into which loss amounts remitted by the seller to the bond trustee will be deposited.

         "master servicing agreement" means the Amended and Restated Master Servicing Agreement between PECO Energy, as servicer, and the issuer, dated as of March 25, 1999, as amended and restated as of the closing date for the issuance of the first series of transition bonds under the 2000 QRO, as the same has been or may be further amended and supplemented from time to time.

         "monthly allocated interest balance" and the "monthly allocated principal balance," if applicable, for each monthly allocation date and each series will each be set forth in the related prospectus supplement for that series and will be calculated such that amounts scheduled to be paid on each payment date for Interest and Principal, respectively, for that series and that monthly allocation date will be expected to be on deposit in the applicable series subaccount as of the monthly allocation date prior to that payment date, whether from collections of intangible transition charges or payments made by any counterparty to a swap or hedge transaction entered into by the issuer.

         "monthly allocated overcollateralization balance" for each monthly allocation date will be set forth in the first prospectus supplement and adjusted to reflect redemptions or defeasances of transition bonds and issuances of additional series of transition bonds and will be calculated such that the calculated overcollateralization level for each payment date will be expected to be on deposit in the overcollateralization subaccount as of the monthly allocation date prior to that payment date.

         "monthly allocation date" means the 6th day of each calendar month, or if that day is not a business day, the following business day. On this date, the bond trustee allocates amounts on deposit in the general subaccount as described in "The Indenture--Allocations and Payments" in this prospectus.

         "Moody's" means Moody's Investors Service, Inc., or its successor.

         "overcollateralization" means, for any monthly allocation date, an amount that would cause the balance in the overcollateralization subaccount to equal the monthly allocated overcollateralization balance for that monthly allocation date, without regard to investment earnings.

         "overcollateralization subaccount" means a subaccount of the collection account into which the overcollateralization amount will be deposited over the expected life of a series of transition bonds.

         "PECO Energy" means PECO Energy Company, a Pennsylvania corporation.

         "Percentage" means, for the issuer or any other issuer of transition bonds, the percentage equivalent of a fraction:

         o the numerator of which is the aggregate intangible transition charges (as adjusted from time to time) applicable to all series of transition bonds issued by the issuer or any other issuer, as applicable, and

         o the denominator of which is the aggregate intangible transition charges (as adjusted from time to time) applicable to all series of transition bonds issued by the issuer and all other issuers.

         "Principal" means, for any monthly allocation date and any series of transition bonds, an amount that:

         o would cause the amount on deposit for principal in the series subaccount, without regard to investment income, for that series to equal the monthly allocated principal balance for that series and that monthly allocation date,

         o if the transition bonds have been declared due and payable, the principal amount of that series,

         o for a series to be redeemed prior to the next monthly allocation date, the amount that will be payable as principal of that series on the redemption date, or

         o any principal due on that series on a payment date or other date for the payment of principal and not paid.

         "Pro Rata" means, for any series of transition bonds, a ratio,

         o in the case of the amount of Interest allocated to the series subaccounts, the numerator of which is the monthly allocated interest balance for that series for that monthly allocation date and the denominator of which is the sum of monthly interest balances for all series for that monthly allocation date,

         o in the case of the amount of Principal allocated to the series subaccounts as a result of an acceleration or redemption, the numerator of which is the amount allocable for that series as a result of that event and the denominator of which is the amount allocable to all series as a result of acceleration or redemption, and

         o in the case of the amount of Principal otherwise allocated to the series subaccounts, the numerator of which is the monthly allocated principal balance for that series for that monthly allocation date and the denominator of which is the sum of monthly allocated principal balances for all series for that monthly allocation date.

         "qualified rate orders" means the first qualified rate order issued by the Pennsylvania Public Utility Commission to PECO Energy Company on May 14, 1998, the second qualified rate order issued to PECO Energy Company on March 16, 2000 and any subsequent order of the Pennsylvania Public Utility Commission, adopted in accordance with the Pennsylvania Competition Act, which creates intangible transition property and authorizes the imposition and collection of intangible transition charges by PECO Energy or its assignee. This term also includes any order that is supplemental to any of the foregoing.

         "qualified transition expenses," as set forth in the qualified rate orders, means, collectively, the aggregate principal amount of the transition bonds and an amount sufficient to provide for any credit enhancement, to fund any reserves, and to pay interest, premiums, if any, costs of defeasance, servicing fees and other fees, costs and charges relating to transition bonds.

         "rating agency" means any rating agency rating the transition bonds of any class or series at the time of issuance of that class or series at the request of the issuer.

         "rating agency condition" means, with respect to any action, the notification in writing by each rating agency to PECO Energy, the servicer, the bond trustee and the issuer that any such action will not result in a reduction or withdrawal of the then current rating by that rating agency of any outstanding series or class of transition bonds.

         "required capital amount" means the amount of capital required to be deposited by the issuer into the capital subaccount upon the issuance of a series of transition bonds, which represents a capital contribution from PECO Energy.

         "reserve subaccount" means a subaccount of the collection account into which will be deposited the excess, if any, of collections of intangible transition charges over amounts then scheduled to be paid or due on a series of transition bonds, plus related expenses, plus amounts needed to make required deposits to the overcollateralization subaccount.

         "Restructuring Order" means the Opinion and Order issued by the Pennsylvania Public Utility Commission, revised in January and February 1998, which deregulated PECO Energy's electric generation operations as described in "PECO Energy's Electric Restructuring Plan."

         "restructuring plan settlement" means the settlement filed by PECO Energy and other parties with the Pennsylvania Public Utility Commission on April 29, 1998 and approved by the Pennsylvania Public Utility Commission In the final order.

         "sale agreement" means the Intangible Transition Property Sale Agreement between the issuer and PECO Energy dated as of March 25, 1999, as amended and restated as of the closing date for the issuance of the first series of transition bonds under the 2000 QRO, as the same has been or may be further amended and supplemented from time to time.

         "SEC" means the Securities and Exchange Commission.

         "series of transition bonds" means the Series 1999-A Bonds, the Series 2000-A Bonds, each series of transition bonds offered by this prospectus and any other series of transition bonds which are issued under and are subject to the terms of the indenture.

         "series subaccount" means a subaccount of the collection account for each series of transition bonds. On each monthly allocation date, the bond trustee will deposit amounts to this account accruing for principal and interest for each series, based on each series' percentage of the total allocated principal and interest of all series.

         "servicer default" means a default of the servicer under the master servicing agreement, including the defaults described under the "The Master Servicing Agreement--Servicer Defaults."

         "Standard & Poor's" means Standard & Poor's Rating Services, or its successor.

         "transferred intangible transition property" means intangible transition property which is transferred from PECO Energy to the issuer under the sale agreement and the related bills of sale.

         "U.S. Government Obligations" means direct obligations, or certificates representing an ownership interest in those obligations, of the United States of America, including any agency or instrumentality of the United States of America, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                          PECO ENERGY TRANSITION TRUST

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Report of Independent Accountants

Statement of Net Assets Available for Trust Activities

Statement of Changes in Net Assets Available for Trust Activities

Notes to Financial Statements

                        Report of Independent Accountants


To the Trustees
PECO Energy Transition Trust
Wilmington, DE:


In our opinion, the accompanying statements of net assets available for trust activities and the related statements of changes in net assets available for trust activities present fairly, in all material respects, the net assets available for trust activities of the PECO Energy Transition Trust (the "Trust") as of December 31, 1999 and 1998, and the changes in net assets available for trust activities for the year ended December 31, 1999 and for the period from June 23, 1998 (date of Inception) to December 31, 1998, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 16, 2000

                          PECO ENERGY TRANSITION TRUST
             STATEMENTS OF NET ASSETS AVAILABLE FOR TRUST ACTIVITIES
                                  (in Millions)


                                                                       December 31,
                                                                   ------------------
                                                                     1999        1998
                                                                   --------      ----
ASSETS

Current Assets:
        Cash and Cash Equivalents                                  $  173.5      $ --
        Interest Receivable                                             0.9        --
        Due from Related Party                                         42.1        --
        Current portion of Intangible Transition Property             134.7        --
                                                                   --------      ----
                 Total Current Assets                                 351.2        --
                                                                   ========      ====
Noncurrent Assets:
        Debt Issuance Costs, net of amortization                       22.7       2.1
        Intangible Transition Property, net of amortization         3,858.7        --
                                                                   --------      ----
        TOTAL ASSETS                                                4,232.6       2.1
                                                                   ========      ====
LIABILITIES

Current Liabilities:
        Accrued Interest Expense                                       82.8        --
        Current portion of Transition Bonds                           120.0        --
                                                                   --------      ----
                 Total Current Liabilities                            202.8        --
                                                                   ========      ====
Due to Related Party                                                  110.7       2.1
Long-Term Debt - Transition Bonds                                   3,832.6        --
                                                                   --------      ----
                 TOTAL LIABILITIES                                  4,146.1       2.1
                                                                   ========      ====
NET ASSETS AVAILABLE FOR TRUST ACTIVITIES                          $   86.5      $ --
                                                                   ========      ====

                       See Notes to Financial Statements.

                          PECO ENERGY TRANSITION TRUST

       STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR TRUST ACTIVITIES
                                  (in Millions)


                                                                                  For the Period
                                                                                  From Inception
                                                                For the           (June 23, 1998)
                                                              Year Ended              Through
                                                           December 31, 1999      December 31, 1998
                                                           -----------------      -----------------
ADDITIONS
        Contributions by Trust Grantor                         $   20.0                $ --
        ITC Collections                                           310.4                  --
        Debt Issuance Costs                                        22.9                 2.1
        Intangible Transition Property                          4,080.2                  --
        Interest Income                                             3.9                  --
                                                               --------                ----
TOTAL ADDITIONS                                                 4,437.4                 2.1
                                                               ========                ====
DEDUCTIONS
        Due to Related Party                                       66.5                 2.1
        Transition Bonds                                        3,994.6                  --
        Interest Expense                                          192.6                  --
        Amortization of Debt Issuance Costs                         2.3                  --
        Amortization of Intangible Transition Property             86.8                  --
        Amortization of Debt Discount                               0.6                  --
        Service Fee Expense                                         7.5                  --
                                                               --------                ----
        TOTAL DEDUCTIONS                                        4,350.9                 2.1
                                                               --------                ----
CHANGES IN NET ASSETS AVAILABLE FOR
   TRUST ACTIVITIES                                                86.5                  --
                                                               --------                ----
NET ASSETS AVAILABLE FOR TRUST ACTIVITIES
   AT BEGINNING OF PERIOD                                            --                  --
                                                               --------                ----
NET ASSETS AVAILABLE FOR TRUST ACTIVITIES
   AT END OF PERIOD                                            $   86.5                $ --
                                                               ========                ====



                       See Notes to Financial Statements.

                          PECO ENERGY TRANSITION TRUST
                          NOTES TO FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

     PECO Energy Transition Trust (PETT), a statutory business trust established by PECO Energy Company (PECO Energy) under the laws of the State of Delaware and a wholly owned subsidiary of PECO Energy, was formed on June 23, 1998 pursuant to a trust agreement between PECO Energy, as grantor, First Union Trust Company, N.A., as issuer trustee, and two beneficiary trustees appointed by PECO Energy. PECO Energy is principally engaged in the production, purchase, transmission, distribution, and sale of electricity to residential, commercial, industrial and wholesale customers in its franchised services territory in southeastern Pennsylvania. PETT was organized by PECO Energy as a special purpose, bankruptcy-remote entity to issue bonds to securitize a portion of PECO Energy's stranded cost recovery authorized by the Pennsylvania Public Utility Commission
(PUC) pursuant to the Pennsylvania Electric Generation Customer Choice and Competition Act (Pennsylvania Competition Act).

     The Pennsylvania Competition Act, enacted in December 1996, allows utilities to recover the anticipated loss in value of their generation-related assets caused by the transition from regulated rates for generation to market pricing.

     Under its trust agreement, PETT is authorized to purchase and own Intangible Transition Property (ITP), issue transition bonds, pledge its interest in ITP and other collateral to the bond trustee to secure the transition bonds, and perform activities that are necessary and suitable to accomplish these purposes. ITP represents the irrevocable right of PECO Energy, or its successor or assignee, to collect a non-bypassable Intangible Transition Charge (ITC) from customers. The Pennsylvania Public Utility Commission (PUC) authorized PETT to collect ITC in the PUC's Qualified Rate Order issued on May 14, 1998 (1998 QRO). The 1998 QRO authorizes the ITC to be sufficient to recover up to $4 billion of PECO Energy's stranded costs and an amount sufficient to recover the aggregate principal amount of the Series 1999-A Transition Bonds (Transition Bonds), plus an amount sufficient to provide for any credit enhancement, to fund any reserves and to pay interest, redemption premiums, if any, servicing fees and other expenses relating to the Transition Bonds which are solely debt obligations of PETT. PETT used the proceeds of the Transition Bonds to purchase ITP from PECO Energy for $4.080 billion which represented an amount sufficient to recover the aggregate principal amount of the Transition Bonds and related expenses including interest and servicing fees.

     PECO Energy, as servicer, deposits ITC collections into a general subaccount maintained by the bond trustee under the indenture. Each month, such monies are used to make principal and interest payments on the Transition Bonds, and to pay fees, costs, and charges specified in the indenture. The indenture also includes a reserve subaccount that is maintained for the purpose of retaining any ITC collections and investment earnings that are in excess of specific fees and expenses and amounts allocable to the payment of principal of and interest on the Transition Bonds and to the overcollateralization subaccount. The indenture also provides for an overcollateralization subaccount, which will be funded ratably, to a balance of $80 million, over the life of the Transition Bonds. The balances of the reserve and overcollateralization subaccounts as of December 31, 1999 were $15.0 million and $7.1 million, respectively. Additionally, an amount of $20 million, representing PECO Energy's initial capitalization of PETT, was deposited into the capital subaccount under the indenture on the date of issuance. If amounts available in the general, reserve, and overcollateralization subaccounts are not sufficient on any payment date to make scheduled payments, the bond trustee will draw on accounts in the capital subaccount. Any remaining amounts collateralizing the Transition Bonds will be released to PETT upon payment of the Transition Bonds.

     PETT's organizational documents require it to operate in such a manner that it should not be consolidated in the bankruptcy estate of PECO Energy in the event PECO Energy becomes subject to such a proceeding, and both PECO Energy and PETT have treated the transfer of ITP to PETT as a sale under the Pennsylvania Competition Act.

     On or before May 14th of each year, the anniversary date of the 1998 QRO, a report to determine the adequacy of ITC collections for the annual period is submitted to the PUC by PECO Energy. If adjustments are needed, the PUC is required to adjust collection rates on a prospective basis within 90 days of May 14th.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and changes therein. Actual results could differ from those estimates.

Cash and Cash Equivalents

     PETT considers all cash investments purchased with an original maturity of three months or less to be cash equivalents. Financial instruments which potentially subject PETT to concentrations of credit risk consist principally of cash equivalents. PETT places its cash equivalents with high-credit quality financial institutions. Generally, such investments are in excess of the Federal Deposit Insurance Corporation limit.

Intangible Transition Property

     The ITP is being amortized in conjunction with the reduction of Transition Bond principal on an accrual basis. As of December 31, 1999, accumulated ITP amortization was $86.8 million.

Unamortized Debt Issuance Costs

     The costs associated with the issuance of the Transition Bonds have been capitalized and are being amortized on a straight line basis over the life of the Transition Bonds. As of December 31, 1999, accumulated amortization of debt issuance cost was $2.3 million.

Income Taxes

     PETT is a wholly owned subsidiary of PECO Energy and has elected not to be taxed as a corporation for federal income tax purposes. PETT is a special purpose entity that is treated as a division of PECO Energy for federal income tax purposes and has no separate income tax liability.

Derivative Financial Instruments

     Hedge accounting is applied only if the derivative reduces the risk of the underlying hedged item and is designed at inception as a hedge, with respect to the hedged item. If a derivative instrument ceased to meet the criteria for deferral, any gains or losses, would be currently recognized in income. PETT does not hold or issue derivative financial instruments for trading purposes.

New Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," (SFAS No. 133) to establish accounting and reporting standards for derivatives. The new standard requires recognizing all derivatives as either assets or liabilities on the balance sheet at their fair value and specifies the accounting for changes in fair value depending upon the intended use of the derivative. In June 1999, the FASB issued SFAS No. 137 "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133," (SFAS No. 137) which delayed the effective date for SFAS No. 133 until fiscal years beginning after June 15, 2000. PETT expects to adopt SFAS No. 133 in the first quarter of 2001. PETT is in the process of evaluating the impact of SFAS No. 133 on its financial statements.

2. TRANSITION BONDS

     On March 25, 1999, PETT issued $4 billion aggregate principal amount of Transition Bonds to securitize a portion of PECO Energy's authorized stranded cost recovery. The Transition Bonds are solely obligations of PETT, secured by ITP sold by PECO Energy to

PETT concurrently with the issuance of the Transition Bonds and certain other collateral related thereto. The following table summarizes the outstanding principal balances of the Transition Bonds at December 31:

                              Expected
                            Final Payment     Termination
Classes       Rate             Date(a)          Date(a)       1999         1998
-------------------------------------------------------------------------------
                                                                 In Millions

  A-1         5.48%             2001             2003        $  202        $ --
  A-2         5.63%             2003             2005           275          --
  A-3         6.06%(b)          2004             2006           667          --
  A-4         5.80%             2005             2007           459          --
  A-5         6.14%(b)          2007             2009           465          --
  A-6         6.05%             2007             2009           993          --
  A-7         6.13%             2008             2009           897          --
-------------------------------------------------------------------------------
Unamortized debt discount                                        (5)         --
                                                             ------        ----
Total Long Term Debt                                          3,953          --
Due within one year                                             120          --
                                                             ------        ----
Long Term Debt                                               $3,833        $ --
                                                             ======        ====

(a) The Expected Final Payment Date is the date when all principal and interest of the related class of Transition Bonds is expected to be paid in full in accordance with the expected amortization schedule for the applicable class. The Termination Date is the date when all principal and interest of the related class of Transition Bond must be paid in full. The current portion of the Transition Bonds is based upon the expected maturity date.

(b) Floating rate, as of December 31, 1999, based upon the London Interbank Offering Rate (LIBOR) plus 0.125% for the A-3 class and LIBOR plus 0.20% for the A-5 class.

     PETT makes semi-annual principal payments pursuant to an amortization schedule in the Transition Bond indenture dated March 1, 1999. On September 1, 1999, the first principal payment was made in the amount of $42.5 million which reduced the outstanding principal balance of the class A-1 Transition Bonds. Long-term debt maturities, in the period 2000-2004 are as follows (in millions):
2000 - $120; 2001 - $188; 2002 - $277; 2003 - $470; 2004 - $518 and $2,380
thereafter.

     Fair values of the Transition Bonds are estimated based on quoted market prices. The carrying amounts and fair values of the Transition Bonds as of December 31, 1999 were $3.953 billion and $3.700 billion, respectively.

     PETT has entered into interest rate swaps to manage interest rate exposure associated with the issuance of two floating rate classes of Transition Bonds. The aggregate notional amount of these swaps was equal to the face values of those two floating rate classes. At December 31, 1999, the fair value of these instruments was $35.8 million based on the present value difference between the contracted rate and the market rates at that date. The fixed interest rates of classes A-3 and A-5 are 6.58% and 6.94%, respectively. A hypothetical 50 basis point increase or decrease in the spot yield at December 31, 1999 would have resulted in an aggregate fair value of these interest rate swaps of $52.0 million or $21.9 million, respectively. If the derivative instruments had been terminated at December 31, 1999, these estimated fair values represent the amount to be paid by the counterparties to PETT.

     PETT would be exposed to credit-related losses in the event of non-performance by the counterparties that issued the derivative instruments. PETT does not expect that the counterparties to the interest rate swaps will fail to meet these obligations, given their high credit ratings. The credit exposure of derivatives contracts is represented by the fair value of the contracts at the reporting date. PETT interest rate swaps are documented under master agreements. Among other things, these agreements provide for a maximum credit exposure for both parties. Payments are required by the appropriate party when the maximum limit is reached.

3. SIGNIFICANT AGREEMENTS AND RELATED PARTY TRANSACTIONS

     PETT purchased ITP from PECO Energy pursuant to the Intangible Transition Property Sale Agreement dated March 25, 1999 (Sale Agreement). Under the Sale Agreement, PECO Energy makes certain representations and warranties about the ITP and indemnifies PETT for losses caused by the breach of such representations and warranties. To the extent a breach concerns the existence of the ITP or the ability to charge ITC in the amounts sufficient to meet a pre-set amortization schedule, PECO Energy must pay liquidated damages equal to the lost principal and interest of the amortization schedule.

     For financial reporting purposes and Federal and Commonwealth of Pennsylvania income and franchise tax purposes the transfer of ITP to PETT will be treated as a financing arrangement and not a sale.

     Transition Bonds were issued pursuant to the Indenture dated as of March 1, 1999 (Indenture). Under the Indenture, PETT has pledged all of its property, including the ITP to secure the Transition Bonds. The Indenture prohibits PETT from selling, transferring, exchanging, or otherwise disposing of any of the collateral unless directed to do so by the Trustee; from claiming any credit or making any deduction from the principal, premium, if any, or interest on Transition Bonds or against any Transition Bond holder; permitting the validity of effectiveness of the Indenture to be impaired or permitting the lien of the Indenture to be amended, hypothecated, subordinated, terminated, of discharged; permitting any person to be released from any of the covenants or obligations with respect to Transition Bonds as expressly permitted by the Indenture; permitting any liens, charges, or claims, security interest or mortgage (other than the lien created by the Indenture) to be created in or extend to or otherwise arise upon or burden the collateral or any part thereof; or permitting the lien of the Indenture not to constitute a valid, first priority security interest in the collateral.

     Under the Master Servicing Agreement entered into by PETT and PECO Energy dated as of March 25, 1999, PECO Energy, as servicer, manages and administers the ITP sold to PETT and collects the ITC related thereto on behalf of PETT.

     In 1999, PETT recorded $353.3 million of ITC collections, of which $42.9 million have not yet been remitted from PECO Energy to PETT, and $7.5 million in servicing fees based upon the outstanding principal amount of the Transition Bonds, of which $0.8 million have not yet been remitted from PETT to PECO Energy.

     As of December 31, 1999, the Due to Related Party balance represents an advance of $110.7 million for initial working capital requirements and operating expenses and is not considered to be currently due by PECO Energy. As of December 31, 1998, the Due to Related Party balance primarily represents legal costs.

4. LITIGATION

     Indianapolis Power and Light Company (IPL) filed an action which sought to invalidate the Competition Act and thereby preclude PECO Energy from recovering and securitizing stranded costs. IPL asserted that the Pennsylvania Competition Act discriminates against interstate commerce in violation of the Commerce Clause of the United States Constitution. The Commonwealth Court of Pennsylvania dismissed this action. IPL sought review of this dismissal by the United States Supreme Court which denied certiorari on March 8, 1999. All appeals of the PUC's Final Order dated May 14, 1998 that were being pursued have been resolved and all other appeals that were being held in abeyance have been withdrawn with prejudice from the Commonwealth Court of Pennsylvania and the United States District Court.

     On February 7, 2000, the Mid-Atlantic Power Supply Association filed an intervention to the PUC's proceedings on PECO Energy's January 7, 2000 application for a QRO (the 2000 QRO) to ensure that the proposed securitization does not have an adverse effect on competition in the retail electrical services market in Pennsylvania. Specifically, this association expressed concern that the 2000 QRO would cause a reduction in the shopping credit established in the 1998 QRO and would enable PECO Energy to use the proposed rate reduction in 2001 to promote its provider of last resort service.

     The Mid-Atlantic Power Supply Association subsequently agreed to join with several of the parties who participated in PECO Energy's restructuring proceeding in a second settlement, which was filed with the PUC on March 8, 2000. On March 16, 2000, the PUC issued an order approving a Joint Petition for Full Settlement of PECO Energy Company's Application for Issuance of a QRO authorizing PECO Energy to securitize up to an additional $1.0 billion of its authorized recoverable stranded costs. In accordance with the terms of the Joint Petition for Full Settlement, when the 2000 QRO becomes final and non-appealable, PECO Energy, through its distribution business unit, will provide its retail customers with rate reductions in the total amount of $60 million beginning on January 1, 2001. This rate reduction will be effective for calendar year 2001 only and will not be contingent upon the issuance of additional transition bonds pursuant to the 2000 QRO.

ITEM 1. FINANCIAL STATEMENTS

                                  PECO ENERGY TRANSITION TRUST
                     STATEMENTS OF NET ASSETS AVAILABLE FOR TRUST ACTIVITIES
                                          (in Millions)

                                                                  September 30,    December 31,
                                                                      2000             1999
                                                                  ----------------------------
                                                                   (Unaudited)

ASSETS

Current Assets:
     Cash and Cash Equivalents                                    $    110.8        $    173.5
     Interest Receivable                                                 --                0.9
     Due from Related Party                                             79.8              42.1
     Current portion of Intangible Transition Property                 315.6             134.7
                                                                  ----------        ----------
         Total Current Assets                                          506.2             351.2

Noncurrent Assets:
     Debt Issuance Costs, net of amortization                           27.0              22.7
     Intangible Transition Property, net of amortization             4,585.7           3,858.7
                                                                  ----------        ----------
     TOTAL ASSETS                                                    5,118.9           4,232.6
                                                                  ----------        ----------

LIABILITIES

Current Liabilities:
     Accrued Interest Expense                                           29.7              82.8
     Current portion of Transition Bonds                               297.2             120.0
                                                                  ----------        ----------
         Total Current Liabilities                                     326.9             202.8

Noncurrent Liabilities:
     Due to Related Party                                              128.9             110.7
     Long-Term Debt - Transition Bonds                               4,534.0           3,832.6
                                                                  ----------        ----------
     TOTAL LIABILITIES                                               4,989.8           4,146.1
                                                                  ----------        ----------

NET ASSETS AVAILABLE FOR TRUST ACTIVITIES                         $    129.1        $     86.5
                                                                  ==========        ==========



                       See Notes to Financial Statements.

                          PECO ENERGY TRANSITION TRUST
        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR TRUST ACTIVITIES
                                   (Unaudited)
                                  (in Millions)

                                                             Three Months Ended           Nine Months Ended
                                                                 September 30,             September 30,
                                                           ---------------------     -------------------------
                                                             2000          1999         2000           1999
                                                           --------     --------     ----------     ----------

ADDITIONS
     Contributions by Trust Grantor                        $    --         $ --      $      5.0     $     20.0
     ITC Collections                                          140.9        145.9          318.0          222.2
     Due From Related Party                                    22.2         11.9           37.7           53.0
     Deferred Debt Issuance Costs                               --           --             7.4           23.1
     Intangible Transition Property                             --           --         1,008.9        4,080.2
     Interest Income                                            4.0          1.7            9.4            1.7
Other                                                           --           --             --             0.3
                                                           --------     --------     ----------     ----------
TOTAL ADDITIONS                                               167.1        159.5        1,386.4        4,400.5
                                                           --------     --------     ----------     ----------
DEDUCTIONS
     Due to Related Party                                    --           --               18.2          111.4
     Transition Bonds                                        --           --              998.1        3,994.6
     Interest Expense                                          81.0         66.1          214.5          130.0
     Amortization of Debt Issuance Costs                        1.2          0.8            3.1            1.6
     Amortization of Intangible Transition Property            41.1         41.0          101.0           62.3
     Amortization of Debt Discount                              0.2          0.1            0.5            0.7
     Service Fee Expense                                        3.0          3.0            8.4            6.0
                                                           --------     --------     ----------     ----------
     TOTAL DEDUCTIONS                                         126.5        111.0        1,343.8        4,306.6
                                                           --------     --------     ----------     ----------
CHANGES IN NET ASSETS AVAILABLE FOR TRUST ACTIVITIES           40.6         48.5           42.6           93.9
                                                           --------     --------     ----------     ----------
NET ASSETS AVAILABLE FOR TRUST ACTIVITES
AT BEGINNING OF PERIOD                                         88.5         45.4           86.5           --
                                                           --------     --------     ----------     ----------
NET ASSETS AVAILABLE FOR TRUST ACTIVITIES
AT END OF PERIOD                                           $  129.1     $   93.9     $    129.1     $     93.9
                                                           ========     ========     ==========     ==========

                       See Notes to Financial Statements.

                          PECO ENERGY TRANSITION TRUST
                          NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION
         The accompanying financial statements as of September 30, 2000 and for the three and nine months then ended are unaudited, but include all adjustments that PECO Energy Transition Trust (PETT) considers necessary for a fair presentation of such financial statements. All adjustments are of a normal, recurring nature. Certain prior year amounts have been reclassified for comparative purposes.


2. SERIES 2000-A TRANSITION BONDS
         The Pennsylvania Public Utility Commission (PUC) authorized PETT to collect an Intangible Transition Charge (ITC) in the PUC's Qualified Rate Order issued on March 16, 2000 (2000 QRO). The 2000 QRO authorizes the ITC to be sufficient to recover up to $1 billion of PECO Energy Company's (PECO Energy) stranded costs and an amount sufficient to recover the aggregate principal amount of the Series 2000-A Transition Bonds (Series 2000-A Transition Bonds), plus an amount sufficient to provide for any credit enhancement, to fund any reserves and to pay interest, redemption premiums, if any, servicing fees and other expenses relating to the Series 2000-A Transition Bonds.

         On May 2, 2000, PETT issued $1 billion aggregate principal amount of Series 2000-A Transition Bonds to securitize a portion of PECO Energy's authorized stranded cost recovery. The Series 2000-A Transition Bonds are solely obligations of PETT, secured by Intangible Transition Property (ITP) sold by PECO Energy to PETT concurrently with the issuance of the 2000-A Transition Bonds and certain other collateral related thereto. The following table summarizes the terms of the Series 2000-A Transition Bonds at September 30, 2000:

                      Approximate                              Expected
  Series 2000-A          Face              Interest          Final Payment          Termination
     Classes            Amount              Rate               Date(a)                  Date(a)
--------------------------------------------------------------------------------------------------
                      (millions)

       A-1              $110.0              7.18 %       September 1, 2001      September 1, 2003
       A-2              $140.0              7.30 %       September 1, 2002      September 1, 2004
       A-3              $398.8              7.63 %       March 1, 2009          March 1, 2010
       A-4              $351.2              7.65 %       September 1, 2009      March 1, 2010

(a) The Expected Final Payment Date is the date when all principal and interest of the related class of the Series 2000-A Transition Bonds is expected to be paid in full in accordance with the expected amortization schedule for the applicable class. The Termination Date is the date when all principal and interest of the related class of the Series 2000-A Transition Bonds must be paid in full. The current portion of the Series 2000-A Transition Bonds is based upon the expected maturity date.


         PETT used the proceeds of the Series 2000-A Transition Bonds to purchase $1.009 billion of ITP from PECO Energy which represented an amount sufficient to recover the aggregate principal amount of the Series 2000-A Transition Bonds and related expenses including interest and servicing fees.

         PETT makes semi-annual principal payments pursuant to an amortization schedule in the Series 2000-A Supplemental Indenture dated May 2, 2000. On March 1, 2000 and September 1, 2000, principal payments were made for $63.9 million and $56.1 million, respectively, which reduced the outstanding principal balance of the previously issued Series 1999-A Transition Bonds (Series 1999-A Transition Bonds).

         PETT has entered into interest rate swaps to manage interest rate exposure associated with the issuance in March 1999, of two floating rate classes of Series 1999-A Transition Bonds. The aggregate notional amount of these swaps was equal to the face values of those two floating rate classes. At September 30, 2000, the fair value of these instruments was $25.8 million based on the present value difference between the contracted rates and the market rates at that date. The fixed interest rates of Series 1999-A Transition Bonds, Classes A-3 and A-5 are 6.58% and 6.94%, respectively. A hypothetical 50 basis point increase or decrease in the spot yield at September 30, 2000 would have resulted in an aggregate fair value of these interest rate swaps of $37.3 million or $18.9 million, respectively. If the derivative instruments had been terminated at September 30, 2000, these estimated fair values represent the amount to be paid by the counterparties to PETT.

         PETT would be exposed to credit-related losses in the event of non-performance by the counterparties that issued the derivative instruments. PETT does not expect that the counterparties to the interest rate swaps will fail to meet these obligations, given their high credit ratings. The credit exposure of derivatives contracts is represented by the fair value of the contracts at the reporting date. PETT interest rate swaps are documented under master agreements. Among other things, these agreements provide for a maximum credit exposure for both parties. Payments are required by the appropriate party when the maximum limit is reached.

3.  SIGNIFICANT AGREEMENTS AND RELATED PARTY TRANSACTIONS
         PETT purchased ITP from PECO Energy pursuant to the Amended and Restated Intangible Transition Property Sale Agreement, dated May 2, 2000 (Sale Agreement). Under the Sale Agreement, PECO Energy makes certain representations and warranties about the ITP and indemnifies PETT for losses caused by the breach of such representations and warranties. To the extent a breach concerns the existence of the ITP or the ability to charge ITC in the amounts sufficient to meet a pre-set amortization schedule, PECO Energy must pay liquidated damages equal to the lost principal and interest of the amortization schedule.

         For financial reporting purposes and Federal and Commonwealth of Pennsylvania income and franchise tax purposes the transfer of ITP to PETT will be treated as a financing arrangement and not a sale.

         The Series 2000-A Transition Bonds were issued pursuant to the Indenture dated March 1, 1999 (Indenture) and the Series 2000-A Indenture Supplement dated May 2, 2000. Under the Indenture, PETT has pledged all of its property, including the ITP, to secure the Transition Bonds. The Indenture prohibits PETT from selling, transferring, exchanging, or otherwise disposing of any of the collateral unless directed to do so by the Trustee; from claiming any credit or making any deduction from the principal, premium, if any, or interest on Transition Bonds or against any Transition Bond holder; permitting the validity of effectiveness of the Indenture to be impaired or permitting the lien of the Indenture to be amended, hypothecated, subordinated, terminated, or discharged; permitting any person to be released from any of the covenants or obligations with respect to Transition Bonds as expressly permitted by the

Indenture; permitting any liens, charges, or claims, security interest or mortgage (other than the lien created by the Indenture) to be created in or extended to or otherwise arise upon or burden the collateral or any part thereof; or permitting the lien of the Indenture not to constitute a valid, first priority security interest in the collateral.

         Under the Amended and Restated Master Servicing Agreement entered into by PETT and PECO Energy dated May 2, 2000, PECO Energy, as servicer, manages and administers the ITP sold to PETT and collects the ITC related thereto on behalf of PETT.

         In the nine months ended September 30, 2000 and 1999, PETT recorded $318.0 million and $222.2 million, respectively, of ITC collections. In the nine months ended September 30, 2000 and 1999, PETT recorded $8.4 million and $6.0 million, respectively, in servicing fees based upon the outstanding principal amount of the Transition Bonds.

         As of September 30, 2000, the Due from Related Party balance represents ITC billings by PECO Energy that have not yet been collected (ITC billings) of $75.7 million and ITC collections by PECO Energy that have not yet been remitted to PETT (ITC collections) of $5.1 million, partially offset by servicing fees that have not been paid by PETT (servicing fees) of $1.0 million. As of December 31, 1999, the Due from Related Party balance represents ITC billings of $40.3 million and ITC collections of $2.6 million, partially offset by servicing fees of $0.8 million.

         As of September 30, 2000 and December 31, 1999, the Due to Related Party balance of $128.9 million and $110.7 million, respectively, represents cumulative advances from PECO Energy for initial working capital requirements and operating expenses that are not considered to be currently due and payable by PECO Energy.

4.  LITIGATION
         On February 7, 2000, the Mid-Atlantic Power Supply Association (the Association) filed an intervention to the PUC's proceedings on PECO Energy's January 7, 2000 application for a QRO to ensure that the proposed securitization does not have an adverse effect on competition in the retail electrical services market in Pennsylvania. Specifically, the Association expressed concern that the 2000 QRO would cause a reduction in the shopping credit established in the 1998 QRO and would enable PECO Energy to use the proposed rate reduction in 2001 to promote its provider of last resort service.

         The Association subsequently agreed to join with several of the parties who participated in PECO Energy's restructuring proceeding in a second settlement, which was filed with the PUC on March 8, 2000. On March 16, 2000, the PUC issued an order approving the Joint Petition for Full Settlement of PECO Energy's Application for Issuance of a QRO authorizing PECO Energy to securitize up to an additional $1.0 billion of its authorized recoverable stranded costs. In accordance with the terms of the Joint Petition for Full Settlement, when the 2000 QRO became final and non-appealable, PECO Energy provided its retail customers with rate reductions in the total amount of $60 million beginning on January 1, 2001. This rate reduction will be effective for calendar year 2001 only and will not be contingent upon the issuance of additional transition bonds pursuant to the 2000 QRO.

5. NEW ACCOUNTING PRONOUNCEMENTS
         In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," (SFAS No. 133) to establish accounting and reporting standards for derivatives. The new standard requires recognizing all derivatives as either assets or liabilities on the balance sheet at their fair value and specifies the accounting for changes in fair value depending upon the intended use of the derivative.

         In June 2000, the FASB issued SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133" (SFAS No. 138). This standard amends the accounting and reporting standards of SFAS No. 133. PETT expects to adopt SFAS No. 133 and SFAS No. 138 on January 1, 2001. PETT initiated a process to implement SFAS No. 133 and SFAS No. 138 by evaluating all of the derivatives of PETT for SFAS No. 133 and SFAS No. 138 implications. This phase of implementation has been completed and PETT is in the process of evaluating the impact of SFAS No. 133 and SFAS No. 138 on its financial statements.

6. SUBSEQUENT EVENTS
         On October 20, 2000, pursuant to a Second Amended and Restated Agreement and Plan of Exchange and Merger dated as of September 22, 1999 as amended and restated as of October 10, 2000, among PECO Energy, a Pennsylvania corporation, Exelon Corporation, a Pennsylvania corporation (Exelon) and Unicom Corporation, an Illinois corporation (Unicom), PECO Energy, Exelon and Unicom consummated the merger and exchange. Pursuant to the merger, PECO Energy became a wholly owned subsidiary of Exelon.

                                     ANNEX A

The following summary is provided only for your information. The prospectus to which this annex is attached applies only to bonds issued under that prospectus and not to the Series 1999-A Bonds.

                         SERIES 1999-A TRANSITION BONDS
                                 $4,000,000,000


--------------------------------------------------------------------------------
Issuer:                    PECO Energy Transition Trust
Seller:                    PECO Energy Company
Servicer:                  PECO Energy Company
Swap Counterparty for the
  Class A-3 Bonds:         Goldman Sachs Mitsui Marine Derivative Products, L.P.
Swap Counterparty for the
  Class A-5 Bonds:         Citibank, N.A., New York
Bond Trustee:              The Bank of New York
Pricing Date:              March 18, 1999
Series Issuance Date:      March 25, 1999
Clearance And Settlement:  DTC/Cedel/Euroclear
--------------------------------------------------------------------------------


                      Initial Class                               % of Total
                   Principal Balance        Bond Rate           Series Principal
                   -----------------        ---------           ----------------

Class A-1             $244,470,272            5.48%                   6.11%
Class A-2             $275,371,325            5.63%                   6.88%
Class A-3             $667,000,000            LIBOR+0.125%*          16.68%
Class A-4             $458,518,647            5.80%                  11.46%
Class A-5             $464,600,000            LIBOR+0.200%*          11.62%
Class A-6             $993,386,331            6.05%                  24.83%
Class A-7             $896,653,425            6.13%                  22.42%

* Calculated as described under "The Series 1999-A Bonds--Interest" in the prospectus supplement for the Series 1999-A Bonds.

Monthly Servicing Fee:         Either 1/12 of 0.25% of the outstanding principal
                               balance of the Series 1999-A Bonds as long as Intangible Transition Charges are included in electric bills sent to Customers or 1/12 of 1.50% of the outstanding principal balance of the Series 1999-A Bonds if Intangible Transition
                               Charges are not included in electric bills sent to Customers.

Anticipated Ratings:           S&P/Fitch IBCA/Duff & Phelps            AAA
                               Moody's                                 Aaa

Credit Enhancement:            ITC adjustments; overcollateralization, funded
                               over the life of the Series 1999-A Bonds and expected to be $80 million by the Expected Final
                               Payment Date of the Class A-7 Bonds; capital of the Issuer, funded upon the issuance of each Series and expected to be $20 million.

Payment Dates:                 March 1 and September 1 of each year or, if not
                               a business day, the next business day.

First Payment Date:            September 1, 1999.

                                Class A-1  Class A-2    Class A-3   Class A-4   ClassA-5     Class A-6    Class A-7
                                ---------  ---------    ---------   ---------   --------     ---------    ---------
Expected Final
Payment Date...............     March 1,   March 1,     March 1,    March 1,    September    March 1,     September 1,
                                2001       2003         2004        2005        1,           2007         2008
                                                                                2007
Termination Date:..........     March 1,   March 1,     March 1,    March 1,    March 1,     March 1,     March 1,
                                2003       2005         2006        2007        2009         2009         2009
Optional Redemption:*......     No         No           On or       No          On or After  No           No
                                                        After                   March 1,
                                                        March 1,                2001
                                                        2001
                              *All Series 1999-A Bonds are subject to optional
                               redemption in whole once the outstanding
                               principal balance of the Series 1999-A Bonds has
                               been reduced to less than 5% of the initial
                               principal balance.

Record Date:                   Close of business on the day prior to any Payment
                               Date.


                               Class A-1  Class A-2    Class A-3   Class A-4   Class A-5   Class A-6    Class A-7

CUSIP Numbers:                705220 AA9  705220 AB7   705220 AC5  705220 AD3  705220 AE1  705220 AF8   705220 AG6


                               SERIES 2000-A BONDS
                                 $1,000,000,000

--------------------------------------------------------------------------------
Issuer:                        PECO Energy Transition Trust
Seller:                        PECO Energy Company
Servicer:                      PECO Energy Company

Bond Trustee:                  The Bank of New York
Pricing Date:                  April 27, 2000
Series Issuance Date:          May 2, 2000
Clearance And Settlement:      DTC/Cede/Euroclear

--------------------------------------------------------------------------------


                      Initial Class          Bond Rate        % of Total Series
                    Principal Balance        ---------             Principal
                    -----------------                         -----------------
Class A-1              $110,000,000            7.180%               11.00%
Class A-2              $140,000,000            7.300%               14.00%
Class A-3              $398,838,452            7.625                39.88%
Class A-4              $351,161,548            7.650%               35.12%

* Calculated as described under "The Series 2000-A Bonds--Interest" in the prospectus supplement for the Series 2000-A Bonds.

Monthly Servicing Fee:         Either 1/12 of 0.25% of the outstanding principal
                               balance of the Series 2000-A Bonds as long as intangible transition charges are included in electric bills sent to customers or 1/12 of 1.50% of the outstanding principal balance of the Series 2000-A Bonds if intangible transition charges are not included in electric bills sent to customers.

Anticipated Ratings:           S&P/Fitch IBCA                          AAA
                               Moody's                                 Aaa

Credit Enhancement:            ITC adjustments; overcollateralization, funded
                               over the life of the Series 2000-A Bonds and expected to be 2% of the initial principal balance of all series of transition bonds by the expected final payment date of the Class A-4
                               Bonds; capital of the issuer, with an additional amount funded upon the issuance of this series equal to $5 million, for a total of $25 million available to all series of transition bonds.

Payment Dates:                 March 1 and September 1 of each year or, if not
                               a business day, the next business day.

First Payment Date:            September 1, 2000.

                                 Class A-1         Class A-2         Class A-3         Class A-4
                                 ---------         ---------         ---------         ---------
Expected Final
Payment Date:..............      September 1,      September 1,      March 1, 2009     September 1, 2009
                                 2001              2002

Termination Date:..........      September 1,      September 1,      March 1, 2010     March 1, 2010
                                 2003              2004

Optional Redemption:*......      No                No                No                No

         *All Series 2000-A Bonds are subject to optional redemption in whole once the outstanding principal balance of the Series 2000-A Bonds has been reduced to less than 5% of the initial principal balance.

Mandatory Redemption:          All Series 2000-A Bonds are subject to mandatory
                               redemption in whole if the seller is obligated to pay liquidated damages for the breach of specified representations and warranties under the sale agreement.

Record Date:                   Close of business on the day prior to any
                               Payment Date.

                               Class A-1 Class A-2     Class A-3   Class A-4

CUSIP Numbers:               705220 AH4  705220 AJ0  705220 AK7  705220 AL5

The date of this prospectus supplement is _______________, 2001.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of these securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these securities will deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

                                     PART II

Item 14.  Other Expenses of Issuance and Distribution

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

         Registration Fee......................................... $  191,400
         Printing and Engraving Expenses..........................    100,000
         Trustees' Fees and Expenses..............................     25,000
         Legal Fees and Expenses..................................    250,000
         Blue Sky Fees and Expenses...............................     50,000
         Accountants' Fees and Expenses...........................    140,000
         Rating Agency Fees.......................................    500,000
         Miscellaneous Fees and Expenses..........................     25,000
                                                                   ----------
                  Total........................................... $1,281,400
                                                                   ==========

Item 15. Indemnification of Directors and Officers.

         Section 3817 of the Delaware Business Trust Act (the "Delaware Trust Act") provides that subject to such standards and restrictions, if any, as are set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. The Delaware Trust Act also provides that the absence of a provision for indemnity in the governing instrument of a business trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnify which is otherwise available to such person under the laws of the State of Delaware.

         The Second Amended and Restated Trust Agreement (the "Trust Agreement") of PECO Energy Transition Trust (the "Trust") provides that, to the fullest extent permitted by law, the Trust shall indemnify its trustees against any liability incurred in connection with any proceeding in which the trustees may be involved as a party or otherwise by reason of the fact that such trustee is or was serving in its capacity as a trustee, unless such liability is based on or arises in connection with the trustee's own willful misconduct or gross negligence, the failure to perform the obligations set forth in the Trust Agreement, or taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the trustees in connection with any of the transactions contemplated by the Trust Agreement and related agreements.

Item 16. Exhibits

Exhibit No.  Description
-----------  -----------

    1.1      Form of Underwriting Agreement.
    4.1 Second Amended and Restated Trust Agreement for PECO Energy Transition Trust (incorporated by reference to the Registrant's Report on Form 8-K filed on May 11, 2000, File No. 333-58055).
    4.2 Certificate of Trust for PECO Energy Transition Trust (incorporated by reference to the Registrant's Registration Statement on Form S-3 filed on March 3, 2000, File No. 333-31646).
    4.3.1 Indenture dated as of March 1, 1999 (incorporated by reference to the Registrant's Registration Statement on Form S-3 filed on March 3, 2000, File No. 333-31646).
    4.3.2    Form of Series Supplement.
    4.4      Form of Transition Bonds.
    5.1 Opinion of Richards, Layton & Finger, P.A., relating to legality of the Transition Bonds.
    5.2 Opinion of Ballard Spahr Andrews & Ingersoll, LLP, relating to legality of the Transition Bonds.
    8.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP with respect to material federal and state tax matters.

    10.1 Intangible Transition Property Sale Agreement dated as of March 25, 1999, as amended and restated as of May 2, 2000 (incorporated by reference to the Registrant's Report on Form 8-K filed on May 11, 2000, File No. 333-58055).
    10.2 Form of Amendment No. 1 to Intangible Transition Property Sale Agreement dated as of March 25, 1999, as amended and restated as of May 2, 2000.
    10.3 Master Servicing Agreement dated as of March 25, 1999, as amended and restated as of May 2, 2000 (incorporated by reference to the Registrant's Report on Form 8-K Filed on May 11, 2000, File No. 333-58055).
    10.4 Form of Amendment No. 1 to Master Servicing Agreement dated as of March 25, 1999, as amended and restated as of May 2, 2000.
    10.5 Joint Petition for Full Settlement of PECO Energy Company's Restructuring Plan and Related Appeals and Application for a Qualified Rate Order and Application for Transfer of
             Generation Assets dated April 29, 1998 (incorporated by reference to the Registrant's Registration Statement on Form
             S-3 filed on March 3, 2000, File No. 333-31646).
    10.6 Joint Petition for Full Settlement of PECO Energy Company's Application for Issuance of a Qualified Rate Order Under Section 2812 of the Public Utility Code dated March 8, 2000 (incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 filed on April 17, 2000, File No. 333-31646).
    23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinions filed as Exhibit 5.2 and Exhibit 8.1).
    23.2 Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.1).
    23.3     Consent of PricewaterhouseCoopers LLP.
    24.1 Power of Attorney (included on pages II-4 - II-5 of the Registration Statement).
    25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as bond trustee under the Indenture.
    99.1 Qualified Rate Order issued by the Pennsylvania Public Utility Commission to PECO Energy on May 14, 1998(incorporated by reference to the Registrant's Registration Statement on Form S-3 filed on March 3, 2000, File No. 333-31646).
    99.2 Qualified Rate Order issued by the Pennsylvania Public Utility Commission to PECO Energy on March 16, 2000 (incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 filed on April 17, 2000, File No. 333-31646).
    99.3 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.*

------------------
* To be filed by amendment.

Item 17. Undertakings

         The undersigned Registrant on behalf of the PECO Energy Transition Trust (the "Trust") hereby undertakes as follows:

         (a) (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) with respect to the Trust that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, theretofore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (e) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale, and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on December 13, 2000.


                                        PECO ENERGY TRANSITION TRUST,
                                        (Issuer of the Transition Bonds)


                                        By: /s/ George Shicora
                                           ------------------------------------
                                           George Shicora, Beneficiary Trustee
                                           (principal executive officer)


                                        By: /s/ Thomas R. Miller
                                           ------------------------------------
                                           Thomas R. Miller, Beneficiary Trustee
                                           (principal financial and accounting
                                            officer)

         KNOWN ALL MEN BY THESE PRESENT, that each person whose signature appears above constitutes and appoints Thomas R. Miller as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in each of their names, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intent and purposes as might or could be done in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                        PECO ENERGY COMPANY,
                                        (Grantor of PECO Energy Transition Trust and Servicer of the Transition Bonds)


                                        By: /s/ C.A. McNeill, Jr.
                                           -------------------------------------
                                           C.A. McNeill, Jr.
                                           Co-Chief Executive Officer, Director

                                        By: /s/ John W. Rowe
                                           -------------------------------------
                                           John W. Rowe
                                           Co-Chief Executive Officer, Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                              Title                              Date
---------                              -----                              ----

/s/ C.A. McNeill, Jr.
---------------------------  Co-Chief Executive, Director           December 13, 2000
C.A. McNeill, Jr.            Officer of PECO Energy Company
                             (principal executive officer)



/s/ John W. Rowe
--------------------------   Co-Chief Executive, Director           December 13, 2000
John W. Rowe                 Officer of PECO Energy Company
                             (principal executive officer)


/s/ Thomas P. Hill, Jr.
--------------------------   Vice President and Chief                December 13, 2000
Thomas P. Hill, Jr.          Financial Officer of PECO
                             Energy Company (principal
                             financial and accounting officer)


KNOWN ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints C.A. McNeill, Jr. and John W. Rowe as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in each of their names, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intent and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                      Title                                      Date
---------                      -----                                      ----
/s/ Pamela B. Stroebel
--------------------------   Director                                December 13, 2000
Pamela B. Stroebel


/s/ Kenneth G. Lawrence
--------------------------   Director                                December 13, 2000
Kenneth G. Lawrence


/s/ Ruth Ann M. Gillis
--------------------------   Director                                December 13, 2000
Ruth Ann M. Gillis


                                INDEX TO EXHIBITS

    1.1     Form of Underwriting Agreement.
    4.1 Second Amended and Restated Trust Agreement for PECO Energy Transition Trust (incorporated by reference to the Registrant's Report on Form 8-K filed on May 11, 2000, File No. 333-58055).
    4.2 Certificate of Trust for PECO Energy Transition Trust (incorporated by reference to the Registrant's Registration Statement on Form S-3 filed on March 3, 2000, File No. 333-31646).
    4.3.1 Indenture dated as of March 1, 1999 (incorporated by reference to the Registrant's Registration Statement on Form S-3 filed on March 3, 2000, File No. 333-31646).
    4.3.2   Form of Series Supplement.
    4.4     Form of Transition Bonds.
    5.1 Opinion of Richards, Layton & Finger, P.A., relating to legality of the Transition Bonds.
    5.2 Opinion of Ballard Spahr Andrews & Ingersoll, LLP, relating to legality of the Transition Bonds.
    8.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP with respect to material federal and state tax matters.
    10.1 Intangible Transition Property Sale Agreement dated as of March 25, 1999, as amended and restated as of May 2, 2000 (incorporated by reference to the Registrant's Report on Form 8-K filed on May 11, 2000, File No. 333-58055).
    10.2 Form of Amendment No. 1 to Intangible Transition Property Sale Agreement dated as of March 25, 1999, as amended and restated as of May 2, 2000.
    10.3 Master Servicing Agreement dated as of March 25, 1999, as amended and restated as of May 2, 2000 (incorporated by reference to the Registrant's Report on Form 8-K filed on May 11, 2000, File No. 333-58055).
    10.4 Form of Amendment No. 1 to Master Servicing Agreement dated as of March 25, 1999, as amended and restated as of May 2, 2000.
    10.5 Joint Petition for Full Settlement of PECO Energy Company's Restructuring Plan and Related Appeals and Application for a Qualified Rate Order and Application for Transfer of
            Generation Assets dated April 29, 1998 (incorporated by reference to the Registrant's Registration Statement on Form
            S-3 filed on March 3, 2000, File No. 333-31646).
    10.6 Joint Petition for Full Settlement of PECO Energy Company's Application for Issuance of a Qualified Rate Order Under Section 2812 of the Public Utility Code dated March 8, 2000 (incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 filed on April 17, 2000, File No. 333-31646).
    23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinions filed as Exhibit 5.2 and Exhibit 8.1).
    23.2 Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.1).
    23.3    Consent of PricewaterhouseCoopers LLP.
    24.1 Power of Attorney (included on pages II-4 - II-5 of the Registration Statement).
    25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as bond trustee under the Indenture.
    99.1 Qualified Rate Order issued by the Pennsylvania Public Utility Commission to PECO Energy on May 14, 1998(incorporated by reference to the Registrant's Registration Statement on Form S-3 filed on March 3, 2000, File No. 333-31646).
    99.2 Qualified Rate Order issued by the Pennsylvania Public Utility Commission to PECO Energy on March 16, 2000 (incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 filed on April 17, 2000, File No. 333-31646).
    99.3 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.*

--------------------
* To be filed by amendment.